UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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Triton International Limited

(Name of Registrant as Specified In Its Charter)

None

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

Dear Triton International Limited Shareholders:

On behalf of the board of directors (the “Triton Board”) of Triton International Limited (“Triton”), we cordially invite you to attend a special general meeting of the shareholders of Triton to be held on August 24, 2023, at 12:00 p.m., Eastern Time, in virtual format (the “Special Meeting”), relating to the acquisition of all issued and outstanding common shares of Triton (the “Common Shares”) by Thanos Holdings Limited, a newly formed entity affiliated with Brookfield Corporation (“Parent”), and Brookfield Infrastructure Corporation (“BIPC”).

The acquisition will be effected in accordance with the terms and subject to the conditions set forth in an Agreement and Plan of Merger, dated as of April 11, 2023 (as it may be amended from time to time, the “Merger Agreement”). Pursuant to the Merger Agreement, a subsidiary of Parent will be merged with and into Triton (the “Merger”), with Triton as the surviving company (the “Surviving Company”), and holders of the Common Shares (other than (a) the Common Shares owned by BIPC, Parent, Merger Sub or any other wholly-owned subsidiary of BIPC or Parent, and in each case not held on behalf of third parties, (b) the Common Shares owned by Triton or any of its wholly-owned subsidiaries, (c) Rollover Shares (as defined in the Merger Agreement) and (d) Dissenting Shares (as defined in the Merger Agreement)) will be entitled to receive in exchange for each such Common Share owned by them immediately prior to the Merger, at the election of the holder of such Common Share, without interest and subject to any applicable withholding taxes, (x) the specified mixture of both cash and class A exchangeable subordinate voting shares of BIPC (“BIPC Shares”), which is equal to $68.50 per Common Share in cash and the number of BIPC Shares with a value of $16.50 per Common Share based on the BIPC Final Share Price (as defined below), which will be subject to adjustment as described below or (y) all-cash consideration or all-BIPC Share consideration (subject in the case of any all-cash or all-BIPC Share election to pro rata cut backs to the extent cash or BIPC Shares are oversubscribed), or if no election or an invalid election is received, such shareholder will be deemed to have elected for the remaining form of consideration (or mix thereof) after satisfaction of the elections of the other holders of Common Shares (the “Merger Consideration”). The outstanding BIPC Shares are traded on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “BIPC.” On April 11, 2023, the last full trading day prior to the public announcement of the Merger, the last reported sale price of BIPC Shares on the NYSE was $46.25. On July 5, 2023, the most recent practicable date prior to the date of the accompanying proxy statement/joint prospectus, the last reported sale price of BIPC Shares on the NYSE was $46.05.

The stock portion of the Merger Consideration will be subject to a collar mechanism based on the volume weighted average price of BIPC Shares on the NYSE over the 10 trading days ending on the second trading day prior to the closing of the Merger (the “BIPC Final Share Price”). If the BIPC Final Share Price is greater than or equal to $42.36 but less than or equal to $49.23 (the “Collar”), holders of the Common Shares will receive a number of BIPC Shares between 0.3352 and 0.3895 per Common Share equal to $16.50 in value. Holders of the Common Shares will receive 0.3895 BIPC Shares per Common Share if the BIPC Final Share Price is below $42.36, and 0.3352 BIPC Shares per Common Share if the BIPC Final Share Price is above $49.23. Outside of the Collar, the implied value of the stock portion of the Merger Consideration to be received in exchange for each Common Share will fluctuate based on the market price of BIPC Shares until the completion of the Merger because the stock portion of the Merger Consideration is payable in a fixed number of BIPC Shares. We urge you to obtain current stock price quotations for BIPC Shares, but note that, regardless of the BIPC Final Share Price, the Merger Agreement contains a value-equalization mechanic that provides that each Common Share which is converted into either all-cash or all-BIPC Share Merger Consideration will receive substantially the same value per Common Share as the mixed consideration, as further described in the section entitled “The Merger Proposal—Merger Consideration” beginning on page 53 of the accompanying proxy statement/joint prospectus.

The outstanding cumulative redeemable perpetual preference shares of Triton (the “Preference Shares”) will remain outstanding immediately following the closing of the Merger and remain entitled to the same dividends and other preferences and privileges that they currently have, with the Preference Share dividends remaining an obligation of the Surviving Company. Triton expects that the Preference Shares will continue to be listed on the NYSE immediately following the closing.

After careful consideration, the Triton Board, on April 11, 2023, unanimously (a) approved and declared advisable the Merger Agreement, the form of the Statutory Merger Agreement (as it may be amended from time to time, the “Statutory Merger Agreement”), and the transactions contemplated thereby, including the Merger, (b) determined that the transactions contemplated by the Merger Agreement and Statutory Merger Agreement, including the Merger, are fair to and in the best interests of Triton and its Shareholders (as defined below), (c) determined that the Merger Consideration constitutes fair value for each Common Share in accordance with the Companies Act of 1981 of Bermuda (the “Companies Act”), (d) determined that the continuation of each series of Preference Shares as preference shares of the Surviving Company constitutes fair value for each Preference Share in accordance with the Companies Act, (e) directed that the Merger Agreement and the Statutory Merger Agreement be submitted to holders of the Common Shares and the Preference Shares (together, the “Shareholders”) for their adoption and (f) resolved, subject to the terms and conditions set forth in the Merger Agreement and the Statutory Merger Agreement, to recommend that Shareholders adopt the Merger Agreement and the Statutory Merger Agreement, and the transactions contemplated thereby, including the Merger.

At the Special Meeting, Shareholders will be asked to vote, as applicable, on (a) a proposal to approve and adopt the Merger Agreement and the Statutory Merger Agreement, and the transactions contemplated thereby, including the Merger (the “Merger Proposal”), (b) a proposal to approve, on an advisory (non-binding) basis, certain merger-related executive officer compensation that may be paid or become payable to Triton’s NEOs (as defined in the accompanying proxy statement/joint prospectus) in connection with the Merger (the “Compensation Proposal”) and (c) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal, (the “Adjournment Proposal”).

Assuming a quorum is present, approval of the Merger Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class. Assuming a quorum is present, approval of the Compensation Proposal, on an advisory (non-binding) basis, requires the affirmative vote of a majority of the votes cast on the proposal by the holders of the Common Shares entitled to vote at the Special Meeting. Assuming a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class.

The Triton Board unanimously recommends that you vote, as applicable, “FOR” approval of the Merger Proposal, “FOR” approval of the Compensation Proposal and “FOR” approval of the Adjournment Proposal.

No vote of the holders of BIPC Shares is required to complete the Merger. The Triton Board has set July 3, 2023 as the record date for determining Shareholders entitled to vote at the Special Meeting. Your vote is very important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the envelope provided, or submit your proxy by telephone or the Internet.

The accompanying proxy statement/joint prospectus provides important information regarding the Special Meeting and a detailed description of the Merger Agreement and the Statutory Merger Agreement, and the transactions contemplated thereby, including the Merger. We urge you to read the accompanying proxy statement/joint prospectus (and any documents incorporated by reference into the accompanying proxy statement/joint prospectus) carefully and in its entirety. Please pay particular attention to “Risk Factors” beginning on page 38 of the accompanying proxy statement/joint prospectus.

If you have any questions or need assistance voting your Common Shares or Preference Shares, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling toll-free at (877) 750-0926.

Sincerely,

Brian M. Sondey
Chairman and Chief Executive Officer

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger and related agreements and transactions, approved or disapproved the securities to be issued under the accompanying proxy statement/joint prospectus, passed upon the merits or fairness of the Merger or related agreements and transactions or determined if this proxy solicitation/joint prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/joint prospectus is dated July 6, 2023 and, together with the accompanying proxy card, is first being mailed to Shareholders on or about July 6, 2023.

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 24, 2023

Notice is hereby given that a special general meeting (the “Special Meeting”) of the shareholders of Triton International Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Triton”), will be held on August 24, 2023, at 12:00 p.m., Eastern Time, in virtual format, for the following purposes:

1.

To consider and vote on a proposal to approve and adopt (a) the Agreement and Plan of Merger, dated as of April 11, 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among Triton, Brookfield Infrastructure Corporation, a corporation formed under the Laws of British Columbia (“BIPC”), Thanos Holdings Limited, an exempted company limited by shares incorporated under the Laws of Bermuda (“Parent”), and Thanos MergerSub Limited, an exempted company limited by shares incorporated under the Laws of Bermuda and a Subsidiary of Parent (“Merger Sub”), a copy of which is attached as Annex A to the accompanying proxy statement/joint prospectus accompanying this notice, (b) the form of Statutory Merger Agreement (as it may be amended from time to time, the “Statutory Merger Agreement”), by and among Triton, BIPC, Parent, and Merger Sub, substantially in the form set forth in Exhibit B to the Merger Agreement, attached as Annex B to the accompanying proxy statement/joint prospectus accompanying this notice, pursuant to which Merger Sub will merge with and into Triton (the “Merger”), with Triton continuing as the surviving company (the “Surviving Company”) and a subsidiary of Parent and (c) the transactions contemplated thereby, including the Merger (the “Merger Proposal”).

2.

To consider and vote on a proposal to approve, on an advisory (non-binding) basis, certain merger-related executive officer compensation that may be paid or become payable to Triton’s NEOs (as defined in the accompanying proxy statement/joint prospectus) in connection with the Merger (the “Compensation Proposal”); and

3.

To consider and vote on a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal (the “Adjournment Proposal”).

The approval by Shareholders (as defined below) of the Merger Proposal is required to complete the Merger described in the accompanying proxy statement/joint prospectus.

The Merger Proposal, Compensation Proposal and Adjournment Proposal are described in the accompanying proxy statement/joint prospectus. We urge you to read the accompanying proxy statement/joint prospectus, including any documents incorporated by reference, and the annexes carefully and in their entirety. Triton will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournments or postponements thereof.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF TRITON:

After careful consideration, the board of directors of Triton (the “Triton Board”), on April 11, 2023, unanimously (a) approved and declared advisable the Merger Agreement, the form of the Statutory Merger Agreement, and the transactions contemplated thereby, including the Merger, (b) determined that the transactions contemplated by the Merger Agreement and Statutory Merger Agreement, including the Merger, are fair to and in the best interests of Triton and its Shareholders (as defined below), (c) determined that the Merger Consideration (as defined in the accompanying proxy/joint prospectus) constitutes fair value for each common share of Triton (the “Common Shares”) in accordance with the Companies Act of 1981 of Bermuda (the “Companies Act”), (d) determined that the continuation of each series of cumulative redeemable perpetual preference shares of Triton, including those designated as 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, 7.375% Series C

Cumulative Redeemable Perpetual Preference Shares, 6.875% Series D Cumulative Redeemable Perpetual Preference Shares and 5.75% Series E Cumulative Redeemable Perpetual Preference Shares (collectively, the “Preference Shares”) as preference shares of the Surviving Company constitutes fair value for each Preference Share in accordance with the Companies Act, (e) directed that the Merger Agreement and the Statutory Merger Agreement be submitted to holders of the Common Shares and the Preference Shares (together, the “Shareholders”) for their adoption and (f) resolved, subject to the terms and conditions set forth in the Merger Agreement and the Statutory Merger Agreement, to recommend that Shareholders adopt the Merger Agreement and the Statutory Merger Agreement, and the transactions contemplated thereby, including the Merger.

The Triton Board unanimously recommends that you vote, as applicable, “FOR” approval of the Merger Proposal, “FOR” approval of the Compensation Proposal and “FOR” approval of the Adjournment Proposal.

WHO MAY VOTE:

The Triton Board has fixed the close of business on July 3, 2023 as the record date (the “record date”) for determining Shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only Shareholders at the close of business on July 3, 2023, the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Each Common Share and Preference Share is entitled to one vote.

A quorum of Shareholders is necessary to transact business at the Special Meeting. Two or more persons present at the start of the Special Meeting and representing virtually or by proxy at least 50% of the total issued shares entitled to vote at the Special Meeting will form a quorum for the transaction of business at the Special Meeting. The Common Shares and the Preference Shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by Triton prior to the close of voting at the Special Meeting or any adjournment or postponement thereof. Any proxies returned without instructions will be voted FOR the proposals set forth on this Notice of Special General Meeting of Shareholders.

VOTE REQUIRED FOR APPROVAL:

Your vote is very important. We cannot complete the Merger without the approval of the Merger Proposal. Assuming a quorum is present, approval of the Merger Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class. Assuming a quorum is present, approval of the Compensation Proposal, on an advisory (non-binding) basis, requires the affirmative vote of a majority of the votes cast on the proposal by the holders of the Common Shares entitled to vote at the Special Meeting. Assuming a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE PROMPTLY MARK, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE AS INSTRUCTED THEREIN, OR SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS ON A VOTING INSTRUCTION CARD FURNISHED BY THE RECORD HOLDER.

By order of the Board of Directors,

Brian M. Sondey Chairman and Chief Executive Officer
July 6, 2023

i

ABOUT THIS PROXY STATEMENT/JOINT PROSPECTUS

This proxy statement/joint prospectus, which forms part of a registration statement on Form F-4 (File Nos. 333-272131 and 333-272131-01) filed by BIP and BIPC with the SEC, constitutes a prospectus of BIPC under Section 5 of the U.S. Securities Act with respect to the BIPC Shares to be issued in connection with the Transactions and a prospectus of BIP under Section 5 of the U.S. Securities Act with respect to the BIP Units underlying such BIPC Shares. This proxy statement/joint prospectus also constitutes a proxy statement of Triton under Section 14(a) of the U.S. Exchange Act.

This proxy statement/joint prospectus incorporates important business and financial information from documents filed with or furnished to the SEC not included in or delivered with this proxy statement/joint prospectus. You should rely only on the information contained in or incorporated by reference into this proxy statement/joint prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/joint prospectus. This proxy statement/joint prospectus is dated July 6, 2023. You should not assume that the information contained in this proxy statement/joint prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement/joint prospectus is accurate as of any date other than the date of such information. Neither our mailing of this proxy statement/joint prospectus to Shareholders nor the issuance by BIPC of BIPC Shares in connection with the Merger will create any implication to the contrary.

This proxy statement/joint prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction where or from any person to whom it is unlawful to make any such offer or solicitation. Information contained in this proxy statement/joint prospectus regarding BIP and its affiliates has been provided by BIP, information contained in this proxy statement/joint prospectus regarding BIPC and its affiliates has been provided by BIPC and information contained in this proxy statement/joint prospectus regarding Triton and its affiliates has been provided by Triton.

If you have additional questions about the Transactions, need assistance in submitting your proxy or voting your Common Shares or Preference Shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact the Proxy Solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll free: (877) 750-0926

Banks and Brokers may call collect: (212) 750-5833

To obtain timely delivery of requested materials, you must request the information no later than August 17, 2023, five business days prior to the Special Meeting.

Unless otherwise indicated or as the context otherwise requires, all references in this proxy statement/joint prospectus to the following terms shall have the meanings set out below, and grammatical variations thereof shall have the corresponding meanings:

“acquisition proposal” means any inquiry, offer, indication of interest or proposal from any person or group (other than Brookfield) providing for, directly or indirectly, in one transaction or a series of transactions: (A) the issuance, sale, acquisition or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) by such person or group of more than 20% of the outstanding voting power or other equity securities of Triton or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning more than 20% of the outstanding voting power or other equity securities of Triton; (B) a merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving Triton or its subsidiaries

(i) pursuant to which any person or group, other than holders of the Common Shares (as a group) immediately prior to the consummation of such transaction, would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing more than 20% of the voting power of the surviving or resulting entity or (ii) as a result of which holders of the Common Shares (as a group) immediately prior to the consummation of such transaction would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing less than 80% of the voting power of the surviving or resulting entity; or (C) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 20% of the assets or businesses of Triton and its subsidiaries on a consolidated basis (determined whether by fair market or book value basis).

“Adjournment Proposal” means the proposal by the Triton Board to Shareholders to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal;

“BIF V” means, collectively, Brookfield Infrastructure Fund V A, L.P., Brookfield Infrastructure Fund V B, L.P., Brookfield Infrastructure Fund V C, L.P. and Brookfield Infrastructure Fund V (ER) SCSP, together with the investment vehicles, companies, partnerships or persons owned by such entities or in which such entities have an interest and which are managed, sponsored or advised, directly or indirectly, by Brookfield Corporation;

“BIP” means Brookfield Infrastructure Partners L.P., an exempted limited partnership organized under the Laws of Bermuda;

“BIP Annual Report” means the BIP annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on March 17, 2023;

“BIPC” means Brookfield Infrastructure Corporation, a corporation formed under the Laws of British Columbia;

“BIPC Annual Report” means the BIPC annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on March 17, 2023;

“BIPC Final Share Price” means the volume weighted average price per BIPC Share on the NYSE over the 10 trading days ending on the second trading day prior to the Effective Time;

“BIPC Shares” means class A exchangeable subordinate voting shares of BIPC;

“BIP Units” means non-voting limited partnership units of BIP, other than the preferred units;

“Brookfield” means, collectively, BIF V, BIP and their respective subsidiaries, including BIPC;

“Brookfield Infrastructure” means, BIP, the Holding LP, certain subsidiaries of the Holding LP, from time-to-time, through which BIP holds all of its interests in the operating entities (but excluding BIPC), which are the entities that directly or indirectly hold BIP’s current operations and assets that BIP may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements;

“business day” means any day other than a Saturday or Sunday or a day on which (a) banks in New York, New York or Hamilton, Bermuda are required or authorized by law to close or (b) solely for purposes of determining the Closing Date, the Registrar of Companies in Bermuda is required or authorized by Law to close;

“C$” means Canadian dollars;

“Certificate” means, as the context requires, any physical share certificate, or rights certificate, of Triton and/or a direct registration system advice commonly referred to as a DRS advice or a similar document evidencing the electronic registration of ownership of Common Shares;

“CFIUS” means the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as a member agency;

“CFIUS Clearance” means that one of the following will have occurred prior to the closing of the Merger: (i) written notice that CFIUS determined that the Transactions are not “covered transactions”; (ii) written notice that CFIUS has concluded its review or investigation, as applicable, and that there are no unresolved national security concerns with respect to the Transactions and concluded all other actions under the CFIUS Regulations; or (iii) the President of the United States shall have announced a decision not to suspend, prohibit or place any limitations on the Transactions or the time permitted for such action shall have expired without any such action being announced or taken;

“CFIUS Regulations” means Section 721 of Title VII of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all applicable rules and regulations issued and effective thereunder;

“Closing Date” means the date on which the Merger is completed;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Commitment Letters” means, collectively, the Equity Commitment Letter and Debt Commitment Letter;

“Common Shares” means the common shares of Triton, par value $0.01 per share, including, without limitation, common shares of Triton issued on the exercise, exchange or conversion of exchangeable or convertible securities or options, and “Common Share” means any one common share of Triton;

“Companies Act” means the Companies Act of 1981 of Bermuda;

“Compensation Proposal” means the proposal by the Triton Board to holders of the Common Shares to approve, on an advisory (non-binding) basis, certain merger-related executive officer compensation that may be paid or become payable to Triton’s NEOs in connection with the Merger;

“Court” means the Supreme Court of Bermuda;

“Debt Commitment Letter” means, collectively, the debt commitment letter and fee letter, each dated as of April 11, 2023, Parent received from certain lenders pursuant to which such lenders committed to provide to Parent (or any of its affiliates) a certain amount of debt financing in connection with the Merger;

“DRS” means the direct registration system which allows registered securities to be held in electronic form without having a physical security certificate issued as evidence of ownership;

“DTC” means The Depository Trust Company or its nominee, which at the date hereof is Cede & Co.;

“Effective Time” means the time on the Closing Date at which the Registrar of Companies in Bermuda issues the certificate of merger of the Merger;

“Equity Commitment Letter” means the equity commitment letter, dated as of April 11, 2023, Parent received from a certain equity financing source pursuant to which such equity financing source committed to provide to Parent (indirectly through one or more parent companies of Parent, or otherwise) a certain amount of cash equity financing in connection with the Merger;

“exchange agent” means, collectively, Computershare Inc. and its affiliate Computershare Trust Company, N.A., BIPC’s and Parent’s exchange agent;

“Exchange Ratio” means the quotient, rounded to the nearest ten-thousandth, obtained by dividing the Aggregate Consideration Per Share (as defined in the Merger Agreement) by the BIPC Final Share Price;

v

“Excluded Shares” means (a) the Common Shares owned by BIPC, Parent, Merger Sub or any other wholly-owned subsidiary of BIPC or Parent, and in each case not held on behalf of third parties, (b) the Common Shares owned by Triton or any of its wholly-owned subsidiaries, (c) Rollover Shares (as defined in the Merger Agreement) and (d) Dissenting Shares (as defined in the Merger Agreement);

“General Partner” means Brookfield Infrastructure Partners Limited, an exempted company existing under the laws of Bermuda, the general partner of BIP;

“Governmental Entity” means any: (a) transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof or (b) any self-regulatory organization, including the NYSE, the TSX and FINRA;

“Holding LP” means Brookfield Infrastructure L.P., an exempted limited partnership formed under the laws of Bermuda;

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“IASB” means the International Accounting Standards Board;

“IFRS” means International Financial Reporting Standards as issued by the IASB;

“IRS” means the United States Internal Revenue Service;

“intervening event” means an event, change, development, circumstance, fact or effect with respect to Triton or any of its subsidiaries that (A) first becomes actually known by the Triton Board after the execution and delivery of the Merger Agreement (or if was actually known by the Triton Board as of or prior to the execution and delivery of the Merger Agreement, the material consequences of which were neither known nor reasonably foreseeable by the Triton Board at such time) and (B) is material to Triton and its subsidiaries, taken as a whole; provided that under no circumstances will the following events, changes, developments, circumstances, facts or effects constitute an intervening event: (i) the receipt by Triton, existence or terms of an acquisition proposal or a superior proposal or any matter relating thereto or consequence thereof, (ii) changes in the market price or trading volume of the Common Shares or the debt instruments or credit ratings of Triton or its subsidiaries or in analyst’s recommendation with respect to Triton or its subsidiaries (provided that the underlying causes of such change shall not be excluded by this clause), and (iii) the fact that Triton meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided that the underlying causes of such change shall not be excluded by this clause).

“Law(s)” means any law, statute, constitution, principle of common law, ordinance, code, standard, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated or otherwise put into effect by or under the authority of any Governmental Entity, or any Order;

“Merger” means the transaction whereby, pursuant to the Merger Agreement and Statutory Merger Agreement, and in accordance with the applicable provisions of the Companies Act, Merger Sub will be merged with and into Triton, with Triton as the Surviving Company;

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of April 11, 2023, by and among Triton, BIPC, Parent and Merger Sub;

“Merger Consideration” means, with respect to each Common Share (other than the Excluded Shares) at the election of the holder of such Common Share, without interest and subject to any appropriate withholding taxes, (x) the specified mixture of both cash and BIPC Shares, which is equal to $68.50 per Common Share in cash and the number of BIPC Shares with a value of $16.50 per Common Share, based on the BIPC Final Share

Price, which will be subject to adjustment as described herein, or (y) all-cash consideration or all-BIPC Share consideration (subject, in the case of any all-cash or all-BIPC Share election, to pro rata cut backs to the extent cash or BIPC Shares are oversubscribed), or, if no election or an invalid election is received, the holder of such Common Share will be deemed to have elected for the remaining form of consideration (or mix thereof) after satisfaction of the elections of the other holders of Common Shares;

“Merger Proposal” means the proposal by the Triton Board to Shareholders to approve and adopt the Merger Agreement and the Statutory Merger Agreement, and the Transactions;

“Merger Sub” means Thanos MergerSub Limited, an exempted company limited by shares incorporated under the laws of Bermuda and a subsidiary of Parent;

“NEOs” means the named executive officers of Triton as disclosed in Triton’s most recent proxy statement, which was for the fiscal year ended December 31, 2022, as well as Michael Pearl, who was appointed Chief Financial Officer of Triton effective January 1, 2023;

“NYSE” means the New York Stock Exchange;

“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling, determination, decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Entity;

“Parent” means Thanos Holdings Limited, an exempted company limited by shares incorporated under the laws of Bermuda;

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature;

“Per Share BIPC Share Amount” means the quotient obtained by dividing $16.50 by the BIPC Final Share Price; provided that (x) if the BIPC Final Share Price is less than or equal to $42.36, then the Per Share BIPC Share Amount shall be deemed to be 0.3895 and (y) if the BIPC Final Share Price is greater than or equal to $49.23, then the Per Share BIPC Share Amount shall be deemed to be 0.3352;

“Preference Shares” means, collectively, the Company’s Preference Shares, par value $0.01 per share, including those designated as 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, 8.00% Series B Cumulative Redeemable Perpetual Preference Shares, 7.375% Series C Cumulative Redeemable Perpetual Preference Shares, 6.875% Series D Cumulative Redeemable Perpetual Preference Shares and 5.75% Series E Cumulative Redeemable Perpetual Preference Shares;

“Preferred Units” means the preferred limited partnership units of BIP;

“Proposals” means, collectively, the Merger Proposal, the Compensation Proposal, and the Adjournment Proposal;

“proxy statement/joint prospectus” means this proxy statement/joint prospectus, including, without limitation, the cover pages, About this Proxy Statement/Joint Prospectus, Currency, Questions and Answers and Summary;

“Proxy Solicitor” means Innisfree M&A Incorporated, Triton’s proxy solicitor;

“Registration Statement” means the registration statement on Form F-4 (File Nos. 333-272131 and 333-272131-01) filed by BIP and BIPC, as amended, with the SEC;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the Securities Act (Alberta), as amended;

“Securities Regulatory Authorities” means, collectively, the TSX and the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada;

“SEDAR” means the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval website at www.sedar.com;

“Shareholders” means, collectively, the holders of the Common Shares and the Preference Shares, and “Shareholder” means any one holder of Common Shares or Preference Shares;

“Special Meeting” means the special general meeting of Shareholders to be held on August 24, 2023 at 12:00 p.m., Eastern Time, in virtual format;

“Statutory Merger Agreement” means the Statutory Merger Agreement, as it may be amended from time to time, by and among Triton, BIPC, Parent, and Merger Sub, substantially in the form set forth in Exhibit B to the Merger Agreement attached as Annex B hereto;

“subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person, except that, in the case of BIPC, the term “subsidiary” means only BUUK Infrastructure No 1 Limited and Nova Transportadora do Sudeste S.A.;

“superior proposal” means a bona fide, written acquisition proposal that would result in a person or group becoming the beneficial owner, directly or indirectly, of more than 50% of the assets (on a consolidated basis) or more than 50% of the total voting power of the equity securities of Triton that the Triton Board has determined in its good-faith judgment (after consultation with its financial advisor(s) and outside legal counsel) (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including financing terms), timing, regulatory and other aspects and conditions and risks of such acquisition proposal and the Person making such acquisition proposal and (b) if consummated, would result in a transaction more favorable to Shareholders from a financial point of view than the Transactions (after taking into account any revisions, changes, modification, adjustments and amendments to the terms and conditions of the Merger Agreement proposed by Brookfield in response to such acquisition proposal);

“Surviving Company” means Triton following the Merger;

“Transactions” means the transactions contemplated by the Merger Agreement and Statutory Merger Agreement, including the Merger;

“Treasury Regulations” means the U.S. Treasury Department regulations promulgated under the Code;

“Triton” means Triton International Limited, an exempted company limited by shares incorporated under the Laws of Bermuda;

“Triton Annual Report” means the Triton annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 14, 2023;

“Triton Board” means the board of directors of Triton, and also includes any committee thereof to the extent such a committee, as of the applicable time (a) was or is authorized to exercise the powers and authority of the board of directors of Triton pursuant to the Triton’s organizational documents, and (b) was or is exercising such powers and authority;

“Triton Bye-Laws” means the Amended and Restated Bye-Laws of Triton;

“Triton Compensation Committee” means the Compensation and Talent Management Committee of the Triton Board;

“Triton Memorandum of Association” means the Memorandum of Association of Triton;

“Triton Restricted Share” means any outstanding restricted Common Share (with either time-based or performance-based vesting requirements) granted under the Triton Share Plan which remains subject to vesting and a risk of forfeiture in the event such shares do not vest;

“Triton RSU” means any outstanding restricted share unit granted under the Triton Share Plan;

“Triton Share Plan” means the Triton Amended and Restated 2016 Equity Incentive Plan;

“TSX” means the Toronto Stock Exchange;

“US$”, “dollars”, “$” or “USD” means United States dollars;

“U.S. Exchange Act” means the United States Securities U.S. Exchange Act of 1934, as amended; and

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

CURRENCY

All references to “$” in this proxy statement/joint prospectus mean U.S. dollars, except where otherwise indicated. On July 5, 2023, the Bank of Canada daily exchange rate for U.S. dollars was C$1.00 = US$0.7534.

The following table sets forth, for each of the periods indicated, the end-of-period daily exchange rate, the average daily exchange rate and the high and low daily exchange rates of one Canadian dollar in exchange for one U.S. dollar, as quoted by the Bank of Canada.

	Three Months Ended March 31,		Year Ended December 31,
	2022 (US$)	2023 (US$)	2022 (US$)	2021 (US$)
High	0.7772	0.7512	0.8031	0.8306
Low	0.8019	0.7243	0.7217	0.7727
Average	0.7898	0.7394	0.7692	0.7980
End of Period	0.7772	0.7389	0.7383	0.7888

x

QUESTIONS AND ANSWERS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger and matters to be addressed at the Special Meeting. These questions and answers may not address all questions that may be important to you. To better understand these matters, and for a description of the legal terms governing the Merger, you should carefully read this entire proxy statement/joint prospectus, including the attached annexes, as well as the documents that have been incorporated by reference into this proxy statement/joint prospectus. For more information, see the section entitled “Where You Can Find Additional Information.”

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	Why am I receiving this proxy statement/joint prospectus?

A:

You are receiving this proxy statement/joint prospectus because Brookfield has agreed to acquire all of the issued and outstanding Common Shares. On April 11, 2023, Brookfield and Triton entered into a Merger Agreement that is described in this proxy statement/joint prospectus, pursuant to which Triton will, at the Effective Time, become a subsidiary of Brookfield and each Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive, and become exchangeable for the Merger Consideration, as described below. A copy of the Merger Agreement is attached as Annex A to this proxy statement/joint prospectus and is incorporated by reference into this proxy statement/joint prospectus.

Q:	What will holders of the Common Shares receive in the Merger?

A:

Pursuant to the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into Triton and each Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive, at the election of the holder of such Common Share, (x) the specified mixture of both cash and BIPC Shares, which is equal to $68.50 per Common Share in cash and the number of BIPC Shares with a value of $16.50 per Common Share, based on the BIPC Final Share Price, subject to adjustment as described under “How is the mix of cash and BIPC Share consideration to be delivered to holders of the Common Shares in the Merger determined?” or (y) all-cash consideration or all-BIPC Share consideration (subject in the case of any all-cash or all-BIPC Share election to pro rata cut backs to the extent cash or BIPC Shares are oversubscribed), or, if no election or an invalid election is received, the holder of such Common Share will be deemed to have elected for the remaining form of consideration (or mix thereof) after satisfaction of the elections of the other holders of Common Shares. Holders of the Common Shares who elect the mixed consideration are guaranteed to receive the mixed consideration, whereas holders of the Common Shares who elect all-cash or all-BIPC Share consideration may not receive the exact form of consideration they elect depending on whether the type of consideration is oversubscribed. All dissenting shares will be treated as cash election shares and will not be subject to any proration process.

Q:	What effect will the Merger have on the Preference Shares?

A:

The Preference Shares issued and outstanding immediately prior to the Effective Time will remain outstanding as an obligation of the Surviving Company and no consideration will be delivered in respect thereof. The Preference Shares are expected to remain listed on the NYSE immediately following closing of the Merger and remain entitled to the same dividends and other preferences and privileges that they currently have.

Q:	How is the mix of cash and BIPC Share consideration to be delivered to holders of the Common Shares in the Merger determined?

A:

The stock portion of the Merger Consideration will be subject to an adjustment mechanism based on the BIPC Final Share Price, with a collar if the BIPC Final Share Price is greater than or equal to $42.36 but less than or equal to $49.23 (the “Collar”). If the BIPC Final Share Price is within the Collar, holders of the Common Shares electing the mixed consideration will receive a number of BIPC Shares between 0.3352 and 0.3895 per Common Share equal to $16.50 in value. Holders of the Common Shares electing the mixed consideration will receive 0.3895 BIPC Shares per Common Share if the BIPC Final Share Price is below $42.36, and 0.3352 BIPC Shares per Common Share if the BIPC Final Share Price is above $49.23. Outside of the Collar, the implied value of the stock portion of the Merger Consideration to be received in exchange for each Common Share will fluctuate based on the market price of BIPC Shares until the completion of the Merger because the stock portion of the Merger Consideration is payable in a fixed number of BIPC Shares. The Merger Agreement contains a value-equalization mechanic that provides that each Common Share which is converted into either the all-cash or all-BIPC Share Merger Consideration will receive substantially the same value per Common Share as the mixed consideration. Specifically, the Merger Agreement provides that the aggregate consideration to be received in respect of the Common Shares will be equal to (i) $68.50, multiplied by the total number of outstanding Common Shares as of the closing of the Transactions, plus (ii) a number of BIPC Shares per Common Share as calculated based on the BIPC Final Share Price, multiplied by the total number of outstanding Common Shares as of the closing of the Transactions (the “Aggregate Consideration”). The Merger Agreement further provides that, regardless of election, the value of the consideration to be received in respect of each Common Share will be equal to the Aggregate Consideration divided by the total number of outstanding Common Shares as of the closing of the Transactions. The value of the BIPC Shares received as part of the Merger Consideration is also subject to the Collar, and although the value of the Aggregate Consideration may go up (if the BIPC Final Share Price is above $49.23) or down (if the BIPC Final Share Price is below $42.36), the Collar does not have any impact on the value-equalization mechanic and each Common Share will receive substantially the same value per share regardless of the impact of the Collar on the final value of the Aggregate Consideration. No fractional shares will be issued in the Merger, and holders of the Common Shares will receive cash in lieu of any fractional shares.

The following table demonstrates the sensitivity of the stock portion of the Merger Consideration to fluctuations in the BIPC Final Share Price. This sensitivity analysis is based on seven hypothetical scenarios in which the BIPC Final Share Price is (1) $40.00, which is below the Collar, (2) $42.36, which represents the low end of the Collar, (3) $44.08, (4) $45.80, which represents the mid-point of the Collar, (5) $47.52, (6) $49.23, which represents the high end of the Collar and (7) $50.00, which is above the Collar. The table below assumes the maximum amount of 54,805,548 Common Shares are exchanged in connection with the Merger. This amount represents the number of Common Shares outstanding at the time of signing the Merger Agreement less the number of Triton Restricted Shares outstanding at such time, and does not account for changes in Triton’s capitalization prior to the date of this proxy statement/joint prospectus. Regardless of the BIPC Final Share Price, Brookfield will issue an aggregate number of BIPC Shares between 18,368,708 and 21,347,770. If the BIPC Final Share Price is $42.36, which represents the low end of the Collar, the Exchange Ratio will be 2.0066, and if the BIPC Final Share Price is $49.23, which represents the high end of the Collar, the Exchange Ratio will be 1.7266. The Exchange Ratio is not fixed and will fluctuate based on the market price of BIPC Shares until the completion of the Merger. For illustrative purposes, based on BIPC’s closing share price of $46.05, as of July 5, 2023, the most recent practicable date prior to the filing of this proxy statement/joint prospectus, the Exchange Ratio would be 1.8458 and approximately 19,637,167 BIPC Shares would be issued for the stock component of the Merger Consideration.

The table below is illustrative only. The value of the BIPC Shares received as part of the Merger Consideration will be based on the actual BIPC Final Share Price, which is fixed within the Collar, and the value of the BIPC Shares that the holders of Common Shares receive may not be shown in the table below.

	Hypothetical Scenario	BIPC Final Share Price	Per Share BIPC Share Amount	Aggregate Stock Consideration (in number of BIPC Shares)	Exchange Ratio
	1	$40.00	0.3895	21,347,770	2.1020
C o l l a r	2	$42.36	0.3895	21,347,770	2.0066
	3	$44.08	0.3743	20,514,780	1.9283
	4	$45.80	0.3603	19,744,356	1.8559
	5	$47.52	0.3472	19,029,704	1.7887
	6	$49.23	0.3352	18,368,708	1.7266
	7	$50.00	0.3352	18,368,708	1.7052

See the sections entitled “The Merger Agreement—Merger Consideration” and “The Merger Agreement— Election Procedures and Surrender of Common Shares” beginning on pages 97 and 99, respectively, and the Merger Agreement attached as Annex A to this proxy statement/joint prospectus for more information about the Merger Consideration and election procedures.

Q:	How do I make an election to receive cash, BIPC Share or mixed consideration?

A:

Each holder of record of Common Shares will, until the election deadline, be entitled to (A) elect to receive the mixed cash/BIPC Share consideration described above, (B) elect to receive all-cash consideration or all-BIPC Share consideration, subject to proration procedures described herein and in further detail in the Merger Agreement attached as Annex A to this proxy statement/joint prospectus or (C) not make an election, in exchange for each Common Share that is outstanding immediately prior to the Effective Time.

At least 20 business days prior to the anticipated election deadline, Brookfield will provide a form of election to each holder of Common Shares in order to enable the holder thereof to exercise his, her or its right to make an election. To be effective, a form of election must be properly completed, signed and submitted to the exchange agent by the election deadline. The “election deadline” is 5:00 p.m., New York City time, on the date that is two trading days preceding the Closing Date (or such other date that the parties to the Merger Agreement agree).

Holders of Common Shares who fail to make an election or who make an untimely election (or who otherwise are deemed not to have submitted an effective form of election), referred to as “non-electing holders,” will be deemed to have elected the form of consideration (or mix thereof) remaining after satisfaction of the elections of the other holders of Common Shares. The exchange agent has reasonable discretion to determine whether a share election or cash election has been properly made in respect of any Common Shares.

After an election is validly made, any subsequent transfer of Common Shares will automatically revoke such election. The exchange agent will determine, in its reasonable discretion, whether any election is properly made, changed or revoked with respect to any Common Shares.

For more information regarding the election deadline, see the section entitled “The Merger Agreement—Election Procedures and Surrender of Common Shares” beginning on page 99 of this proxy statement/joint prospectus.

Q:	Is the value of the Merger Consideration expected to be substantially equivalent regardless of which election a holder of Common Shares makes?

A:

The formula that is used to calculate the Merger Consideration substantially equalizes the value of the consideration to be received for each Common Share that is exchanged in the Merger, regardless of whether a holder of Common Shares elects the mixed consideration, all-cash consideration or all-BIPC Share consideration, as further described in the section entitled “The Merger Proposal—Merger Consideration” beginning on page 53. As the value of BIPC Shares fluctuates with its trading price during the time period between the signing of the Merger Agreement and the Effective Time, however, the value of the BIPC Shares that a holder of Common Shares receives for a Common Share may not be the same as the trading price of the Common Shares on any given day before or after the Merger.

Q:	Will the value of the Merger Consideration change between the Special Meeting and the time the Merger is completed?

A:

The value of the Merger Consideration may fluctuate between the Special Meeting and the completion of the Merger based upon the market value of BIPC Shares. Any fluctuation in the market price of BIPC Shares outside of the Collar after the Special Meeting will change the value of the Merger Consideration that you will receive.

Q:	After the Merger, how much of BIPC will former holders of the Common Shares own?

A:

Based on the closing price of BIPC Shares on the NYSE of $46.05 on July 5, 2023, the latest practicable trading day prior to the date of this proxy statement/joint prospectus, the Exchange Ratio would be 1.8458. Further, based on the number of Common Shares outstanding as of July 3, 2023 less the number of Triton Restricted Shares, and the number of BIPC Shares outstanding as of June 30, 2023, it is expected that, immediately after completion of the Merger, the former holders of the Common Shares would receive BIPC Shares in the Merger representing approximately 15% of the then outstanding BIPC Shares.

Q:	If I am a holder of Common Shares, will I receive dividends with respect to Common Shares that I own between now and the Closing Date?

A:

Under the terms of the Merger Agreement, subject to the restrictions set forth therein, Triton may declare or pay regular quarterly dividends on Common Shares in amounts not in excess of $0.70 per Common Share per quarter. Triton expects to continue to pay regular quarterly dividends on Common Shares during the pendency of the Merger at the current rate of $0.70 per Common Share.

Q:	If I am a holder of Preference Shares, will I receive dividends with respect to Preference Shares that I own?

A:

Under the terms of the Merger Agreement, subject to the restrictions set forth therein, Triton may declare or pay normal quarterly dividends on Preference Shares. Triton expects to continue paying normal quarterly dividends on Preference Shares. The Preference Shares will remain outstanding immediately following the closing of the Merger and remain entitled to the same dividends and other preferences and privileges that they currently have, with the Preference Share dividends remaining an obligation of the Surviving Company.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, holders of the Common Shares will not receive any Merger Consideration for their shares, and Common Shares will continue to be traded on the NYSE. If the Merger Agreement is terminated under specified circumstances, Triton may be required to pay Parent a termination fee of $141,382,000 or Parent may be required to pay Triton a termination fee of $329,891,000. See the section entitled “The Merger Agreement—Termination Fees Relating to the Termination of the Merger Agreement” beginning on page 116 of this proxy statement/joint prospectus and the Merger Agreement attached as Annex A to this proxy statement/joint prospectus for more information.

Q:	If I am a holder of Common Shares, how will I receive the Merger Consideration to which I become entitled?

A:

If you hold Common Shares represented by a Certificate, then following the completion of the Merger, the exchange agent will forward to you a form letter of transmittal to be completed, signed and mailed by you to the exchange agent, unless previously completed in connection with a valid cash election, BIPC Share election or mixed election. Upon receipt by the exchange agent of your properly completed, signed and dated letter of transmittal, the Certificate (or Certificates) evidencing the BIPC Shares you are entitled to receive, together with a check representing the cash portion of the Merger Consideration and any cash in lieu of fractional shares you are entitled to receive, will be sent to you. If you are a holder of Common Shares in book-entry form, you will not be required to take any specific action to receive the Merger Consideration. After the Effective Time, Common Shares held in book-entry form will be automatically exchanged for the Merger Consideration. For more information about the exchange of Common Shares for cash and BIPC Shares, see the section entitled “The Merger Agreement—Election Procedure and Surrender of Common Shares” beginning on page 99 of this proxy statement/joint prospectus.

Q:	Are there any important risks related to the Merger or BIP’s, BIPC’s or Triton’s businesses of which I should be aware?

A:

Yes, there are important risks related to the Merger and BIP’s, BIPC’s and Triton’s businesses. Before making any decision on whether to provide a proxy, Brookfield and Triton urge you to read carefully and in its entirety the section entitled “Risk Factors” beginning on page 38 of this proxy statement/joint prospectus. You also should read and carefully consider the risk factors relating to BIP, BIPC and Triton contained in the documents that are incorporated by reference into this proxy statement/joint prospectus, including the BIP Annual Report, the BIPC Annual Report and the Triton Annual Report.

Q:	What are the conditions to the completion of the Merger?

A:

Completion of the Merger is subject to customary closing conditions, including, but not limited to, (A) the approval of the Merger Agreement and the Statutory Merger Agreement by the Requisite Company Vote (as defined in the Merger Agreement) (the “Requisite Merger Proposal Vote”), (B) the expiration or termination of all applicable waiting periods under the HSR Act, and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the Merger, and the receipt of certain other approvals, clearances or expirations of waiting periods under other applicable antitrust laws, including by the European Union and China, (C) the receipt of CFIUS Clearance, (D) the absence of an injunction or Law preventing consummation of the Merger, (E) the SEC having declared effective each of the registration statement on Form F-4 of which this proxy statement/joint prospectus forms a part and a registration statement on Form F-3, related to the reservation for issuance of BIP Units, and no stop order or similar restraining order by the SEC suspending the effectiveness of either of such registration statement, (F) the authorization for listing on the NYSE and conditional approval for listing on the TSX of the BIPC Shares issuable to holders of Common Shares, (G) subject to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement, (H) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) from the signing of the Merger Agreement, (I) in the case of Parent’s conditions to close, the absence of any term, condition or restriction being imposed by a regulatory approval that constitutes a Parent Burdensome Condition (as defined in the Merger Agreement) and (J) performance in all material respects by the other party of its covenants under the Merger Agreement. See the section entitled “The Merger Agreement—Conditions that Must Be Satisfied or Waived for the Merger to Occur” beginning on page 114 of this proxy statement/joint prospectus for more information.

Q:	When is the Merger expected to be completed?

A:

As of the date of this proxy statement/joint prospectus, it is not possible to accurately estimate the Closing Date because the Merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to BIPC’s, Parent’s, Merger Sub’s and Triton’s obligations to complete the Merger; however, Brookfield and Triton currently expect the Merger to close during the third quarter of 2023. Due to the requirement to obtain certain governmental approvals and other conditions necessary to complete the Merger, no assurance can be given as to when, or if, the Merger will be completed.

Q:	What will happen to outstanding Triton Restricted Shares and Triton RSUs in the Merger?

A:

At the Effective Time, each outstanding award of Triton Restricted Shares and Triton RSUs will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares or Triton RSUs (in each case, with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton Restricted Share or Triton RSU, as applicable (in each case, after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes (the “Unvested Triton Equity Award Consideration”). Subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), the Unvested Triton Equity Award Consideration will vest and become payable on the earlier of (i) the satisfaction of the vesting conditions (including any vesting acceleration provisions) that applied to the Triton Restricted Share or Triton RSU immediately prior to the Effective Time, or (ii) the 12-month anniversary of the Effective Time (other than in respect of awards granted in 2024, if any, which would vest and become payable ratably on the first, second and third anniversaries of the date of grant, or if earlier upon a qualifying termination). The Unvested Triton Equity Award Consideration will otherwise remain subject to the same terms and conditions that were applicable to the underlying Triton Restricted Share or Triton RSU, as applicable, immediately prior to the Effective Time.

Q:	How will the Merger be financed?

A:

Brookfield estimates that the total amount of funds (inclusive of share consideration) required to complete the Transactions and pay related fees and expenses will be approximately $4.8 billion, inclusive of capital to be provided by institutional partners. Brookfield’s share of total consideration is expected to be approximately $1 billion and is expected to be funded using BIPC Shares, cash on hand and available liquidity.

Q:	Is the completion of the Merger subject to a financing condition?

A:	No. The receipt of financing by BIPC or Parent is not a condition to completion of the Transactions.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	When and where will the Special Meeting be held?

A:	The Special Meeting will be held on August 24, 2023, at 12:00 p.m., Eastern Time, in virtual format. There will not be a physical meeting location.

Q:	Who is entitled to vote at the Special Meeting?

A:

Only holders of record of the Common Shares and the Preference Shares at the close of business on July 3, 2023, the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

Q:	How can I attend the Special Meeting?

A:

To participate in the Special Meeting, visit www.virtualshareholdermeeting.com/TRTN2023SM and log in with your 16-digit control number included in your proxy materials. You may begin to log into the virtual meeting platform beginning fifteen minutes prior to the time of the Special Meeting. The Special Meeting will begin promptly at 12:00 p.m., Eastern Time on August 24, 2023. We encourage Shareholders to access the meeting prior to its start time.

Q:	What proposals will be considered at the Special Meeting?

A:

At the Special Meeting, (A) the holders of the Common Shares will be asked to consider and vote on (i) the Merger Proposal, (ii) the Compensation Proposal and (iii) the Adjournment Proposal, and (B) holders of the Preference Shares will be asked to consider and vote on the (i) the Merger Proposal and (ii) the Adjournment Proposal. Triton will transact no other business at the Special Meeting except such business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Q:	How does the Triton Board recommend that I vote?

A:	The Triton Board unanimously recommends that Shareholders vote, as applicable:

•	“FOR” approval of the Merger Proposal;

•	“FOR” approval of the Compensation Proposal; and

•	“FOR” approval of the Adjournment Proposal.

Q:	How do I vote?

A:

If you are a holder of record of Common Shares or Preference Shares as of the close of business on the record date for the Special Meeting, to ensure your shares are represented at the meeting, you may vote by:

•	accessing the Internet website specified on your proxy card or voting instruction form;

•	scanning the QR code on your proxy card or voting instruction form with a mobile device;

•	calling 1-800-690-6903 from any touch-tone telephone; or

•	marking, signing, dating and returning the enclosed proxy card as instructed therein.

If your shares are held in street name, through a broker, bank, trustee or other nominee, please follow the instructions on a voting instruction card furnished by the record holder.

Q:	What is a “broker non-vote”?

A:

Under NYSE rules, banks, brokers and other nominees may use their discretion to vote “uninstructed” shares (i.e., shares held of record by banks, brokerage firms or other nominees but with respect to which the beneficial owner of such shares has not provided instructions on how to vote on a particular proposal) with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. “Non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. A “broker non-vote” occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of shareholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

Q:	What vote is required to approve each proposal?

A:

Merger Proposal. Assuming a quorum is present, approval of the Merger Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class. Accordingly, abstentions and shares held by holders of the Common Shares and the Preference Shares not in attendance at, and who have not submitted a proxy for, the Special Meeting, will have no direct effect on the outcome of any vote on the Merger Proposal, assuming a quorum is present. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

Compensation Proposal. In accordance with Section 14A of the U.S. Exchange Act, Triton is providing holders of the Common Shares with the opportunity to approve, by an advisory (non-binding) vote, compensation that may be paid or become payable to Triton’s NEOs in connection with the Merger, as reported in the section of this proxy statement/joint prospectus entitled “The Compensation Proposal” beginning on page 92. Assuming a quorum is present, approval of the Compensation Proposal, on an advisory (non-binding) basis, requires the affirmative vote of a majority of the votes cast on the proposal by the holders of the Common Shares entitled to vote at the Special Meeting. Accordingly, abstentions and shares held by holders of the Common Shares not in attendance at, and who have not submitted a proxy for, the Special Meeting, will have no direct effect on the outcome of any vote on, the Compensation Proposal, assuming a quorum is present. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

Adjournment Proposal. Assuming a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class. Accordingly, abstentions and shares held by holders of the Common Shares and the Preference Shares not in attendance at, and who have not submitted a proxy for, the Special Meeting, will have no direct effect on the outcome of any vote on the Adjournment Proposal, assuming a quorum is present. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

Q:	How many votes do I have?

A:

You are entitled to cast one vote on the Merger Proposal and Adjournment Proposal for each Common Share or Preference Share that you owned as of the close of business on the record date for the Special Meeting and one vote on the Compensation Proposal for each Common Share that you owned as of the close of business on the record date for the Special Meeting.

The Triton Board has set July 3, 2023 as the record date for determining the holders of the Common Shares and the Preference Shares entitled to vote at the Special Meeting. As of the close of business on July 3, 2023, there were 55,062,013 Common Shares and 29,200,000 Preference Shares issued and outstanding and entitled to vote at the Special Meeting.

Q:	What is “householding”?

A:

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits Triton, with your permission, to send a single notice of meeting and, to the extent requested, a single set of this proxy statement/joint prospectus to any household at which two or more stockholders reside if Triton believes they are members of the same family. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials. A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding Common Shares, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement/joint prospectus or wish to revoke your decision to household. These options are available to you at any time.

Q:	What will happen if I fail to vote or I abstain from voting?

A:

Merger Proposal. If you are a holder of Common Shares or Preference Shares and fail to vote, fail to instruct a broker or other nominee to vote, or abstain, it will have no direct effect on the outcome of any vote on the Merger Proposal, assuming a quorum is present.

Compensation Proposal. If you are a holder of Common Shares and fail to vote, fail to instruct your broker or nominee to vote, or abstain, it will have no direct effect on the Compensation Proposal, assuming a quorum is present.

Adjournment Proposal. If you are a holder of Common Shares or Preference Shares and fail to vote, fail to instruct your broker or nominee to vote, or abstain, it will have no direct effect on the Adjournment Proposal, assuming a quorum is present.

Q:	What constitutes a quorum?

A:

A quorum of Shareholders is necessary to transact business at the Special Meeting. Two or more persons present at the start of the Special Meeting and representing virtually or by proxy at least 50% of the total issued shares entitled to vote at the Special Meeting will form a quorum for the transaction of business at the Special Meeting. Broker non-votes will not be counted in determining whether a quorum exists as none of the Proposals to be voted on at the Special Meeting are routine matters. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

Q:	If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:

No. If you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee, that is, in “street name”, your broker, bank, trust company or other nominee cannot vote your shares on “non-routine” matters without instructions from you. You should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided by your broker, bank, trust company or other nominee to you. Please check the voting form used by your broker, bank, trust company or other nominee.

If you do not provide your broker, bank, trust company or other nominee with instructions, your broker, bank, trust company or other nominee will not submit a proxy, your Common Shares or Preference Shares will not be counted for purposes of determining a quorum at the Special Meeting, and will not be voted on any proposal.

Q:	What will happen if I return my proxy card without indicating how to vote?

A:

If you are a registered holder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the Common Shares or the Preference Shares represented by that proxy as recommended by the Triton Board.

Please note that you may not vote shares held in street name by returning a proxy card directly to Triton unless you provide a “legal proxy”, which you must obtain from your broker, bank, trust company or other nominee.

If you are a Shareholder and you do not instruct your broker on how to vote your shares, your broker may not vote your Common Shares or Preference Shares, which will have no direct effect on the Merger Proposal, the Compensation Proposal, or the Adjournment Proposal, assuming a quorum is present. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

Q:	Can I change my vote after I have returned a proxy or voting instruction card?

A:	You may change your vote or revoke your proxy at any time before it is exercised at the Special Meeting. You may do this in one of four ways:

(i)	giving our Secretary a written notice revoking your proxy;

(ii)	voting again on the Internet, by mobile device or by telephone (only your latest proxy submitted prior to the deadline for voting will be counted);

(iii)	signing, dating and returning a new proxy card bearing a later date; or

(iv)	attending the Special Meeting via the live webcast and voting online.

Your online attendance in and of itself will not revoke any proxy.

Q:	What happens if I transfer my Common Shares or Preference Shares before the Special Meeting?

A:

The record date for the Special Meeting is earlier than both the date of the Special Meeting and the date that the Merger is expected to be completed. If you transfer your Common Shares or Preference Shares after the applicable record date but before the Special Meeting, you will retain your right to vote at the Special Meeting. However, in order to receive the Merger Consideration you must hold your Common Shares or Preference Shares through the completion of the Merger.

Q:	Where can I find the voting results of the Special Meeting?

A:

The preliminary voting results are expected to be announced at the Special Meeting. In addition, within four business days following certification of the final voting results, Triton intends to file, on Form 8-K, the final voting results of the Special Meeting with the SEC.

Q:	What will happen if all of the Proposals are not approved?

A:

As a condition to the completion of the Merger, Shareholders must approve the Merger Proposal. Completion of the Merger is not conditioned or dependent on approval of either of the other Proposals. Under specified circumstances, Triton or Parent may be required to pay to, or be entitled to receive from, the other party a fee with respect to termination of the Merger Agreement, see the section entitled “The Merger Agreement—Termination Fees Relating to the Termination of the Merger Agreement” beginning on page 116.

Q:	What do I need to do now?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement/joint prospectus, including its annexes.

If you are a holder of record, in order for your shares to be represented at the Special meeting, you must:

•	vote through the Internet or by telephone by following the instructions included on your proxy card; or

•	indicate on the enclosed proxy card how you would like to vote and return the proxy card as instructed therein.

If you hold your Common Shares or Preference Shares in street name, in order for your shares to be represented at the Special Meeting, you should instruct your broker, bank, trust company or other nominee as to how to vote your shares, following the directions provided to you by your broker, bank, trust company or other nominee.

Q:	Who can help answer my questions?

A:

If you have additional questions about the Transactions, need assistance in submitting your proxy or voting your Common Shares or Preference Shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact the Proxy Solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll free: (877) 750-0926

Banks and Brokers may call collect: (212) 750-5833

SUMMARY

This summary highlights information contained elsewhere in this proxy statement/joint prospectus and may not contain all of the information that might be important to you. BIPC and Triton urge you to read carefully the remainder of this proxy statement/joint prospectus, including the attached annexes, the documents incorporated by reference into this proxy statement/joint prospectus and the other documents to which BIPC and Triton have referred you. You may obtain the information incorporated by reference in this proxy statement/joint prospectus without charge by following the instructions in the section entitled “Where You Can Find Additional Information.” Each item in this summary includes a page reference to direct you to a more complete description of the topics presented in this summary.

The Parties to the Merger (page 44)

Brookfield Infrastructure Corporation

BIPC is a corporation existing under the laws of the Province of British Columbia. BIPC was established by Brookfield Infrastructure as a vehicle to own and operate certain infrastructure assets on a global basis. Specifically, its operations consist principally of the ownership and operation of a regulated gas and electricity business in the U.K., a regulated natural gas transmission system in Brazil and of a regulated utility in Australia, but upon the recommendation and allocation of opportunities to BIPC by its service providers, it intends to seek acquisition opportunities in other sectors with similar attributes. Brookfield Infrastructure is a leading global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. BIPC Shares are listed on both the NYSE and the TSX under the symbol “BIPC.”

BIPC’s principal executive office is located at 250 Vesey Street, 15th Floor, New York NY 10281 and its telephone number is +1 (212) 417-7000.

Thanos Holdings Limited

Parent, an exempted company limited by shares incorporated under the laws of Bermuda and indirect wholly-owned subsidiary of Brookfield, was formed solely for the purpose of holding Merger Sub and, following the Merger, the Surviving Company. Parent has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Transactions.

Parent’s principal executive office is located at 73 Front Street, 5th Floor, Hamilton, Bermuda HM 12 and its telephone number is +1 (441) 294-3309.

Thanos MergerSub Limited

Merger Sub, an exempted company limited by shares incorporated under the laws of Bermuda and subsidiary of Parent, was formed solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Transactions. By operation of the Merger, Merger Sub will be merged with and into Triton. As a result, Triton will survive the Merger. Upon completion of the Merger, Merger Sub will cease to exist as a separate entity.

Merger Sub’s principal executive office is located at 73 Front Street, 5th Floor, Hamilton, Bermuda HM 12 and its telephone number is +1 (441) 294-3309.

Triton International Limited

Triton is an exempted company limited by shares incorporated under the Laws of Bermuda. Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of over 7 million 20-foot equivalent units, Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. Triton has an extensive global presence offering leasing services through a worldwide network of local offices and utilizing third-party container depots spread across over 40 countries to provide customers global access to its container fleet. Triton’s primary customers include the world’s largest container shipping lines.

Triton is a public company trading on the NYSE under the ticker symbol “TRTN.” Triton’s registered offices are located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda, and its telephone number is +1 (441) 294-8033.

Additional information about Triton can be found on its website at http://www.tritoninternational.com. The information contained in, or that can be accessed through, Triton’s website is not intended to be incorporated into this proxy statement/joint prospectus. For additional information about Triton, see the section entitled “Where You Can Find Additional Information.”

The Merger and the Merger Agreement (page 96)

In the Merger, Merger Sub will be merged with and into Triton. Triton will be the surviving company in the Merger and will no longer have publicly traded common equity. At the Effective Time, Triton will become a subsidiary of Brookfield and each Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive, and become exchangeable for the Merger Consideration, as described below. As a result of the Merger, Brookfield will indirectly own all of the Common Shares.

Following the Merger, the Common Shares will be delisted from the NYSE, deregistered under the U.S. Exchange Act and will cease to be publicly traded.

The Preference Shares issued and outstanding immediately prior to the Effective Time will remain outstanding as an obligation of the Surviving Company and remain entitled to the same dividends and other preferences and privileges that they currently have. Triton expects that the Preference Shares will continue to be listed on the NYSE immediately following the closing of the Merger.

A copy of the Merger Agreement is attached as Annex A to this proxy statement/joint prospectus. You are encouraged to read the Merger Agreement carefully, as it is the legal document that governs the Merger.

All descriptions in this Summary and elsewhere in this proxy statement/joint prospectus of the terms and conditions of the Merger are qualified by reference to the Merger Agreement. For more information on the Merger Agreement, see the section entitled “The Merger Agreement” beginning on page 96 of this proxy statement/joint prospectus.

Merger Consideration (pages 53 and 97)

At the Effective Time, Merger Sub will be merged with and into Triton and each Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive, at the election of the holder of such Common Share, (x) the specified mixture of both cash and BIPC Shares, which is equal to $68.50 per Common Share in cash and the number of BIPC Shares with a value of $16.50 per Common Share, based on the BIPC Final Share Price, which will be subject to adjustment as described below or (y) all-cash consideration or all-BIPC Share consideration

(subject in the case of any all-cash or all-BIPC Share election to pro rata cut backs to the extent cash or BIPC Shares are oversubscribed), or, if no election or an invalid election is received, the holder of such Common Share will be deemed to have elected for the remaining form of consideration (or mix thereof) after satisfaction of the elections of the other holders of Common Shares. All dissenting shares will be treated as cash election shares and will not be subject to any proration process.

The stock portion of the Merger Consideration will be subject to an adjustment mechanism and the Collar. If the BIPC Final Share Price is within the Collar, holders of the Common Shares electing the mixed consideration will receive a number of BIPC Shares between 0.3352 and 0.3895 per Common Share equal to $16.50 in value. Holders of the Common Shares electing the mixed consideration will receive 0.3895 BIPC Shares per Common Share if the BIPC Final Share Price is below $42.36, and 0.3352 BIPC Shares per Common Share if the BIPC Final Share Price is above $49.23. Outside of the Collar, the implied value of the stock portion of the Merger Consideration to be received in exchange for each Common Share will fluctuate based on the market price of BIPC Shares until the completion of the Merger because the stock portion of the Merger Consideration is payable in a fixed number of BIPC Shares. The Merger Agreement contains a value-equalization mechanic that provides that each Common Share which is converted into either the all-cash or all-BIPC Share Merger Consideration will receive substantially the same value per Common Share as the mixed consideration. Specifically, the Merger Agreement provides that the total amount to be received in respect of the Common Shares will be equal to the Aggregate Consideration. The Merger Agreement further provides that, regardless of election, the value of the consideration to be received in respect of each Common Share will be equal to the Aggregate Consideration divided by the total number of outstanding Common Shares as of the closing of the Transactions. The value of the BIPC Shares received as part of the Merger Consideration is also subject to the Collar, and although the value of the Aggregate Consideration may go up (if the BIPC Final Share Price is above $49.23) or down (if the BIPC Final Share Price is below $42.36), the Collar does not have any impact on the value-equalization mechanic and each Common Share will receive substantially the same value per share regardless of the impact of the Collar on the final value of the Aggregate Consideration. No fractional shares will be issued in the Merger, and holders of the Common Shares will receive cash in lieu of any fractional shares. See the section entitled “The Merger Agreement—Election Procedure and Surrender of Common Shares” beginning on page 99 of this proxy statement/joint prospectus and the Merger Agreement attached as Annex A to this proxy statement/joint prospectus for more information about the Merger Consideration and election procedures.

At the Effective Time, each outstanding award of Triton Restricted Shares and Triton RSUs will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares or Triton RSUs (in each case, with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton Restricted Share or Triton RSU, as applicable (in each case, after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes. Subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), the Unvested Triton Equity Award Consideration will vest and become payable on the earlier of (i) the satisfaction of the vesting conditions (including any vesting acceleration provisions) that applied to the Triton Restricted Share or Triton RSU immediately prior to the Effective Time, or (ii) the 12-month anniversary of the Effective Time (other than in respect of awards granted in 2024, if any, which would vest and become payable ratably on the first, second and third anniversaries of the date of grant, or if earlier upon a qualifying termination). The Unvested Triton Equity Award Consideration will otherwise remain subject to the same terms and conditions that were applicable to the underlying Triton Restricted Share or Triton RSU, as applicable, immediately prior to the Effective Time.

The Preference Shares issued and outstanding immediately prior to the Effective Time will remain outstanding as an obligation of the Surviving Company and remain entitled to the same dividends and other preferences and privileges that they currently have, and no consideration will be delivered in respect thereof.

The Special Meeting (page 46)

Date, Time and Place: The Special Meeting will be held on August 24, 2023, at 12:00 p.m., Eastern Time, in virtual format.

Purpose: At the Special Meeting, Shareholders will be asked to consider and vote on the:

•	Merger Proposal; and

•	Adjournment Proposal.

Holders of the Common Shares will also be asked to consider and vote on the Compensation Proposal.

Record Date: Only holders of record of the Common Shares and the Preference Shares at the close of business on July 3, 2023, the record date for the Special Meeting, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

Vote Required. The votes required for each proposal are as follows:

•

Merger Proposal: Assuming a quorum is present, approval of the Merger Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class.

•

Compensation Proposal: Assuming a quorum is present, approval of the Compensation Proposal, on an advisory (non-binding) basis, requires the affirmative vote of a majority of the votes cast on the proposal by the holders of the Common Shares entitled to vote at the Special Meeting

•

Adjournment Proposal. Assuming a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class

Under the NYSE rules, if you hold your Common Shares or Preference Shares in “street name,” your broker, nominee or intermediary may not vote your Common Shares or Preference Shares without instructions from you on non-routine matters. None of the Proposals to be voted on at the Special Meeting are routine matters. Therefore, without your voting instructions, your broker or other nominee may not vote your Common Shares or Preference Shares on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal at the Special Meeting.

Abstentions will have no direct effect on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, assuming a quorum is present. Broker non-votes will have no direct effect on the Merger Proposal, the Compensation Proposal, or the Adjournment Proposal. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

As of the close of business on the record date, approximately 2.0% of the issued and outstanding Common Shares and less than 0.01% of the issued and outstanding Preference Shares were held by Triton’s directors and executive officers and their affiliates. We currently expect that Triton’s directors and executive officers will vote their Common Shares and Preference Shares, as applicable, in favor of each of the Proposals, although none of them has entered into any agreements obligating him or her to do so.

Completion of the Merger is conditioned on receipt of the Requisite Merger Proposal Vote.

Recommendation of the Triton Board (page 46)

After careful consideration, the Triton Board, on April 11, 2023, unanimously (a) approved and declared advisable the Merger Agreement, the form of Statutory Merger Agreement and the Transactions, (b) determined that the Transactions are fair to and in the best interests of Triton and Shareholders, (c) determined that the Merger Consideration constitutes fair value for each Common Share in accordance with the Companies Act, (d) determined that the continuation of each series of Preference Shares as preference shares of the Surviving Company constitutes fair value for each Preference Share in accordance with the Companies Act, (e) directed that the Merger Agreement and the Statutory Merger Agreement be submitted to Shareholders for their adoption, and (f) resolved, subject to the terms and conditions set forth in the Merger Agreement and the Statutory Merger Agreement, to recommend that Shareholders adopt the Transactions. For factors considered by the Triton Board in reaching its decisions to approve the Merger Agreement, see the section entitled “The Merger Proposal—Triton’s Reasons for the Merger; Recommendation of the Triton Board” beginning on page 65.

The Triton Board unanimously recommends that Shareholders vote, as applicable, “FOR” approval of the Merger Proposal, “FOR” approval of the Compensation Proposal and “FOR” approval of the Adjournment Proposal.

Opinion of Triton’s Financial Advisor (page 69)

Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its oral opinion, subsequently confirmed in writing, to the Triton Board that, as of April 11, 2023 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Brookfield Corporation and its affiliates) of Common Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders. Goldman Sachs expressed no opinion as to the proration and certain other procedures and limitations contained in the Merger Agreement to which the Merger Consideration will be subject.

The full text of the written opinion of Goldman Sachs, dated April 11, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Triton Board in connection with its consideration of the Transactions. Goldman Sachs’ opinion is not a recommendation as to how any holder of Common Shares should vote or make any election with respect to the Transactions or any other matter. Pursuant to an engagement letter between Triton and Goldman Sachs, Triton has agreed to pay Goldman Sachs a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $42.4 million, $2.0 million of which became payable upon the announcement of the Transactions, and the remainder of which is contingent upon consummation of the Transactions.

Interests of Triton’s Directors and Executive Officers in the Merger (page 77)

In considering the recommendation of the Triton Board that you vote to approve and adopt the Merger Agreement, you should be aware that aside from their interests as Shareholders, Triton’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of Shareholders generally. These interests include, among others:

•

Under the Merger Agreement, at the Effective Time, each outstanding award of Triton Restricted Shares and Triton RSUs will be converted into a contingent right to receive an amount in cash without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares or Triton RSUs (in each case, with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton Restricted Share or Triton RSU as applicable (in each case, after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes. Subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), such contingent cash amounts will vest and become payable on the earlier of (i) the satisfaction of the vesting conditions (including any vesting acceleration provisions) that applied to the Triton Restricted Share or Triton RSU immediately prior to the Effective Time or (ii) the 12-month anniversary of the Effective Time (other than in respect of awards granted in 2024, if any, which would vest and become payable ratably on the first, second and third anniversaries of the date of grant, or if earlier upon a qualifying termination).

•

Each of Triton’s current NEOs participates in Triton’s Executive Severance Plan that provides for “double-trigger” severance benefits in the event of a qualifying termination of employment within the two (2) year period following the Merger. These interests are described in more detail below in the section entitled “The Merger Proposal—Interests of Triton’s Directors and Executive Officers in the Merger” beginning on page 77.

•

If the Merger has not been completed prior to January 1, 2024, Triton may grant annual equity awards in respect of fiscal year 2024 in amounts consistent with the annual equity awards granted in respect of fiscal year 2023, and at the Effective Time, such awards will be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares or Triton RSUs (in each case, with respect to any performance-based vesting requirements, assuming attainment of the target level of performance under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00, plus any unpaid cash in respect of dividends or dividend equivalents accrued prior to the Effective Time with respect to such Triton Restricted Share or Triton RSU as applicable (in each case, after giving effect to the target level of performance), less any required withholding taxes. Subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), such contingent cash amounts will vest and become payable ratably on each of the first, second and third anniversaries of the date of grant, or, if earlier upon a qualifying termination pursuant to the Triton Share Plan.

•

If the Merger is completed on or prior to December 31, 2023, or prior to the payment of annual bonuses in respect of fiscal year 2023, Parent or Surviving Company will pay annual bonuses to continuing employees (including Triton’s executive officers) who remain employed with Parent, the Surviving Company or their respective affiliates in an amount equal to the greater of (x) 100% of such continuing employee’s target annual bonus and (y) the bonus that such continuing employee would have earned based on actual performance (with determinations of actual performance made by the Triton Compensation Committee immediately prior to the Effective Time based upon a good faith estimate of the full-year results to the extent the Effective Time precedes the end of such year or precedes the availability of final results).

•

In accordance with the Merger Agreement, Triton may compensate its non-employee directors (inclusive of cash retainers and equity grants) in the ordinary course of business in accordance with the non-employee director compensation program; provided that any non-employee equity grants may be paid in either cash or equity as determined by Triton.

•

Mr. Brian Sondey, Triton’s Chief Executive Officer, entered into a letter of intent to contribute 155,000 of his vested Common Shares in Triton into a Parent-formed vehicle, which will then contribute such capital interests into the entity that will directly hold interests in Triton following the Effective Time. In exchange for such contribution, Mr. Sondey will receive equity interests in the Parent-formed vehicle.

•	Triton’s directors and executive officers are entitled to continued indemnification and insurance coverage, for a period of six years following the Effective Time, under the Merger Agreement.

Members of the Triton Board were aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to Shareholders that the Merger Agreement be adopted. For additional information, see the sections entitled “The Merger Proposal—Background of the Merger” beginning on page 55 and “The Merger Proposal—Triton’s Reasons for the Merger; Recommendation of the Triton Board” beginning on page 65. These interests are described in more detail below in the section entitled “The Merger Proposal—Interests of Triton’s Directors and Executive Officers in the Merger” beginning on page 77, and certain of them are quantified in the section entitled “The Compensation Proposal” beginning on page 92.

Treatment of Triton Equity Awards in the Merger (pages 78 and 102)

Triton Restricted Shares. At the Effective Time, each outstanding award of Triton Restricted Shares will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares (with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton Restricted Share (after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes.

Triton RSUs. At the Effective Time, each outstanding award of Triton RSUs will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton RSUs (with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton RSU (after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes.

Subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), the contingent cash amounts in respect of outstanding Triton Restricted Shares and Triton RSUs, will vest and become payable on the earlier of (x) the satisfaction of the vesting considerations (including any vesting acceleration provisions) that applied to the Triton Restricted Shares or Triton RSUs immediately prior to the Effective Time, or (y) the 12-month anniversary of the Effective Time. The cash amounts in respect of outstanding Triton Restricted Shares and Triton RSUs will otherwise remain subject to the same terms and conditions that were applicable to the underlying Triton Restricted Shares and Triton RSUs, as applicable, immediately prior to the Effective Time except for terms rendered inoperative by reason of the Transactions. Notwithstanding the foregoing, subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), the cash amounts in respect of any annual equity awards granted in respect of fiscal year 2024 will vest and become payable ratably on each of the first, second and third anniversaries of the date of grant, or, if earlier upon a qualifying termination pursuant to the Triton Share Plan.

Certain U.S. Federal Income Tax Consequences (page 81)

The Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder (as defined in the section entitled “The Merger Proposal—Certain U.S. Federal Income Tax Consequences” beginning on page 81) will recognize gain or loss in the Merger equal to the difference, if any, between the amount realized in the Merger and the U.S. Holder’s tax basis in the Common Shares exchanged therefor. The amount realized by a U.S. Holder in the Merger is generally the sum of the cash and the fair market value of any BIPC Shares received by such U.S. Holder in the Merger. In general, a U.S. Holder’s tax basis in its Common Shares is the amount the U.S. Holder paid for such shares subject to certain adjustments, including as a result of any distributions with respect to the Common Shares that are treated as tax-free returns of capital received by such U.S. Holder that reduce such U.S. Holder’s tax basis with regards to such Common Shares (but not below zero).

Each holder of the Common Shares is urged to read the discussion in the section entitled “The Merger Proposal—Certain U.S. Federal Income Tax Consequences” beginning on page 81 and to consult their own tax advisor regarding the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the Merger and the ownership and disposition of the BIPC Shares received therein.

Certain Canadian Federal Income Tax Consequences (page 86)

Each holder of the Common Shares is urged to read the discussion in the section entitled “The Merger Proposal—Certain Canadian Federal Income Tax Consequences” beginning on page 86 and to consult their own tax advisor regarding the particular Canadian federal, provincial or local income or other tax consequences to it of the ownership and disposition of the BIPC Shares acquired pursuant to the Merger.

Accounting Treatment of the Merger (page 88)

BIP and BIPC prepare their consolidated financial statements in accordance with IFRS. Brookfield expects to consolidate the financial performance of Triton in accordance with IFRS 10, Consolidated Financial Statements, effective on the Closing Date. Brookfield will apply IFRS 3 Business Combinations to the Merger and initially recognize the assets and liabilities of Triton at fair value. Brookfield’s profit or loss and other comprehensive income will also include Triton’s profit or loss and other comprehensive income.

Any BIPC Shares issued in connection with the Merger, and any income or loss allocable to such holders following the Merger, will be reflected in liability and income attributable to BIP in BIPC’s consolidated financial statements. In BIP’s consolidated financial statements, BIPC Shares issued in connection with the Merger, and any income or loss allocable to such holders will be reflected in non-controlling BIPC shares.

Regulatory Approvals Required for the Merger (page 88)

To complete the Merger, BIPC, Parent and Triton must make certain filings, submissions and notices to obtain required authorizations, approvals, consents or expiration or termination of waiting periods from U.S. governmental and regulatory bodies, including antitrust and other regulatory authorities and certain foreign antitrust authorities. As described below in the section entitled “The Merger Agreement—Conditions that Must Be Satisfied or Waived for the Merger to Occur” beginning on page 114, the obligations of BIPC, Parent, Merger Sub and Triton to effect the Merger are subject to, among other things, (i) the waiting period (and any extension thereof) applicable to the Merger under the HSR Act having been terminated or having expired, (ii) the receipt of CFIUS Clearance and (iii) the receipt of other approvals, clearances or expirations of waiting periods under other applicable antitrust laws from certain foreign antitrust authorities. Triton and Brookfield each filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the DOJ and FTC on May 10, 2023. The waiting period under the HSR Act expired on June 9, 2023.

The Merger Agreement includes covenants obligating each of the parties to use reasonable best efforts to cause the Merger to be consummated as promptly as practicable and to take certain actions to resolve objections under any antitrust laws. In addition, BIPC, Parent or Triton (and any of their subsidiaries) agreed to use reasonable best efforts to (1) avoid entry of, and (2) resist vacate, limit, reverse, suspend or prevent an order, in each case, that would reasonably be expected to prevent, delay or impair the consummation of the Transactions, including through litigation and the proffering or agreement by BIPC or Parent to (A) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending such disposition, of assets, operations, rights, product lines, businesses or interests or (B) limit or restrict Triton, BIPC or Parent or any of their respective subsidiaries. However BIPC and Parent are not required to take any actions unless the effectiveness of such action is contingent on the closing of the Transactions or to take such actions that would (i) materially adversely impact the existing business of BIPC or Parent or (ii) reasonably be expected to have a material adverse effect on (A) Triton and its subsidiaries, taken as a whole or (B) the economic benefits contemplated to be received by BIPC or Parent or the governance or information rights necessary for BIPC or Parent to operate Triton.

Appraisal or Dissenters’ Rights (page 89)

Any Shareholders who do not vote in favor of the Merger, and who are not satisfied that they have been offered fair value for their Common Shares or Preference Shares, may within one month of the date of the notice of the Special Meeting (delivered with this proxy statement/joint prospectus) apply to the Court to appraise the fair value of their Common Shares or Preference Shares, pursuant to Section 106 of the Companies Act. All Dissenting Shares (as defined below) will be treated as cash election shares and will not be subject to any proration process. For more information, see the section titled “The Merger Proposal—Appraisal or Dissenters’ Rights” beginning on page 89.

No Solicitation; Intervening Event; Change of Recommendation (pages 108 and 109)

Under the Merger Agreement, Triton has agreed that neither it nor its subsidiaries will:

•	initiate, solicit, propose, knowingly encourage or knowingly facilitate any competing acquisition proposals;

•	engage in, continue or otherwise participate in any discussions or negotiations with respect to any competing acquisition proposal;

•	provide any non-public information or data concerning Triton or its subsidiaries in connection with any competing acquisition proposal; or

•	otherwise purposefully facilitate any effort or attempt to make or effect a competing acquisition proposal.

However, at any time before the adoption of the Merger Agreement and the Statutory Merger Agreement by the Requisite Merger Proposal Vote, if the Triton Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that an unsolicited, bona fide acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, then Triton is permitted to engage in discussions or negotiations with the third party with respect to such third party’s acquisition proposal.

Before receiving the Requisite Merger Proposal Vote, if there has been no breach (other than an immaterial breach) of Triton’s obligations under the no-shop provisions in the Merger Agreement and an unsolicited, bona fide written acquisition proposal is received by Triton, the Triton Board may cause Triton to terminate the Merger Agreement to enter into an alternative acquisition agreement for a superior proposal or change its recommendation that Shareholders vote in favor of the Merger, if the Triton Board determines that failure to do so would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain matching rights in favor of BIPC and Parent. The Triton Board may also withdraw or change its recommendation that Shareholders vote in favor of the Merger in response to an intervening event, subject to the foregoing procedural requirements.

Conditions that Must Be Satisfied or Waived for the Merger to Occur (page 114)

As more fully described in this proxy statement/joint prospectus and in the Merger Agreement, the obligations of BIPC, Parent, Merger Sub and Triton to complete the Merger are subject to the satisfaction of a number of conditions, including the following:

•	approval of the Merger Agreement, the Statutory Merger Agreement and the Merger by the Requisite Merger Proposal Vote;

•

the waiting period (or extensions thereof) applicable to the Merger under the HSR Act must have expired or been terminated and certain other required regulatory filings, clearances or approvals, including CFIUS Clearance, must have been filed, occurred or been obtained;

•	no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any ruling or Law that prevents the consummation of the Transactions;

•

each of the registration statement on Form F-4 of which this proxy statement/joint prospectus forms a part and a registration statement on Form F-3, related to the reservation for issuance of BIP Units, shall have been declared effective under the U.S. Securities Act, and no stop order or similar restraining order by the SEC suspending the effectiveness of either of such registration statement;

•	the BIPC Shares to be issued per the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance;

•

the BIPC Shares to be issued per the Merger shall have been conditionally approved for the listing and posting for trading on the TSX, subject only to satisfaction of the customary listing conditions of the TSX; and

•

in the case of Parent’s conditions to close, the absence of any term, condition or restriction being imposed by a regulatory approval that constitutes a Parent Burdensome Condition (as defined in the Merger Agreement).

For more information, see the section entitled “The Merger Agreement—Conditions that Must Be Satisfied or Waived for the Merger to Occur” beginning on page 114 of this proxy statement/joint prospectus.

Termination of the Merger Agreement (page 115)

BIPC, Parent, Merger Sub and Triton may mutually agree to terminate the Merger Agreement at any time prior to the Effective Time. The Merger Agreement may be terminated in certain other circumstances, including the following:

•

by either BIPC, Parent or Triton, if the Merger is not consummated by April 11, 2024, referred to as the “outside date” (we refer to a termination as described in this bullet as an “Outside Date Termination”);

•

by either BIPC, Parent or Triton, if the Requisite Merger Proposal Vote is not obtained at the Special Meeting or at any postponement or adjournment thereof (we refer to a termination as described in this bullet as a “Special Meeting Termination”);

•

by either BIPC, Parent or Triton, if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and prevents the consummation of the Transactions, and such Law shall have become final and non-appealable;

•

by Triton, subject to cure rights and on the condition that Triton is not then in breach the Merger Agreement that would result in a failure of any related closing condition, if any of BIPC, Parent or Merger Sub breaches or violates any of their material covenants, agreements or other obligations under the Merger Agreement, or any of the representations and warranties of BIPC, Parent or Merger Sub in the Merger Agreement becomes inaccurate, which breach, violation or inaccuracy would result in a failure of any related closing condition and cannot be cured within the earlier of 30 days after receiving written notice of such breach or failure and one business day prior to the outside date (we refer to a termination as described in this bullet as a “Brookfield Breach Termination”);

•

by Triton, if, prior to obtaining the Requisite Merger Proposal Vote, Triton enters into a definitive written agreement providing for a superior proposal in compliance with the terms of the Merger Agreement and pays the termination fee described in the section entitled “The Merger Agreement—Termination Fees Relating to the Termination of the Merger Agreement” beginning on page 116 of this proxy statement/joint prospectus (we refer to a termination as described in this bullet as a “Superior Proposal Termination”);

•

by Triton, if, all of the mutual closing conditions and closing conditions to BIPC’s and Parent’s obligations to effect the closing are satisfied or waived (other than those that, by their nature, are satisfied at the closing, all of which are capable of being satisfied at the closing), Triton has irrevocably confirmed by written notice to BIPC and Parent that all of the closing conditions to Triton’s obligations to effect the closing are satisfied or waived (other than those that, by their nature, are satisfied at the closing, all of which are capable of being satisfied at the closing), Triton is ready, willing and able to consummate the closing and BIPC and Parent fail to consummate the closing on or prior to the date that is the earlier of three business days following the date the closing should have occurred pursuant to the Merger Agreement and the outside date (we refer to a termination as described in this bullet as a “Failure to Close Termination”);

•

by BIPC or Parent, subject to cure rights and on the condition that BIPC, Parent and Merger Sub are not then in breach the Merger Agreement that would result in a failure of any related closing condition, Triton breaches or violates any of its material covenants, agreements or other obligations under the Merger Agreement, or any of the representations and warranties of Triton in the Merger Agreement becomes inaccurate, which breach, violation or inaccuracy would result in a failure of any related closing condition and cannot be cured within the earlier of 30 days after receiving written notice of such breach or failure and one business day prior to the outside date (we refer to a termination as described in this bullet as a “Triton Breach Termination”); or

•

by BIPC or Parent, if, prior to obtaining the Requisite Merger Proposal Vote, any of the following events has occurred (we refer to a termination as described in this bullet as a “Change in Recommendation Termination”):

•	a Triton Board recommendation change, that has not been withdrawn;

•

a tender offer or exchange offer that constitutes an acquisition proposal having been publicly announced and Triton failing to publicly recommend against such tender offer or exchange offer within 10 business days of the commencement of such tender offer or exchange offer; or

•

following the receipt of a publicly announced acquisition proposal, Triton failing to publicly reaffirm the Triton Board’s recommendation within 10 business days of the written request of BIPC or Parent (or if the Special Meeting is scheduled to be held within 10 business days of the written request of BIPC or Parent, promptly and in any event prior to the date of the Special Meeting).

For more information, see the section entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page 115 of this proxy statement/joint prospectus.

Termination Fees (page 116)

Triton Termination Fee. Triton will be required to pay to Parent a termination fee of $141,382,000 in the following circumstances:

•	a Superior Proposal Termination occurs;

•	a Change in Recommendation Termination occurs;

•

(i) an Outside Date Termination occurs, (ii) an acquisition proposal for Triton has been publicly announced or otherwise communicated to the Triton Board prior to the date of such termination and (iii) within 12 months after such termination, either (A) Triton consummates a competing proposal or (B) Triton has entered into a definitive agreement for a competing proposal (in each case, with all references to 20% being changed to 50% in the definition of “acquisition proposal”);

•

(i) a Special Meeting Termination occurs, (ii) an acquisition proposal for Triton has been publicly announced prior to the date of such Special Meeting and (iii) within 12 months after such termination, either (A) Triton consummates a competing proposal or (B) Triton has entered into a definitive agreement for a competing proposal (in each case, with all references to 20% being changed to 50% in the definition of “acquisition proposal”); or

•

(i) a Triton Breach Termination occurs, (ii) an acquisition proposal for Triton has been publicly announced or otherwise communicated to the Triton Board prior to the date of such termination and (iii) within 12 months after such termination, either (A) Triton consummates a competing proposal or (B) Triton has entered into a definitive agreement for a competing proposal (in each case, with all references to 20% being changed to 50% in the definition of “acquisition proposal”).

Parent Termination Fee. Parent will be required to pay to Triton a termination fee of $329,891,000 in the event (i) a Brookfield Breach Termination occurs, (ii) a Failure to Close Termination occurs or (iii) an Outside Date Termination occurs if at such time Triton could have validly terminated the Merger Agreement pursuant to a Brookfield Breach Termination or Failure to Close Termination.

For more information, see the section entitled “The Merger Agreement—Termination Fees Relating to the Termination of the Merger Agreement” beginning on page 116 of this proxy statement/joint prospectus.

Your Rights as a BIPC Shareholder Will Be Different from Your Rights as a Triton Shareholder (page 119)

Upon completion of the Merger, certain of the Common Shares will be converted into BIPC Shares. As a result, holders of such Common Shares will become holders of BIPC Shares, each of which are exchangeable at the option of the holder for one BIP Unit (subject to adjustment to reflect certain events) or its cash equivalent (the form of payment to be determined at the election of BIP or BIPC, as applicable). The rights of holders of the Common Shares are governed by the Companies Act, the Triton Memorandum of Association and the Triton Bye-Laws. These rights differ from the rights of holders of BIPC Shares and BIP Units. The rights of holders of BIPC Shares are governed by the Business Corporations Act (British Columbia) and the Notice of Articles and Articles of BIPC, and the rights of holders of BIP Units are governed by the Bermuda Limited Partnership Act 1883, the Bermuda Exempted Partnerships Act 1992, the Bermuda Partnership Act 1902 and the Amended and Restated Limited Partnership Agreement of BIP. For a summary of the material differences between the rights of holders of each of the Common Shares, BIPC Shares and BIP Units, see the section entitled “Comparison of Securityholder Rights” beginning on page 119.

Listing of BIPC Shares; Delisting and Deregistration of Common Shares (page 91)

Under the terms of the Merger Agreement, BIPC is required to use its reasonable best efforts to cause the BIPC Shares to be issued in connection with the Merger to be authorized for listing on the NYSE and the TSX prior to the Effective Time, and in the case of the TSX, subject only to satisfaction of the customary listing conditions of the TSX. Accordingly, BIPC has applied for the listing of the BIPC Shares to be issued in connection with the Merger on the NYSE and the TSX and the TSX has conditionally approved such listing. Listing on the TSX is subject to BIPC fulfilling all of the requirements of the TSX by the business day following the Closing Date. The outstanding BIPC Shares are currently listed on each of the TSX and the NYSE under the symbol “BIPC.”

If the Merger is completed, there will no longer be any publicly held Common Shares. Accordingly, the Common Shares will no longer be listed on the NYSE and will be deregistered under the U.S. Exchange Act. Under the terms of the Merger Agreement, Triton is required to cooperate with BIPC and Parent to take all actions reasonably required to cause the Common Shares to be delisted from the NYSE and deregistered under the U.S. Exchange Act as soon as practicable following the Effective Time.

Treatment of Preference Shares (page 91)

The Preference Shares issued and outstanding immediately prior to the Effective Time will remain outstanding as an obligation of the Surviving Company and no consideration will be delivered in respect thereof in connection with the Merger. Triton expects that the Preference Shares will continue to be listed on the NYSE immediately following the closing of the Merger and remain entitled to the same dividends and other preferences and privileges that they currently have.

Selected Unaudited Pro Forma Financial Data (page 21)

The following selected unaudited pro forma financial data was prepared using the acquisition method of accounting for business combinations under IFRS, with BIP (through BIPC) being the accounting and legal acquirer. The following information should be read in conjunction with the respective audited consolidated financial statements of BIP, BIPC, and Triton for the year ended December 31, 2022, including the respective notes thereto, and the respective unaudited consolidated financial statements for the three months ended March 31, 2023, which are incorporated by reference into this proxy statement/joint prospectus.

The selected unaudited pro forma statements of operating results for the three months ended March 31, 2023 and for the year ended December 31, 2022 have been prepared to give effect to the consummation of the Triton acquisition contemplated by the proxy statement/joint prospectus as if it had occurred on January 1, 2022, with transaction accounting adjustments calculated using information as of April 28, 2023, which is the most recent practicable date prior to the effective date of the proxy statement/joint prospectus.

The selected unaudited pro forma financial data, which is based on management’s best estimate has been derived from, and should be read in conjunction with, the more detailed unaudited pro forma financial information of BIP and BIPC, and the accompanying notes appearing in the section entitled “Unaudited Pro Forma Financial Data.” The unaudited pro forma financial statements have been presented in accordance with SEC Regulation S-X Article 11 for illustrative purposes only and are not necessarily indicative of what the Surviving Company’s financial position or results of operations actually would have been had the Merger been completed as of the dates indicated. In addition, the selected unaudited pro forma financial data does not purport to project the future financial position or operating results of the Surviving Company.

	BIP		BIPC
Unaudited Pro Forma Statement of Operating Results	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022	For the Three Months Ended March 31, 2023	For the Year Ended December 31, 2022
(US$ millions, except where otherwise indicated)
Revenue	4,634	16,254	913	3,713
Income (losses) before income tax	320	2,340	(28)	2,285
Net income (loss)	224	1,745	(115)	1,989
Net income (loss) attributable to partnership(1)	(17)	141	(286)	1,163
Basic and diluted (loss) earnings per unit(2)	(0.06)	0.22

BIP Unaudited Pro Forma Statement of Financial Position	As at March 31, 2023
(US$ millions, except where otherwise indicated)
Total assets	95,099
Total liabilities	61,683
Net assets	33,416
Partnership capital
Limited partners	5,097
General partner	25
Non-controlling interest attributable to:
Redeemable Partnership Units held by Brookfield Corporation	2,143
BIPC exchangeable shares	2,125
Exchangeable units	68
Perpetual subordinated notes	293
Interest of others in operating subsidiaries	22,747
Preferred unitholders	918
Weighted average of BIP Units (in millions)	458.4

BIPC Unaudited Pro Forma Statement of Financial Position	As at March 31, 2023
(US$ millions, except where otherwise indicated)
Total assets	23,676
Total liabilities	20,125
Net assets	3,551
Partnership capital
Brookfield Infrastructure Partners L.P.	(1,436)
Non-controlling interest	4,988

Note:

(1)	For BIP, the amount represents net income (loss) attributable to BIP units. For BIPC, the amount represents net income (loss) attributable to BIP.
(2)	Combined pro forma earnings (loss) per unit represents combined pro forma earnings (loss) per unit attributable to BIP’s limited partners.

Unaudited Historical and Pro Forma Comparative Per Share Data (page 37)

The following table sets forth the historical comparative share information for BIP and Triton on a stand-alone basis and pro forma combined per share information after giving effect to the Merger. BIPC does not present earnings per shares as each class of share represents a financial liability in BIPC’s consolidated financial statements, and they do not constitute ordinary shares. However, the BIPC Shares are structured with the intention to be economically equivalent to BIP Units through identical distributions and each BIPC Share being exchangeable at the option of the holder for one BIP Unit at any time. Please refer to Note 1 and Note 2 to BIPC’s financial statements as at and for the year ended December 31, 2022 for more information. As such, the per share data included in this section does not include BIPC results.

The financial statements of BIPC have been prepared in accordance with IFRS and in its functional and presentation currency of U.S. dollars. The historical financial statements of Triton have been prepared in accordance with accounting standards generally accepted in the United States in its functional and presentation currency of U.S. dollars.

The historical information should be read in conjunction with the historical financial statements of BIP and Triton, incorporated by reference in accordance with the section titled “Incorporation of Certain Documents by Reference.” The pro forma combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement/prospectus entitled “Selected Unaudited Pro Forma Financial Information.”

The pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would have been had the companies been combined during the periods presented, nor to project the Surviving Company’s results of operations or earnings per share for any future date or period. The pro forma combined shareholders’ equity per share information below does not purport to represent what the value of BIP and Triton would have been had the companies been combined during the periods presented.

(in U.S.$, except weighted average of outstanding shares)

	BIP (Historical)(1)	Triton (Historical)(2)	Pro Forma Combined(3)
As of and for the three-month period ended March 31, 2023
Book value per share	11.71	43.98	11.12
Cash dividends per share	0.3825	0.70	0.3825
Weighted average shares (in millions)
Weighted average of outstanding shares – basic	458.4	55.9	458.4
Weighted average of outstanding shares – diluted	458.4	56.1	458.4
Earnings (loss) per share
Earnings (loss) per outstanding shares – basic	(0.07)	2.45	(0.06)
Earnings (loss) per outstanding shares – diluted	(0.07)	2.44	(0.06)
For the year ended December 31, 2022
Weighted average shares (in millions)
Weighted average of outstanding shares – basic	458.1	61.8	458.1
Weighted average of outstanding shares – diluted	458.1	62.1	458.1
Earnings (loss) per share
Earnings (loss) per outstanding shares – basic	0.14	11.25	0.22
Earnings (loss) per outstanding shares – diluted	0.14	11.19	0.22

Note:—

(1)	BIP’s weighted average shares represents total outstanding BIP Units. BIP’s earnings (loss) per share represents the earnings (loss) per weighted average of BIP Units.
(2)	Triton’s weighted average shares represents the Common Shares outstanding for both basic and diluted. Triton’s earnings per share represents net income per common share for both basic and diluted.
(3)

Combined pro forma weighted average shares represents BIP’s weighted average total outstanding BIP Units. Combined pro forma earnings (loss) represents combined pro forma earnings (loss) attributable to BIP’s limited partners.

Comparative Per Share Market Price And Dividend Information (page 35)

Market Price

The outstanding BIPC Shares are currently listed on the NYSE and the TSX under the ticker symbol “BIPC,” the outstanding BIP Units are currently listed on the NYSE and the TSX under the ticker symbol “BIP” and “BIP.UN,” respectively, and the outstanding Common Shares are currently listed on the NYSE under the ticker symbol “TRTN.”

The table below sets forth, for the periods indicated, the per share high and low sales prices for the BIPC Shares and BIP Units as reported on the NYSE and the TSX and the Common Shares as reported on the NYSE. Numbers have been rounded to the nearest whole cent.

	BIPC Shares NYSE		BIPC Shares TSX		BIP Units NYSE		BIP Units TSX		Triton Common Shares NYSE
	High	Low	High	Low	Low	High	Low	High	High	Low
	(in US$)		(in C$)		(in US$)		(in C$)		(in US$)
Quarterly information for the past two years and subsequent quarters
2023
April 1, 2023 – June 30, 2023	48.23	41.05	64.43	55.95	37.32	33.24	50.36	44.73	83.82	60.98
January 1, 2023 – March 31, 2023	46.10	38.42	62.11	52.57	36.08	31.00	48.25	42.29	73.00	59.48
2022
October 1, 2022 – December 31, 2022	47.99	37.55	64.45	51.88	30.23	37.95	41.18	50.93	70.45	53.31
July 1, 2022 – September 30, 2022	50.03	40.42	69.99	52.82	35.70	43.27	48.21	56.13	68.38	50.39
April 1, 2022 – June 30, 2022	53.64	43.79	67.18	51.57	36.45	45.33	47.19	56.64	70.69	48.64
January 1, 2022 – March 31, 2022	50.78	42.13	63.47	53.45	38.83	44.15	49.53	55.19	72.34	57.64
2021
October 1, 2021 – December 31, 2021	46.14	38.46	57.87	48.61	37.25	40.72	46.55	51.33	63.88	52.07
July 1, 2021 – September 30, 2021	53.73	37.93	67.05	48.61	35.93	38.65	44.84	48.99	56.30	46.75
April 1, 2021 – June 30, 2021	51.67	45.13	64.78	54.60	35.11	37.17	42.57	46.21	57.96	48.30
January 1, 2021 – March 31, 2021	51.86	38.75	65.15	49.54	32.68	36.19	41.43	46.31	61.88	44.76

The following table presents the closing price per BIPC Share on the NYSE and the TSX and the closing price per Common Share on the NYSE on (a) April 11, 2023, the last full trading day prior to the public announcement of the Merger Agreement, and (b) July 5, 2023, the last practicable trading day prior to the mailing of this proxy statement/joint prospectus. This table also shows the implied value of the Merger

Consideration payable for each Common Share, which was calculated by multiplying the closing price of BIPC Shares on the NYSE on those dates by the Exchange Ratio, as calculated on those dates.

Date	BIPC Shares NYSE (in US$)	BIPC Shares TSX\ (in C$)	BIP Units NYSE (in US$)	BIP Units TSX (in C$)	Triton Common Shares NYSE (in US$)	Implied Value Per Triton Common Share (Cash Consideration) (in US$)	Implied Value Per Triton Common Share (Share Consideration) (in US$)
April 11, 2023	46.25	62.33	34.70	46.75	63.01	68.50	16.50
July 5, 2023	46.05	61.13	36.56	48.53	83.24	68.50	16.50

Dividend Information

The following table sets forth the dividends or distributions, as applicable, per BIPC Share, BIP Unit and Common Share of Triton declared with respect to the periods indicated.

	BIPC Share Dividends	BIP Unit Distributions	Triton Common Share Dividends
	(in US$)	(in US$)	(in US$)
Quarterly information for the past two years and subsequent quarters
2023
April 1, 2023 – June 30, 2023	0.38	0.38	0.70
January 1, 2023 – March 31, 2023	0.38	0.38	0.70
2022
October 1, 2022 – December 31, 2022	0.36	0.36	0.70
July 1, 2022 – September 30, 2022	0.36	0.36	0.65
April 1, 2022 – June 30, 2022	0.36	0.36	0.65
January 1, 2022 – March 31, 2022	0.36	0.36	0.65
2021
October 1, 2021 – December 31, 2021	0.34	0.34	0.65
July 1, 2021 – September 30, 2021	0.34	0.34	0.57
April 1, 2021 – June 30, 2021	0.34	0.34	0.57
January 1, 2021 – March 31, 2021	0.34	0.34	0.57

Risk Factors (page 38)

You should consider all the information contained in this proxy statement/joint prospectus, as well as the other information set forth in and incorporated by reference into this proxy statement/joint prospectus, before making a decision on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal. In particular, you should consider the risk factors described in the section entitled “Risk Factors” beginning on page 38. Such risks include, but are not limited to:

Risk factors relating to the Merger, including that:

•

Because the market value of BIPC Shares that holders of the Common Shares will receive in the Merger may fluctuate, holders of the Common Shares cannot be sure of the market value of the Merger Consideration that they will receive in the Merger.

•

Upon completion of the Merger, holders of the Common Shares who receive the BIPC Shares in the Merger will become holders of BIPC Shares, and the market price for BIPC Shares may be affected by factors different from those that historically have affected Triton.

•	Certain rights of holders of the Common Shares will change as a result of the Merger.

•	There is no assurance when or if the Merger will be completed.

•	The announcement and pendency of the Merger could adversely affect each of Triton’s and BIPC’s business, results of operations and financial condition.

•	Triton and BIPC will incur substantial transaction fees and costs in connection with the Merger.

•	Significant demands will be placed on BIPC and Triton in connection with the Merger.

•

The unaudited pro forma financial information of Triton and BIPC is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of the Surviving Company following the Merger.

•	The termination of the Merger Agreement could negatively impact Triton or BIPC.

•

Directors and executive officers of Triton have interests in the Merger that may differ from the interests of holders of the Common Shares generally, including, if the Merger is completed, the receipt of financial and other benefits.

•	Except in specified circumstances, if the Merger is not completed by April 11, 2024, subject to extension in specified circumstances, either Triton or BIPC may choose not to proceed with the Merger.

•	Holders of BIPC Shares may find it difficult or impossible to enforce service of process and enforce judgment against BIPC and BIPC’s directors and service providers.

•	Resales of BIPC Shares following the Merger may cause the market value of BIPC Shares to decline.

•	The market value of BIPC Shares may decline as a result of the Merger.

•	Triton and BIPC may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/joint prospectus contains “forward-looking statements” within the meaning of applicable U.S. securities laws, and “forward-looking information” within the meaning of Canadian provincial securities laws, which reflect the current views of BIPC, BIP and Triton with respect to, among other things, their future results of operations and financial performance. In some cases, you can identify forward-looking statements and information by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements and information are based on BIPC’s, BIP’s and Triton’s beliefs, assumptions and expectations of their respective future performance, taking into account all information currently available to them. Such forward-looking statements and information are subject to risks and uncertainties and assumptions relating to their respective operations, financial results, financial condition, business prospects, growth strategy and liquidity.

In addition to factors previously disclosed in reports filed by BIPC, BIP and Triton with securities regulators in Canada and the United States and those identified elsewhere in this proxy statement/joint prospectus, the following factors, among others, could cause actual results to differ materially from forward-looking statements and information or historical performance: risks related to the satisfaction or waiver of the conditions to closing the Merger (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by Shareholders) in the anticipated timeframe or at all, including the possibility that the Merger does not close; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring Triton or Parent to pay a termination fee; the possibility that competing offers may be made; risks related to the ability to realize the anticipated benefits of the Merger, including the possibility that the expected benefits from the Merger will not be realized or will not be realized within the expected time period; disruption from the transaction making it more difficult to maintain business and operational relationships; continued availability of capital and financing and rating agency actions; disruptions in the financial markets; certain restrictions during the pendency of the transaction that may impact Triton’s ability to pursue certain business opportunities or strategic transactions; risks related to diverting management’s attention from Triton’s ongoing business operation; negative effects of the Merger on the market price of the Common Shares, the BIPC Shares or the BIP Units and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Merger; and other business effects and uncertainties in connection with the businesses of BIPC, BIP and Triton, as further described in each of the “Risk Factors” and “Forward-Looking Statements” sections of the BIPC Annual Report and the BIP Annual Report and the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of the Triton Annual Report and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 2, 2023, respectively.

Any forward-looking statements and information speak only as of the date of this proxy statement/joint prospectus or as of the date they were made, and except as required by law, neither BIPC, BIP nor Triton undertakes any obligation to update forward-looking statements and information. You should carefully consider the foregoing factors and the other risks and uncertainties that affect BIPC’s business described in the “Risk Factors” and “Forward-Looking Statements” sections of the BIPC Annual Report, BIP’s business described in the “Risk Factors” and “Forward-Looking Statements” sections of the BIP Annual Report, and Triton’s business described in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of the Triton Annual Report and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 2, 2023, and in each case any material updates to these factors contained in any of BIPC’s, BIP’s or Triton’s future filings, all of which are or will be available at www.sec.gov.

As for the forward-looking statements and information that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements and information. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

All written or oral forward-looking statements concerning the Merger or other matters addressed in this proxy statement/joint prospectus and attributable to BIPC, BIP or Triton or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

UNAUDITED PRO FORMA FINANCIAL DATA

Following the Transactions, Brookfield expects that BIP, through BIPC, will hold an approximate 22% interest in Triton with Parent holding the remaining approximate 78%. As Triton represents a significant business to be acquired by both BIP and BIPC, the following unaudited pro forma financial statements of BIP and BIPC, respectively, are presented to illustrate the effects of transaction accounting adjustments that are expected to occur upon the expected Transactions. The unaudited pro forma financial statements of BIP have been prepared by using the consolidated financial statements of BIP and Triton, and the unaudited pro forma financial statements of BIPC have been prepared by using the consolidated financial statements of BIPC and Triton, all incorporated by reference in this proxy statement/joint prospectus. The unaudited pro forma statements of financial position of BIP and BIPC as at March 31, 2023 give effect to the acquisition as if it had been consummated on March 31, 2023. The unaudited pro forma statements of operating results of BIP and BIPC for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the acquisition as if it had been consummated on January 1, 2022. All financial data in these unaudited pro forma financial statements is presented in U.S. dollars, unless otherwise noted, and has been prepared using accounting policies that are consistent with IFRS.

The unaudited pro forma financial statements are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma financial statements provide information of how such adjustments were derived and presented. These unaudited pro forma financial statements are not intended to be indicative of the results that would have actually occurred, had the events reflected therein occurred on the dates indicated, and do not purport to project the future financial position of BIP or BIPC. Actual amounts recorded upon consummation of the Transactions will differ from these unaudited pro forma financial statements. Readers are cautioned to not place undue reliance on these unaudited pro forma financial statements.

Brookfield Infrastructure Partners L.P.

Unaudited Pro forma Statement of

Operating Results

US$ MILLIONS, except where otherwise indicated	BIP	Triton					Pro Forma Combined
For the three-month period ended March 31, 2023			Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes
Revenues	$4,218	$—	$416	1g	$—		$4,634
Leasing revenue – Operating leases	—	370	(370)	1g	—		—
Leasing revenue – Finance leases	—	27	(27)	1g	—		—
Equipment trading revenue	—	19	(19)	1g	—		—
Net gain on sale of leasing equipment	—	16	(16)	1g	—		—
Direct operating costs	(3,229)	(23)	(187)	1g	(32)	3a	(3,471)
Equipment trading expenses	—	(18)	18	1g
General and administrative expenses	(103)	(23)	23	1g	—		(103)
(Provision) reversal for doubtful accounts	—	2	(2)	1g	—		—
Depreciation and amortization expense	—	(148)	148	1g	—		—

	886	222	(16)	1g	(32)		1,060
Interest expense	(568)	(59)	—		(43)	3b	(670)
Share of earnings from investments in associates and joint ventures	103	—	—		—		103
Mark-to-market losses	(94)	—	—		—		(94)
Other income (expense)	(95)	—	16	1g	—		(79)

Income (loss) before income tax	232	163	—		(75)		320
Income tax (expense) recovery
Current	(132)	(13)	—		—		(145)
Deferred	43	—	—		6	3c	49

Net income (loss)	$143	$150	$—		$(69)		$224

Attributable to:
Limited partners	$(25)	$—	$17	1g	$(9)	3e	$(17)
General partner	65	—	—		—	3e	65
Non-controlling interest attributable to:
Redeemable Partnership Units held by Brookfield Corporation	(11)	—	7	1g	(4)	3e	(8)
BIPC exchangeable shares	(6)	—	5	1g	(2)	3e	(3)
Exchangeable units	—	—	—		—	3e	—
Interest of others in operating subsidiaries	120	—	121	1g	(54)	3e	187
Basic and diluted (loss) earnings per unit attributable to:
Limited partners	$(0.07)	$—	$0.03	1g	$(0.02)	3f	$(0.06)

Basic and diluted weighted average number of BIP Units (in millions)	458.4						458.4

US$ MILLIONS, except where otherwise indicated	BIP	Triton					Pro Forma Combined
For the year ended December 31, 2022			Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes
Revenues	$14,427	$—	$1,827	1g	$—		$16,254
Leasing revenue – Operating leases	—	1,564	(1,564)	1g	—		—
Leasing revenue – Finance leases	—	115	(115)	1g	—		—
Equipment trading revenue	—	148	(148)	1g	—		—
Net gain on sale of leasing equipment	—	116	(116)	1g	—		—
Direct operating costs	(10,510)	(42)	(857)	1g	(125)	3a	(11,534)
Equipment trading expenses		(132)	132	1g	—
General and administrative expenses	(433)	(93)	93	1g	—		(433)
(Provision) reversal for doubtful accounts	—	3	(3)	1g	—		—
Depreciation and amortization expense	—	(635)	635	1g	—		—

	3,484	1,044	(116)	1g	(125)		4,287
Interest expense	(1,855)	(226)	—		(174)	3b	(2,255)
Share of earnings from investments in associates and joint ventures	12	—	—		—		12
Debt termination expense	—	(2)	2	1g	—		—
Mark-to-market income	202	—	—		—		202
Other income (expense)	92	2	114	1g	(114)	3d	94

Income (loss) before income tax	1,935	818	—		(413)		2,340
Income tax (expense) recovery
Current	(474)	(47)	—		—		(521)
Deferred	(86)	(24)	—		36	3c	(74)

Net income (loss)	$1,375	$747	$—		$(377)		$1,745

Attributable to:
Limited partners	$101	$—	$87	1g	$(47)	3e	$141
General partner	240	—	—		—	3e	240
Non-controlling interest attributable to:
Redeemable Partnership Units held by Brookfield Corporation	42	—	37	1g	(20)	3e	59
BIPC exchangeable shares	24	—	25	1g	(14)	3e	35
Exchangeable units	—	—	1	1g	(1)	3e	—
Interest of others in operating subsidiaries	968	—	597	1g	(295)	3e	1,270
Basic and diluted earnings (loss) per unit attributable to:
Limited partners	$0.14	$—	$0.18	1g	$(0.10)	3f	$0.22

Basic and diluted weighted average number of BIP Units (in millions)	458.1						458.1

Brookfield Infrastructure Partners L.P.

Unaudited Pro Forma Statement of

Financial Position

US$ MILLIONS, except where otherwise indicated	BIP	Triton
As at March 31, 2023			Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Cash and cash equivalents	$1,515	$93	$103	1g	$—	2a,d	$1,711
Restricted cash	—	103	(103)	1g	—		—
Financial assets	1,103	—	40	1a	(42)	2a,b	1,101
Accounts receivable and other	3,506	250	219	1c	—		3,975
Assets classified as held for sale	913	—	143	1b	—		1,056
Inventory	500	—	35	1b	—		535

Current assets	7,537	446	437	1g	(42)		8,378
Property, plant and equipment	37,597	—	9,293	1g	1,137	2e	48,027
Lease equipment, net of accumulated depreciation	—	9,291	(9,291)	1g	—		—
Net investment in finance leases	—	1,621	(1,621)	1c	—		—
Equipment held for sale	—	178	(178)	1b
Intangible assets	15,459	—	5	1g	—		15,464
Lease intangibles, net of accumulated amortization	—	5	(5)	1g	—		—
Investments in associates and joint ventures	5,824	—	—		—		5,824
Investment properties	727	—	—		—		727
Goodwill	11,670	237	—		178	2e	12,085
Financial assets (non-current)	610	—	52	1a	—		662
Fair value of derivative instrument	—	92	(92)	1a			—
Other assets	2,372	31	1,400	1c	—		3,803
Deferred income tax asset	129	—	—		—		129

Total assets	$81,925	$11,901	$—		$1,273		$95,099

Liabilities and Equity
Liabilities
Accounts payable and other	$5,114	$86	$336	1d	$(202)	2e,g	$5,334
Equipment purchase payable	—	20	(20)	1d	—		—
Fair value of derivative instruments	—	2	(2)	1g			—
Corporate borrowings	1,235	—	—		—		1,235
Non-recourse borrowings	3,570		1,007	1e	(80)	2h	4,497
Financial liabilities	362	—	2	1g	—		364
Deferred revenue	—	316	(316)	1d	—	2e	—
Liabilities directly associated with assets classified as held for sale	490	—	—		—		490

Current liabilities	10,771	424	1,007	1g	(282)		11,920
Corporate borrowings	3,336	—	—		58	2d	3,394
Debt, net of unamortized costs	—	7,907	(7,907)	1g	—		—
Non-recourse borrowings (non-current)	26,676	—	6,900	1e	(628)	2h	32,948
Financial liabilities (non-current)	1,725	—	—		—		1,725
Other liabilities (non-current)	4,285	—	—		—		4,285
Deferred income tax liability	6,800	413	—		178	2e	7,391
Preferred shares	20	—	—		—		20

Total liabilities	53,613	8,744	—		(674)		61,683

US$ MILLIONS, except where otherwise indicated	BIP	Triton
As at March 31, 2023			Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Partnership capital
Limited partners	5,112	—	—		(15)	2g	5,097
General partner	25	—	—		—		25
Non-controlling interest attributable to:
Redeemable Partnership Units held by Brookfield Corporation	2,149	—	—		(6)	2g	2,143
BIPC exchangeable shares	1,225	—	—		900	2a,g	2,125
Exchangeable units	68	—	—		—		68
Perpetual subordinated notes	293				—		293
Interest of others in operating subsidiaries	18,522	—	—		4,225	2c,f,g	22,747
Preferred unitholders	918	—	—		—		918
Equity
Equity			—				—
Preferred shares	—	730			(730)	2e	—
Common shares	—	1	—		(1)	2e	—
Undesignated shares	—	—	—		—	2e	—
Treasury shares	—	(1,195)	—		1,195	2e	—
Additional paid-in-capital	—	907	—		(907)	2e	—
Accumulated earnings	—	2,629	—		(2,629)	2e	—
Accumulated other comprehensive income	—	85	—		(85)	2e	—

Total partnership capital	28,312	3,157	—		1,947		33,416

Total liabilities and partnership capital	$81,925	$11,901	$—		$1,273		$95,099

Brookfield Infrastructure Corporation

Unaudited Pro forma Statement of

Operating Results

US$ MILLIONS, except where otherwise indicated	BIPC	Triton					Pro Forma Combined
For the three-month period ended March 31, 2023			Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes
Revenues	$497	$—	$416	1g	$—		$913
Leasing revenue – Operating leases	—	370	(370)	1g	—		—
Leasing revenue – Finance leases	—	27	(27)	1g	—		—
Equipment trading revenue	—	19	(19)	1g	—		—
Net gain on sale of leasing equipment	—	16	(16)	1g	—		—
Direct operating costs	(147)	(23)	(187)	1g	(32)	3a	(389)
Equipment trading expenses		(18)	18	1g
General and administrative expenses	(16)	(23)	23	1g	—		(16)
(Provision) reversal for doubtful accounts	—	2	(2)	1g	—		—
Depreciation and amortization expense	—	(148)	148	1g	—		—

	334	222	(16)	1g	(32)		508
Interest expense	(153)	(59)	—		(44)	3b	(256)
Share of earnings from investments in associates and joint ventures	1	—	—		—		1
Re-measurement of exchangeable and class B shares	(307)
Mark-to-market and foreign currency revaluation	—	—	—		—		(307)
Other income	10	—	16	1g	—		26

Income (loss) before income tax	(115)	163	—		(76)		(28)
Income tax (expense) recovery
Current	(80)	(13)	—		—		(93)
Deferred	—	—	—		6	3c	6

Net income (loss)	$(195)	$150	$—		$(70)		$(115)

Attributable to:
Brookfield Infrastructure Partners L.P.	$(301)	$—	$30	1g	$(15)	3e	$(286)
Non-controlling interest	106	—	120	1g	(55)	3e	171

Brookfield Infrastructure Corporation

Unaudited Pro forma Statement of

Operating Results

US$ MILLIONS, except where otherwise indicated	BIPC	Triton					Pro Forma Combined
For the year ended December 31, 2022			Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes
Revenues	$1,886	$—	$1,827	1g	$—		$3,713
Leasing revenue – Operating leases	—	1,564	(1,564)	1g	—		—
Leasing revenue – Finance leases	—	115	(115)	1g	—		—
Equipment trading revenue	—	148	(148)	1g	—		—
Net gain on sale of leasing equipment	—	116	(116)	1g	—		—
Direct operating costs	(542)	(42)	(857)	1g	(125)	3a	(1,566)
Equipment trading expenses		(132)	132	1g
General and administrative expenses	(69)	(93)	93	1g	—		(69)
(Provision) reversal for doubtful accounts	—	3	(3)	1g	—		—
Depreciation and amortization expense	—	(635)	635	1g	—		—

	1,275	1,044	(116)	1g	(125)		2,078
Interest expense	(544)	(226)	—		(176)	3b	(946)
Share of earnings from investments in associates and joint ventures	4	—	—		—		4
Debt termination expense		(2)	2	1g	—		—
Re-measurement of exchangeable and class B shares	1,058	—	—		—		1,058
Mark-to-market and foreign currency	49	—	—		—		49
Other income (expense)	39	2	114	1g	(114)	3d	41

Income (loss) before income tax	1,881	818	—		(415)		2,284
Income tax (expense) recovery
Current	(341)	(47)	—		—		(388)
Deferred	79	(24)	—		36	3c	91

Net income (loss)	$1,619	$747	$—		$(379)		$1,987

Attributable to:
Brookfield Infrastructure Partners L.P.	$1,094	$—	$150	1g	$(82)	3e	$1,162
Non-controlling interest	525	—	597	1g	(297)	3e	825

Brookfield Infrastructure Corporation

Unaudited Pro Forma Statement of

Financial Position

US$ MILLIONS, except where otherwise indicated
As at March 31, 2023	BIPC	Triton	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Cash and cash equivalents	$309	$93	$103	1g	$—	2a,d	$505
Restricted cash	—	103	(103)	1g			—
Financial assets	53	—	40	1a	—		93
Accounts receivable and other	520	250	219	1g	—	2a,b	989
Due from Brookfield Infrastructure	761	—	—		—		761
Assets classified as held for sale	—	—	143	1b	—		143
Inventory	—	—	35	1b	—		35

Current assets	1,643	446	437	1g	—		2,526
Property, plant and equipment	4,908	—	9,293	1g	1,137	2e	15,338
Lease equipment, net of accumulated depreciation	—	9,291	(9,291)	1g	—		—
Net investment in finance leases	—	1,621	(1,621)	1c	—		—
Equipment held for sale	—	178	(178)	1b
Intangible assets	2,903	—	5	1g	—		2,908
Lease intangibles, net of accumulated amortization	—	5	(5)	1g	—		—
Investments in associates and joint ventures	405	—	—		—		405
Goodwill	538	237	—		178	2e	953
Financial assets (non-current)	1	—	52	1a	—		53
Fair value of derivative instrument	—	92	(92)	1a			—
Other assets	19	31	1,400	1c	—		1,450
Deferred income tax asset	43	—	—		—		43

Total assets	$10,460	$11,901	$—		$1,315		$23,676

Liabilities and Equity
Liabilities
Accounts payable and other	$627	$86	$336	1d	$(202)	2e,g	$847
Equipment purchase payable	—	20	(20)	1d	—		—
Fair value of derivative instruments	—	2	(2)	1g	—		—
Non-recourse borrowings	578	—	1,007	1e	(80)	2h	1,505
Financial liabilities	60	—	2	1g	—		62
Deferred revenue	—	316	(316)	1d	—	2e	—
Loans payable to Brookfield Infrastructure	26	—	—		100	2b	126
Exchangeable and class B shares	3,735	—	—		904	2a	4,639

Current liabilities	5,026	424	1,007	1g	722		7,179
Debt, net of unamortized costs	—	7,907	(7,907)	1e	—		—
Non-recourse borrowings (non-current)	4,387	—	6,900	1e	(628)		10,659
Other liabilities (non-current)	128	—	—		—		128

US$ MILLIONS, except where otherwise indicated
As at March 31, 2023	BIPC	Triton	Reclassification Adjustments	Notes	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Deferred income tax liability	1,567	413	—		178	2e	2,158

Total liabilities	11,108	8,744	—		272		20,124
Partnership capital
Brookfield Infrastructure Partners L.P.	(1,411)	—	—		(25)	2g	(1,436)
Non-controlling interest	763	—	—		4,225	2c,f,g	4,988
Equity			—				—
Preferred shares	—	730			(730)	2e	—
Common shares	—	1	—		(1)	2e	—
Undesignated shares	—	—	—		—	2e	—
Treasury shares	—	(1,195)	—		1,195	2e	—
Additional paid-in-capital	—	907	—		(907)	2e	—
Accumulated earnings	—	2,629	—		(2,629)	2e	—
Accumulated other comprehensive income	—	85	—		(85)	2e	—

Total partnership capital	(648)	3,157	—		1,043		3,552

Total liabilities and partnership capital	$10,460	$11,901	$—		$1,315		$23,676

Notes to the Pro Forma Financial Statements

(Unaudited)

1. Description of the Transaction and Basis of Presentation

BIP (together with its subsidiaries and operating entities) owns and operates utilities, transport, midstream and data businesses in North and South America, Europe and the Asia Pacific region. BIPC and its subsidiaries own and operate regulated utilities investments in Brazil, the U.K., and Australia. BIPC is a subsidiary of BIP.

Following the Transactions, Brookfield expects that BIP’s interest in Triton will be entirely held through BIPC, who is expected to own a 22% interest in, and control Triton.

These pro forma financial statements have been prepared by BIP and BIPC, respectively, for inclusion in this proxy statement/joint prospectus to reflect the impact of the Transactions.

The pro forma financial statements of BIP have been prepared from and should be read in conjunction with:

•	the audited annual financial statements of BIP, together with the notes thereto, as of and for the year ended December 31, 2022;

•	the unaudited interim financial statements of BIP, together with the notes thereto, as at and for the three months ended March 31, 2023;

•	the audited annual financial statements of Triton, together with the notes thereto, as of and for the year ended December 31, 2022; and

•	the unaudited interim financial statements of Triton, together with the notes thereto, as at and for the three months ended March 31, 2023.

The pro forma financial statements of BIPC have been prepared from and should be read in conjunction with:

•	the audited annual financial statements of BIPC, together with the notes thereto, as of and for the year ended December 31, 2022;

•	the unaudited interim financial statements of the BIPC, together with the notes thereto, as at and for the three months ended March 31, 2023;

•	the audited annual financial statements of Triton, together with the notes thereto, as of and for the year ended December 31, 2022; and

•	the unaudited interim financial statements of Triton, together with the notes thereto, as at and for the three months ended March 31, 2023.

The unaudited pro forma financial statements are based on preliminary estimates, accounting judgments and currently available information and assumptions that management believes are reasonable. The notes to the unaudited pro forma financial statements provide information of how such adjustments were derived and presented. These unaudited pro forma financial statements are not intended to be indicative of the results that would have actually occurred, had the events reflected therein occurred on the dates indicated, and do not purport to project the future financial position of BIP or BIPC. Actual amounts recorded upon consummation of the Transactions will differ from these unaudited pro forma financial statements.

Management determined there to be no material adjustments to reconcile the financial statements of Triton, prepared under accounting standards generally accepted in the United States, to IFRS. Certain adjustments that have been made to conform the presentation of the consolidated financial statements of Triton to the presentation of financial information in BIP’s and BIPC’s financial statements.

Such reclassifications for BIP and BIPC includes:

(a)

Triton’s fair value of derivative instrument has been adjusted to current and non-current financial asset as disclosed in Note 8 of Triton’s financial statements for the three-month period ended March 31, 2023.

(b)	Triton’s equipment held for sale has been reclassified to held for sale and inventory, as disclosed in Note 9 of Triton’s financial statements for the three-month period ended March 31, 2023.

(c)

Other assets have been adjusted to include the non-current portion of net investment in finance leases as disclosed in Note 8 of Triton’s financial statement for the period ended December 31, 2022 as it was the most recent financial data available and immaterial changes for the interim period were assumed.

(d)	Current accounts payable and other has been adjusted to reflect equipment purchase payable and deferred revenue as disclosed on Triton’s financial statements for the period ended March 31, 2023.

(e)

Triton’s debt, net of unamortized costs, has been adjusted to current and non-current non-recourse borrowings as disclosed in Item 2 of Triton’s management discussion and analysis for the period ended March 31, 2023.

(f)	Net income reported by Triton was reallocated to components of BIP’s or BIPC’s equity, as appropriate.

(g)	Other reclassifications have been made to conform Triton’s financial statement line items to those of BIP and BIPC.

2. Pro Forma Adjustments to the Consolidated Statement of Financial Position

The unaudited pro forma statement of financial position of BIP and BIPC as of March 31, 2023 have been adjusted to give effect to the consummation of the Transactions as if they had occurred on March 31, 2023, with transaction accounting adjustments calculated using information as of April 28, 2023 which is the most recent practicable date prior to the effective date of this proxy statement/joint prospectus. The acquisition will be accounted for as a business combination. The purchase consideration, assets acquired and liabilities assumed are therefore recorded at their estimated fair value based on information available in the public domain as of April 28, 2023 unless otherwise noted. Actual amounts recognized by BIP and BIPC on the effective date of the Transactions, if consummated, may differ materially from these estimates. In addition, for the purpose of these unaudited pro forma financial statements, it is assumed that approximately 21.2 million BIPC Shares are issued in connection with the acquisition along with approximately $60 million consideration in cash and approximately $40 million of pre-existing interest.

The following table provides the preliminary purchase price allocation:

(In US$ millions, unless otherwise noted)(a)
Estimated number of BIPC Shares to be issued (millions of shares)	21.2
Price of BIPC Shares ($ per share)(a)	$42.60

Total estimated share consideration	904
Total estimated cash consideration(a)	58
Pre-existing interest in Triton(b)	42
Consideration provided by non-controlling interests(c)	3,654

Total estimated fair value of consideration	$4,658

Current assets	740
Property, plant, and equipment	10,430
Intangibles and goodwill	420
Net assets held for sale	143
Non-current assets	1,483
Current liabilities	(108)
Non-recourse borrowings	(7,199)
Deferred tax liabilities	(591)
Non-controlling interest (preferred shares issued by Triton at fair value)	(660)

Fair value of net assets acquired	$4,658

(a)

Total fair value of consideration is calculated based upon the assumptions (i) that there are 54.8 million outstanding Common Shares, including all vested stock awards and (ii) holders of the Common Shares will receive total consideration of $85.00 per Common Share, which will consist of $68.50 in cash and $16.50 in BIPC Shares. The unaudited pro forma financial statements are prepared assuming that total consideration attributed to BIP (through BIPC) of approximately $1.0 billion will be comprised of approximately $900 million BIPC Shares, cash consideration, and our pre-existing interest. For the purposes of the pro forma financial statements, it is assumed that 21.2 million BIPC Shares are issued in association with the acquisition. Total Brookfield consideration of $4.7 billion will be comprised of consideration from BIP and BIPC as noted above and cash consideration from institutional partners (presented as non-controlling interests) that will be paid to the holders of the Common Shares.

For the purposes of the pro forma financial statements, a BIPC Share price of $42.60 has been ascribed based on the closing price of the BIPC Shares on April 28, 2023. The stock portion of the consideration is subject to the Collar. Holders of Common Shares would receive 0.390 BIPC Shares for each Common Share if the BIPC Final Stock Price is below $42.36, and 0.335 BIPC Shares for each Common Share if the BIPC Final Stock Price is above $49.23. With the Collar, between 18.4 and 21.3 million BIPC Shares will be issued to holders of the Common Shares. If the price of BIPC Shares falls within the Collar, then an increase or a decrease in share price will result in a decrease or an increase in the number of shares issued, respectively, such that total value received by holders of the Common Shares will not be impacted. Should the BIPC Share price drop by 10% outside of the Collar, total consideration will decrease by approximately $80 million. Should the BIPC Share price increase by 10% outside the Collar, total consideration will increase by approximately $100 million.

(b)

As of March 31, 2023, Brookfield Corporation and its subsidiaries held an aggregate economic interest in approximately 2.7 million Common Shares, representing approximately 4.8% of the issued and outstanding Common Shares (BIP’s share is approximately 1%). BIP’s share of the interest was accounted for as a financial asset and had a fair market value of $42 million as at March 31, 2023. For the purpose of the pro forma financial statements, it is assumed that BIPC will acquire BIP’s pre-existing interest immediately before the acquisition in exchange for a loan payable to BIP.

(c)	Represents the consideration paid for the interest acquired by Brookfield excluding BIP and BIPC, measured at fair value net of transaction costs of $3,654 million.

(d)	For the purposes of BIP’s pro forma financial statements, corporate borrowings were adjusted to reflect an additional $58 million to finance cash consideration.

For the purposes of BIPC’s pro forma financial statements, loans payable to Brookfield Infrastructure were adjusted to reflect an additional $100 million of loans payable to Brookfield Infrastructure to finance the cash consideration and to acquire BIP’s pre-existing interest in Triton.

(e)

Assets acquired and liabilities assumed were re-measured to fair value as of April 28, 2023. Differences between the fair value of consideration paid and the carrying values of assets acquired and liabilities assumed have been first reflected as an adjustment to items where fair value information is readily available (see notes 2(f) and 2(h)). Deferred revenue is not recognized as a liability of the combined entity given it relates to rent received in advance. The remaining difference was allocated to property, plant and equipment as management determines that the majority of the value of Triton’s business is derived from its property, plant and equipment given its business is mainly shipping container leasing. The increase to deferred tax liabilities represents the tax impact of the difference between the fair value and the carrying value of net assets calculated based on a tax rate of 8%, which represents the effective income tax rate of Triton as disclosed in Note 11 of Triton’s March 31, 2023 interim consolidated financial statements. The recognition of deferred tax liabilities resulted in a corresponding increase in goodwill for the same amount. Triton’s historical shareholders’ equity have been removed as a part of the purchase accounting. Readers are cautioned that the purchase price allocation shown herein is preliminary and is subject to change, and changes to the assumptions used could have a material impact on the fair values.

(f)

Preferred Shares will remain unaffected by the proposed acquisition, and therefore have been reflected as non-controlling interest—attributable to interest of others in operating subsidiaries on both BIP and BIPC’s unaudited pro forma financial statements. The carrying value of the Preferred Shares have been adjusted to a fair value of $660 million based on publicly traded prices as at April 28, 2023.

(g)

Accounts payable and other include $114 million of estimated transaction costs as a result of the Transactions, which are non-recurring. The accrual of transaction costs reduces BIP’s partnership capital and BIPC’s equity, respectively. The reduction is allocated to equity holders based on their proportionate share of net income/loss.

(h)

Non-recourse borrowings were adjusted to account for the difference between the fair value and the carrying value of Triton’s debt as disclosed in Note 7 of Triton’s March 31, 2023 interim consolidated financial statements and proportionately allocated between current and non-current.

3. Pro Forma Adjustments to the Consolidated Statements of Operating Results

The unaudited pro forma statements of operating results of BIP and BIPC for the three months ended March 31, 2023 and for the year ended December 31, 2022 have been adjusted to give effect to the acquisition with transaction accounting adjustments depicting the effects of those made to the unaudited pro forma consolidated statement of financial position, assuming those adjustments were made as of January 1, 2022.

a)

Depreciation expense has been adjusted to reflect the additional depreciation expense due to the fair value adjustment as a result of the Transactions, which has been calculated using an estimated average remaining useful life of 9 years, based on current depreciation expense in respect to the cost of the property, plant and equipment as reported by Triton in its March 31, 2023 interim consolidated financial statements.

b)

In BIP’s Pro Forma Statement of Operating Results, interest expenses have been adjusted to reflect incremental borrowings at BIP level to fund the cash component of the transaction with an approximate rate of 6% based on BIP’s credit facility rate. In addition, interest expense has been adjusted to reflect the amortization of the fair value adjustment of the assumed debt using the effective interest rate method, over the weighted average remaining term disclosed in Note 7 Triton’s March 31, 2023 interim consolidated financial statements.

In BIPC’s Pro Forma Statement of Operating Results, interest expenses have been adjusted to reflect the incremental intercompany loan with an approximate interest rate of 6% based on BIP’s rate on its credit facility. In addition, interest expense has been adjusted to reflect the amortization of the fair value adjustment of the assumed debt using the effective interest rate method, over the weighted average remaining term disclosed in Note 7 Triton’s March 31, 2023 interim consolidated financial statements.

c)

Deferred income taxes as a result of transaction accounting adjustments on the unaudited pro forma statement of operating results of BIP and BIPC have been adjusted based on a tax rate of 8.66% and 8% for the year ended December 31, 2022 and quarter ended March 31, 2023, respectively. The rates are based on the effective income tax rate of Triton as disclosed in Note 12 and Note 11 of Triton’s consolidated financial statements for the period ended December 31, 2022 and March 31, 2023, respectively.

d)	Other income (expenses) for the year ended December 31, 2022 has been adjusted for $114 million of estimated transaction costs as a result of the Transactions, which are non-recurring.

e)	The net effect of transaction accounting adjustments has been attributed to equity holders based on the post-transaction allocation as a result of the BIPC Shares issued as purchase consideration.

f)

For the purpose of BIP’s unaudited pro forma statement of operating results, pro forma basic and diluted earnings per unit attributable to limited partners is calculated as pro forma combined net income attributable to limited partners less preferred unit distributions for the period, divided by the weighted average number of BIP Units outstanding during the period.

4. Master Services Agreement with Brookfield Corporation

Brookfield Corporation and its subsidiaries provide management services to BIP pursuant to a master services agreement (the “Master Services Agreement”). Pursuant to the Master Services Agreement, on a quarterly basis, BIP pays a base management fee to the service providers equal to 0.3125% (1.25% annually) of the market value of BIP. For purposes of calculating the base management fee, the market value of BIP is equal to the aggregate value of all the outstanding units, preferred units and securities of the other service recipients, which includes BIPC, plus all outstanding third party debt with recourse to a service recipient, less all cash held by such entities. Based on $0.9 billion of BIPC Shares assumed to be issued in connection with the acquisition, the base management fee is expected to increase by $11 million annually, which has not been reflected in the Pro Forma Financial Statements.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Market Price

The outstanding BIPC Shares are currently listed on the NYSE and the TSX under the ticker symbol “BIPC,” the outstanding BIP Units are currently listed on the NYSE and the TSX under the ticker symbol “BIP” and “BIP.UN,” respectively, and the outstanding Common Shares are currently listed on the NYSE under the ticker symbol “TRTN.”

The table below sets forth, for the periods indicated, the per share high and low sales prices for the BIPC Shares and BIP Units as reported on the NYSE and the TSX and the Common Shares as reported on the NYSE. Numbers have been rounded to the nearest whole cent.

	BIPC Shares NYSE		BIPC Shares TSX		BIP Units NYSE		BIP Units TSX		Triton Common Shares
	High	Low	High	Low	Low	High	Low	High	High	Low
	(in US$)		(in C$)		(in US$)		(in C$)		(in US$)
Quarterly information for the past two years and subsequent quarters
2023
April 1, 2023 – June 30, 2023	48.23	41.05	64.43	55.95	37.32	33.24	50.36	44.73	83.82	60.98
January 1, 2023 – March 31, 2023	46.10	38.42	62.11	52.57	36.08	31.00	48.25	42.29	73.00	59.48
2022
October 1, 2022 – December 31, 2022	47.99	37.55	64.45	51.88	30.23	37.95	41.18	50.93	70.45	53.31
July 1, 2022 – September 30, 2022	50.03	40.42	69.99	52.82	35.70	43.27	48.21	56.13	68.38	50.39
April 1, 2022 – June 30, 2022	53.64	43.79	67.18	51.57	36.45	45.33	47.19	56.64	70.69	48.64
January 1, 2022 – March 31, 2022	50.78	42.13	63.47	53.45	38.83	44.15	49.53	55.19	72.34	57.64
2021
October 1, 2021 – December 31, 2021	46.14	38.46	57.87	48.61	37.25	40.72	46.55	51.33	63.88	52.07
July 1, 2021 – September 30, 2021	53.73	37.93	67.05	48.61	35.93	38.65	44.84	48.99	56.30	46.75
April 1, 2021 – June 30, 2021	51.67	45.13	64.78	54.60	35.11	37.17	42.57	46.21	57.96	48.30
January 1, 2021 – March 31, 2021	51.86	38.75	65.15	49.54	32.68	36.19	41.43	46.31	61.88	44.76

The following table presents the closing price per BIPC Share on the NYSE and the TSX and the closing price per Common Share on the NYSE on (a) April 11, 2023, the last full trading day prior to the public announcement of the Merger Agreement, and (b) July 5, 2023, the last practicable trading day prior to the mailing of this proxy statement/joint prospectus. This table also shows the implied value of the Merger Consideration payable for each Common Share, which was calculated by multiplying the closing price of BIPC Shares on the NYSE on those dates by the Exchange Ratio, as calculated on those dates.

Date	BIPC Shares NYSE (in US$)	BIPC Shares TSX (in C$)	BIP Units NYSE (in US$)	BIP Units TSX (in C$)	Triton Common Shares NYSE (in US$)	Implied Value Per Triton Common Share (Cash Consideration) (in US$)	Implied Value Per Triton Common Share (Share Consideration) (in US$)
April 11, 2023	46.25	62.33	34.70	46.75	63.01	68.50	16.50
July 5, 2023	46.05	61.13	36.56	48.53	83.24	68.50	16.50

Dividend Information

The following table sets forth the dividends or distributions, as applicable, per BIPC Share, BIP Unit and Common Share of Triton declared with respect to the periods indicated.

	BIPC Share Dividends (in US$)	BIP Unit Distributions (in US$)	Triton Common Share Dividends (in US$)
Quarterly information for the past two years and subsequent quarters
2023
April 1, 2023 – June 30, 2023	0.38	0.38	0.70
January 1, 2023 – March 31, 2023	0.38	0.38	0.70
2022
October 1, 2022 – December 31, 2022	0.36	0.36	0.70
July 1, 2022 – September 30, 2022	0.36	0.36	0.65
April 1, 2022 – June 30, 2022	0.36	0.36	0.65
January 1, 2022 – March 31, 2022	0.36	0.36	0.65
2021
October 1, 2021 – December 31, 2021	0.34	0.34	0.65
July 1, 2021 – September 30, 2021	0.34	0.34	0.57
April 1, 2021 – June 30, 2021	0.34	0.34	0.57
January 1, 2021 – March 31, 2021	0.34	0.34	0.57

The holders of BIPC Shares are entitled to receive dividends as and when declared by the board of directors of BIPC subject to the special rights of the holders of all classes and series of preferred shares and any other shares ranking senior to BIPC Shares with respect to priority in payment of dividends. It is expected that each BIPC Share will receive identical dividends to the distributions paid on each BIP Unit. Subject to the terms of any outstanding Preferred Units, the General Partner has sole authority to determine whether BIP will make distributions and the amount and timing of these distributions.

The Triton Board may from time to time declare dividends, or distributions out of contributed surplus, to be paid to Shareholders in proportion to the number of shares held by them, and in accordance with their rights and interests, including such interim dividends as appear to the Triton Board to be justified by the position of Triton. Under the terms of the Merger Agreement, subject to the restrictions set forth therein, Triton may declare or pay regular quarterly dividends on the Common Shares in amounts not in excess of $0.70 per Common Share per quarter. Triton expects to continue to pay regular quarterly dividends on the Common Shares during the pendency of the Merger at the current rate of $0.70 per Common Share. Under the terms of the Merger Agreement, subject to the restrictions set forth therein, Triton may also declare or pay normal quarterly dividends on the Preference Shares. Triton expects to continue paying normal quarterly dividends on the Preference Shares. The Preference Shares will remain outstanding immediately following the closing of the Merger and remain entitled to the same dividends and other preferences and privileges that they currently have, with the Preference Share dividends remaining an obligation of the Surviving Company.

UNAUDITED HISTORICAL AND PRO FORMA COMPARATIVE PER SHARE DATA

The following table sets forth the historical comparative share information for BIP and Triton on a standalone basis and pro forma combined per share information after giving effect to the Merger. BIPC does not present earnings per shares as each class of share represents a financial liability in BIPC’s consolidated financial statements, and they do not constitute ordinary shares. However, the BIPC Shares are structured with the intention to be economically equivalent to the BIP Units through identical distributions and each BIPC Share being exchangeable at the option of the holder for one BIP Unit at any time. Please refer to Note 1 and Note 2 to BIPC’s financial statements as at and for the year ended December 31, 2022 for more information. As such, the per share data included in this section does not include BIPC results.

The financial statements of BIPC have been prepared in accordance with IFRS and in its functional and presentation currency of U.S. dollars. The historical financial statements of Triton have been prepared in accordance with U.S. GAAP in its functional and presentation currency of U.S. dollars.

The historical information should be read in conjunction with the historical financial statements of BIP and Triton, incorporated by reference in accordance with the section titled “Incorporation of Certain Documents by Reference.”

The pro forma combined share information below does not purport to represent what the actual results of operations or the earnings per share would been had the companies been combined during the periods presented, nor to project the Surviving Company’s or the combined company’s results of operations or earnings per share for any future date or period. The pro forma combined shareholders’ equity per share information below does not purport to represent what the value of BIP and Triton would have been had the companies been combined during the periods presented.

(in U.S.$, except weighted average of outstanding shares)

	BIP (Historical)(1)	Triton (Historical)(2)	Pro Forma Combined(3)
As of and for the three-month period ended March 31, 2023
Book value per share	11.71	43.98	11.12
Cash dividends per share	0.3825	0.70	0.3825
Weighted average shares (in millions)
Weighted average of outstanding shares – basic	458.4	55.9	458.4
Weighted average of outstanding shares – diluted	458.4	56.1	458.4
Earnings (loss) per share
Earnings (loss) per outstanding shares – basic	(0.07)	2.45	(0.06)
Earnings (loss) per outstanding shares – diluted	(0.07)	2.44	(0.06)
For the year ended December 31, 2022
Weighted average shares (in millions)
Weighted average of outstanding shares – basic	458.1	61.8	458.1
Weighted average of outstanding shares – diluted	458.1	62.1	458.1
Earnings (loss) per share
Earnings (loss) per outstanding shares – basic	0.14	11.25	0.22
Earnings (loss) per outstanding shares – diluted	0.14	11.19	0.22

Note:—

(1)	BIP’s weighted average shares represents total outstanding BIP Units. BIP’s earnings (loss) per share represents the earnings (loss) per unit attributable to limited partners.
(2)	Triton’s weighted average shares represents its common shares outstanding for both basic and diluted. Triton’s earnings per share represents net income per common share for both basic and diluted.
(3)

Combined pro forma weighted average shares represents BIP’s weighted average total outstanding BIP Units. Combined pro forma earnings (loss) represents combined pro forma earnings (loss) attributable to BIP’s limited partners.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in and incorporated by reference into this proxy statement/joint prospectus, before making a decision on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal. Holders of Common Shares who receive BIPC Shares following completion of the Merger will be subject to all risks inherent in the business of BIPC in addition to the risks relating to Triton. The market value of such BIPC Shares will reflect the performance of the business relative to, among other things, that of the competitors of BIPC, BIP and Triton and general economic, market and industry conditions. The value of your investment may increase or may decline and could result in a loss. You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this proxy statement/joint prospectus. For information about the filings incorporated by reference in this proxy statement/joint prospectus, see the section entitled “Where You Can Find Additional Information.”

Risk Factors Relating to the Merger

Because the market value of BIPC Shares that holders of the Common Shares may receive in the Merger may fluctuate and may cause the value of the Merger Consideration to fluctuate when the market value of BIPC Shares is outside of the Collar, holders of the Common Shares cannot be sure of the market value of the Merger Consideration that they will receive in the Merger.

At the Effective Time, Merger Sub will be merged with and into Triton and each Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive, at the election of the holder of such Common Share, (x) the specified mixture of both cash and BIPC Shares, which is equal to $68.50 per Common Share in cash and the number of BIPC Shares with a value of $16.50 per Common Share, based on the BIPC Final Share Price, which will be subject to adjustment as described below or (y) all-cash consideration or all-BIPC Share consideration (subject in the case of any all-cash or all-BIPC Share election to pro rata cut backs to the extent cash or BIPC Shares are oversubscribed), or, if no election or an invalid election is received, the holder of such Common Share will be deemed to have elected for the remaining form of consideration (or mix thereof) after satisfaction of the elections of the other holders of Common Shares.

The stock portion of the Merger Consideration will be subject to an adjustment mechanism based on the Collar. If the BIPC Final Share Price is within the Collar, holders of the Common Shares electing the mixed consideration will receive a number of BIPC Shares between 0.3352 and 0.3895 per Common Share equal to $16.50 in value. Holders of the Common Shares electing the mixed consideration will receive 0.3895 BIPC Shares per Common Share if the BIPC Final Share Price is below $42.36, and 0.3352 BIPC Shares per Common Share if the BIPC Final Share Price is above $49.23. Outside of the Collar, the implied value of the stock portion of the Merger Consideration to be received in exchange for each Common Share will fluctuate based on the market price of BIPC Shares until the completion of the Merger because the stock portion of the Merger Consideration is payable in a fixed number of BIPC Shares. The Merger Agreement contains a value-equalization mechanic that provides that each Common Share which is converted into either the all-cash or all-BIPC Share Merger Consideration will receive substantially the same value per Common Share as the mixed consideration, as further described in the section entitled “The Merger Proposal—Merger Consideration” beginning on page 53.

The market value of BIPC Shares and the market value of the Common Shares at the Effective Time may vary significantly from their respective values on the date that the Merger Agreement was executed or at other dates, such as the date of this proxy statement/joint prospectus or the date of the Special Meeting. Stock price changes may result from a variety of factors, including changes in BIPC’s, BIP’s or Triton’s respective businesses, operations or prospects, regulatory considerations and general business, market, industry or economic conditions.

Upon completion of the Merger, holders of the Common Shares who receive the stock consideration or mixed consideration in the Merger will become holders of BIPC Shares. BIPC’s businesses differ from those of Triton, and accordingly, the results of operations of BIPC will be affected by some factors that are different from those currently affecting the results of operations of Triton. For a discussion of the businesses of Triton and BIPC and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/joint prospectus and referred to in the section entitled “Where You Can Find Additional Information.”

Certain rights of holders of the Common Shares will change as a result of the Merger.

Upon completion of the Merger, holders of the Common Shares will no longer be shareholders of Triton, an exempted company limited by shares incorporated under the laws of Bermuda, with respect to such Common Shares but may become holders of BIPC Shares, each of which are exchangeable at the option of the holder for one BIP Unit (subject to adjustment to reflect certain events) or its cash equivalent (the form of payment to be determined at the election of BIP or BIPC, as applicable). BIPC is a corporation formed under the laws of the Province of British Columbia and BIP is a limited partnership formed under the laws of Bermuda. There will be certain differences between your current rights as a holder of Common Shares, on the one hand, and the rights to which you will be entitled as a holder of BIPC Shares, on the other hand. For a more detailed discussion of the differences in the rights of holders of the Common Shares, BIPC Shares and BIP Units see the section entitled “Comparison of Securityholder Rights.”

There is no assurance when or if the Merger will be completed.

The completion of the Merger is subject to the satisfaction or waiver of a number of conditions as set forth in the Merger Agreement, including, among others, (i) the approval of the Merger Agreement and the Statutory Merger Agreement by the Requisite Merger Proposal Vote; (ii) the expiration or termination of all applicable waiting periods under the HSR Act, as amended, and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the Merger, and the receipt of certain other approvals, clearances or expirations of waiting periods under other applicable antitrust laws, including by the European Union and China; (iii) the receipt of CFIUS Clearance; (iv) the absence of an injunction or Law preventing consummation of the Merger; (v) the SEC having declared effective the registration statement on Form F-4 of which this proxy statement/joint prospectus forms a part and a registration statement on Form F-3, related to the reservation for issuance of BIP Units, and no stop order or similar restraining order by the SEC suspending the effectiveness of either of such registration statement; (vi) the authorization for listing on the NYSE and conditional approval for listing on the TSX of the BIPC Shares issuable to holders of Common Shares; (vii) subject to customary materiality qualifiers, the accuracy of the representations and warranties contained in the Merger Agreement; (viii) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) from the signing of the Merger Agreement; (ix) in the case of Parent’s conditions to close, the absence of any term, condition or restriction being imposed by a regulatory approval that constitutes a Parent Burdensome Condition (as defined in the Merger Agreement); and (x) performance in all material respects by the other party of its covenants under the Merger Agreement.

Triton, Parent and BIPC have made various filings and submissions and are pursuing all required consents, orders and approvals in accordance with the Merger Agreement. No assurance can be given that the required consents, orders and approvals will be obtained or that the required conditions to the completion of the Merger will be satisfied. Even if all such consents, orders and approvals are obtained and such conditions are satisfied, no assurance can be given as to the terms, conditions and timing of such consents, orders and approvals. For example, these consents, orders and approvals may impose conditions on or require divestitures relating to the divisions, operations or assets of Triton and Brookfield or may impose requirements, limitations or costs or place restrictions on the conduct of Triton’s or Brookfield’s business, and if such consents, orders and approvals require an extended period of time to be obtained, such extended period of time could increase the chance that an adverse event occurs with respect to Triton or Brookfield. Such extended period of time also may increase the chance that other adverse effects with respect to Triton or Brookfield could occur, such as the loss of key personnel. Each party’s obligation to complete the Merger is also subject to the accuracy of the representations and warranties of the other party (subject to certain qualifications and exceptions) and the performance in all material respects of the other party’s covenants under the Merger Agreement. As a result of these conditions, Triton and BIPC cannot provide assurance that the Merger will be completed on the terms or timeline currently contemplated, or at all. For more information, see the sections entitled “The Merger Proposal—Regulatory Approvals Required for the Merger” and “The Merger Agreement—Conditions that Must Be Satisfied or Waived for the Merger to Occur.”

The Special Meeting may take place before all of the required regulatory approvals have been obtained and before all conditions to such approvals, if any, are known. Notwithstanding the foregoing, if the Merger Proposal is approved by Shareholders, Triton, Parent and BIPC would not be required to seek further approval of Shareholders, even if the conditions imposed in obtaining required regulatory approvals could have an adverse effect on Triton or BIPC either before or after completing the Merger.

The announcement and pendency of the Merger could adversely affect Triton’s business, results of operations and financial condition.

The announcement and pendency of the Merger could cause disruptions in and create uncertainty surrounding Triton’s business, including affecting Triton’s relationships with existing and future customers, suppliers and employees, which could have an adverse effect on Triton’s business, results of operations and financial condition, regardless of whether the Merger is completed. In addition, Triton has expended, and continues to expend, significant management resources in an effort to complete the Merger, which are being diverted from Triton’s day-to-day operations.

If the Merger is not completed, the price of the Common Shares may fall to the extent that the current price of the Common Shares reflects a market assumption that the Merger will be completed. In addition, the failure to complete the Merger may result in negative publicity or a negative impression of Triton in the investment community and may affect Triton’s relationship with employees, customers, suppliers and other partners in the business community.

Triton and BIPC will incur substantial transaction fees and costs in connection with the Merger.

Triton and BIPC have incurred and expect to incur additional material non-recurring expenses in connection with the Merger and completion of the Transactions, including costs relating to obtaining required approvals. Triton and BIPC have incurred significant legal, advisory and financial services fees in connection with the process of negotiating and evaluating the terms of the Merger. Additional significant unanticipated costs may be incurred in the course of coordinating the businesses of Triton and BIPC after completion of the Merger. Even if the Merger is not completed, Triton and BIPC will need to pay certain costs relating to the Merger incurred prior to the date the Merger was abandoned, such as legal, accounting, financial advisory, filing and printing fees. Such costs may be significant and could have an adverse effect on the parties’ future results of operations, cash flows and financial condition.

While the Merger Agreement is in effect, Triton and its subsidiaries’ businesses are subject to restrictions on their business activities.

Under the Merger Agreement, Triton and its subsidiaries are subject to certain restrictions on the conduct of their respective businesses and generally must operate their respective businesses in the ordinary course of business in all material respects prior to completing the Merger (unless Triton obtains Parent’s prior written approval, which is not to be unreasonably withheld, conditioned or delayed), which may restrict Triton’s ability to exercise certain of its business strategies. These restrictions may prevent Triton from pursuing otherwise attractive business opportunities, making certain investments or acquisitions, selling assets, engaging in capital expenditures in excess of certain agreed limits, incurring indebtedness or making changes to Triton’s business prior to the completion of the Merger or termination of the Merger Agreement. These restrictions could have an adverse effect on Triton’s business, financial results, financial condition or share price.

Significant demands will be placed on BIPC and Triton in connection with the Merger.

As a result of the pursuit and completion of the Merger, significant demands will be placed on the managerial, financial and other personnel and systems of BIPC and Triton. Triton and BIPC cannot assure you that their systems, procedures and controls will be adequate to support the transition and integration of operations following and resulting from the Merger. The future operating results of the Surviving Company will be affected by the ability of its officers and key employees to manage changing business conditions and to implement and adapt its financial controls and reporting systems in response to the Merger.

The unaudited pro forma financial information of Triton, BIPC and BIP is presented for illustrative purposes only and may not be indicative of the results of operations or financial condition of the Surviving Company or the combined company following the Merger.

The unaudited pro forma financial information included in this proxy statement/joint prospectus has been prepared using the consolidated historical financial statements of Triton, BIPC and BIP, respectively, is presented for illustrative purposes only and should not be considered to be an indication of the results of operations or financial condition of the Surviving Company or the combined company following the Merger. In addition, the pro forma combined financial information included in this proxy statement/joint prospectus is based in part on certain assumptions regarding the Merger. These assumptions may not prove to be accurate, and other factors may affect the Surviving Company’s or the combined company’s results of operations or financial condition following the Merger. Accordingly, the historical and pro forma financial information included in this proxy statement/joint prospectus does not necessarily represent the Surviving Company’s or the combined company’s results of operations and financial condition had Triton, BIPC and BIP operated as a combined entity during the periods presented, or of the Surviving Company’s or the combined company’s results of operations and financial condition following completion of the Merger. The Surviving Company’s or the combined company’s potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

In preparing the pro forma financial information contained in this proxy statement/joint prospectus, BIP and BIPC has given effect to, among other items, the completion of the Merger, the payment of the Merger Consideration and the indebtedness of BIP and BIPC on a combined basis after giving effect to the Merger, including the indebtedness of Triton. Such unaudited pro forma financial statements have been prepared using certain of BIP and BIPC’s and Triton’s respective financial statements as more particularly described in the notes to the unaudited pro forma financial statements. In preparing the unaudited pro forma financial statements, management of BIP and BIPC has made certain assumptions that affect the amounts reported in the unaudited pro forma financial statements. Such unaudited pro forma financial statements are not intended to be indicative of the results that would have actually occurred, had the events reflected therein occurred on the dates indicated, and do not purport to project the future financial position of BIP and BIPC. Actual amounts recorded upon consummation of the transactions contemplated by the Merger will differ from such unaudited pro forma financial statements. Shareholders are cautioned to not place undue reliance on such unaudited pro forma financial statements. For more information, see the section entitled “Unaudited Pro Forma Financial Statements,” including the notes thereto.

The termination of the Merger Agreement could negatively impact Triton or BIPC.

If the Merger is not completed for any reason, including as a result of the Shareholders failing to approve the Merger Proposal, the ongoing businesses of Triton or BIPC may be adversely affected and, without realizing any of the anticipated benefits of having completed the Merger, Triton or BIPC would be subject to a number of risks, including the following:

•

Triton or BIPC may experience negative reactions from the financial markets, including a decline of the price of the Common Shares, the BIPC Shares or the BIP Units (which may reflect a market assumption that the Merger will be completed);

•	Triton or BIPC may experience negative reactions from the investment community, regulators, employees and its customers or other partners in the business community;

•	Triton or BIPC may be required to pay certain costs relating to the Merger, whether or not the Merger is completed; and

•

matters relating to the Merger will have required substantial commitments of time and resources by Triton and BIPC management, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to Triton and BIPC had the Merger not been contemplated.

If the Merger Agreement is terminated and the Triton Board seeks another merger, business combination or other transaction, holders of the Common Shares cannot be certain that Triton will find a party willing to offer equivalent or more attractive consideration than the Merger Consideration holders of the Common Shares would receive from Brookfield in the Merger. If the Merger Agreement is terminated under specified circumstances, Triton may be required to pay Parent a termination fee of $141,382,000 or Parent may be required to pay Triton a termination fee of $329,891,000.

See the sections entitled “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees Relating to the Termination of the Merger Agreement” for a more complete discussion of the circumstances under which the Merger Agreement could be terminated and when a termination fee may be payable by Triton or Parent, as applicable.

Directors and executive officers of Triton have interests in the Merger that may differ from the interests of holders of the Common Shares generally, including, if the Merger is completed, the receipt of financial and other benefits.

In considering the recommendation of the Triton Board, you should be aware that Triton’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of holders of the Common Shares generally. These interests include, among others, the treatment of outstanding equity awards pursuant to the Merger Agreement, potential severance benefits and other payments, and rights to ongoing indemnification and insurance coverage. These interests are described in more detail in the section entitled “The Merger Proposal—Interests of Triton’s Directors and Executive Officers in the Merger.”

Except in specified circumstances, if the Merger is not completed by April 11, 2024, subject to extension in specified circumstances, either Triton, Parent or BIPC may choose not to proceed with the Merger.

Either Triton, Parent or BIPC may terminate the Merger Agreement if the Merger has not been completed by April 11, 2024. However, this right to terminate the Merger Agreement will not be available to Triton, Parent or BIPC if the failure of such party to perform any of its obligations under the Merger Agreement has been the principal cause of or resulted in the failure of the Merger to be complete on or before such time. For more information, see the sections entitled “The Merger Agreement—Termination of the Merger Agreement.”

Holders of BIPC Shares may find it difficult or impossible to enforce service of process and enforce judgments against BIPC and BIPC’s directors and service providers.

BIPC is established under the laws of the Province of British Columbia, and most of its subsidiaries are organized in jurisdictions outside of Canada or the United States. In addition, BIPC’s executive officers are located outside of the United States. Certain of BIPC’s directors and officers and its service providers reside outside of Canada or the United States. A substantial portion of BIPC’s assets are, and the assets of BIPC’s directors and officers and its service providers may be located outside of Canada and the United States. It may not be possible for holders of BIPC Shares to effect service of process within the United States upon BIPC’s directors and officers and its service providers. It may also not be possible to enforce against BIPC, or BIPC’s directors and officers and its service providers, judgments obtained in U.S. courts predicated upon the civil liability provisions of applicable securities law in the United States. You should read the section entitled “Service of Process and Enforceability of Civil Liabilities.”

Resales of BIPC Shares following the Merger may cause the market value of BIPC Shares to decline.

BIPC expects that it will issue up to approximately 21,500,000 BIPC Shares at the Effective Time in connection with the Merger. The issuance of these new BIPC Shares and the sale of additional shares that may become eligible for sale in the public market from time to time could have the effect of depressing the market value for BIPC Shares. The increase in the number of BIPC Shares may lead to sales of such BIPC Shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market value of, BIPC Shares.

The market value of BIPC Shares may decline as a result of the Merger.

The market value of BIPC Shares may decline as a result of the Merger if, among other things, the Surviving Company is unable to achieve the expected growth in earnings, or if the transaction costs related to the Merger are greater than expected. The market value also may decline if the Surviving Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by the market or if the effect of the Merger on the Surviving Company’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

Triton and BIPC may be targets of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Merger from being completed.

Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into merger agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Merger, then that injunction may delay or prevent the Merger from being completed. For information regarding potential securities class action and derivative lawsuits see the section entitled “The Merger Proposal—Litigation Relating to the Merger.”

Risk Factors Relating to Triton

You should read and consider the risk factors specific to Triton’s business that will also affect the Surviving Company after completion of the Merger. These risks are described in the Triton Annual Report and Triton’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, which are incorporated by reference into this proxy statement/joint prospectus, and in other documents that are incorporated by reference into this proxy statement/joint prospectus. See the section entitled “Where You Can Find Additional Information” for the location of information incorporated by reference into this proxy statement/joint prospectus.

Risk Factors Relating to BIPC and BIP

As a result of the Merger, BIPC and BIP are and will be subject to certain of the risks described above. In addition, BIPC and BIP are, and following completion of the Merger, each of BIPC and BIP will continue to be, subject to the risks described in the BIPC Annual Report and the BIP Annual Report on, and in other documents that are incorporated by reference into this proxy statement/joint prospectus. See the section entitled “Where You Can Find Additional Information” for the location of information incorporated by reference into this proxy statement/joint prospectus.

INFORMATION ABOUT THE COMPANIES

Brookfield Infrastructure Corporation

BIPC is a corporation existing under the laws of the Province of British Columbia. BIPC was established by Brookfield Infrastructure as a vehicle to own and operate certain infrastructure assets on a global basis. Specifically, its operations consist principally of the ownership and operation of a regulated gas and electricity business in the U.K., a regulated natural gas transmission system in Brazil and of a regulated utility in Australia, but upon the recommendation and allocation of opportunities to BIPC by its service providers, it intends to seek acquisition opportunities in other sectors with similar attributes. Brookfield Infrastructure is a leading global infrastructure company that owns and operates high-quality, long-life assets in the utilities, transport, midstream and data sectors across North and South America, Asia Pacific and Europe. BIPC Shares are listed on both the NYSE and the TSX under the symbol “BIPC.”

BIPC’s principal executive office is located at 250 Vesey Street, 15th Floor, New York NY 10281 and its telephone number is +1 (212) 417-7000.

Thanos Holdings Limited

Parent, an exempted company limited by shares incorporated under the laws of Bermuda and indirect wholly-owned subsidiary of Brookfield, was formed solely for the purpose of holding Merger Sub and, following the Merger, the Surviving Company. Parent has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Transactions.

Parent’s principal executive office is located at 73 Front Street, 5th Floor, Hamilton, Bermuda HM 12 and its telephone number is +1 (441) 294-3309.

Thanos MergerSub Limited

Merger Sub, an exempted company limited by shares incorporated under the laws of Bermuda and subsidiary of Parent, was formed solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the Transactions. By operation of the Merger, Merger Sub will be merged with and into Triton. As a result, Triton will survive the Merger. Upon completion of the Merger, Merger Sub will cease to exist as a separate entity.

Merger Sub’s principal executive office is located at 73 Front Street, 5th Floor, Hamilton, Bermuda HM 12 and its telephone number is +1 (441) 294-3309.

Triton International Limited

Triton is an exempted company limited by shares incorporated under the Laws of Bermuda. Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of over 7 million 20-foot equivalent units, Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis. Triton has an extensive global presence offering leasing services through a worldwide network of local offices and utilizing third-party container depots spread across over 40 countries to provide customers global access to its container fleet. Triton’s primary customers include the world’s largest container shipping lines.

Triton is a public company trading on the NYSE under the ticker symbol “TRTN.” Triton’s registered offices are located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda, and its telephone number is +1 (441) 294-8033.

Additional information about Triton can be found on its website at http://www.tritoninternational.com. The information contained in, or that can be accessed through, Triton’s website is not intended to be incorporated into this proxy statement/joint prospectus. For additional information about Triton, see the section entitled “Where You Can Find Additional Information.”

THE SPECIAL MEETING

Triton is providing this proxy statement/joint prospectus to Shareholders for the solicitation of proxies to be voted at the Special Meeting that Triton has called for the purposes described below. This proxy statement/joint prospectus is first being mailed to Shareholders on or about July 6, 2023 and provides Shareholders with the information they need to know about the Merger and the Proposals to be able to vote or instruct their vote to be cast at the Special Meeting.

General

This section contains information about the Special Meeting that has been called to consider and vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. This proxy statement/joint prospectus is being furnished to Shareholders in connection with the solicitation of proxies by the Triton Board for use at the Special Meeting and any postponements or adjournments of the Special Meeting. This proxy statement/joint prospectus provides Shareholders with information about the Special Meeting and should be read carefully in its entirety.

Date, Time and Place of the Special Meeting

The Special Meeting will be held on August 24, 2023, at 12:00 p.m., Eastern Time, in virtual format.

Purpose of the Special Meeting

At the Special Meeting, Shareholders will be asked to consider and vote on the:

•	Merger Proposal; and

•	Adjournment Proposal.

Holders of the Common Shares will also be asked to consider and vote on the Compensation Proposal.

Recommendation of the Triton Board

After careful consideration, the Triton Board, on April 11, 2023, unanimously (a) approved and declared advisable the Merger Agreement, the form of Statutory Merger Agreement and the Transactions, (b) determined that the Transactions are fair to and in the best interests of Triton and Shareholders, (c) determined that the Merger Consideration constitutes fair value for each Common Share in accordance with the Companies Act, (d) determined that the continuation of each series of Preference Shares as preference shares of the Surviving Company constitutes fair value for each Preference Share in accordance with the Companies Act, (e) directed that the Merger Agreement and the Statutory Merger Agreement be submitted to Shareholders for their adoption and (f) resolved, subject to the terms and conditions set forth in the Merger Agreement and the Statutory Merger Agreement, to recommend that Shareholders adopt the Transactions. For factors considered by the Triton Board in reaching its decisions to approve the Merger Agreement, see the section entitled “The Merger Proposal—Triton’s Reasons for the Merger; Recommendation of the Triton Board” beginning on page 65.

The Triton Board unanimously recommends that Shareholders vote, as applicable, “FOR” approval of the Merger Proposal, “FOR” approval of the Compensation Proposal and “FOR” approval of the Adjournment Proposal.

Record Date and Outstanding Common Shares

Only holders of record of the Common Shares and the Preference Shares at the close of business on July 3, 2023, the record date for the Special Meeting (the “record date”), will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

As of the close of business on the record date, there were 55,062,013 Common Shares and 29,200,000 Preference Shares issued and outstanding and entitled to vote at the Special Meeting.

Shares and Voting of Triton’s Directors and Executive Officers

As of the close of business on the record date, approximately 2.0% of the issued and outstanding Common Shares and less than 0.01% of the issued and outstanding Preference Shares were held by Triton directors and executive officers and their affiliates. We currently expect that Triton’s directors and executive officers will vote their Common Shares and Preference Shares in favor of each of the Proposals, although none of them has entered into any agreements obligating him or her to do so.

Quorum

A quorum of Shareholders is necessary to transact business at the Special Meeting. Two or more persons present at the start of the Special Meeting and representing virtually or by proxy at least 50% of the total issued shares entitled to vote at the Special Meeting will form a quorum for the transaction of business at the Special Meeting. Abstentions will have no direct effect on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, assuming a quorum is present. Broker non-votes will not be counted in determining whether a quorum exists as none of the Proposals to be voted on at the Special Meeting are routine matters. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

Required Vote

The vote required for each proposal are as follows:

•

Merger Proposal: Assuming a quorum is present, approval of the Merger Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class.

•

Compensation Proposal: Assuming a quorum is present, approval of the Compensation Proposal, on an advisory (non-binding) basis, requires the affirmative vote of a majority of the votes cast on the proposal by the holders of the Common Shares entitled to vote at the Special Meeting.

•

Adjournment Proposal: Assuming a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class.

Under the NYSE rules, if you hold your Common Shares or Preference Shares in “street name,” your broker, nominee or intermediary may not vote your Common Shares or Preference Shares without instructions from you on non-routine matters. None of the Proposals to be voted on at the Special Meeting are routine matters. Therefore, without your voting instructions, your broker or other nominee may not vote your Common Shares or Preference Shares on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal at the Special Meeting.

Abstentions will have no direct effect on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal, assuming a quorum is present. Broker non-votes will have no direct effect on the Merger Proposal, the Compensation Proposal, or the Adjournment Proposal. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting.

Adjournment

If a quorum is not present within five minutes (or such longer time as the chairman of the meeting may determine to wait) from the time appointed for the Special Meeting, the Special Meeting will stand adjourned to such other day and such other time and place as (i) a majority of the members of the Triton Board, or (ii) a majority of the issued shares held by Shareholders present in person or represented by proxy at the meeting and entitled to vote thereat, may determine.

If a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal, then the chairman of the Special Meeting may adjourn the Special Meeting with the consent of a majority of votes cast by holders of the Common Shares and Preference Shares entitled to vote at the Special Meeting. Approval of the Adjournment Proposal requires the affirmative vote of a majority of votes cast by holders of the Common Shares and the Preference Shares, voting together as if they were a single class.

If it is necessary to adjourn the Special Meeting and adjournment is for a period of not less than 30 days, no notice of the time and place of the adjourned meeting is required to be given to Shareholders other than an announcement of the time and place of the Special Meeting. Pursuant to the Merger Agreement, in no event shall the Special Meeting be postponed or adjourned more than ten days in connection with any one postponement or adjournment or more than an aggregate of 30 days from the original date of the Special Meeting.

Attending the Special Meeting

The Special Meeting will be held online only, via a live webcast. It is important to Triton that Shareholders are able to have robust participation rights in the Special Meeting. Below are some frequently asked questions regarding the virtual format for the Special Meeting.

Why is this meeting virtual only?

To provide expanded access, improved efficiency and cost savings, the Special Meeting will be held online via live webcast. There will not be a physical location for the Special Meeting and you will not be able to attend the Special Meeting in person. We believe that holding a virtual Special Meeting enables increased attendance and participation since Shareholders can attend the Special Meeting from any location with an internet connection. We have designed the meeting to offer substantially the same participation opportunities to Shareholders as an in-person meeting.

How can I participate in the Special Meeting?

To participate, visit www.virtualshareholdermeeting.com/TRTN2023SM and log in with your 16-digit control number included in your proxy materials.

When can I join the Special Meeting online?

You may begin to log into the virtual meeting platform beginning fifteen minutes prior to the time of the Special Meeting. The meeting will begin promptly at 12:00 p.m., Eastern Time on August 24, 2023. We encourage Shareholders to access the Special Meeting prior to its start time.

How can I ask questions?

If you wish to submit a question during the Special Meeting, you may do so by logging into the virtual meeting platform, entering your 16-digit control number included in your proxy materials, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to meeting matters will be addressed during the Special Meeting, subject to time constraints. Questions or comments that relate to proposals that are not properly brought before the Special Meeting, relate to matters that are not the proper subject for action by Shareholders, are irrelevant to our business, relate to material non-public information of Triton, relate to personal concerns or grievances, are derogatory to individuals or otherwise in bad taste, are in substance repetitious of a question or comment made by another Shareholder, or are otherwise not suitable for the conduct of the Special Meeting, in our reasonable discretion, will not be answered. Additional rules of conduct and procedures may apply during the Special Meeting and will be available for you to review in advance of the Special Meeting at www.virtualshareholdermeeting.com/TRTN2023SM.

What if I lost my 16-digit control number?

You will be able to log in as a guest. To access the Special Meeting webcast visit www.virtualshareholdermeeting.com/TRTN2023SM and register as a guest. You will not be able to vote your shares or submit questions during the Special Meeting if you access the Special Meeting as a guest.

What if I experience technical difficulties?

If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/TRTN2023SM. Technical support will be available beginning at 11:45 a.m., Eastern Time on August 24, 2023 through the conclusion of the Special Meeting.

What if I have additional questions?

You may contact Triton Investor Relations at +1 (914) 697-2900.

Voting of Proxies

Vote by Internet

The proxy card or voting instruction form contain instructions on how to view our proxy materials and vote your shares on the Internet. An electronic copy of this proxy statement/joint prospectus is available at www.proxyvote.com.

Before The Special Meeting – Go to www.proxyvote.com or scan the QR Barcode on your proxy card or voting instruction form.

You may use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on August 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Special Meeting – Go to www.virtualshareholdermeeting.com/TRTN2023SM

You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

Vote with your mobile device

Scan the QR code on your proxy card or voting instruction form with a mobile device and follow the instructions. Voting by mobile device will be available until 11:59 p.m. Eastern Time, on August 23, 2023.

Vote by telephone – 1-800-690-6903

You may use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on August 23, 2023. Have your proxy card in hand when you call and then follow the instructions.

Vote by mail

Follow the instructions on your proxy or voting instruction form to vote on the Proposals. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card or voting instruction form but do not vote on the Proposals, the proxy holders will vote for you on the Proposals as recommended by the Triton Board as stated in this proxy statement/joint prospectus, specifically “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal, as applicable. If no specific instructions are given by you when you execute your voting form, as explained on the form, your Common Shares or Preferences Shares will be voted as recommended by the Triton Board as stated in this proxy statement/joint prospectus, specifically “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal, as applicable.

Revocability of Proxies and Changes to a Shareholder’s Vote

You may change your vote or revoke your proxy at any time before it is exercised at the Special Meeting. You may do this in one of four ways:

(i) giving our Secretary a written notice revoking your proxy;

(ii) voting again on the Internet, by mobile device or by telephone (only your latest proxy submitted prior to the deadline for voting will be counted);

(iii) signing, dating and returning a new proxy card bearing a later date; or

(iv) attending the Special Meeting via the live webcast and voting online.

Your online attendance in and of itself will not revoke any proxy.

Written notices of revocation and other communications about revoking Triton proxies should be sent to our Secretary at Triton International Limited, Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10 Bermuda.

Abstentions and Broker Non-Votes

A broker non-vote occurs on an item when (i) a broker, nominee or intermediary has discretionary authority to vote on one or more proposals to be voted on at a meeting of shareholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the broker, nominee or intermediary with such instructions. Under the NYSE rules, “non-routine” matters include the Merger Proposal, the Compensation Proposal, and the Adjournment Proposal. Because none of the Proposals to be voted on at the Special Meeting are routine matters for which brokers have discretionary authority to vote, Triton does not expect there to be any broker non-votes at the Special Meeting. Broker non-votes (if any) will not be considered present for the purposes of establishing a quorum and will not count as votes cast at the Special Meeting. If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the Special Meeting. The NYSE rules governing brokers’ discretionary authority will not permit brokers to exercise discretionary authority regarding any of the Proposals.

If you are a Shareholder and you mark your proxy or voting instructions to abstain, it will have no direct effect on the Merger Proposal, the Compensation Proposal or the Adjournment Proposal, assuming a quorum is present. If you fail to submit your proxy card or instruct your broker or nominee to vote, as applicable, it will have no direct effect on the Merger Proposal, the Compensation Proposal, or the Adjournment Proposal, assuming a quorum is present.

Tabulation of Votes

The Triton Board has appointed Broadridge Financial Solutions, Inc. to serve as the inspector of election for the Special Meeting. The inspector of election will, among other matters, determine the number of Common Shares and Preference Shares represented at the Special Meeting to confirm the existence of a quorum, determine the validity of all proxies and ballots and certify the results of voting on all of the Proposals.

Solicitation of Proxies; Expenses of Solicitation

Triton is soliciting proxies to provide an opportunity to all of Shareholders, as applicable, to vote on agenda items, whether or not Shareholders are able to attend the Special Meeting or an adjournment or postponement thereof. Triton will bear the entire cost of soliciting proxies from its Shareholders. In addition to the solicitation of proxies by mail, Triton will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Common Shares and secure their voting instructions, if necessary. Triton will reimburse the record holders on request for their reasonable expenses in taking those actions. Triton has engaged Innisfree to solicit proxies for an estimated fee of $50,000, plus expenses.

Householding

The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits Triton, with your permission, to send a single notice of meeting and, to the extent requested, a single set of this proxy statement/joint prospectus to any household at which two or more stockholders reside if Triton believes they are members of the same family. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials.

A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding Triton common shares, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement/joint prospectus or wish to revoke your decision to household. These options are available to you at any time.

Appraisal or Dissenters’ Rights

Any Shareholders who do not vote in favor of the Merger, and who are not satisfied that they have been offered fair value for their Common Shares or Preference Shares, may within one month of the date of the notice of the Special Meeting (delivered with this proxy statement/joint prospectus) apply to the Court to appraise the fair value of their Common Shares or Preference Shares, pursuant to Section 106 of the Companies Act. Shareholders who exercise this right in compliance with the requirements of Section 106 of the Companies Act are referred to herein as “Dissenting Shareholders” (and their Common Shares or Preference Shares, “Dissenting Shares”). The rights of Dissenting Shareholders to apply to the Court to appraise the fair value of their Common Shares or Preference Shares pursuant to Section 106 of the Companies Act, are referred to herein as “appraisal rights”.

Shareholders should note that if their Common Shares or Preference Shares are held in the name of a broker, nominee or intermediary they are not entitled to exercise their appraisal rights directly. Accordingly, any Shareholder whose Common Shares or Preference Shares are not held in their own name, and who intend to apply for the appraisal of their shares pursuant to Section 106 of the Companies Act, should have their Common Shares or Preference Shares, as applicable, transferred into their own name in sufficient time to exercise their appraisal rights. Appraisal rights may only be exercised in respect of Common Shares or Preference Shares where the voting rights attaching thereto are not voted in favor of the Merger Proposal.

A Shareholder who intends to exercise its appraisal rights, but fails to do so in compliance with the requirements of Section 106 of the Companies Act, or fails to otherwise perfect these rights or withdraws its appraisal application will (i) lose their rights to seek appraisal before the Court; (ii) be bound by the terms of the Merger Agreement and (iii) at the Effective Time, its (A) Common Shares will be automatically cancelled, and unless otherwise required by applicable law, converted into the right to receive the Merger Consideration as “cash-electing” shares and will be deemed to have elected for all-cash Merger Consideration and will not be subject to any proration process and their (B) Preference Shares will remain outstanding as an obligation of the Surviving Company and no consideration will be delivered in respect thereof, in each case, as applicable.

Notwithstanding the exercise by Dissenting Shareholders of their appraisal rights pursuant to Section 106 of the Companies Act, at the Effective Time, any of the Common Shares or the Preference Shares held by a Dissenting Shareholder will be bound by the Merger Agreement and the Dissenting Shares that are Common Shares will be cancelled. All Dissenting Shares will be treated as cash election shares and will not be subject to any proration process.

Within one month of the Court appraising the value of the Dissenting Shares, in the event that the all-cash Merger Consideration is less than the value of the Common Shares appraised by the Court, then Triton shall pay to such Dissenting Shareholders, in respect of such Common Shares, the difference between the all-cash Merger Consideration and the value of the Common Shares appraised by the Court. Within one month of the Court appraising the value of the Dissenting Shares, in the event that the value of the preference shares of the Surviving Company is less than the value of the Preference Shares appraised by the Court, then Triton shall pay to such Dissenting Shareholders, in respect of such Preference Shares, the difference between the value of the preference shares of the Surviving Company and the value of the Preference Shares appraised by the Court. A Dissenting Shareholder has no right of appeal from an appraisal made by the Court.

Shareholders who do not strictly comply with the requirements of Section 106 of the Companies Act, will not be entitled to exercise the appraisal rights granted by this section.

Under the Merger Agreement, Triton is required to give BIPC and Parent (i) prompt (but in any event within 48 hours of Triton’s receipt of such demand) written notice of any demands for appraisal (or withdrawals thereof) and any other written instruments, notices, petitions or other communication received by Triton in connection with the foregoing, and, to the extent Triton has knowledge thereof, any applications to the Court for appraisal of the fair value of the dissenting shares and (ii) to the extent permitted by applicable law, the opportunity to participate with Triton in any settlement negotiations and proceedings with respect to any demands for appraisal under the Companies Act. Triton is not permitted to voluntarily make any payment with respect to, offer to settle or settle any such demands or applications or take any other action to exercise appraisal rights in accordance with the Companies Act without the prior written consent of BIPC and Parent.

Assistance

If you have additional questions about the Transactions, need assistance in submitting your proxy or voting your Common Shares or Preference Shares, or need additional copies of the proxy statement or the enclosed proxy card, please contact the Proxy Solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders may call toll free: (877) 750-0926

Banks and Brokers may call collect: (212) 750-5833

THE MERGER PROPOSAL

This section of this proxy statement/joint prospectus describes the various aspects of the Merger and related matters. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement/joint prospectus and the documents incorporated by reference into this proxy statement/joint prospectus, including the full text of the Merger Agreement, a copy of which is attached to this proxy statement/joint prospectus as Annex A, for a more complete understanding of the Merger. In addition, important business and financial information about each of Triton and BIPC is included in or incorporated by reference into this proxy statement/joint prospectus. For a listing of the documents incorporated by reference into this proxy statement/joint prospectus, see the section entitled “Where You Can Find Additional Information.”

Transaction Structure

Subject to the terms and conditions of the Merger Agreement and the Statutory Merger Agreement, and pursuant to the applicable provisions of the Companies Act, at the Effective Time, Merger Sub will merge with and into Triton, the separate corporate existence of Merger Sub will cease and Triton will survive the Merger as an indirect wholly-owned subsidiary of Brookfield.

Merger Consideration

At the Effective Time, Merger Sub will be merged with and into Triton and each Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive, at the election of the holder of such Common Shares, (x) the specified mixture of both cash and BIPC Shares, which is equal to $68.50 per Common Share in cash and the number of BIPC Shares with a value of $16.50 per Common Share, based on the BIPC Final Share Price, which will be subject to adjustment as described below or (y) all-cash consideration or all-BIPC Share consideration (subject in the case of any all-cash or all-BIPC Share election to pro rata cut backs to the extent cash or BIPC Shares are oversubscribed), or, if no election or an invalid election is received, the holder of such Common Shares will be deemed to have elected for the remaining form of consideration (or mix thereof) after satisfaction of the elections of the other holders of Common Shares. All dissenting shares will be treated as cash election shares and will not be subject to any proration process.

The stock portion of the Merger Consideration will be subject to an adjustment mechanism based on the Collar. If the BIPC Final Share Price is within the Collar, holders of the Common Shares electing the mixed consideration will receive a number of BIPC Shares between 0.3352 and 0.3895 per Common Share equal to $16.50 in value. Holders of the Common Shares electing the mixed consideration will receive 0.3895 BIPC Shares per Common Share if the BIPC Final Share Price is below $42.36, and 0.3352 BIPC Shares per Common Share if the BIPC Final Share Price is above $49.23. Outside of the Collar, the implied value of the stock portion of the Merger Consideration to be received in exchange for each Common Share will fluctuate based on the market price of BIPC Shares until the completion of the Merger because the stock portion of the Merger Consideration is payable in a fixed number of BIPC Shares. The Merger Agreement contains a value-equalization mechanic that provides that each Common Share which is converted into either the all-cash or all-BIPC Share Merger Consideration will receive substantially the same value per Common Share as the mixed consideration. Specifically, the Merger Agreement provides that the total amount to be received in respect of the Common Shares will be equal to the Aggregate Consideration. The Merger Agreement further provides that, regardless of election, the value of the consideration to be received in respect of each Common Share will be equal to the Aggregate Consideration divided by the total number of outstanding Common Shares as of the closing of the Transactions. The value of the BIPC Shares received as part of the Merger Consideration is also subject to the Collar, and although the value of the Aggregate Consideration may go up (if the BIPC Final Share Price is above $49.23) or down (if the BIPC Final Share Price is below $42.36), the Collar does not have any impact on the value-equalization mechanic and each Common Share will receive substantially the same value per share regardless of the impact of the Collar on the final value of the Aggregate Consideration.

As noted above, the number of BIPC Shares that holders of the Common Shares will receive as consideration in the Merger is not fixed and may change. The Exchange Ratio is not fixed and will fluctuate based on the market price of BIPC Shares until the completion of the Merger. In addition, the market value of the consideration payable to holders of the Common Shares in the Merger will fluctuate with the market price of BIPC Shares if the BIPC Share price is outside of the Collar. Based on the closing price of BIPC Shares on the NYSE of $46.05 on July 5, 2023, the latest practicable trading day prior to the date of this proxy statement/joint prospectus, the Exchange Ratio would be 1.8458 and the implied value of the consideration payable to holders of the Common Shares in the Merger would be approximately $16.50 per Common Share. The market price of BIPC Shares that holders of the Common Shares receive at the time the Merger is completed could be greater than, less than or the same as the market price of BIPC Shares on the date of this proxy statement/joint prospectus or on the date of the Special Meeting. Accordingly, you should obtain current market quotations for BIPC Shares and Common Shares before deciding how to vote on the Merger Proposal, as applicable. The outstanding BIPC Shares are traded on the NYSE and the TSX and the Common Shares are traded on the NYSE, under the symbols “BIPC” and “TRTN,” respectively. BIPC Shares will continue trading on the NYSE and TSX under the symbol “BIPC” after completion of the Merger.

Each holder of record of Common Shares will, until the election deadline, be entitled to elect to (A) receive the mixed cash/BIPC Share consideration described above, (B) receive all-cash consideration or all-BIPC Share consideration, subject to proration procedures described herein and in further detail in the Merger Agreement attached as Annex A to this proxy statement/joint prospectus or (C) not make an election, in exchange for each Common Share that is outstanding immediately prior to the Effective Time.

Share elections and cash elections (other than Dissenting Shares) are subject to the proration adjustment procedures described in this proxy statement/joint prospectus to ensure that the aggregate Merger Consideration will be prorated as necessary to ensure that the aggregate amount of cash that would be paid in the Merger is equal to the total cash amount. All Dissenting Shares will be treated as cash election shares and will not be subject to any proration process.

At least 20 business days prior to the anticipated election deadline, Brookfield will provide a form of election to each holder of Common Shares in order to enable the holder thereof to exercise his, her or its right to make an election. To be effective, a form of election must be properly completed, signed and submitted to the exchange agent by the election deadline. The “election deadline” is 5:00 p.m., New York City time, on the date that is two trading days preceding the Closing Date (or such other date that the parties to the Merger Agreement agree).

Holders of Common Shares who fail to make an election or who make an untimely election (or who otherwise are deemed not to have submitted an effective form of election), referred to as “non-electing holders,” will be deemed to have elected the form of consideration (or mix thereof) remaining after satisfaction of the elections of the other holders of Common Shares. The exchange agent has reasonable discretion to determine whether a share election or cash election has been properly made in respect of any Common Shares.

After an election is validly made, any subsequent transfer of Common Shares will automatically revoke such election. The exchange agent will determine, in its reasonable discretion, whether any election is properly made, changed or revoked with respect to any Common Shares.

For more information regarding the election deadline, see the section entitled “The Merger Agreement—Election Procedure and Surrender of Common Shares” beginning on page 99 of this proxy statement/joint prospectus.

At the Effective Time, each outstanding award of Triton Restricted Shares and Triton RSUs will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares or Triton RSUs (in each case, with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton Restricted Share or Triton RSU, as applicable(in each case, after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes. Subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), the Unvested Triton Equity Award Consideration will vest and become payable on the earlier of (i) the satisfaction of the vesting conditions (including any vesting acceleration provisions) that applied to the unvested Triton Restricted Share or Triton RSU immediately prior to the Effective Time, or (ii) the 12-month anniversary of the Effective Time (other than in respect of awards granted in 2024, if any, which would vest and become payable ratably on the first, second and third anniversaries of the date of grant, or if earlier upon a qualifying termination). The Unvested Triton Equity Award Consideration will otherwise remain subject to the same terms and conditions that were applicable to the underlying Triton Restricted Share or Triton RSU, as applicable, immediately prior to the Effective Time.

Background of the Merger

The Triton Board and members of Triton’s senior management team meet and consider, on an ongoing basis, Triton’s performance, future growth prospects, use of capital, long-term strategy and the range of strategic opportunities available to Triton to strengthen its business and to enhance shareholder value. As part of this review, the Triton Board and senior management have from time to time evaluated a variety of potential strategic alternatives as an independent company, investments in potential new growth opportunities, acquisitions and other strategic transactions. The Triton Board also regularly meets to review updates to Triton’s strategic plan and financial forecast.

On May 20, 2022, Mr. John Hextall, member of the Triton Board, received an email from Mr. Dave Joynt, a Managing Partner of Brookfield Corporation (formerly, Brookfield Asset Management Inc.), on behalf of Brookfield, requesting that Mr. Hextall introduce Mr. Joynt to Mr. Brian Sondey, Triton’s Chairman and Chief Executive Officer.

On June 20, 2022, Mr. Sondey and Mr. Andrew Greenberg, Triton’s Senior Vice President of Business Development, held an in-person meeting with Mr. Sam Pollock, Chief Executive Officer of BIP, Mr. Scott Peak, Managing Partner of Brookfield Asset Management Inc., and Mr. Joynt, on behalf of Brookfield at Brookfield’s New York City office where Mr. Sondey and Mr. Greenberg provided an overview of the container leasing business and Triton’s position within the container leasing industry.

On June 22, 2022, Mr. Sondey spoke by telephone with a representative of Bank of America Merrill Lynch. During that call Mr. Sondey advised such representative that he had been asked by representatives of Brookfield to meet with them to provide an overview of the container leasing industry and Triton.

On or about June 27, 2022, Mr. Sondey spoke again by telephone with a representative of Bank of America Merrill Lynch following a meeting between such representative and representatives of Brookfield. Such representative advised Mr. Sondey that Brookfield was highly interested in continuing discussions with Triton and requested a follow-up meeting on Brookfield’s behalf at Triton’s office.

On July 12, 2022, Mr. Sondey, Mr. Greenberg and Mr. John Burns, Triton’s former Chief Financial Officer, held an in-person meeting at Triton’s office with Mr. Peak, Mr. Joynt and Mr. Ben Vaughan, Chief Operating Officer of BIP. At the meeting, the parties further discussed Triton’s business and industry and discussed considerations and potential benefits of a potential take-private transaction for Triton.

On July 21, 2022, the Triton Board met in a regularly scheduled in-person board meeting, together with members of Triton’s senior management team. Among other topics, the Triton Board was briefed on the discussions with representatives of Brookfield and the potential for Brookfield to make an acquisition proposal, and the Triton Board discussed a high-level view of what a proposal should include in order to be attractive to Triton. Additionally, the Triton Board discussed retention of financial advisors by the Company and indicated that the Triton Board would be supportive of engaging Goldman Sachs to act as Triton’s financial advisor.

On September 6, 2022, Mr. Sondey received a call from Mr. Joynt and Mr. Peak, on behalf of Brookfield, to alert Mr. Sondey that Brookfield would be submitting a proposal later in the day at an indicative value of $75.50 per Common Share.

On September 6, 2022, Mr. Sondey received an unsolicited letter from Mr. Peak and Mr. Joynt, on behalf of Brookfield, setting forth a non-binding offer to acquire 100% of the outstanding Common Shares for $75.50 per share in cash (the “September 2022 Proposal”). The offer was not contingent on Brookfield obtaining financing, but was subject to the completion of confirmatory due diligence. The September 2022 Proposal represented a premium of approximately 27% to the closing price of Common Shares on September 2, 2022. The September 2022 Proposal was promptly shared with members of the Triton Board, representatives of Sullivan & Cromwell LLP (“S&C”), legal advisor to Triton, and representatives of Goldman Sachs.

On September 8, 2022, Mr. Sondey emailed Mr. Joynt confirming receipt of the September 2022 Proposal and noted that a meeting of the Triton Board would be scheduled for the week of September 19, 2022.

On September 19, 2022, the Triton Board met via video conference, together with members of Triton’s senior management team, to evaluate and discuss the September 2022 Proposal, with representatives of Goldman Sachs and S&C in attendance. S&C reviewed materials relating to the fiduciary duties of directors. Mr. Sondey provided an update on market and operating conditions. Representatives of Goldman Sachs presented certain preliminary financial analyses regarding the September 2022 Proposal based on management’s preliminary financial model for Triton. The Triton Board asked questions throughout the presentations, which were answered by the representatives of senior management and S&C and Goldman Sachs. Following discussions, it was the consensus of the members of the Triton Board that the September 2022 Proposal did not appear compelling in light of what they believed Triton’s standalone value to be and, as a result, Triton was not open to pursuing a potential transaction at the price offered in the September 2022 Proposal. However, the Triton Board was open to allowing Brookfield access to a limited amount of non-public information to conduct due diligence subject to an appropriate confidentiality agreement within a limited time frame in order to enable Brookfield to improve its proposal. Mr. Sondey communicated this conclusion to Mr. Peak and Mr. Joynt of Brookfield on September 20, 2022.

On September 20, 2022, Ms. Carla Heiss, Triton’s General Counsel, instructed S&C to begin drafting a customary confidentiality agreement (the “Confidentiality Agreement”) to share with Brookfield. On September 26, 2022, a representative of Goldman Sachs shared a draft of the Confidentiality Agreement with Mr. Peak and Mr. Joynt, the terms of which were subsequently negotiated between representatives of S&C and Skadden Arps, Slate, Meagher & Flom LLP (“Skadden”), legal advisor to Brookfield.

On September 22, 2022, at the direction of the Triton Board, representatives of Goldman Sachs and Mr. Peak and Mr. Joynt discussed the proposed terms of the September 2022 Proposal, including Brookfield’s valuation of Triton and Brookfield’s anticipated confirmatory due diligence process.

On October 7, 2022, Triton and Brookfield entered into the Confidentiality Agreement, which, among other things, contained a customary standstill provision pursuant to which Brookfield would be prohibited from taking certain actions with respect to Triton until October 7, 2023, subject to certain termination triggers.

Beginning on October 7, 2022 and as supplemented through October 25, 2022, Triton made available to representatives of Brookfield a virtual data room (the “VDR”) containing certain select non-public financial and legal materials of Triton, including a financial forecast, a database of containers and leases, a lease run-off model calculating net present value of lease cash flows and container terminal values and an analysis of the largest lease transactions between 2017 and 2022. During this period, representatives of Brookfield conducted due diligence of Triton through document reviews, an in-person meeting at Brookfield’s New York office and a number of video conferences with representatives of Triton.

On October 8, 2022, at the direction of the Triton Board, representatives of Goldman Sachs informed Mr. Peak and Mr. Joynt that Triton expected an updated proposal prior to Triton’s next Board meeting scheduled for October 26, 2022.

On October 25, 2022, Mr. Sondey and a representative of Goldman Sachs called Mr. Joynt and Mr. Peak for an update on Brookfield’s valuation and progress. Mr. Peak noted that while he was optimistic that Brookfield would identify additional sources of value, it needed more time to do so in parallel to its finalization of the transaction equity funding plan, and thus requested an extension for the submission of a revised proposal to November 16, 2022.

On October 26, 2022, the Triton Board held a regularly scheduled in-person meeting, together with members of Triton’s senior management team. Representatives of Goldman Sachs and S&C were in attendance for a portion of the meeting. Among other topics, the Board further evaluated and discussed the September 2022 Proposal as well as subsequent communications with representatives of Brookfield regarding the potential transaction. Mr. Sondey and representatives of Goldman Sachs provided an update regarding Brookfield’s request for an extension to submit a revised proposal. Following discussions, it was the consensus of the members of the Triton Board that Triton was not willing to extend the discussions with Brookfield because Brookfield had not increased its price indication and there was increased uncertainty about raising equity financing for the transaction.

On October 27, 2022, Mr. Sondey called Mr. Joynt and Mr. Peak and informed them of Triton’s intention to terminate discussions. On November 1, 2022, Ms. Heiss sent Brookfield a formal return or destroy letter on behalf of Triton.

On December 12, 2022, Mr. Sondey received a call from a financial advisor to another company (“Company A”) asking if Mr. Sondey would be willing to meet with Company A.

On December 15, 2022, Mr. Sondey held an in-person meeting with a representative of Company A at Company A’s office to discuss Triton’s business, with a particular focus on Triton’s sources of out-performance relative to other container leasing companies.

On or about December 20, 2022, Mr. Sondey received a call from a representative of Company A expressing Company A’s interest in exploring a transaction and requesting that Triton execute a confidentiality agreement. Mr. Sondey responded that Triton would need to receive an indicative proposal based on public information before considering entering into a confidentiality agreement.

On January 1, 2023, Mr. Sondey received an unsolicited letter from a representative of Company A setting forth a non-binding offer to acquire 100% of the outstanding Common Shares for $79.00 per share in cash (the “January 2023 Proposal”). The offer was not contingent on Company A obtaining financing, but was subject to the completion of due diligence. The January 2023 Proposal represented a premium of approximately 14.9% to the closing price of Common Shares on December 30, 2022. The January 2023 Proposal was promptly shared with the members of the Triton Board, S&C and Goldman Sachs. Mr. Sondey sent an e-mail to the representative of Company A acknowledging receipt of the proposal and confirming that he would discuss the proposal with the Triton Board.

On January 12, 2023, the Triton Board met via video conference, along with members of Triton’s senior management, to evaluate and discuss the January 2023 Proposal, with representatives of Goldman Sachs and S&C in attendance. A representative of S&C reviewed the fiduciary duties of the Board in the context of the January 2023 Proposal. Representatives of Goldman Sachs provided an overview of Company A and the January 2023 Proposal, reviewed preliminary financial analyses of Triton based on preliminary financial projections for Triton provided by Triton management for Triton and provided an overview of other potential buyers that may exist for Triton. The Triton Board asked questions, which were answered by the representatives of senior management and S&C and Goldman Sachs. Following discussions, it was the consensus of the members of the

Triton Board (a) that the January 2023 Proposal did not appear compelling in light of what they believed Triton’s standalone value to be and, as a result, Triton was not open to pursuing a potential transaction at the price offered in the January 2023 Proposal, (b) that Triton may enter into a confidentiality agreement with Company A to allow them to conduct a limited amount of non-public diligence to enable Company A to improve its proposal and (c) to authorize Goldman Sachs to (i) convey to Company A that the January 2023 Proposal would need to be improved and alert them that Triton had recently declined to engage with a potential buyer who submitted a proposal in the same price range and (ii) notify Brookfield that Triton had been approached by a potential buyer with a more favorable proposal.

On January 13, 2023, in accordance with the Triton Board’s instructions, representatives of Goldman Sachs contacted representatives of Company A to note that Triton was willing to enter into a confidentiality agreement with Company A and provide Company A access to the VDR if Company A could strengthen their proposal, improve value and focus on sources of equity capital.

On January 15, 2023, a representative of Goldman Sachs shared a draft confidentiality agreement with a representative of Company A, the terms of which were subsequently negotiated between representatives of S&C and counsel to Company A.

On January 19, 2023, Triton and Company A entered into a confidentiality agreement, which, among other things, contained a customary standstill provision pursuant to which Company A would be prohibited from taking certain actions with respect to Triton until January 19, 2024, subject to certain termination triggers, including upon Triton’s entry into the Merger Agreement. On January 24, 2023, Triton opened the VDR for Company A’s due diligence. Between January 24, 2023 and March 28, 2023 (the date Company A submitted the Final Company A Proposal as described below), Company A and its representatives conducted due diligence of Triton through document reviews and a number of video conferences with representatives of Triton, in each case, covering various areas including, but not limited to, corporate organization and structure, commercial operations, litigation and legal compliance, executive compensation and employee benefits, intellectual property, insurance matters, regulatory matters, and general corporate matters.

On January 23, 2023, Triton entered into an engagement letter with Goldman Sachs to act as its financial advisor in connection with the potential transaction.

On January 27, 2023, in accordance with the Triton Board’s instructions, a representative of Goldman Sachs reached out to representatives of Brookfield to advise them that Triton had received a second unsolicited offer and asked whether Brookfield would be interested in submitting a revised proposal. Shortly thereafter, the representatives of Brookfield confirmed that they would be interested in conducting additional due diligence on Triton to be able to submit a revised proposal.

On January 31, 2023, Ms. Heiss sent Mr. Joynt an email requesting confirmation that the Confidentiality Agreement remained in effect between Triton and Brookfield. Mr. Joynt, on behalf of Brookfield, confirmed on February 1, 2023. Following the confirmation, Triton re-opened access to the VDR for Brookfield on February 1, 2023. From February 1, 2023 through April 12, 2023 (the announcement of the Merger Agreement), representatives of Brookfield conducted due diligence of Triton through document reviews, an in-person meeting and a number of video conferences with representatives of Triton, in each case, covering various areas including, but not limited to, corporate organization and structure, commercial operations, litigation and legal compliance, executive compensation and employee benefits, intellectual property, insurance matters, regulatory matters, and general corporate matters.

On February 1, 2023, in accordance with the Triton Board’s instructions, representatives of Goldman Sachs advised representatives of Brookfield and Company A that revised proposals should be provided on February 16, 2023.

On February 8, 2023, the Triton Board held a regularly scheduled in-person meeting, together with members of Triton’s senior management team. Representatives of Goldman Sachs were in attendance for a portion of the meeting. Mr. Sondey provided an update regarding the diligence process with Company A and Brookfield. Representatives of Goldman Sachs provided an update regarding recent discussions with representatives of Brookfield, noting that the representatives of Brookfield asked to re-engage with Triton regarding a potential transaction, and also provided an overview of certain conversations that it had on a no-names basis with certain other third parties that could be potential acquirors for Triton. The Triton Board and its advisors discussed whether there were other viable alternative acquirors for Triton based on factors such as interest in the container leasing sector and financing capability as well as the conversations that representatives of Goldman Sachs had with certain other third parties on a no-names basis. Such discussions indicated that the third parties would likely not be interested in a potential bid. Following the discussion, the members of the Triton Board authorized Triton’s senior management and Goldman Sachs to continue negotiations with Company A and Brookfield.

On February 16, 2023, Company A submitted a revised, non-binding offer to Triton to acquire 100% of the outstanding Common Shares for $79.00 per share in cash (the “February Company A Proposal”). The offer was not contingent on Company A obtaining financing, but was subject to the completion of confirmatory due diligence. The February Company A Proposal represented a premium of approximately 17.7% to the closing price of Common Shares on February 15, 2023. The February Company A Proposal was contingent on Company A being able to retain Triton’s existing debt capital structure in connection with the potential acquisition by Company A. As such, the February Company A Proposal requested that Company A be permitted to pursue rating agency confirmations that the Company’s ratings would remain investment grade in a change of control context with Company A.

On February 17, 2023, Mr. Sondey received a revised offer letter from Mr. Peak and Mr. Joynt on behalf of Brookfield setting forth a revised, non-binding offer to acquire 100% of the outstanding Common Shares for $85.00 per share in cash (the “February Brookfield Proposal”). The offer was not contingent on Brookfield obtaining financing, but was subject to the completion of confirmatory due diligence. The February Brookfield Proposal represented a premium of approximately 27% to the closing price of Common Shares on February 15, 2023. The February Brookfield Proposal proposed that Triton be acquired by Brookfield and certain co-investors, with Brookfield retaining majority ownership.

The February Company A Proposal and the February Brookfield Proposal were promptly shared with the members of the Triton Board, S&C and Goldman Sachs.

On February 21, 2023, the Triton Board met via video conference, together with members of Triton’s senior management team, to evaluate and discuss the February Company A Proposal and the February Brookfield Proposal, with representatives of Goldman Sachs and S&C in attendance. Representatives of Goldman Sachs provided an overview regarding recent discussions with Company A and Brookfield, provided an overview of the anticipated funding sources of both Company A and Brookfield and presented certain preliminary financial analysis with respect to a potential transaction. The Triton Board asked questions throughout the presentations, which were answered by the representatives of senior management and S&C and Goldman Sachs. Following discussions, it was the consensus of the Triton Board that both parties would be informed that the process remained competitive. Further, Company A would be informed that another party had presented the Company with a higher proposal and if Company A wished to continue to engage with the Company it would be expected to improve its proposal. Additionally, the Board approved the formation of a transaction committee of the Triton Board comprised of four independent directors (the “Transaction Committee”) that was authorized and directed to receive advice from outside legal and financial advisors regarding a potential transaction, coordinate with and provide oversight and guidance to Triton’s management regarding a potential transaction, monitor the course of discussions regarding a potential transaction, provide regular updates to the full Triton Board and make recommendations to the Triton Board regarding any potential transaction.

On February 23, 2023, Mr. Sondey received a revised proposal from Company A, with an indicative price of $82.00 per Common Share in cash (the “Revised Company A Proposal”). In light of the Revised Company A Proposal, Triton agreed to continue discussions with Company A.

On March 1, 2023, the Transaction Committee and certain senior members of Triton’s senior management met via video conference to discuss the Revised Company A Proposal and the February Brookfield Proposal. Mr. Sondey noted that representatives of both Company A and Brookfield requested rating agency consultations. Throughout the meeting, the Committee members engaged in discussions and asked various questions regarding the information presented. Following discussions, it was the consensus of the Triton Board that although Company A’s offer was lower than Brookfield’s offer, Triton would continue to provide diligence materials to both Brookfield and Company A to allow both parties to potentially improve their offers.

On March 6, 2023, representatives of Skadden and representatives of S&C met via video conference to discuss the signing process and potential signing timeline.

On March 8, 2023, the Transaction Committee met via video conference, with Ms. Heiss and a representative of S&C in attendance at the meeting, to discuss the potential transaction. Ms. Heiss provided an update regarding the shareholder vote required to approve a business combination as well as other local law considerations from Appleby, Triton’s Bermuda counsel (“Appleby”). Ms. Heiss also provided an update on various transaction workstreams, including the status of the diligence process and an in-person management meeting held with Brookfield and its co-investors earlier in the week. The Transaction Committee asked questions throughout the meeting, which were answered by the representatives of senior management and S&C.

On March 10, 2023, consistent with discussions with the Triton Board, representatives of Goldman Sachs shared with Brookfield and Company A instructions to submit a final proposal with respect to a potential transaction with Triton by March 27, 2023. The final proposal was required to include price, confirmation that all debt and equity commitments were in place with no financing contingency, a markup of the Merger Agreement and confirmation that diligence was completed.

On March 10, 2023, a draft Merger Agreement was shared with both Brookfield and Company A, which provided for: (a) an all-cash deal such that each of the outstanding Common Shares would receive a specified dollar amount, (b) each series of Preference Shares would remain outstanding in the transaction with the same rights and preferences, (c) a 60-day go-shop period, during which time Triton may solicit other acquisition proposals, (d) a reverse termination fee equal to 8% of the equity value of the proposed transaction payable by the acquiring entity in the event all closing conditions have been satisfied and acquiror fails to close (the “BIP Termination Fee”) and (e) a termination fee of 1% of the equity value of the proposed transaction during the go-shop period, and 2.5% of the equity value of the proposed transaction in all other circumstances, payable by Triton in the event the Merger Agreement is terminated in favor of a superior proposal (the “Triton Termination Fee”).

Between March 17 and 24, 2023, Brookfield and Company A each received separate ratings evaluations from certain rating agencies finding that Triton’s ratings for the Preference Shares and debt facilities, including the unsecured bonds, would likely be unchanged (with a one notch upgrade from one of the rating agencies) following an acquisition by Brookfield, but would likely be downgraded by one notch by one of the rating agencies following an acquisition by Company A.

On March 15, 2023, the Transaction Committee and certain senior members of Triton’s senior management met via video conference to discuss the potential transaction. Mr. Sondey provided an update on (a) the potential transaction, including timing and other expectations for the submission of final proposals, (b) Triton’s discussions with Innisfree, Triton’s proxy solicitor, regarding matters relating to Triton’s shareholder vote to approve the potential transaction and (c) Company A’s feedback from the credit rating agencies regarding Triton’s expected credit rating following the closing of a potential transaction between Triton and Company A.

The Transaction Committee asked questions throughout the meeting, which were answered by representatives of senior management.

On March 16, 2023, representatives of Skadden and representatives of S&C met via video conference to discuss Skadden’s clarifying questions on the draft Merger Agreement.

On March 28, 2023, Company A submitted a revised, non-binding offer to acquire 100% of the outstanding Common Shares for $82.00 per share in cash (the “Final Company A Proposal”). However, the Final Company A Proposal noted that Company A was informed that a major rating agency would not support affirming Triton’s current investment grade ratings under Company A’s ownership, and as a result, Company A would not be able to proceed with a potential transaction except in the context of a joint acquisition by Company A and a suitable investment partner which would preserve the Company’s ratings and capital structure.

On March 28, 2023, Brookfield submitted a revised, final non-binding offer to acquire 100% of the outstanding Common Shares for $82.50 per share (the “March Brookfield Proposal”), comprised of $68.50 per share in cash and $14.00 per share in stock consideration comprised of BIPC Shares. Although the per share consideration proposed was lower than previously proposed, the March Brookfield Proposal represented a premium of approximately 34% to the volume-weighted average closing price of the Common Shares for the five trading days ended March 27, 2023. The March Brookfield Proposal was not subject to any financing condition.

The Final Company A Proposal and the March Brookfield Proposal were promptly shared with the members of the Triton Board.

On March 29, 2023, representatives of Brookfield also shared a revised draft of the Merger Agreement, which included the following terms: (a) a cash and stock election procedure, with a customary pro-rata cutback if too many shareholders elect one type of consideration, (b) deletion of the 60-day go-shop period, (c) a BIP Termination Fee equal to 5% of the equity value of the proposed transaction, including the value of the Preference Shares, (d) a Triton Termination Fee equal to 3.75% of the equity value of the proposed transaction, including the value of the Preference Shares, (e) a new interim restriction on Triton such that the sum of (i) Triton’s unrestricted cash (net of amounts required to pay indebtedness under its August 6, 2021 indenture) and (ii) available borrowings under Triton’s revolving credit facility would not fall below a certain dollar value (the “Liquidity Covenant”) and (f) a number of additional revisions to the interim operating covenants limiting Triton’s actions in the period between signing and closing a potential transaction.

On March 30, 2023, the Triton Board met via video conference, together with members of Triton’s senior management team, to evaluate and discuss the Final Company A Proposal, the March Brookfield Proposal and the revised draft Merger Agreement, with representatives of Goldman Sachs and S&C in attendance. Representatives of Goldman Sachs provided an update on the current financial market environment to the Triton Board and reviewed certain terms of the Final Company A Proposal and the March Brookfield Proposal, including that Brookfield reduced its indicative acquisition price to $82.50 per Common Share and introduced BIPC Shares as a portion of the March Brookfield Proposal because Brookfield’s two potential co-investors had withdrawn from the transaction. Representatives of S&C provided an update on the key terms of the revised draft Merger Agreement, including Brookfield’s deletion of the go-shop provision. Following discussions, members of the Triton Board authorized management and Goldman Sachs to continue to negotiate with Brookfield with respect to the offer price and mix of cash and stock consideration in the March Brookfield Proposal, as well as price protection on any equity component of the transaction consideration.

On March 31, 2023, representatives of Goldman Sachs called Mr. Joynt and Mr. Peak to provide the Triton Board’s feedback following the March 30, 2023 Triton Board meeting, including that Brookfield would need to improve its offer price to at least $85.00 per share and offer a price protection mechanism on any equity component of the transaction consideration in order to move forward with a transaction. Mr. Peak noted that he would only be prepared to meet again with Brookfield’s investment committee to discuss possibly improving the bid after receiving Triton’s comments on Brookfield’s revised draft of the Merger Agreement.

On April 3, 2023, representatives of Goldman Sachs shared with Mr. Peak and Mr. Joynt, as representatives of Brookfield, (a) a list of the key issues in Brookfield’s revised draft of the Merger Agreement, including (i) a 45-day go-shop period, (ii) a 3.5% Triton Termination Fee (1.5% during the go-shop period) and a 7.5% BIP Termination Fee, in each case, excluding the value of the Preference Shares, and (iii) clarifying questions regarding Brookfield’s intent on the Liquidity Covenant and (b) an overview of a revised price protection mechanism for the BIPC Shares, including a proposed 15% symmetrical collar.

On April 4, 2023, representatives of Skadden and representatives of S&C met via video conference to discuss Skadden’s clarifying questions on the Merger Agreement issues list, including with respect to a go-shop period, Triton Termination Fee and BIP Termination Fee.

On April 5, 2023, Mr. Joynt, on behalf of Brookfield, submitted to representatives of Goldman Sachs a further revised non-binding offer (the “April 5 Proposal”), including responses to the issues list, which provided for the following terms: (a) Brookfield would pay $85.00 per outstanding Common Share, comprised of $68.50 of cash and BIPC Shares equal to $16.50, subject to a 7.5% symmetrical collar around the share price of BIPC Shares based on the volume-weighted average closing BIPC Share price for the 10 trading days prior to signing; (b) no go-shop period; (c) a Triton Termination Fee of 3% of the equity value of the proposed transaction, excluding the value of the Preference Shares; (d) a BIP Termination Fee of 7% of the equity value of the proposed transaction, excluding the value of the Preference Shares; and (e) the Liquidity Covenant as previously proposed by Brookfield.

On April 5, 2023, the Transaction Committee, certain senior members of Triton’s senior management and representatives of S&C and Goldman Sachs met via video conference to discuss Brookfield’s April 5 Proposal. Representatives of S&C also discussed the regulatory approvals contemplated by the potential transaction with Brookfield. Representatives of Goldman Sachs discussed with the Transaction Committee the possibility that, in light of the rating agency feedback received by Company A, a large number of private equity firms would effectively be precluded from making an acquisition proposal for Triton at or near Brookfield’s valuation. Following discussions, the members of the Transaction Committee authorized Triton management and its advisors to continue negotiations on the basis of the April 5 Proposal and seek to finalize a transaction with Brookfield. The Transaction Committee also authorized Mr. Sondey to engage with Brookfield about plans for Triton’s management post acquisition.

On April 6, 2023, representatives of S&C shared with representatives of Skadden a revised draft of the Merger Agreement reflecting the terms set forth in the April 5 Proposal, noting that the Liquidity Covenant was subject to ongoing review. The revised draft of the Merger Agreement also contained certain revisions to the interim operating covenants limiting Triton’s actions in the period between signing and closing a potential transaction.

After the Transaction Committee meeting on April 5, 2023, on April 7, 2023, Mr. Sondey met with Mr. Joynt and Mr. Vaughan in Brookfield’s New York City office, with Mr. Peak participating via video conference, to discuss plans for Triton’s management following the closing of the potential transaction. Mr. Sondey also expressed an interest in rolling approximately 150,000 of his Common Shares into the potential transaction.

On April 7, 2023, representatives of Triton management, Goldman Sachs and S&C held a call with representatives of Brookfield and Skadden on certain reverse due diligence questions regarding Brookfield and the BIPC Shares.

On April 8, 2023, representatives of Skadden shared with representatives of S&C a revised draft of the Merger Agreement, which, among other things, contained additional revisions to the interim operating covenants limiting Triton’s actions in the period between signing and closing a potential transaction.

On April 8, 2023, representatives of Triton and Brookfield and Triton’s and Brookfield’s respective legal advisors met via video conference to discuss the terms of the Merger Agreement, including with respect to (a) the Liquidity Covenant and (b) certain interim operating covenants on Triton relating to the incurrence of debt and capital expenditures.

On April 9, 2023, representatives of S&C shared with representatives of Skadden a revised draft of the Merger Agreement, including (a) certain further revisions to the interim operating covenants as had been discussed between the parties, and (b) revisions to the Liquidity Covenant such that Triton would use commercially reasonable efforts to ensure that the sum of the unrestricted cash available to Triton on the closing date and the available borrowings under Triton’s revolving credit facility would be $750,000,000 or more.

Between April 10, 2023 and April 11, 2023, representatives of Skadden and representatives of S&C continued to exchange drafts of the Merger Agreement, including finalizing the scope of the interim operating covenants and the Liquidity Covenant.

On April 10, 2023, the Transaction Committee, certain senior members of Triton’s senior management and representatives of S&C and Goldman Sachs met via video conference. Mr. Sondey provided an update that Triton and its advisors had been working to finalize a potential transaction with Brookfield. Representatives of Goldman Sachs provided an overview of BIPC, including a review of publicly available information as well as a due diligence call with BIPC management and discussed with the Transaction Committee the potential for any higher bid being submitted for Triton. The Transaction Committee asked questions throughout the meeting, which were answered by the representatives of senior management and S&C and Goldman Sachs, and concluded that there were unlikely to be additional interested parties that would be able to make an acquisition proposal for Triton on terms as favorable as the potential transaction with Brookfield. Following discussions, the Transaction Committee directed Triton management and its advisors to continue to finalize a transaction with Brookfield.

On April 11, 2023, the Triton Board held a meeting by video teleconference with members of senior management of Triton and representatives of Goldman Sachs and S&C in attendance. Mr. Sondey provided an update on the current status of the proposed transaction with Brookfield. Representatives of Goldman Sachs provided an overview of its financial analyses for the transaction, based on the projections approved by Triton for Goldman Sachs’ use as set forth in “The Merger Proposal—Triton Unaudited Prospective Financial Information”. Representatives of Goldman Sachs then delivered Goldman Sachs’s oral opinion, subsequently confirmed in writing to the Triton Board that, as of April 11, 2023, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Brookfield and its affiliates) of Shares pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of the opinion provided by Goldman Sachs, please see “The Merger Proposal—Opinion of Triton’s Financial Advisor”. Representatives of S&C, relying on certain advice from representatives of Appleby, also reviewed with the Triton Board their fiduciary duties in the context of the transaction and provided an update on the final terms of the Merger Agreement. After carefully considering the proposed terms of the transaction with Brookfield, and taking into consideration the matters discussed during the meeting and prior meetings of the Triton Board (for additional detail, see “The Merger Proposal—Triton’s Reasons for the Merger; Recommendation of the Triton Board”), the Triton Board unanimously determined that the Merger and the other Transactions contemplated by the Merger Agreement and the Statutory Merger Agreement, are fair to, and in the commercial interests of, Triton and the shareholders of Triton, authorized, confirmed and approved the Merger in all respects, approved and declared advisable the Merger Agreement, the Statutory Merger Agreement and the Transactions contemplated thereby, and resolved to recommend that Triton’s shareholders vote to approve and adopt the Merger Agreement and to approve and/or adopt other matters submitted to them in connection with the Merger Agreement.

Also on April 11, 2023, after carefully considering the proposed terms of the transaction with Triton, and taking into consideration the matters discussed during the meeting and prior meetings of the board of directors of BIPC (for additional detail, see “The Merger Proposal—Triton’s Reasons for the Merger; Recommendation of

the Triton Board”), the board of directors of BIPC unanimously, by written consent, approved and declared advisable the Merger Agreement, the Statutory Merger Agreement and the Transactions contemplated thereby.

In the evening of April 11, 2023, senior management of Triton and Brookfield and Triton’s and Brookfield’s respective advisors worked to finalize the Merger Agreement and the exhibits and schedules thereto. Later that evening, Triton, Parent, BIPC and Merger Sub entered into the Merger Agreement. Mr. Sondey also executed and delivered a letter of intent to contribute 155,000 of the Common Shares he owns into a vehicle formed by an affiliate of Brookfield, as further described in “The Merger Proposal—Treatment of Triton Equity Awards in the Merger—Mr. Brian Sondey—Rollover Agreement”.

On the morning of April 12, 2023, prior to the opening of trading on the NYSE, Triton and Brookfield issued a joint press release announcing the execution of the Merger Agreement.

BIPC’s Reasons for the Merger

Before reaching its decision at its meeting on April 11, 2023 to authorize and approve the Merger Agreement, Statutory Merger Agreement and the other transaction documents, BIPC, with the advice and recommendations of BIPC’s senior management, considered a variety of factors that weighed positively in favor of the Transactions, including, among others, the following (not necessarily in order of relative importance):

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its belief that following the completion of the Transactions, BIP and BIPC will be one of the world’s largest diversified infrastructure enterprises, including that BIP’s total consolidated assets will be more than $95 billion;

•	its belief that Triton is a high quality business that aligns with the strategy of BIPC and BIP to own and operate high quality real asset businesses;

•	its belief that it could earn a strong return on invested capital over the long term;

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its belief that following the completion of the Transactions, BIPC will possess an investment grade balance sheet and strong overall financial profile, as well as the ability to take advantage of opportunities across many asset classes;

•	its belief that, as an entity that will be largely privately held following the completion of the Transactions, Triton will have greater operational flexibility to execute against its business plan;

•	its belief that the Transactions will be accretive to BIPC’s cash flows;

•	that the Triton Board is required to make a recommendation to the Holders of Shares in favor of adopting the Merger Agreement, except for certain limited circumstances; and

•	that Brookfield has a “right to match” any superior proposal received by Triton.

BIPC also considered a number of potentially negative factors in its deliberations concerning the Merger, including, among others, the following (not necessarily in order of relative importance):

•	the risk that failure to retain key Triton personnel may make realization of the benefits expected by the Merger challenging;

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uncertainty about the effect of the Merger on Triton’s customers, suppliers and other partners, which could cause customers, suppliers and other partners to seek to change existing business relationships with Triton;

•	the risk that Triton’s financial performance may not meet BIPC’s expectations;

•	the economic dilution of current BIPC shareholders as a result of the issuance of the BIPC Shares to holders of the Common Shares pursuant to the Merger Agreement;

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the risk that all conditions to the obligations of the parties to consummate the Merger might not be satisfied or that the Merger might not otherwise be completed, or that completion may be unduly delayed; and

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various other risks associated with the Transactions and the businesses of Triton and/or BIPC following the Transactions. See the section entitled “Risk Factors” beginning on page 38 of this proxy statement/joint prospectus.

The above discussion of the material factors considered by BIPC in its consideration of the Transactions is not intended to be exhaustive, but does set forth the principal factors considered by BIPC. In light of the number and wide variety of factors considered in connection with the evaluation of the Transactions, BIPC did not attempt to quantify or otherwise assign relative weights to the specific factors it considered in reaching its final decision. BIPC views its final decision as being based on all the information available to it and the factors presented to and considered by it. However, some directors may individually have given different weight to different factors. The factors, potential risks and uncertainties described herein as having been considered by BIPC in evaluating the Transactions and other information presented in this section of this consent solicitation statement/prospectus contain information that is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 19 of this proxy statement/joint prospectus.

Triton’s Reasons for the Merger; Recommendation of the Triton Board

After careful consideration, the Triton Board, on April 11, 2023, unanimously (a) approved and declared advisable the Merger Agreement, the form of Statutory Merger Agreement and the Transactions, (b) determined that the Transactions are fair to and in the best interests of Triton and Shareholders, (c) determined that the Merger Consideration constitutes fair value for each Common Share in accordance with the Companies Act, (d) determined that the continuation of each series of Preference Shares as preference shares of the Surviving Company constitutes fair value for each Preference Share in accordance with the Companies Act, (e) directed that the Merger Agreement and the Statutory Merger Agreement be submitted to Shareholders for their adoption and (f) resolved, subject to the terms and conditions set forth in the Merger Agreement and the Statutory Merger Agreement, to recommend that Shareholders adopt the Transactions.

THE TRITON BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE, AS APPLICABLE, “FOR” APPROVAL OF THE MERGER PROPOSAL, “FOR” APPROVAL OF THE COMPENSATION PROPOSAL AND “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

Reasons for the Merger

In evaluating the Transactions, the Triton Board consulted with management, and representatives of Triton’s financial advisor and legal advisors. In unanimously recommending that Shareholders vote in favor of the Merger Proposal, the Triton Board considered a number of factors, including the following (which factors are not listed in order of relative importance):

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the Triton Board’s understanding of Triton’s business, assets, financial condition, liquidity position and results of operations, its competitive position and historical and prospective performance, and the nature of the industry in which Triton competes;

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the value represented by the Merger Consideration compared to the trading price of Common Shares on the NYSE, including the fact that the Merger Consideration constituted a significant premium of approximately (i) 34.9% over the closing share price of the Common Shares on the NYSE on April 11, 2023 the last trading day prior to the date the Merger Agreement was publicly announced, (ii) 34% over the volume weighted average price of the Common Shares on the NYSE during the 30 trading days up to, and including, April 11, 2023 and (iii) 26.4% over the volume weighted average price of the Common Shares on the NYSE during the 90 trading days up to, and including, April 11, 2023;

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the current and historical market prices of the Common Shares, including the market performance of the Common Shares relative to those of other participants in Triton’s industry and the general market;

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the fact that a substantial portion of the Merger Consideration consists of cash, providing holders of the Common Shares with certainty of value and liquidity upon completion of the Merger for such portion of the consideration, along with a significant equity component, which provides holders of the Common Shares with participation in the upside potential of a larger, more diversified company or with liquidity should any holder of Common Shares not wish to retain its BIPC Shares;

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with the assistance of Goldman Sachs and Triton’s management, the Triton Board’s consideration of potential alternative counterparties and belief that it would be difficult for other potential acquirers to make an acquisition proposal for Triton at or near Brookfield’s valuation for various reasons, including financial capacity and certainty, the anticipated impact of the potential acquirers’ proposals on Triton’s credit rating and the fact that, should a potential counterparty be interested in pursuing a transaction on terms more favorable to Triton and Shareholders than the Transactions, such counterparty would be able to pursue such an offer under the terms of the Merger Agreement, and the Triton Board would be able to respond to and accept such an offer if the offer was a superior proposal;

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the advantages of entering into the Merger Agreement and Statutory Merger Agreement in comparison with the risks of remaining an independent public company, including, but not limited to, the risks and uncertainties with respect to:

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achieving Triton’s growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and Triton’s industry specifically, and risks related to the current and future geopolitical environment, economic cycle and macroeconomic challenges that have resulted in a downturn in the container leasing market, which could be prolonged and increasingly severe, and that may result in future market downturns and adversely impact global trade in the coming years;

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competing with Triton’s competitors in a market that has experienced container leasing industry consolidation and container shipping company consolidation, as well as the risk that potential opportunities could diminish in the future as Triton’s competitors and customers continue to pursue acquisitions and further consolidation; and

•	the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive in the container leasing industry;

•	Triton’s ability to continue to obtain financing on economically attractive terms to support the future growth of its business;

•	the various additional risks and uncertainties that are set forth in the Triton Annual Report, which is incorporated by reference herein;

•	Triton’s belief, based on discussions and negotiations with Brookfield, that the Merger Consideration was the highest price Brookfield would be willing to pay;

•	the Triton Board’s view that the Merger Agreement and Statutory Merger Agreement were the product of extensive arm’s-length negotiations and contained overall reasonable terms and conditions;

•	the likelihood that the Merger will be consummated, based on, among other things:

•	the Triton Board’s evaluation of the conditions to the Merger;

•	that the condition to closing related to the accuracy of Triton’s representations and warranties is generally subject to a Company Material Adverse Effect qualification;

•	the absence of a financing condition;

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the Triton Board’s and management’s assessment, after discussion with representatives of Goldman Sachs, that Brookfield has the financial capability to complete the Merger as evidenced by the Commitment Letters;

•	the relative likelihood of obtaining required regulatory approvals;

•	that the outside date under the Merger Agreement is expected to allow for sufficient time to complete the Merger and obtain required regulatory approvals;

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the remedies available under the Merger Agreement to Triton in the event of a breach by Parent or BIPC, including, but not limited to, Triton’s ability, under certain circumstances pursuant to the Merger Agreement, to seek specific performance to prevent breaches of the Merger Agreement, and to enforce specifically the terms of the Merger Agreement;

•	the terms of the Merger Agreement, including, but not limited to:

•	Triton’s ability to consider and respond to, under certain circumstances specified in the Merger Agreement, an alternative acquisition proposal;

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the Triton Board’s right, after complying with the terms of the Merger Agreement, to terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal upon payment of a termination fee; and

•	Parent’s obligation to pay a termination fee under certain circumstances;

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that Triton will be permitted to continue to pay quarterly dividends on each series of Preference Shares and Common Shares (not to exceed $0.70 per Common Share per quarter) between signing and closing under the Merger Agreement;

•	that the Merger would be subject to the approval of Shareholders and Shareholders would be free to reject the Merger;

•	the timing of the Merger and the risk that if the Triton Board did not accept Brookfield’s offer at the time it was made, the Triton Board might not have had another opportunity to do so; and

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the oral opinion of Goldman Sachs, subsequently confirmed in its written opinion dated April 11, 2023, to the Triton Board that, as of such date and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Brookfield Corporation and its affiliates) of the Common Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders. For a detailed discussion of Goldman Sachs’ opinion, please see below in the section entitled “The Merger Proposal—Opinion of Triton’s Financial Advisor” beginning on page 69 of this proxy statement/joint prospectus and Annex C.

Triton’s Board also considered a number of uncertainties and risks concerning the Merger that generally weighed against entering into the Merger Agreement, including the following (which factors are not necessarily presented in order of relative importance):

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the fact that the announcement and pendency of the Merger, or the risks and costs to Triton if the Merger does not close, could result in the diversion of management and employee attention (including efforts and consequences relating to the Merger), and potentially have a negative effect on Triton’s business and relationships with customers, suppliers and vendors;

•

the effect of a public announcement of Triton entering into the Merger Agreement on Triton’s operations, share price and employees and its ability to attract and retain key management and personnel while the Merger is pending;

•	that Shareholders would forego the opportunity to realize the full potential long-term value of the successful execution of Triton’s current strategy as an independent company;

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that the value of the Merger Consideration payable to holders of the Common Shares could decrease in the event that the market price of BIPC Shares decreases below the low end of the Collar of $42.36 prior to completion of the Merger;

•	the unlikely possibility that Brookfield will be unable to pay the aggregate Merger Consideration on the Closing Date;

•	the requirement that Triton pay Parent the Company Termination Fee of $141,382,000, upon certain termination circumstances;

•	the possibility that the amounts that may be payable by Triton upon the termination of the Merger Agreement could discourage other potential acquirers from making a competing bid to acquire Triton;

•

the restrictions on Triton’s conduct of business prior to the consummation of the Merger, including limitations on capital spending and the requirement to use commercially reasonable efforts to maintain a minimum amount of unrestricted cash and available liquidity as of closing and conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Triton from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Triton might have pursued;

•

that the transaction would be taxable to holders of the Common Shares that are U.S. Holders (as defined in the section entitled “The Merger Proposal—Certain U.S. Federal Income Tax Consequences” beginning on page 81) for U.S. federal income tax purposes;

•	that under the terms of the Merger Agreement, Triton is unable to solicit other acquisition proposals;

•

that, by reason of the factors described immediately above, the likelihood of any third party submitting to the Triton Board or Triton (on an unsolicited basis) an acquisition proposal constituting or reasonably likely to lead to a superior proposal is materially diminished;

•

that the Merger would impact Triton’s credit ratings, which may result in a change of control triggering event under Triton’s senior notes or the Preference Shares, potentially leading to certain repurchase rights or conversion rights under the terms of those securities;

•

that, while the Merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if approved by Shareholders;

•

that notwithstanding any change of recommendation by the Triton Board, unless the Merger Agreement has been earlier terminated in accordance with the terms thereof, the Merger Agreement will, subject to certain exceptions, be submitted to Shareholders at the Special Meeting;

•	that Triton’s business, operations, financial results and liquidity position could suffer in the event that the Merger is not consummated;

•	that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of Common Shares on the NYSE;

•	the risk of litigation arising in respect of the Merger Agreement, the Statutory Merger Agreement and the Transactions;

•	that the completion of the Merger will require antitrust and other regulatory approvals in the United States and certain other countries;

•	that there can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful; and

•

the availability of appraisal rights and payment of fair value under Bermuda law to those registered Shareholders, and beneficial owners of the Common Shares and Preference Shares whose nominees properly exercise their appraisal rights under the Companies Act seeking a judicial determination of the fair value of their Common Shares and Preference Shares.

The foregoing discussion of factors considered by the Triton Board is not intended to be exhaustive, but summarizes the material factors considered by the Triton Board. In light of the variety of factors considered in connection with their evaluation of the Transactions, the Triton Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Triton Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Triton Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support their ultimate determinations. The Triton Board based their recommendations on the totality of the information presented. It should be noted that this explanation of the reasoning of the Triton Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 19.

Opinion of Triton’s Financial Advisor

Goldman Sachs delivered its oral opinion, subsequently confirmed in writing, to the Triton Board that, as of April 11, 2023 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Brookfield Corporation and its affiliates) of Common Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders. Goldman Sachs expressed no opinion as to the proration and certain other procedures and limitations contained in the Merger Agreement to which the Merger Consideration will be subject.

The full text of the written opinion of Goldman Sachs, dated April 11, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. Goldman Sachs provided advisory services and its opinion for the information and assistance of the Triton Board in connection with its consideration of the Transactions. Goldman Sachs’ opinion is not a recommendation as to how any holder of Common Shares should vote or make any election with respect to the Transactions or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of Triton for the five years ended December 31, 2022;

•	annual reports to shareholders and Annual Reports on Form 20-F of BIPC for the three years ended December 31, 2022;

•	BIPC’s Registration Statement on Form F-1, including the prospectus contained therein dated March 12, 2020 relating to the BIPC Shares;

•	annual reports to unitholders and Annual Reports on Form 20-F of BIP for the five years ended December 31, 2022;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Triton;

•	certain interim reports to shareholders and unitholders of BIPC and BIP, respectively;

•	certain publicly available research analyst reports for Triton, BIPC and BIP; and

•

certain internal financial analyses and forecasts for Triton prepared by its management, as approved for Goldman Sachs’ use by Triton (such internal financial analyses and forecasts are referenced in this section as the “Forecasts”). For information regarding the Forecasts, see the section captioned “The Merger Proposal—Triton Unaudited Prospective Financial Information.”

Goldman Sachs also held discussions with members of the senior managements of Triton regarding their assessment of the past and current business operations, financial condition and future prospects of Triton;

reviewed the reported price and trading activity for the Common Shares, the BIPC Shares and the limited partnership units of BIP; compared certain financial and stock market information for Triton with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the container leasing industry; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

For purposes of rendering this opinion, Goldman Sachs, with Triton’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with Triton’s consent that the Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Triton. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Triton, Parent or BIPC or any of their respective subsidiaries and, Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions would be obtained without any adverse effect on Triton, Parent or BIPC or on the expected benefits of the Transactions in any way meaningful to Goldman Sachs’ analysis.

Goldman Sachs also assumed that the Transactions would be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis. Goldman Sachs’ opinion does not address the underlying business decision of Triton to engage in the Transactions, or the relative merits of the Transactions as compared to any strategic alternatives that may be available to Triton; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Brookfield Corporation and its affiliates) of Common Shares, as of the date of the opinion, of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement, the Rollover Agreements (as defined in the Merger Agreement), or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or the Rollover Agreements or entered into or amended in connection with the Transactions, including any allocation of the Merger Consideration, the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of Triton; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Triton, or class of such persons, in connection with the Transactions, whether relative to the Merger Consideration to be paid to the holders (other than Brookfield Corporation and its affiliates) of the Common Shares pursuant to the Merger Agreement or otherwise. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs does not express any opinion as to the prices at which BIPC Shares or the Common Shares would trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on Triton, Parent or BIPC or the Transactions, or as to the impact of the Transactions on the solvency or viability of Triton, Parent or BIPC or the ability of Triton, Parent or BIPC to pay their respective obligations when they come due. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Material Financial Analysis

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Triton Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 11, 2023, the last trading day before the public announcement of the Transactions, and is not necessarily indicative of current market conditions.

For purposes of its analysis, Goldman Sachs calculated $85.00 as the implied merger consideration per Common Share to be paid to holders of the Common Shares pursuant to the Merger Agreement, by adding $68.50, the cash portion of the Merger Consideration, to $16.50, the implied value of the stock portion of the Merger Consideration, which was calculated by multiplying $45.80 (the volume weighted average price of BIPC Shares for the 10 trading days ending April 11, 2023), by an exchange ratio of 0.3603 (implied by the volume weighted average price of BIPC Shares for the 10 trading days ending April 11, 2023).

Historical Stock Trading Analysis. Goldman Sachs analyzed the implied value of the Merger Consideration to be paid to holders of the Common Shares pursuant to the Merger Agreement in relation to the closing price of Common Shares on April 11, 2023, the 10-day volume weighted average price for Common Shares, the 30-day volume weighted average price for Common Shares, the 90-day volume weighted average price for Common Shares, the 52-week high market price for Common Shares, and the median analyst price target of Common Shares.

This analysis indicated that the implied value of the Merger Consideration to be paid to holders of the Common Shares pursuant to the Merger Agreement represented:

•	a premium of 34.9% based on the April 11, 2023 closing price of $63.01 per Common Share;

•	a premium of 35.9% based on the 10-day volume weighted average price of $62.54 per Common Share;

•	a premium of 34.0% based on the 30-day volume weighted average price of $63.43 per Common Share;

•	a premium of 26.4% based on the 90-day volume weighted average price of $67.23 per Common Share;

•	a premium of 16.7% based on the 52-week high market price (which was on February 13, 2023) of $72.86 per Common Share; and

•	a premium of 10.4% based on the median analyst price target of $77.00 per Common Share.

Illustrative Dividend Discount Analysis. Using the Forecasts, Goldman Sachs performed an illustrative dividend discount analysis on Triton to derive a range of illustrative present values per Common Share. Using the mid-year convention for discounting dividends and share repurchases and discount rates ranging from 8.0% to 9.5%, reflecting estimates of Triton’s cost of equity, Goldman Sachs discounted to present value as of December 31, 2022 (i) estimates of dividends and share repurchases for Triton for the calendar years 2023 through 2027 as reflected in the Forecasts and (ii) a range of illustrative terminal values for Triton, which were calculated by applying terminal year exit price to tangible book value multiples ranging from 1.4x to 1.8x, to a terminal year estimate of the tangible book value of Triton, as reflected in the Forecasts. The range of terminal year exit price to tangible book value multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical price to tangible book value multiples of Triton and of Textainer Group Holdings Limited (“Textainer”), as described below in the section captioned “The Merger Proposal—Opinion of Triton’s Financial Advisor—Selected Publicly Traded Companies Trading Multiples.” Goldman Sachs derived the discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Common Shares of Triton, as provided by and approved for Goldman Sachs’ use by the management of Triton, using the treasury stock method, to derive a range of illustrative present values per Common Share of Triton, rounded to the nearest dollar, ranging from $79 to $100.

Illustrative Present Value of Future Share Price Analysis. Using the Forecasts, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per Common Share. For this analysis, Goldman Sachs first calculated the implied equity value for Triton as of December 31 for each of calendar years 2023 through 2025, by applying a range multiples of illustrative price to tangible book value of 1.4x to 1.8x to estimates of Triton’s tangible book value as of December 31 for each of calendar years 2023 through 2025. This illustrative range of price to tangible book value multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical price to tangible book value multiples for Triton and current and historical price to tangible book value multiples for Textainer, as described below in the section captioned “The Merger Proposal—Opinion of Triton’s Financial Advisor—Selected Publicly Traded Companies Trading Multiples.” Goldman Sachs then divided the implied equity values it derived by the projected year-end number of fully diluted outstanding Common Shares of Triton for each of calendar years 2023 through 2025, calculated using information provided by and approved for Goldman Sachs’ use by the management of Triton, to derive a range of implied future values per Common Share of Triton (excluding dividends). Goldman Sachs then added the cumulative dividends per Common Share of Triton expected to be paid to holders of the Common Shares through the end of each of fiscal years 2023 through 2025, using the Forecasts, to derive a range of implied future values per Common Share of Triton (including dividends). Goldman Sachs then discounted these implied future equity values per Common Share to December 31, 2022, using an illustrative discount rate of 8.75%, reflecting an estimate of Triton’s cost of equity. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied present values, rounded to the nearest dollar, of $57 to $87 per Common Share.

Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to the following selected transactions in the container leasing industry since 2013. For each of the selected transactions, Goldman Sachs calculated and compared the consideration paid in the transaction as a multiple of the target company’s last reported tangible book value (referred to in the table below as “Target P/TBV”) based on information in public filings, press releases and investor relations documents. While none of the companies that participated in the selected transactions is directly comparable to Triton, the target companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of Triton’s results, market sizes and product profile.

The following table presents the results of this analysis:

Announcement Date	Selected Transactions		Target P/ TBV
	Acquiror	Target
November 2021	Mitsubishi HC Capital Inc.	CAI International, Inc.	1.6x
January 2013	Ontario Teachers’ Pension Plan	SeaCube Container Leasing Ltd.	2.1x

Based on the results of the foregoing calculations and Goldman Sachs’ professional judgment and experience, Goldman Sachs applied a reference range of price to tangible book value multiples of 1.6x to 2.1x to Triton’s tangible book value as of December 31, 2022, as provided by and approved for Goldman Sachs’ use by the management of Triton, to derive a range of implied enterprise values for Triton. Goldman Sachs then divided the result by the number of fully diluted outstanding Common Shares of Triton, as provided by and approved for Goldman Sachs’ use by the management of Triton, to derive a reference range of implied values per Common Share, rounded to the nearest dollar, of $64 to $84.

Premia Paid Analysis. Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for cash and stock acquisition transactions announced from January 1, 2010 through April 11,

2023 involving a public company based in the United States as the target where the disclosed enterprise values for the transaction were between $1 billion and $10 billion. This analysis excluded transactions in the pharmaceutical and biotechnology industries. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the 156 transactions relative to the target’s closing stock price one day prior to announcement of the transaction. This analysis indicated a median premium of 22% across the period. This analysis also indicated a 25th percentile premium of 12% and 75th percentile premium of 36% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 12% to 36% to the undisturbed closing price per Common Share of $63.01 as of April 11, 2023 and calculated a range of implied equity values per Common Share, rounded to the nearest dollar, of $71 to $86.

Selected Publicly Traded Companies Trading Multiples. Using publicly available data, Goldman Sachs reviewed and compared price to tangible book value multiples of Triton and Textainer over time. Although Textainer is not directly comparable to Triton, Textainer was chosen because it is a publicly traded company in the container leasing industry with certain operations, financial characteristics and/or growth characteristics that, for purposes of analysis, may be considered similar to certain operations, financial characteristics and/or growth characteristics of Triton.

For each of Triton and Textainer, Goldman Sachs calculated and compared the price to tangible book value multiples for the 1-year, 3-year, and 5-year periods ended April 11, 2023, and the 3-year period between January 1, 2017 and December 31, 2019 (which is referred to in the table below as “Last 1-Year P/TBV,” “Last 3-Year P/TBV,” “Last 5-Year P/TBV,” and “Pre-COVID 3-Year P/TBV,” respectively).

The price to tangible book value multiples calculated by Goldman Sachs for Triton and Textainer are as follows:

Selected Companies	Last 1-Year P/TBV	Last 3-Year P/TBV	Last 5- Year P/TBV	Pre-COVID 3-Year P/TBV
Triton	1.7x	1.7x	1.6x	1.4x
Textainer	0.9x	0.9x	0.8x	0.9x

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Triton, BIPC, Parent or the Transactions.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Triton Board as to the fairness from a financial point of view of the Merger Consideration to be paid to the holders (other than Brookfield Corporation and its affiliates) of the Common Shares pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Triton, BIPC, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arm’s-length negotiations among Triton, BIPC and Parent, and was approved by the Triton Board. Goldman Sachs provided advice to Triton during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Triton or the Triton Board or that any specific amount of consideration constituted the only appropriate consideration for the Transactions.

As described above, Goldman Sachs’ opinion to the Triton Board was one of many factors taken into consideration by the Triton Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Triton, Brookfield Corporation, BIPC, any of their respective affiliates and third parties and, as applicable, portfolio companies, including BIP, or any currency or commodity that may be involved in the Transactions. Goldman Sachs acted as financial advisor to Triton in connection with, and participated in certain of the negotiations leading to, the Transactions. Goldman Sachs has provided certain financial advisory and/or underwriting services to Triton and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as book runner with respect to an offering of senior secured notes by Triton Container International Limited, a subsidiary of Triton, in March 2021. During the two-year period ended April 11, 2023, Goldman Sachs has not recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Triton and/or its affiliates. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Brookfield Corporation and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as book runner with respect to a term loan of Westinghouse Electric Co. LLC, a portfolio company of funds associated with Brookfield Corporation, in February 2021; book runner with respect to a term loan of Clarios Global LP, a portfolio company of funds associated with Brookfield Corporation, in March 2021; financial adviser to Benedict Real Estate Bidco Limited, a subsidiary of funds associated with Brookfield Corporation, in connection with the acquisition of Hibernia REIT Plc in March 2022; as financial advisor to Brookfield Property Partners L.P., subsidiary of Brookfield Corporation in connection with the sale of Capital Automotive LLC in March 2022; as financial advisor to, and lead left book runner with respect to bank loans of, Brookfield Business Partners L.P. (“BBU”), a subsidiary of Brookfield Corporation, in connection with the acquisition by BBU of CDK Global, Inc. in April 2022; and as right book runner with respect to senior secured notes of Vistra Corp., a portfolio company of Brookfield Corporation, in May 2022. During the two-year period ended April 11, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Brookfield Corporation and/or its affiliates of approximately $69.9 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Triton, Brookfield Corporation, BIPC, BIP, Parent and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Brookfield Corporation and its affiliates from time to time and have invested in limited partnership units of affiliates of Brookfield Corporation from time to time and may do so in the future.

The Triton Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transactions. Pursuant to a letter agreement dated January 23, 2023, Triton engaged Goldman Sachs to act as its financial advisor in connection with the Transactions. The engagement letter between Triton and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $42.4 million, $2.0 million of which became payable upon the announcement of the Transactions, and the remainder of which is contingent upon consummation of the Transactions. In addition, Triton has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Triton Unaudited Prospective Financial Information

Triton’s management does not as a matter of course make public detailed forecasts or projections for extended periods, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. Triton is reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, Triton does not endorse projections or other unaudited prospective financial information as a reliable indication of future results. However, in connection with the Triton Board’s evaluation of a potential transaction, Triton’s management independently prepared certain unaudited prospective financial information for fiscal years 2023 through 2027 (the “Triton Forecasts”). The Triton Forecasts were made available to the Triton Board in connection with its consideration and evaluation of the Transactions, and were provided by Triton’s management to Goldman Sachs and approved by Triton for Goldman Sachs’ use and reliance in connection with its financial analyses and opinion as described above in the section captioned “The Merger Proposal—Opinion of Triton’s Financial Advisor.”

Triton is including a summary of the Triton Forecasts in this proxy statement/joint prospectus in order to provide Shareholders with access to the projections that were made available to the Triton Board as described above.

The following table presents a summary of the Triton Forecasts:

(US$ in millions)	2023E	2024E	2025E	2026E	2027E
Total Revenue Earning Assets(1)	$11,310	$12,218	$13,199	$14,258	$15,402
Total Assets	$12,135	$13,047	$14,050	$15,141	$16,325
Total Debt(2)	$8,064	$8,783	$9,561	$10,388	$11,252
Total Equity	$3,164	$3,410	$3,671	$3,943	$4,232
Tangible Book Value(3)	$2,197	$2,443	$2,705	$2,977	$3,266
Total Revenue	$1,614	$1,746	$1,875	$2,000	$2,171
Pre-Tax Income	$616	$677	$734	$722	$766
Net Income Attributable to Common Shareholders(4)	$513	$570	$625	$614	$656
Common Dividends and Share Repurchases	$508	$293	$348	$328	$357

(1)	Total Revenue Earning Assets means the sum of leasing equipment, net of accumulated depreciation, net investment in finance leases, and equipment held for sale.
(2)	Presented net of unamortized costs.
(3)	Tangible Book Value is defined as GAAP common equity less GAAP goodwill.
(4)

Net Income Attributable to Common Shareholders is defined as GAAP net income attributable to holders of the Common Shares adjusted for income tax benefits related to the vesting of restricted shares and restricted share units which Triton’s management believes are not representative of Triton’s operating performance.

Additional Information About the Triton Forecasts

The inclusion of the Triton Forecasts in this proxy statement/joint prospectus should not be regarded as an indication that Triton or any of its affiliates, advisors or representatives have considered the Triton Forecasts to be predictive of actual future events, and the Triton Forecasts should not be relied upon as such. This summary of these internal financial Triton Forecasts is not being included in this proxy statement/joint prospectus to influence your decision whether to vote in favor of any proposal. Triton advises the recipients of the Triton Forecasts that its internal financial forecasts upon which the Triton Forecasts were based are subjective in many respects.

Although presented with numerical specificity, the Triton Forecasts were based on numerous variables, assumptions and estimates as to future events made by Triton’s management that Triton’s management believed were reasonable at the time the Triton Forecasts were prepared, taking into account the relevant information available to management at the time. These variables, assumptions and estimates are inherently uncertain and many are beyond the control of Triton. Important factors that may affect actual results and cause these internal financial Triton Forecasts to not be achieved include, but are not limited to, risks and uncertainties relating to the business of Triton (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, general business and economic conditions and other risk factors referenced in the section of this proxy statement/joint prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.” Various assumptions underlying the Triton Forecasts may not prove to have been, or may no longer be, accurate. The Triton Forecasts may not be realized, and actual results may be significantly higher or lower than projected in the Triton Forecasts. The Triton Forecasts summarized above do not account for the effects of the Merger. The Triton Forecasts also reflect assumptions as to certain business strategies or plans that are subject to change. The Triton Forecasts do not take into account any circumstances or events occurring after the date they were prepared. The Triton Forecasts cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Triton Forecasts in this proxy statement/joint prospectus should not be relied on as necessarily predictive of actual future events and actual results may differ materially (and will differ materially if the Merger and the other Transactions are completed) from the Triton Forecasts. For all of these reasons, the internal financial Triton Forecasts, and the assumptions upon which they are based, (i) are not guarantees of future results; (ii) are inherently speculative; and (iii) are subject to a number of risks and uncertainties. Actual results may differ materially from those contained in these internal financial Triton Forecasts. Accordingly, there can be no assurance that the Triton Forecasts will be realized.

The Triton Forecasts were prepared primarily for internal use and to assist the Triton Board with their consideration and evaluation of the Transactions, and were provided by Triton’s management to Goldman Sachs and approved by Triton for Goldman Sachs’ use and reliance in connection with its financial analyses and opinion as described above in the section “The Merger Proposal—Opinion of Triton’s Financial Advisor.” In addition, the Triton Forecasts were provided to both Brookfield and Company A in connection with their due diligence of Triton. Although they were prepared on an accounting basis consistent with Triton’s financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Triton Forecasts included in this document have been prepared by, and are the responsibility of, Triton. Neither Triton’s independent auditor nor any other independent accountant has compiled, examined or performed any procedures with respect to the Triton Forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

The figures representing Net Income Attributable to Common Shareholders contained in the Triton Forecasts are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. The non-GAAP financial measures used in the Triton Forecasts were approved by Triton for use by Goldman Sachs in connection with its financial analyses and opinion as described above in the section “The Merger Proposal—Opinion of Triton’s Financial Advisor.” The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement/joint prospectus. In addition, reconciliations of non-GAAP financial measures were not provided to or relied upon by Goldman Sachs in connection with its financial analyses and opinion as described above in the section “The Merger Proposal—Opinion of Triton’s Financial Advisor.” Accordingly, Triton has not provided a reconciliation of the financial measures included in the Triton Forecasts to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Triton may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

For these reasons, as well as the basis and assumptions on which the Triton Forecasts were compiled, the inclusion of specific portions of the Triton Forecasts in this proxy statement/joint prospectus should not be regarded as an indication that such Triton Forecasts will be an accurate prediction of future events, and they should not be relied on as such. None of Triton or any of its affiliates, advisors, officers, directors, partners or representatives (including Goldman Sachs) can give you any assurance that actual results will not differ from these Triton Forecasts. Except as required by applicable law, none of Triton or any of its affiliates, advisors, officers, directors, partners or representatives (including Goldman Sachs) undertake any obligation to update or otherwise revise or reconcile the Triton Forecasts or the specific portions presented to reflect circumstances existing after the date the Triton Forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this proxy statement are cautioned not to place undue, if any, reliance on the portions of the Triton Forecasts set forth above. None of Triton or any of its affiliates, advisors, officers, directors, partners or representatives (including Goldman Sachs) intend to make publicly available any update or other revision to these Triton Forecasts. In addition, none of Triton or any of its affiliates, advisors, officers, directors, partners or representatives (including Goldman Sachs) have made, make, or are authorized in the future to make, any representation to any shareholder or other person regarding Triton’s ultimate performance compared to the information contained in the Triton Forecasts or that projected results will be achieved, and any statements to the contrary should be disregarded.

Interests of Triton’s Directors and Executive Officers in the Merger

In considering the recommendation of the Triton Board that you vote to approve and adopt the Merger Agreement, you should be aware that aside from their interests as Shareholders, Triton’s directors and executive officers have interests in the Merger that are different from, or in addition to, those of Shareholders generally. The Triton Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in recommending to Shareholders that the Merger Agreement be adopted. For additional information, see the sections entitled “The Merger Proposal—Background of the Merger” beginning on page 55 and “The Merger Proposal—Triton’s Reasons for the Merger; Recommendation of the Triton Board” beginning on page 65. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “The Compensation Proposal” beginning on page 92.

For purposes of this disclosure, we have included the named executive officers of Triton as disclosed in Triton’s most recent proxy statement, which was for the fiscal year ended December 31, 2022, as well as Michael Pearl, who was appointed Chief Financial Officer of Triton effective January 1, 2023 (which we refer to together as the “NEOs”):

•	Brian M. Sondey, Chairman, Chief Executive Officer

•	Carla Heiss, Senior Vice President, General Counsel and Secretary

•	John O’Callaghan, Executive Vice President, Global Head of Field Marketing and Operations.

•	Michael Pearl, Chief Financial Officer

•	Kevin Valentine, Senior Vice President, Triton Container Sales

•	John Burns, Former Senior Vice President and Chief Financial Officer (Mr. Burns retired as Triton’s Chief Financial Officer effective December 31, 2022)

The NEOs include each of Triton’s executive officers.

Treatment of Triton Equity Awards in the Merger

As described further in the section entitled “The Merger Agreement—Treatment of Triton Equity Awards” beginning on page 102, Triton equity awards will be subject to the following treatment:

•

Triton Restricted Shares. At the Effective Time, each outstanding award of Triton Restricted Shares will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares (with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton Restricted Share (after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes.

•

Triton RSUs. At the Effective Time, each outstanding award of Triton RSUs will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton RSUs (with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton RSU (after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes.

Subject to the applicable holder’s continued service with Parent or its affiliates (including the Surviving Company), the contingent cash amounts in respect of outstanding Triton Restricted Shares and Triton RSUs, will vest and become payable on the earlier of (x) the satisfaction of the vesting considerations (including any vesting acceleration provisions) that applied to Triton Restricted Shares or Triton RSUs immediately prior to the Effective Time, or (y) the 12-month anniversary of the Effective Time (other than in respect of awards granted in 2024, if any, which would vest and become payable ratably on the first, second and third anniversaries of the date of grant, or if earlier upon a qualifying termination). The cash amounts in respect of outstanding Triton Restricted Shares and Triton RSUs will otherwise remain subject to the same terms and conditions that were applicable to the underlying Triton Restricted Shares and Triton RSUs, as applicable, immediately prior to the Effective Time except for terms rendered inoperative by reason of the Transactions.

For an estimate of the amounts that would be payable to each of Triton’s NEOs in settlement of their unvested Triton equity awards, see the section entitled “The Compensation Proposal” beginning on page 92.

The compensation payable to Triton’s non-employee directors includes equity awards, however, such equity awards are in the form of Triton Restricted Shares that are fully vested upon grant. Therefore, no amount will be payable to Triton’s non-employees directors in respect of unvested equity awards as part of the Merger. In 2023, Triton paid its annual equity award to non-employee directors in the form of cash in lieu of Triton Restricted Shares.

Executive Severance Plan

Each of Triton’s current NEOs participates in Triton’s Executive Severance Plan. The Executive Severance Plan contains a “double trigger” requirement for the payment of severance benefits in connection with a change in control of Triton. Upon a termination of employment without cause or a resignation for good reason during the two-year period following a change in control, each NEO would receive the following severance benefits: (i) a cash severance payment equal to the NEO’s base salary in effect at the time of termination, plus the NEO’s target bonus opportunity for the fiscal year of termination, multiplied by 1.5 (or by 2 in the case of Mr. Sondey) and (ii) a change in control target bonus payment equal to the NEO’s full target bonus opportunity for the fiscal year of termination. Triton’s NEOs are also entitled to COBRA continuation coverage paid by Triton for 18 months (or, if earlier, until the date on which they become eligible for coverage under another employer-provided plan).

As a condition to participating in the Executive Severance Plan, the NEOs are subject to certain protective covenants that include non-competition, non-solicitation, confidentiality and non-disparagement covenants. The non-competition and non-solicitation covenants apply for 12 months following an NEO’s termination of employment for any reason. The confidentiality and non-disparagement covenants apply for an indefinite period.

If any payments to the NEOs under the Executive Severance Plan or otherwise would be subject to “golden parachute” excise taxes under the Code, the payments will be reduced to limit or avoid the excise taxes if and to the extent such reduction would produce an expected better after-tax result for the executive.

For an estimate of the value of the payments and benefits described above that would be payable to Triton’s NEOs under the Executive Severance Plan upon a qualifying termination in connection with the Merger, see the section entitled “The Compensation Proposal” beginning on page 92.

Equity Awards for Triton’s 2024 Fiscal Year

Pursuant to the Merger Agreement, if the Merger has not been completed prior to January 1, 2024, Triton may grant annual equity awards in respect of fiscal year 2024 in amounts consistent with the annual equity awards granted in respect of fiscal year 2023, and such awards will be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares or Triton RSUs (with respect to any performance-based vesting requirements, assuming attainment of the target level of performance under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends or dividend equivalents accrued prior to the Effective Time with respect to such Triton Restricted Share or Triton RSU (after giving effect to the target level of performance), less any required withholding taxes.

Subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), such contingent cash amounts will vest and become payable ratably on each of the first, second and third anniversaries of the date of grant, or, if earlier upon a qualifying termination pursuant to the Triton Share Plan.

Annual Incentive Payments for Triton’s 2023 Fiscal Year

Pursuant to the Merger Agreement, if the Merger is completed on or prior to December 31, 2023, or prior to the payment of annual bonuses in respect of fiscal year 2023, Parent will pay annual bonuses to continuing employees (including the NEOs) who remain employed with Parent in an amount equal to the greater of (x) 100% of such continuing employee’s target annual bonus and (y) the bonus that such continuing employee would have earned based on actual performance (with determinations of actual performance made by the Triton Compensation Committee immediately prior to the Effective Time based upon a good faith estimate of the full-year results to the extent the Effective Time precedes the end of such year or precedes the availability of final results). Such actual performance may be adjusted at the discretion of the Triton Board or Triton Compensation Committee, as applicable, in good faith, to account for any consequences of the Transactions on the applicable performance targets.

Non-Employee Director Compensation

In accordance with the Merger Agreement, Triton may compensate its non-employee directors (inclusive of cash retainers and equity grants) in the ordinary course of business in accordance with the non-employee director compensation program; provided that any non-employee equity grants may be paid in either cash or equity as determined by Triton in its sole discretion.

Mr. Brian Sondey – Rollover Agreement

In connection with the Merger, Mr. Brian Sondey, Triton’s Chief Executive Officer, entered into a letter of intent to contribute 155,000 of his vested Common Shares into a Parent-formed vehicle, which will then contribute such capital interests into the entity that will directly hold interests in Triton following the Effective Time. In exchange for this contribution, Mr. Sondey will receive equity interests in the Parent-formed vehicle (the “rollover interests”). This exchange is intended to be a tax-free transaction for U.S. federal income tax purposes. Parent will have the right to repurchase the rollover interests upon Mr. Sondey’s termination of employment or service for any reason, including commencement of competition against Triton or death, divorce, incapacity or bankruptcy. In addition, Mr. Sondey will have a periodic right to have Parent repurchase some or all of his rollover interests following the third anniversary of the closing of the Merger. Mr. Sondey will exit his ownership of the rollover interests on the same terms and conditions as applicable to Parent in any transfer by Parent to an unaffiliated third party after which Parent would no longer control at least 50% of Triton.

New Management Arrangements

As of the date of this proxy statement/joint prospectus, except as set forth above, there are no other new employment, equity contribution or other agreements between any Triton NEO or director, on the one hand, and Triton or Parent, on the other hand, but it is possible the parties will enter into such arrangements.

Director & Officer Indemnification and Insurance

Pursuant to the terms of the Merger Agreement, Triton’s directors and executive officers will be entitled to certain ongoing indemnification and coverage for a period of six years following the Effective Time under directors’ and officers’ liability and fiduciary liability “tail” insurance from the Surviving Company. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Director & Officer Indemnification and Insurance.”

Closing and Effective Time

The Merger Agreement provides that, unless another date is agreed to in writing by BIPC, Parent, Merger Sub and Triton, the closing of the Merger will take place no later than the tenth business day after the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions to closing (other than such conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or permitted waiver of such conditions at the closing). The date on which the closing occurs is referred to in this proxy statement/joint prospectus as the Closing Date.

At the closing, the parties will execute and deliver a statutory merger agreement and file a merger application, which includes a certificate of merger, with respect to the Merger, with the Registrar of Companies in Bermuda. The Merger will be effective at the time the Registrar of Companies in Bermuda issues the certificate of merger.

Certain U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the Merger and, with respect to U.S. Holders (as defined below), the ownership and disposition of the BIPC Shares acquired in the Merger. This summary does not purport to be a complete analysis of all potential tax consequences of the Merger or of the ownership and disposition of the BIPC Shares received therein. This summary is based on the Code, Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or may be subject to differing interpretations, including with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth in this summary. This summary does not describe any state, local or non-U.S. tax law considerations, or any aspect of U.S. federal tax law other than income taxation (e.g., estate or gift tax, the Medicare contribution tax, or the alternative minimum tax).

Neither Parent, BIPC nor Triton has sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that described in this summary regarding the tax consequences of the Merger or the ownership and disposition of the BIPC Shares received therein.

This discussion is limited to holders of the Common Shares who exchange their Common Shares for the Merger Consideration in the Merger and who hold their Common Shares, and will hold their BIPC Shares received in the Merger, solely as “capital assets” within the meaning of the Code (generally, property held for investment). This discussion does not address the U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, this discussion does not address consequences relevant to holders subject to special rules under the Code, including:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons who, prior to the Merger, hold Common Shares (or, following the Merger, hold BIPC Shares) as part of a hedge, straddle or other risk reduction strategy, or as part of a conversion or constructive sale transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	persons that own (or are treated as owning) more than 10% of all Common Shares (by vote or value) prior to the Merger;

•	real estate investment trusts or regulated investment companies;

•	S corporations and their shareholders;

•	passive foreign investment companies (“PFICs”) or controlled foreign corporations, in each case as defined in the Code;

•	tax-exempt organizations (including private foundations) or governmental organizations;

•	persons who hold or received Common Shares or BIPC Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	persons that do not have the U.S. dollar as their functional currency.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF THE BIPC SHARES RECEIVED IN THE MERGER BASED ON THEIR PARTICULAR CIRCUMSTANCES.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Common Shares or, after the completion of the Merger, BIPC Shares that, for U.S. federal income tax purposes, is or is treated as:

•	a citizen or individual resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (B) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

The tax treatment of the Merger and the ownership and disposition of the BIPC Shares received in the Merger of a partner in a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) may depend on both BIP’s and the partner’s status and the activities of BIP. Partnerships (or other entities or arrangements classified as a partnership for U.S. federal income tax purposes) that exchange Common Shares for the Merger Consideration in the Merger, and their partners and other owners, should consult their own tax advisers regarding the tax consequences to them of the Merger and the ownership and disposition of the BIPC Shares received in the Merger.

U.S. Holders

Taxation of the Merger

The Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder will recognize gain or loss in the Merger equal to the difference, if any, between the amount realized in the Merger and the U.S. Holder’s tax basis in the Common Shares exchanged therefor. The amount realized by a U.S. Holder in the Merger is generally the sum of the cash and the fair market value of any BIPC Shares received by such U.S. Holder in the Merger.

If a U.S. Holder acquired Common Shares by purchasing them, the U.S. Holder’s adjusted tax basis in its shares will generally equal the amount the U.S. Holder paid for the relevant shares, subject to certain adjustments, including as a result of any distributions with respect to the Common Shares that are treated as tax-free returns of capital received by such U.S. Holder that reduce such U.S. Holder’s tax basis with regards to such Common Shares (but not below zero). If a U.S. Holder’s holding period in the Common Shares exchanged in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss is subject to limitations. If a U.S. Holder acquired different blocks of Common Shares at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Common Shares.

As discussed further below under the heading “Taxation of the Ownership and Disposition of BIPC Shares—Passive Foreign Investment Company Rules,” certain adverse tax rules could apply to U.S. Holders as a result of the Merger if Triton were treated as a PFIC. As noted in the Triton Annual Report, based on the current composition of its income and valuation of its assets, Triton does not expect to be treated as a PFIC for the current taxable year or for the foreseeable future. However, the determination as to whether a non-U.S. corporation such as Triton is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Therefore it is possible that Triton may be PFIC for any taxable year or that the IRS may challenge Triton’s determination concerning its PFIC status. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules, including the availability of any elections that may mitigate such adverse U.S. tax consequences in the event that Triton is treated as a PFIC.

Taxation of the Ownership and Disposition of BIPC Shares

Characterization of the BIPC Shares

The U.S. federal income tax consequences relating to the ownership and disposition of the BIPC Shares acquired in the Merger depend, in part, on whether BIPC Shares are, for U.S. federal income tax purposes, treated as stock of BIPC and not as interests in BIP. BIPC intends to take the position and believes that BIPC Shares are properly characterized as stock of BIPC for U.S. federal income tax purposes. However, the treatment of BIPC Shares as stock of BIPC is not free from doubt, as there is no direct authority regarding the proper U.S. federal income tax treatment of securities similar to such exchangeable shares. If BIPC Shares are not treated as stock of BIPC and are instead treated as units of BIP, then a holder of BIPC Shares generally would be expected to be taxed in the same manner as a holder of BIP Units.

The remainder of this summary assumes that BIPC Shares will be treated as stock of BIPC for U.S. federal income tax purposes. For a summary of certain U.S. federal income tax considerations generally applicable to U.S. Holders with respect to the exchange of BIPC Shares for BIP Units, see Item 10.E “Taxation—Certain Material U.S. Federal Income Tax Considerations” in the BIPC Annual Report.

Distributions

Subject to the PFIC rules discussed below, the gross amount of any distribution made to a U.S. Holder with respect to the BIPC Shares (including amounts withheld to pay Canadian withholding taxes) will generally constitute a dividend for U.S. federal income tax purposes to the extent paid out of BIPC’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. To the extent the amount of such distribution exceeds BIPC’s current and accumulated earnings and profits, such amounts will be treated first as a non-taxable return of capital to the extent of such U.S. Holder’s tax basis in such shares and thereafter will be treated as gain from the sale or exchange of such shares. Each U.S. Holder should consult its own tax advisor regarding the tax treatment of any distribution.

BIPC currently does not, and does not intend to, calculate its earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect to treat and report the full amount of a distribution with respect to its BIPC Shares as a dividend for U.S. federal income tax purposes, even if a portion of such distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

The amount of any distribution paid to a U.S. Holder in a foreign currency other than the U.S. dollar (including amounts withheld to pay Canadian withholding taxes) will be includible in income in a U.S. dollar value amount determined by reference to the exchange rate between the U.S. dollar and such other foreign currency in effect on the date of receipt of such distribution, regardless of whether the distribution is in fact converted into U.S. dollars at that time. If a distribution in a foreign currency is converted into U.S. dollars on the day it is received, the U.S. Holder will not be required to recognize foreign currency gain or loss with respect to such distribution. If, however, a distribution in a foreign currency is not converted into U.S. dollars on the day it is received, a U.S. Holder may recognize foreign currency gain or loss on a subsequent conversion or other disposition of such foreign currency. Such gain or loss generally will be treated as U.S. source ordinary income or loss.

Provided that BIPC is not treated as a PFIC in the current or prior taxable year, and is not treated as a PFIC in future taxable years, BIPC may be treated as a “qualified foreign corporation,” and therefore, distributions treated as dividends and received by certain non-corporate U.S. Holders may generally be taxed at preferential rates provided applicable holding period and no-hedging requirements are satisfied. Dividends, however, will not be eligible for the “dividends received” deduction ordinarily allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Distributions with respect to the BIPC Shares that are treated as dividends for U.S. federal income tax purposes generally will constitute income from sources outside the United States and generally will be categorized for U.S. foreign tax credit purposes as “passive category income.” Subject to certain conditions and limitations, and depending on the individual facts and circumstances, a U.S. Holder that is eligible for and elects to apply the benefits of the United States-Canada income tax treaty (the “Treaty”) may be entitled to claim foreign tax credit against its U.S. federal income tax liability in respect of any Canadian withholding taxes paid or withheld with respect to distributions received in respect of its BIPC Shares. Alternatively, a U.S. Holder that does not elect to claim a U.S. foreign tax credit may instead claim a deduction for Canadian tax withheld, but only for a taxable year in which the U.S. Holder elects to do so with respect to all non-U.S. income taxes paid or accrued in such taxable year. The rules relating to U.S. foreign tax credits are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale, Exchange or Other Taxable Disposition of the BIPC Shares

A U.S. Holder generally will recognize gain or loss on the sale, exchange or other taxable disposition of its BIPC Shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in the BIPC Shares exchanged therefor. A U.S. Holder’s initial tax basis in the BIPC Shares acquired in the Merger will equal the fair market value of such BIPC Shares at the time of closing.

Subject to the PFIC rules discussed below, such gain or loss will be capital gain or loss, and will be long-term capital gain (currently taxable at a reduced rate for non-corporate U.S. Holders) or loss if, on the date of the sale, exchange or other taxable disposition, the BIPC Shares have been held by such U.S. Holder for more than one year. A U.S. Holder’s holding period in the BIPC Shares acquired in the Merger will begin on the day following the closing. The deductibility of capital losses is subject to limitations. Such gain or loss generally will be sourced within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be considered a PFIC for any taxable year in which (A) 75% or more of its gross income is “passive income” or (B) 50% or more of the average quarterly value of its assets produce (or are held for the production of) “passive income.” For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person). Generally, for purposes of determining if the non-U.S. corporation is a PFIC, if the non-U.S. corporation owns, directly or indirectly, at least 25%, by value, of the shares of another subsidiary corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other subsidiary corporation. If a non-U.S. corporation is treated as a PFIC with respect to a U.S. Holder for any taxable year, the corporation will continue to be treated as a PFIC with respect to that U.S. Holder in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

The determination as to whether a non-U.S. corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, and the determination will depend on the composition of the income, expenses and assets of the non-U.S. corporation from time to time and the nature of the activities performed by its officers and employees.

Based on the current and anticipated composition of the income, assets and operations of BIPC and its subsidiaries, BIPC does not believe that it will be a PFIC for U.S. federal income tax purposes for the current taxable year or for future taxable years. However, the application of the PFIC rules is subject to uncertainty in several respects, and a separate determination must be made after the close of each taxable year as to whether BIPC is a PFIC for that year. Changes in the composition of BIPC’s income or assets may cause BIPC to become a PFIC. Accordingly, there can be no assurance that BIPC will not be a PFIC for any taxable year.

If BIPC is classified as a PFIC, a U.S. Holder that does not make a mark-to-market election described below would be required to report any gain on the disposition of its BIPC Shares as ordinary income, rather than as capital gain, and to compute the tax liability on the gain and any “Excess Distribution” (as defined below) received in respect of its BIPC Shares as if such items had been earned ratably over each day in the U.S. Holder’s holding period (or a portion thereof) for such shares. The amounts allocated to the taxable year during which the gain is realized or distribution is made, and to any taxable years in such U.S. Holder’s holding period that are before the first taxable year in which BIPC is treated as a PFIC with respect to the U.S. Holder, would be included in the U.S. Holder’s gross income as ordinary income for the taxable year of the gain or distribution. The amount allocated to each other taxable year would be taxed as ordinary income in the taxable year during which the gain is realized or distribution is made at the highest tax rate in effect for the U.S. Holder in that other taxable year and would be subject to an interest charge as if the income tax liabilities had been due with respect to each such prior year. For these purposes, gifts, exchanges pursuant to corporate reorganizations and use of the BIPC Shares as security for a loan may be treated as a taxable disposition of such shares. An “Excess Distribution” is the amount by which distributions during a taxable year in respect of BIPC Shares exceed 125% of the average amount of distributions in respect of such shares during the three preceding taxable years (or, if shorter, the U.S. Holder’s holding period for such shares).

Certain additional adverse tax rules will apply to a U.S. Holder for any taxable year in which BIPC is treated as a PFIC with respect to such U.S. Holder and any of BIPC’s subsidiaries is also treated as a PFIC (a “Subsidiary PFIC”). In such a case, the U.S. Holder will generally be deemed to own its proportionate interest (by value) in any Subsidiary PFIC and be subject to the PFIC rules described above with respect to the Subsidiary PFIC regardless of such U.S. Holder’s percentage ownership in BIPC.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a “mark-to-market” election for such stock to avoid the tax consequences of owning a PFIC described above. If a U.S. Holder makes a valid mark-to-market election for its BIPC Shares, such U.S. Holder will include in income for each year that BIPC is treated as a PFIC with respect to such U.S. Holder an amount equal to the excess, if any, of the fair market value of such BIPC Shares as of the close of its taxable year over the U.S. Holder’s adjusted basis in such BIPC Shares. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of BIPC Shares, will be treated as ordinary income. The U.S. Holder’s tax basis in its BIPC Shares will be adjusted to reflect any income or loss recognized as a result of its mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in the applicable Treasury Regulations. A “qualified exchange” includes the NYSE. For these purposes, the BIPC Shares will generally be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. There can be no assurance that the trading in the BIPC Shares will be sufficiently regular to qualify them as marketable stock for purposes of the PFIC rules. In addition, because a mark-to-market election cannot be made for a Subsidiary PFIC, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to its indirect interest in any Subsidiary PFIC.

Alternatively, if a non-U.S. corporation is considered a PFIC, a holder of shares in that entity may avoid taxation under the PFIC rules described above by making a “qualified electing fund” election (“QEF Election”) to include in income its share of the entity’s income on a current basis. However, a U.S. Holder is able to make a QEF Election only if BIPC furnishes certain annual information, and there can be no assurance that if BIPC were to be treated as a PFIC that it would provide or make available the information to make a QEF Election.

During any taxable year in which BIPC or any of its subsidiaries is treated as a PFIC with respect to a U.S. Holder, that U.S. Holder must file IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund.

U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to the acquisition, ownership and disposition of the BIPC Shares.

THE DISCUSSION SET FORTH ABOVE IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO THE MERGER AND THE

OWNERSHIP AND DISPOSITION OF THE BIPC SHARES RECEIVED IN THE MERGER. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE MERGER AND THE OWNERSHIP AND DISPOSITION OF THE BIPC SHARES RECEIVED IN THE MERGER BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Certain Canadian Federal Income Tax Consequences

The following describes certain material Canadian federal income tax consequences with respect to the holding and disposition of the BIPC Shares acquired pursuant to the Merger by a holder who as beneficial owner, and who at all relevant times, for the purposes of the Income Tax Act (Canada) (the “Tax Act”), (i) deals at arm’s length and is not affiliated with BIPC and BIP (ii) holds the BIPC Shares as capital property, (iii) is not, and is not deemed to be, resident in Canada and (iv) does not use or hold the BIPC Shares in a business carried on in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere. Generally, the BIPC Shares will be considered to be capital property to a Non-Resident Holder for the purposes of the Tax Act provided the Non-Resident Holder does not hold such shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder, and BIPC’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the regulations thereunder publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that all Tax Proposals will be enacted in the form proposed. However, no assurances can be given that the Tax Proposals will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, administrative or judicial action or decision, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary assumes that at all relevant times (i) the BIPC Shares will be listed on a “designated stock exchange” in Canada for the purposes of the Tax Act (which currently includes the TSX), (ii) not more than 50% of the fair market value of a BIPC Share or a BIP Unit is attributable to one or more properties each of which is real property in Canada, a “Canadian resource property” or a “timber resource property” and (iii) all or substantially all of the property of BIPC and the BIP Units will not be “taxable Canadian property” (each as defined in the Tax Act). This summary also assumes that BIPC is not a “tax shelter” or a “tax shelter investment”, each as defined in the Tax Act. However, no assurance can be given in this regard.

Management of BIPC believes that BIPC currently qualifies as a “mutual fund corporation” for the purposes of the Tax Act. To maintain its “mutual fund corporation” status, BIPC is required to comply with specific restrictions under the Tax Act regarding its activities and the investments held by it. BIPC intends to continue to qualify as a “mutual fund corporation” throughout each taxation year in which the BIPC Shares are outstanding and this summary assumes that will be the case. If BIPC was to cease to qualify as a “mutual fund corporation”, material, adverse tax consequences to BIPC and the Non-Resident Holders may arise.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT, AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR NON-RESIDENT HOLDER, AND NO REPRESENTATION CONCERNING THE TAX CONSEQUENCES TO ANY PARTICULAR NON-RESIDENT HOLDER OR PROSPECTIVE NON-RESIDENT HOLDER ARE MADE. THIS SUMMARY IS NOT EXHAUSTIVE OF ALL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. ACCORDINGLY, PROSPECTIVE

NON-RESIDENT HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO AN INVESTMENT IN THE BIPC SHARES HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

Generally, for purposes of the Tax Act, all amounts relating to the holding or disposition or deemed disposition of a BIPC Share must be expressed in Canadian currency. Amounts denominated in another currency must be converted into Canadian currency using the applicable rate of exchange (pursuant to the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

Dividends on the BIPC Shares

Dividends, other than capital gains dividends (within the meaning of the Tax Act), paid or credited on the BIPC Shares or deemed to be paid or credited on the BIPC Shares to a Non-Resident Holder will be subject to Canadian withholding tax at a rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. For example, where a Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Treaty and is the beneficial owner of the dividend, the applicable rate of Canadian withholding tax is generally reduced to 15%.

The same Canadian withholding tax consequences apply to a capital gains dividend to the extent of the lesser of the amount of the dividend received by the Non-Resident Holder and the Non-Resident Holder’s portion (as determined under the Tax Act) of the “TCP gains balance” (as defined in the Tax Act) of BIPC, unless 5% or less of the dividend is received by or on behalf of shareholders each of whom is a non-resident person or is a partnership that is not a “Canadian partnership” for purposes of the Tax Act. In general, BIPC’s “TCP gains balance” is the amount of BIPC’s net capital gains from dispositions of “taxable Canadian property” (as defined in the Tax Act), minus an amount of certain dividends paid previously relating to such net capital gains. BIPC expects that it will not dispose of any “taxable Canadian property” in circumstances that would give rise to a “TCP gains balance.” Capital gains dividends are otherwise not subject to Canadian withholding tax and capital gains dividends received by a Non-Resident Holder will be considered to be a capital gain of the Non-Resident Holder from the disposition of capital property in the taxation year of the Non-Resident Holder in which the capital gains dividend is received; the Non-Resident Holder will not be subject to tax under the Tax Act in respect of such a capital gains dividend.

Redemptions, Exchanges and Other Dispositions of the BIPC Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on a disposition or deemed disposition of BIPC Shares unless the BIPC Shares are “taxable Canadian property” of the Non-Resident Holder for purposes of the Tax Act at the time of the disposition or deemed disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, the BIPC Shares will not constitute “taxable Canadian property” of a Non-Resident Holder at a particular time provided that BIPC is a mutual fund corporation unless, at any particular time during the sixty (60)-month period that ends at that time, both of the following conditions are met concurrently: (a) 25% or more of the issued shares of any class of the capital stock of BIPC were owned by or belonged to one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length for purposes of the Tax Act and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships; and (b) more than 50% of the fair market value of the BIPC Shares was derived, directly or indirectly, from one or any combination of: (i) real or immovable property situated in Canada, (ii) “Canadian resource properties” (as defined in the Tax Act), (iii) “timber resource properties” (as defined in the Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of (b)(i) to (iii), whether or not the property exists. A holder of the BIPC Shares that also holds one or more BIP Units will generally meet the condition in (a) above; however, BIPC does not expect that the condition in (b) will be met.

BIPC expects that at all relevant times, all or substantially all of its property and the BIP Units will not be “taxable Canadian property.”

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the BIPC Shares may be deemed to be “taxable Canadian property.” NON-RESIDENT HOLDERS FOR WHOM BIPC SHARES MAY CONSTITUTE “TAXABLE CANADIAN PROPERTY” SHOULD CONSULT THEIR OWN TAX ADVISORS.

In general, a Non-Resident Holder’s initial tax cost in the BIPC Shares acquired in the Merger will equal the fair market value of such BIPC Shares at the time of closing.

The cost to a Non-Resident Holder of a BIP Unit received on the exchange of a BIPC Share will equal the fair market value of the BIPC Share for which it was exchanged at the time of the exchange. The adjusted cost base to a Non-Resident Holder of BIP Units at any time will be determined by averaging the cost of such BIP Units with the adjusted cost base of any other BIP Units owned by the Non-Resident Holder as capital property at the time.

For a description of the Canadian federal income tax considerations of holding and disposing of BIP Units, please see Item 10.E “Taxation—Certain Material Canadian Federal Income Tax Considerations” of the BIP Annual Report.

Accounting Treatment of the Merger

BIP and BIPC prepare their consolidated financial statements in accordance with IFRS. Brookfield expects to consolidate the financial performance of Triton in accordance with IFRS 10, Consolidated Financial Statements, effective on the Closing Date. Brookfield will apply IFRS 3 Business Combinations to the Merger and initially recognize the assets and liabilities of Triton at fair value. Brookfield’s profit or loss and other comprehensive income will also include Triton’s profit or loss and other comprehensive income.

Any BIPC Shares issued in connection with the Merger, and any income or loss allocable to such holders following the Merger, will be reflected in liability and income attributable to BIP in BIPC’s consolidated financial statements. In BIP’s consolidated financial statements, BIPC Shares issued in connection with the Merger, and any income or loss allocable to such holders will be reflected in non-controlling – BIPC shares and income attributable to non-controlling interest – BIPC shares in BIP’s consolidated financial statements.

Regulatory Approvals Required for the Merger

BIPC, Parent and Triton intend to make all required filings as promptly as practicable or as otherwise specified in the Merger Agreement. The management of each of BIPC, Parent and Triton currently believe that the necessary regulatory approvals can be obtained by the third quarter of 2023; however, there can be no assurances that such approvals will be obtained in accordance with this timing or at all.

HSR Act Clearance

Completion of the Merger is subject to the requirements of the HSR Act and the rules promulgated by the Federal Trade Commission (“FTC”), which prevent transactions such as the Merger from being completed until (i) certain information and materials are furnished to the Department of Justice (“DOJ”) and the FTC and (ii) the applicable waiting period is terminated or expires. Triton and Brookfield each filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the DOJ and FTC on May 10, 2023. The waiting period under the HSR Act expired on June 9, 2023.

CFIUS Approval

Completion of the Merger is also subject to receipt of clearance from CFIUS. The CFIUS Regulations provide for national security reviews and, where appropriate, investigations by CFIUS of transactions in which a foreign person acquires control of a U.S. business. Under the terms of the Merger Agreement, consummation of the Merger is subject to the satisfaction or waiver of the condition that one of the following will have occurred prior to the closing of the Merger: (i) written notice that CFIUS determined that the Transactions are not “covered transactions”; (ii) written notice that CFIUS has concluded its review or investigation, as applicable, and that there are no unresolved national security concerns with respect to the Transactions and concluded all other actions under the CFIUS Regulations; or (iii) the President of the United States shall have announced a decision not to suspend, prohibit or place any limitations on the Transactions or the time permitted for such action shall have expired without any such action being announced or taken. Brookfield Corporation and Triton filed their joint voluntary notice to obtain CFIUS Clearance on June 20, 2023.

Foreign Antitrust Approvals

In addition, completion of the Merger is conditioned upon the receipt of antitrust approvals from the European Union, China, Switzerland and South Korea. As of the date of this proxy statement/joint prospectus, approvals from each of the European Union, China and South Korea have been received and the initial filing has been made with the relevant regulator in Switzerland.

There can be no assurance that the requisite approvals will be obtained on a timely basis or at all.

BIPC, Parent and Triton also intend to make all required filings under the U.S. Securities Act, the U.S. Exchange Act and the U.S. Securities Act relating to the Merger and obtain all other approvals and consents that may be necessary to give effect to the Merger.

Appraisal or Dissenters’ Rights

Any Shareholders who do not vote in favor of the Merger, and who are not satisfied that they have been offered fair value for their Common Shares or Preference Shares, may within one month of the date of the notice of the Special Meeting (delivered with this proxy statement/joint prospectus) apply to the Court to appraise the fair value of their Common Shares or Preference Shares, pursuant to Section 106 of the Companies Act.

Shareholders should note that if their Common Shares or Preference Shares are held in the name of a broker, nominee or intermediary they are not entitled to exercise their appraisal rights directly. Accordingly, any Shareholder whose Common Shares or Preference Shares are not held in their own name, and who intend to apply for the appraisal of their shares pursuant to Section 106 of the Companies Act, should have their Common Shares or Preference Shares, as applicable, transferred into their own name in sufficient time to exercise their appraisal rights. Appraisal rights may only be exercised in respect of Common Shares or Preference Shares where the voting rights attaching thereto are not voted in favor of the Merger Proposal.

A Shareholder who intends to exercise its appraisal rights, but fails to do so in compliance with the requirements of Section 106 of the Companies Act, or fails to otherwise perfect these rights or withdraws its appraisal application will (i) lose their rights to seek appraisal before the Court; (ii) be bound by the terms of the Merger Agreement and (iii) at the Effective Time, its (A) Common Shares will be automatically cancelled, and unless otherwise required by applicable law, converted into the right to receive the Merger Consideration as “non-electing holders” and will be deemed to have elected for the form of consideration (or mix thereof) remaining after satisfaction of the other Shareholders’ elections and their (B) Preference Shares will remain outstanding as an obligation of the Surviving Company and no consideration will be delivered in respect thereof, in each case, as applicable.

Notwithstanding the exercise by Dissenting Shareholders of their appraisal rights pursuant to Section 106 of the Companies Act, at the Effective Time, any of the Common Shares or the Preference Shares held by a

Dissenting Shareholder will be bound by the Merger Agreement and the Dissenting Shares that are Common Shares will be cancelled. All Dissenting Shares will be treated as cash election shares and will not be subject to any proration process.

Within one month of the Court appraising the value of the Dissenting Shares, in the event that the all-cash Merger Consideration is less than the value of the Common Shares appraised by the Court, then Triton shall pay to such Dissenting Shareholders, in respect of such Common Shares, the difference between the all-cash Merger Consideration and the value of the Common Shares appraised by the Court. Within one month of the Court appraising the value of the Dissenting Shares, in the event that the value of the preference shares of the Surviving Company is less than the value of the Preference Shares appraised by the Court, then Triton shall pay to such Dissenting Shareholders, in respect of such Preference Shares, the difference between the value of the preference shares of the Surviving Company and the value of the Preference Shares appraised by the Court. A Dissenting Shareholder has no right of appeal from an appraisal made by the Court.

Shareholders who do not strictly comply with the requirements of Section 106 of the Companies Act, will not be entitled to exercise the appraisal rights granted by this section.

Under the Merger Agreement, Triton is required to give BIPC and Parent (i) prompt (but in any event within 48 hours of Triton’s receipt of such demand) written notice of any demands for appraisal (or withdrawals thereof) and any other written instruments, notices, petitions or other communication received by Triton in connection with the foregoing, and, to the extent Triton has knowledge thereof, any applications to the Court for appraisal of the fair value of the dissenting shares and (ii) to the extent permitted by applicable law, the opportunity to participate with Triton in any settlement negotiations and proceedings with respect to any demands for appraisal under the Companies Act. Triton is not permitted to voluntarily make any payment with respect to, offer to settle or settle any such demands or applications or take any other action to exercise appraisal rights in accordance with the Companies Act without the prior written consent of BIPC and Parent.

Litigation Relating to the Merger

Potential plaintiffs may file lawsuits challenging the Transactions. The outcomes of such action and any additional future litigation are uncertain. Such litigation, if not resolved, could prevent or delay completion of the Transactions and result in substantial costs to Triton and Brookfield, including any costs associated with the indemnification of directors and officers. One of the conditions to the closing of the Transactions is that no Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and prevents the consummation of the Transactions. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Transactions on the agreed-upon terms, then such injunction may prevent the Transactions from being completed, or from being completed within the expected timeframe. The defense or settlement of any lawsuit or claim that remains unresolved at the time the Transactions are completed may adversely affect the Surviving Company’s business, financial condition, results of operations and cash flows.

Restrictions on Resales of BIPC Shares Received in the Merger

The BIPC Shares to be issued in connection with the Merger will be registered under the U.S. Securities Act and will be freely transferable under the U.S. Securities Act, except for shares issued to any shareholder who may be deemed to be an “affiliate” of BIPC for purposes of Rule 144 under the U.S. Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control with BIPC and may include the executive officers, directors and significant shareholders of BIPC. This proxy statement/joint prospectus does not cover resale of BIPC Shares received by any person upon completion of the Merger, and no person is authorized to make use of this proxy statement/joint prospectus in connection with any such resale.

Dividend Policy

No dividends or other distributions declared with respect to BIPC Shares will be paid to the holder of any unsurrendered Certificates that have been converted into the right to receive BIPC Shares in the Merger until the holder thereof surrenders such Certificate in accordance with the Merger Agreement. After the surrender of a Certificate in accordance with the Merger Agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which had become payable with respect to the whole shares of BIPC Shares which the Common Shares represented by such Certificate have been converted into the right to receive under the Merger Agreement.

Under the terms of the Merger Agreement, subject to the restrictions set forth therein, Triton may declare or pay regular quarterly dividends on the Common Shares in amounts not in excess of $0.70 per Common Share per quarter. Triton expects to continue to pay regular quarterly dividends on the Common Shares during the pendency of the Merger at the current rate of $0.70 per Common Share. Under the terms of the Merger Agreement, subject to the restrictions set forth therein, Triton may also declare or pay normal quarterly dividends on the Preference Shares. Triton expects to continue paying normal quarterly dividends on the Preference Shares. The Preference Shares will remain outstanding immediately following the closing of the Merger and remain entitled to the same dividends and other preferences and privileges that they currently have, with the Preference Share dividends remaining an obligation of the Surviving Company.

Listing of BIPC Shares

Under the terms of the Merger Agreement, BIPC is required to use its reasonable best efforts to cause the BIPC Shares to be issued in connection with the Merger to be authorized for listing on the NYSE and the TSX prior to the Effective Time, and in the case of the TSX, subject only to satisfaction of the customary listing conditions of the TSX. Accordingly, BIPC has applied for the listing of the BIPC Shares to be issued in connection with the Merger on the NYSE and the TSX and the TSX has conditionally approved such listing. Listing on the TSX is subject to BIPC fulfilling all of the requirements of the TSX by the business day following the Closing Date. The outstanding BIPC Shares are currently listed on each of the TSX and the NYSE under the symbol “BIPC.”

Delisting and Deregistration of Common Shares

If the Merger is completed, there will no longer be any publicly held Common Shares. Accordingly, the Common Shares will no longer be listed on the NYSE and will be deregistered under the U.S. Exchange Act. Under the terms of the Merger Agreement, Triton is required to cooperate with BIPC and Parent and use its reasonable best efforts to take all actions reasonably required to cause the Common Shares to be delisted from the NYSE and deregistered under the U.S. Exchange Act as soon as practicable following the Effective Time.

Treatment of Preference Shares

The Preference Shares issued and outstanding immediately prior to the Effective Time will remain outstanding as an obligation of the Surviving Company. Triton expects that the Preference Shares will continue to be listed on the NYSE immediately following the closing of the Merger and remain entitled to the same dividends and other preferences and privileges that they currently have.

THE COMPENSATION PROPOSAL

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation that may be paid or become payable to each NEO of Triton that is based on, or otherwise relates to, the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to Triton’s NEOs. The golden parachute compensation payable to these individuals is subject to a non-binding, advisory vote of holders of the Common Shares, as described below in this section.

The table below sets forth, for the purposes of this golden parachute disclosure, the potential amount of payments and benefits (on a pre-tax basis) that each of Triton’s NEOs would receive, assuming (1) that the Effective Time occurred on May 1, 2023 (which is the assumed date solely for purposes of this golden parachute compensation disclosure), (2) that each of Triton’s current NEOs experienced a qualifying termination of employment at such time, (3) that each of Triton’s current NEO’s base salary rate and annual target bonus remain unchanged from those in effect as of May 1, 2023, (4) each NEO’s outstanding equity awards as of May 1, 2023 and (5) a price per share of $85.00 (the per share merger consideration).

The calculations in the table below do not include amounts Triton’s NEOs were already entitled to receive or vested in as of May 1, 2023, and do not reflect any possible reductions under the Section 280G “net-better” cutback provisions included in the executive severance agreements described above in the section entitled “The Merger Proposal—Interests of Triton’s Directors and Executive Officers in the Merger” beginning on page 77. These amounts do not include any other incentive or retention award payments, issuances or forfeitures, or dividends or dividend equivalents that accrued or may be accrued after May 1, 2023 and prior to the completion of the Merger, and do not reflect any Triton equity or other incentive awards that vested or are expected to vest in accordance with their terms or by the action of the Triton Board or Triton Compensation Committee after May 1, 2023 and prior to the completion of the Merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a NEO may materially differ from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Brian M. Sondey	5,050,000	20,832,709	67,243	25,949,952
Carla Heiss	1,560,000	3,210,094	67,243	4,837,337
John F. O’Callaghan	1,645,759	3,394,683	26,665	5,067,107
Michael S. Pearl(4)	1,348,750	1,617,707	67,243	3,033,700
Kevin Valentine	1,446,250	3,573,297	67,243	5,086,790
John Burns(5)	—	904,570	—	904,470

(1)

Cash. The cash payments payable to Triton’s NEOs by Triton consist of (a) a lump sum cash severance amount equal to 1.5 times (or 2 times for Mr. Sondey) the sum of the NEO’s base salary in effect at the time of termination and the NEO’s target bonus opportunity for the fiscal year of termination; and (b) a lump sum change in control target bonus amount equal to the NEO’s full target bonus opportunity for the fiscal year of termination. The cash severance and change in control target bonus amounts described herein are “double-trigger” (i.e., the amounts are payable only upon a termination by Triton without cause or a voluntary resignation by the NEO for good reason, within two years after a change in control). Set forth below are the separate values of each of the cash severance payments and annual target bonus payments for the 2023 fiscal year:

Name	Cash Severance ($)	Target Bonus ($)	Total ($)
Brian M. Sondey	4,040,000	1,010,000	5,050,000
Carla Heiss	1,224,000	336,000	1,560,000
John F. O’Callaghan(6)	1,291,288	354,471	1,645,759
Michael S. Pearl	1,058,250	290,500	1,348,750
Kevin Valentine	1,134,750	311,500	1,446,250

(2)

Equity. As described in more detail in the section titled “The Merger Agreement—Treatment of Triton Equity Awards” beginning on page 102, at the Effective Time, each outstanding award of Triton Restricted Shares and Triton RSUs will be converted into a contingent right to receive $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time, in each case, after giving effect to the maximum level of performance, less applicable taxes. Such contingent cash amounts will vest and become payable on the earlier of (i) the satisfaction of the vesting conditions that applied to the Triton Restricted Share or Triton RSU (including any vesting acceleration provisions) immediately prior to the Effective Time or (ii) the 12-month anniversary of the Effective Time. Set forth in the table above are the values of unvested Triton Restricted Shares that will be converted based on the assumed Effective Time of May 1, 2023, including dividends accrued through May 1, 2023. None of Triton’s NEOs hold Triton RSUs. The amounts payable in respect of unvested Triton Restricted Shares are “double-trigger” pursuant to the terms of the Triton Share Plan (i.e., the amounts are payable only upon a termination by Triton without cause or a voluntary resignation by the NEO for good reason within two years after a change in control).

(3)

Perquisites/Benefits. Reflects the assumed cost (determined on the basis of COBRA rates for post-employment continuation coverage) for continuation by Triton of all employee medical and dental welfare benefit plans in which Triton’s NEOs were entitled to participate prior to the assumed date of termination for the 18-month period beginning on May 1, 2023, provided that such period will terminate earlier on the commencement date of equivalent benefits from a new employer. Such benefits are “double-trigger” (i.e., the benefits are payable only upon a termination by Triton without cause or a voluntary resignation by the NEO for good reason within two (2) years after a change in control). For purposes of quantifying health care benefits, amounts reflect assumptions used for financial reporting purposes under generally accepted accounting principles.

(4)	Mr. Pearl assumed the role of Triton’s Chief Financial Officer effective January 1, 2023.
(5)

Mr. Burns retired as Triton’s Chief Financial Officer effective December 31, 2022 and is not entitled to any cash severance in connection with the Merger. Following his retirement, his unvested performance-based shares granted in 2022 continued to vest in accordance with their existing vesting schedule, and such shares will vest in accordance with the terms of the Merger Agreement.

(6)	With the exception of the Equity column, amounts shown for Mr. O’Callaghan reflect an April 30, 2023 conversion rate of USD 1.256471 to GBP 1.00.

The Compensation Proposal

Pursuant to Section 14A of the U.S. Exchange Act and Rule 14a-21(c) thereunder, Triton is seeking a non-binding, advisory shareholder approval of the compensation of Triton’s NEOs that is based on or otherwise relates to the Merger as disclosed above in this section. The proposal gives the holders of Common Shares the opportunity to express their views on the merger-related compensation of Triton’s NEOs.

Accordingly, Triton is asking holders of the Common Shares to vote in favor of the adoption of the following resolution, on an advisory (non-binding) basis:

“RESOLVED, that the compensation that will or may be paid or become payable to Triton’s NEOs, in connection with the Merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures is hereby APPROVED.”

Abstentions will have no direct effect on the Compensation Proposal, assuming a quorum is present. The vote on the Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Compensation Proposal and vice versa. If the Merger is completed, the Merger-related compensation may be paid to Triton’s NEOs to the extent payable in accordance with the terms of their respective compensation agreements and arrangements even if holders of the Common Shares fail to approve the proposal to approve the Merger-related executive compensation.

The Triton Board unanimously recommends that holders of the Common Shares vote “FOR” the proposal to approve the Compensation Proposal.

THE ADJOURNMENT PROPOSAL

Shareholders are being asked to approve a proposal that will give the Triton Board authority to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal.

If the Adjournment Proposal is approved, the Special Meeting could be adjourned to any date. If the Special Meeting is adjourned, Shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on the Adjournment Proposal, your Common Shares or Preference Shares, as applicable, will be voted in favor of the Adjournment Proposal.

Assuming a quorum is present, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal by holders of the Common Shares and the Preference Shares, voting together as if they were a single class.

The Triton Board recommends a vote “FOR” the Adjournment Proposal.

THE MERGER AGREEMENT

The summary of the material provisions of the Merger Agreement below and elsewhere in this proxy statement/joint prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement/joint prospectus as Annex A and is incorporated by reference into this proxy statement/joint prospectus. This summary does not purport to be complete and may not provide all of the information about the Merger Agreement that might be important to you. You are urged to read the Merger Agreement carefully and in its entirety because it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement is included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties by Triton, on the one hand, and by BIPC, Parent and Merger Sub, on the other hand, which were made solely for the benefit of the other parties for purposes of the Merger Agreement. The representations, warranties and covenants made in the Merger Agreement by Triton, BIPC, Parent and Merger Sub were qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts about Triton, BIPC, Parent or Merger Sub or any other person at the time they were made or otherwise. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to securityholders and reports and documents filed with the SEC and the Securities Regulatory Authorities. The representations and warranties made by Triton were qualified by the matters contained in the confidential disclosure schedule that Triton delivered in connection with the Merger Agreement and by certain documents filed with the SEC and the representations and warranties made by BIPC were qualified by certain documents filed with the Securities Regulatory Authorities and the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/joint prospectus, may have changed since the date of the Merger Agreement. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/joint prospectus and in the documents incorporated by reference into this proxy statement/joint prospectus. See the section entitled “Where You Can Find Additional Information” beginning on page 154 of this proxy statement/joint prospectus.

The Merger

Subject to the terms and conditions of the Merger Agreement and the Statutory Merger Agreement, and pursuant to the applicable provisions of the Companies Act, at the Effective Time, Merger Sub will merge with and into Triton, the separate corporate existence of Merger Sub will cease and Triton will survive the Merger as an indirect wholly-owned subsidiary of Brookfield.

Effects of the Merger

Pursuant to the Merger Agreement, Triton will, at the Effective Time, become a subsidiary of Brookfield and each Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive, and become exchangeable for the Merger Consideration described below. All Dissenting Shares will be treated as cash election shares and will not be subject to any proration process.

At the Effective Time, Brookfield will become the owner of all of the Common Shares. Therefore, current holders of the Common Shares will cease to have direct or indirect ownership interests in Triton or rights as holders of the Common Shares, will not participate in any future earnings or growth of Triton, will not benefit from any appreciation in value of Triton and will not bear the future risks of Triton’s operations.

At the Effective Time, each of the Preference Shares issued and outstanding immediately prior to the Effective Time will continue as a preference share of the Surviving Company following the Merger and the relative rights, terms and conditions of each such preference share will remain unchanged.

Following completion of the Merger, the Common Shares will be delisted from the NYSE and deregistered under the U.S. Exchange Act. As a result, there will be no public market for the Common Shares. This will make certain provisions of the U.S. Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with shareholders’ meetings, no longer applicable to Triton. After the Effective Time, Triton will also no longer be required to file periodic reports with the SEC on account of the Common Shares. However, Triton will continue to make securities filings in connection with the Preference Shares and certain outstanding debt securities to the extent such filings are required under SEC regulations or contractual obligations following the completion of the Merger. Triton may decide, following the Merger, to delist the Preference Shares from the NYSE, to deregister such Preference Shares under the U.S. Exchange Act or to take other action with respect to the Preference Shares. The Preference Shares issued and outstanding immediately prior to the Effective Time will remain outstanding as an obligation of the Surviving Company. Triton expects that the Preference Shares will continue to be listed on the NYSE immediately following the closing of the Merger.

The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Company until their earlier death, resignation or removal or until their respective successors are duly elected or appointed. The officers of Triton immediately prior to the Effective Time will be the initial officers of the Surviving Company until their earlier death, resignation or removal or until their respective successors are duly appointed.

At the Effective Time, the Memorandum of Association of the Surviving Company will be amended substantially in the form of the Memorandum of Association of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Company will remain as Triton International Limited and the authorized share capital shall be that of Triton immediately prior to the Effective Time, until thereafter changed or amended as provided therein or pursuant to applicable Law (subject to the indemnification obligations provided in the Merger Agreement). At the Effective Time, the Bye-Laws of the Surviving Company will be the Triton Bye-Laws as in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or pursuant to applicable Law (subject to the indemnification obligations provided in the Merger Agreement).

Merger Consideration

At the Effective Time, Merger Sub will be merged with and into Triton and each Common Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and automatically converted into the right to receive, at the election of the holders of such Common Shares, (x) the specified mixture of both cash and BIPC Shares, which is equal to $68.50 per Common Share in cash and the number of BIPC Shares with a value of $16.50 per Common Share, based on the BIPC Final Share Price, which will be subject to adjustment as described below or (y) all-cash consideration or all-BIPC Share consideration (subject in the case of any all-cash or all-BIPC Share election to pro rata cut backs to the extent cash or BIPC Shares are oversubscribed) or, if no election or an invalid election is received, the holders of such Common Shares will be deemed to have elected for the remaining form of consideration (or mix thereof) after satisfaction of the elections of the holders of such Common Shares.

The stock portion of the Merger Consideration will be subject to an adjustment mechanism based on the Collar. If the BIPC Final Share Price is within the Collar, holders of the Common Shares electing the mixed consideration will receive a number of BIPC Shares between 0.3352 and 0.3895 per Common Share equal to $16.50 in value. Holders of the Common Shares electing the mixed consideration will receive 0.3895 BIPC Shares per Common Share if the BIPC Final Share Price is below $42.36, and 0.3352 BIPC Shares per Common Share if the BIPC Final Share Price is above $49.23. Outside of the Collar, the implied value of the stock portion of the Merger Consideration to be received in exchange for each Common Share will fluctuate based on the market price of BIPC Shares until the completion of the Merger because the stock portion of the Merger Consideration is payable in a fixed number of BIPC Shares. The Merger Agreement contains a value-equalization mechanic that provides that each Common Share which is converted into either the all-cash or all-BIPC Share Merger Consideration will receive substantially the same value per Common Share as the mixed consideration. Specifically, the Merger Agreement provides that the total amount to be received in respect of the Common Shares will be equal to the Aggregate Consideration. The Merger Agreement further provides that, regardless of election, the value of the consideration to be received in respect of each Common Share will be equal to the Aggregate Consideration divided by the total number of outstanding Common Shares as of the closing of the Transactions. The value of the BIPC Shares received as part of the Merger Consideration is also subject to the Collar, and although the value of the Aggregate Consideration may go up (if the BIPC Final Share Price is above $49.23) or down (if the BIPC Final Share Price is below $42.36), the Collar does not have any impact on the value-equalization mechanic and each Common Share will receive substantially the same value per share regardless of the impact of the Collar on the final value of the Aggregate Consideration.

Share elections and cash elections (other than Dissenting Shares) are subject to the proration adjustment procedures described in this proxy statement/joint prospectus to ensure that the aggregate Merger Consideration will be prorated as necessary to ensure that the aggregate amount of cash that would be paid in the Merger is equal to the total cash amount. All Dissenting Shares will be treated as cash election shares and will not be subject to any proration process.

At the Effective Time, each outstanding award of Triton Restricted Shares and Triton RSUs will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares or Triton RSUs (in each case, with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton Restricted Share or Triton RSU, as applicable (in each case, after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes. Subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), the Unvested Triton Equity Award Consideration will vest and become payable on the earlier of (i) the satisfaction of the vesting conditions (including any vesting acceleration provisions) that applied to the Triton Restricted Share or Triton RSU immediately prior to the Effective Time, or (ii) the 12-month anniversary of the Effective Time (other than in respect of awards granted in 2024, if any, which would vest and become payable ratably on the first, second and third anniversaries of the date of grant, or if earlier upon a qualifying termination). The Unvested Triton Equity Award Consideration will otherwise remain subject to the same terms and conditions that were applicable to the underlying Triton Restricted Share or Triton RSU, as applicable, immediately prior to the Effective Time.

The Preference Shares issued and outstanding immediately prior to the Effective Time will remain outstanding as an obligation of the Surviving Company, remain entitled to the same dividends and other preferences and privileges that they currently have and no consideration will be delivered in respect thereof.

No Fractional Shares

No fractional shares of BIPC Shares will be issued in the Merger. Each holder of Common Shares that would otherwise have been entitled to receive a fractional BIPC Share in the Merger will instead receive a cash payment, without interest, rounded to the nearest cent, in lieu of such fractional share in an amount determined by multiplying (i) the fractional amount of a BIPC Share such holder would have otherwise been entitled to receive by (ii) the BIPC Final Share Price.

Election Procedure and Surrender of Common Shares

Election Procedure

BIPC and Parent have selected Computershare, Inc. and its affiliate Computershare Trust Company, N.A. to serve as the exchange agent to, among other things, handle the exchange of Common Shares for Merger Consideration and any cash in lieu of fractional shares, in each case deliverable in respect thereof pursuant to the Merger Agreement.

At least 20 business days prior to the anticipated election deadline, Brookfield will provide a form of election to each holder of Common Shares in order to enable the holder thereof to exercise his, her or its right to make an election. To be effective, a form of election must be properly completed, signed and submitted to the exchange agent by the election deadline. The “election deadline” is 5:00 p.m., New York City time, on the date that is two trading days preceding the Closing Date (or such other date that the parties to the Merger Agreement agree).

Each election form will permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to specify:

(i) the number of such holder’s Common Shares with respect to which such holder makes a mixed election;

(ii) the number of such holder’s Common Shares with respect to which such holder makes a BIPC Share election;

(iii) the number such holder’s Common Shares with respect to which such holder makes a cash election; or

(iv) the number of such holder’s Common Shares with respect to which such holder makes no election.

Holders of Common Shares who fail to make an election or who make an untimely election (or who otherwise are deemed not to have submitted an effective form of election), referred to as “non-electing holders,” will be deemed to have elected the form of consideration (or mix thereof) remaining after satisfaction of the elections of the other holders of Common Shares. The exchange agent has reasonable discretion to determine whether a share election or cash election has been properly made in respect of any Common Shares.

Any holder of Common Shares entitled to make an election of Merger Consideration may, at any time prior to the election deadline, revoke or change such election by written notice received by the exchange agent prior to the election deadline accompanied by a properly completed and signed revised form of election. Any holder of Common Shares who has validly revoked his, her or its Merger Consideration election and has not properly submitted a new duly completed form of election will be deemed to be a non-electing holder and their Certificates shall be promptly returned to them.

After an election is validly made, any subsequent transfer of Common Shares will automatically revoke such election. The exchange agent will determine, in its reasonable discretion, whether any election is properly made, changed or revoked with respect to any Common Shares.

Surrender of Common Shares

No later than three business days after the Closing Date, BIPC and Parent will cause the exchange agent to mail to each holder of record of a Certificate or a Triton book-entry share and whose Common Shares each were converted into the right to receive the Merger Consideration materials, including a letter of transmittal, and instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration.

If Common Shares are held through DTC, procedures will be established with the exchange agent and DTC to transmit as promptly as practicable after the effective date the surrender eligible shares, Merger Consideration and any payable dividends or distributions.

Upon surrender to the exchange agent of a Certificate (or an affidavit of loss in lieu thereof) or a Triton book-entry share for cancellation, in accordance with the terms of the transmittal materials and instructions, the holder of such Certificate or Triton book-entry share will be entitled to receive in exchange therefor the applicable Merger Consideration for each Common Share formerly represented by such Certificate or Triton book-entry share.

If registration of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition precedent of such registration that (A) the Certificate so surrendered shall be properly endorsed and (B) the person requesting such registration shall have paid any transfer and other similar taxes or shall have established to the satisfaction of BIPC, Parent and the exchange agent, and that such tax either has been paid or is not required to be paid. Registration of the applicable Merger Consideration with respect to Triton book-entry share will only be made to the person in whose name such Triton book-entry share are registered. No interest will be paid or accrued on any cash amount payable upon surrender of the Certificate or the Triton book-entry share.

If any Certificates have been lost, stolen or destroyed, the exchange agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Merger Consideration payable in respect thereof; provided that BIPC, Parent or the exchange agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable and customary amount as BIPC, Parent or the exchange agent may direct as indemnity against any claim that may be made against BIPC, Parent, the surviving corporation or the exchange agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

Proration Procedures

All holders of the Common Shares that choose a mixed election will be entitled to receive (a) cash in an amount equal to $68.50 and (b) the number of BIPC Shares the amount of which will be determined at closing and subject to adjustment as described as described above under “The Merger Agreement—Merger Consideration.” The Merger Agreement also contains a value-equalization mechanic that provides that each Common Share which is converted into either the all-cash or all-BIPC Share Merger Consideration will receive substantially the same value per Common Share as the mixed consideration, as further described in the section entitled “The Merger Proposal—Merger Consideration”.

The cash and BIPC Share elections are subject to adjustment to ensure that the aggregate amount of cash that would be paid in the Merger is equal to the total cash amount (meaning the product of (x) $68.50 and (y) the total number of Common Shares outstanding immediately prior to the Effective Time). As a result, even if a holder of the Common Shares makes an all cash election or all BIPC Share election, such holder of the Common Shares may nevertheless receive some BIPC Share consideration or some cash consideration, respectively. All dissenting shares shall be treated as cash election shares not subject to such proration process.

If Cash Consideration is Oversubscribed

BIPC Shares may be issued to holders of the Common Shares who make a cash election if the total cash amount is oversubscribed, meaning the aggregate cash amount that would be paid in the Merger exceeds the total cash amount, in which case:

•	all mixed election shares will be converted into the right to receive the mixed consideration;

•	all BIPC Share election shares and non-election shares will be converted into the right to receive the per share BIPC Share consideration;

•

the exchange agent will select from among the cash election shares, by a pro rata selection process, a sufficient number of shares such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the total cash amount, and all shares so selected will be converted into the right to receive the per share BIPC Share consideration (such shares are referred to as equity designated shares); and

•	a holder of Common Shares making a cash election will receive:

•	the per share BIPC Share consideration for such holders’ shares that are equity designated shares; and

•	the per share cash consideration for such holder’s remaining shares.

If Cash Consideration is Undersubscribed

Holders of the Common Shares who make BIPC Share elections may receive cash in respect to some of their shares if the total cash amount is undersubscribed, meaning the aggregate cash amount that would be paid in the Merger is less than the total cash amount, in which case:

•	all mixed election shares will be converted into the right to receive the mixed consideration;

•	all cash election shares and non-election shares will be converted into the right to receive the per share cash consideration;

•

the exchange agent will select first from among the no election shares and then (if necessary) from among holders of the Common Shares who make BIPC Share elections, by a pro rata selection process, a sufficient number of shares such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the total cash amount (such shares are referred to as cash designated shares); and

•	a holder of Common Shares making a BIPC Share election will receive:

•	the per share cash consideration for such holder’s shares that are cash designated shares; and

•	the per share BIPC Share consideration for such holders’ remaining shares.

If Cash Consideration is Sufficiently Subscribed

If the aggregate cash amount that would be paid in the Merger is equal to the total cash amount, then:

•	all mixed election shares will be converted into the right to receive the mixed consideration;

•	all BIPC Share election shares will be converted into the right to receive the per share BIPC Share consideration;

•	all cash election shares will be converted into the right to receive the per share cash consideration; and

•	all non-election shares will be converted into the right to receive per share BIPC Share consideration.

Withholding

Each of the exchange agent, the Surviving Company, BIPC and Parent (and any of their respective affiliates) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable law. If any such amounts are so deducted or withheld and remitted to the applicable taxing authority, such amounts will be treated for all purposes of the Merger Agreement as having been paid to person in respect of whom the deduction or withholding was made.

Treatment of Triton Equity Awards

Triton Restricted Shares. At the Effective Time, each outstanding award of Triton Restricted Shares will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton Restricted Shares (with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton Restricted Share (after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024), if any)), less any required withholding taxes.

Triton RSUs. At the Effective Time, each outstanding award of Triton RSUs will be converted into a contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of shares subject to such award of Triton RSUs (with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any) under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) $85.00 (subject to adjustment outside the Collar), plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Triton RSU (after giving effect to the maximum level of performance (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less any required withholding taxes.

Subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), the cash amounts in respect of outstanding Triton Restricted Shares and Triton RSUs, will vest and become payable on the earlier of (x) the satisfaction of the vesting considerations (including any vesting acceleration provisions) that applied to the Triton Restricted Shares or Triton RSUs immediately prior to the Effective Time, or (y) the 12-month anniversary of the Effective Time. The cash amounts in respect of outstanding Triton Restricted Shares and Triton RSUs will otherwise remain subject to the same terms and conditions that were applicable to the underlying Triton Restricted Shares and Triton RSUs, as applicable, immediately prior to the Effective Time except for terms rendered inoperative by reason of the Transactions. Notwithstanding the foregoing, subject to the applicable holder’s continued service with Parent and its affiliates (including the Surviving Company), the cash amounts in respect of any annual equity awards granted in respect of fiscal year 2024 will vest and become payable ratably on each of the first, second and third anniversaries of the date of grant, or, if earlier upon a qualifying termination pursuant to the Triton Share Plan.

Representations and Warranties

The Merger Agreement contains a number of customary and, in certain cases, reciprocal, representations and warranties by BIPC, Parent, Merger Sub and Triton solely of the benefit of each other, and that are (i) subject, in respect of Triton, in some cases, to specified exceptions and qualifications contained in confidential disclosure schedules which contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement, (ii) subject to qualifications, including, among other things, materiality and material adverse effect and (iii) qualified by certain information filed by the parties with the SEC and the Securities Regulatory Authorities, excluding any disclosures in any risk factor section and any disclosures that are cautionary, predictive or forward-looking in nature. See the section entitled “The Merger Agreement—Material Adverse Effect” below for a definition of material adverse effect applicable to each of BIPC, Parent, Merger Sub and Triton. The representations and warranties were used for the purpose of allocation of risk between the parties to the Merger Agreement rather than establishing matters of fact. For the foregoing reasons, these descriptions, representations and warranties should not be read alone.

The Merger Agreement contains representations and warranties by Triton relating to, among other things, the following:

•	due organization, valid existence, good standing and qualification to do business, corporate power and authority;

•	capital structure, including in particular the number of shares of Common Shares, shares of Preference Shares and Triton equity-based awards issued and outstanding;

•	equity awards;

•	subsidiaries;

•	corporate authorization of the transaction documents and the Transactions and the valid, binding and enforceable nature of the transaction documents;

•	the Triton Board recommendation in favor of the Merger;

•	the fairness opinion of Triton’s financial advisor;

•

absence of any need for notices, filings and approvals by governmental authorities in order to complete the Merger, other than actions in connection with filing the certificates of merger and compliance with US and foreign antitrust, Bermuda, securities, national security export control regulations and laws and CFIUS regulations;

•

absence of any conflict with or violation or breach of organizational documents, subject to consents that may be required under certain contracts, applicable laws, orders or licenses to which Triton is subject as a result of the execution, delivery and performance of the transaction documents, including the Merger Agreement and completion of the Merger;

•

compliance with laws, including the FCPA and other anti-bribery laws, export and sanction regulations and the holding of necessary permits, licenses, certificates, approvals, registrations, consents, franchises, grants, accreditations, easements, exceptions, variances and exemptions granted by a Governmental Entity or other authorizations;

•

filing of SEC documents and financial statements, the absence of untrue statements of material facts or omissions in such filings and documents, and compliance of such filings with legal requirements and compliance with NYSE rules and regulations;

•	disclosure controls and procedures and internal controls over financial reporting;

•	absence of litigation and certain undisclosed liabilities;

•	absence of certain liabilities and conduct of Triton’s business in the ordinary course and the absence of a Triton material adverse effect as of the date of the Merger Agreement;

•	existence of and compliance with certain material contracts;

•	employee benefit plan and ERISA matters;

•	employment and labor matters;

•	environmental matters;

•	tax matters;

•	property matters;

•	intellectual property and data privacy and security matters;

•	insurance matters;

•	absence of brokers’ fees payable in connection with the Transactions;

•	inapplicability to the Transactions of antitakeover statutes or anti-takeover provisions in Triton’s organizational documents;

•	absence of related party transactions; and

•	absence of untrue statements of material facts or omissions in the information supplied by Triton for inclusion in the proxy statement/joint prospectus.

The Merger Agreement includes a more limited set of representations by BIPC, Parent and Merger Sub relating to, among other things, the following:

•	due organization, valid existence, good standing and qualification to do business, and corporate power and authority;

•	capital structure, including in particular the number of shares of BIPC and Merger Sub;

•	corporate authorization of the transaction documents and the Transactions and the valid, binding and enforceable nature of the transaction documents;

•

absence of any need for notices, filings and approvals by governmental authorities in order to complete the Merger, other than actions in connection with filing the certificates of merger and compliance with US and foreign antitrust, Bermuda, securities, national security export control regulations and laws and CFIUS regulations;

•

absence of any conflict with or violation or breach of organizational documents, any conflict with or violation of certain contracts or applicable laws, orders or licenses to which BIPC is subject as a result of the execution, delivery and performance of the transaction documents, including the Merger Agreement and completion of the Merger;

•	for BIPC, the absence of any required member or shareholder vote to authorize the Merger Agreement or the other transaction documents;

•

for BIPC, filing of SEC and the Securities Regulatory Authorities documents and financial statements, the absence of untrue statements of material facts or omissions in such filings and documents, and compliance of such filings with legal requirements and compliance with NYSE and TSX rules and regulations;

•	for BIPC, disclosure controls and procedures and internal controls over financial reporting;

•

compliance with the laws, including the FCPA and other anti-bribery laws, export and sanction regulations and the holding of necessary permits, licenses, certificates, approvals, registrations, consents, franchises, grants, accreditations, easements, exceptions, variances and exemptions granted by a Governmental Entity or other authorizations;

•	absence of litigation and certain undisclosed liabilities;

•	conduct of BIPC’s business in the ordinary course and the absence of a BIPC or Parent material adverse effect;

•	absence of agreements with Triton stakeholders;

•	absence of brokers’ fees payable in connection with the Transactions;

•	inapplicability to the Transactions of antitakeover statutes or anti-takeover provisions in Triton’s organizational documents;

•

for Parent, solvency and the availability of cash and other sources of immediately available funds sufficient to pay the aggregate cash consideration and all other cash amounts payable pursuant to the Merger Agreement and absence of financing condition;

•	absence of untrue statements of material facts or omissions in the information supplied by Brookfield for inclusion in the proxy statement/joint prospectus; and

•	the ownership and activity of Merger Sub.

Except for the express representations and warranties made by the parties in the Merger Agreement, no party made, and each party disclaimed, any other express or implied representation or warranty. Except for the foregoing, the representations and warranties contained in the Merger Agreement will not survive the Effective Time.

Material Adverse Effect

Certain of the representations and warranties in the Merger Agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would result in a material adverse effect).

Under the Merger Agreement, a “Company Material Adverse Effect” or a “Parent Material Adverse Effect” with respect to Triton, BIPC, Parent and Merger Sub, as applicable, are defined as any event, change, occurrence, condition, development, circumstance, fact or effect that, individually or in the aggregate, is materially adverse to or would reasonably be expected to have a material adverse effect on, the condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), business operations or results of operations of Triton and its subsidiaries or BIPC, Parent, Merger Sub and their respective subsidiaries, as applicable, in each case taken as a whole; but none of the following will be taken into account when determining whether a material adverse effect has occurred or would reasonably be expected to occur:

•	changes in general economic, regulatory or business conditions;

•	changes in the financial, credit, banking or securities markets, including changes or developments in or relating to currency exchanges or interest rates;

•	changes generally affecting the industries or markets in which Triton or any of its subsidiaries operate;

•

the announcement or pendency of or the performance of the Transactions, including the impact thereof on relationships with customers, suppliers, distributors, financing sources, business partners or employees of Triton, BIPC, Parent and any of their subsidiaries, as applicable, or any Transaction litigation;

•	changes in GAAP or IFRS (or interpretations thereof), as applicable;

•	changes in any applicable laws (or interpretations thereof);

•	any failure to meet any financial projections, whether internal or published;

•

changes resulting from political conditions, acts of war (whether or not declared), civil disobedience, sabotage, terrorism, military or para-military actions or the escalation (including cyberattacks), any weather event or natural disaster, or any outbreak of illness or other public health event or any other force majeure event;

•	any action required by the Merger Agreement or any action taken with the express consent of, or at the written request of, the other party to the Merger Agreement;

•	changes in the market price or trading volume of the BIPC Shares or Common Shares on the NYSE and TSX, as applicable; or

•	changes credit rating or other rating of financial strength.

However, in the case of the first, second, third, fifth, sixth and eighth bullets above, such matters shall be taken into account to the extent that any such matters disproportionately impact Triton, BIPC, Parent, or Merger Sub and their respective subsidiaries, as applicable, relative to other businesses in the industries in which Triton, BIPC, Parent or Merger Sub and their respective subsidiaries operate or participate, to the extent of such disproportionate impact.

Conduct of Business Prior to the Merger

Each of Triton and BIPC has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement.

Conduct of Business by Triton Prior to the Merger

Triton has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement. In general, except as expressly contemplated by the Merger Agreement, as required by a Governmental Entity or applicable law, or approved in writing by Parent, or otherwise set forth in the confidential disclosure schedule that Triton delivered in connection with the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, with certain exceptions, Triton has agreed to, and to cause each of its subsidiaries to:

•	conduct its and their business in all material respects in the ordinary course of business;

•

use commercially reasonable efforts to maintain satisfactory relationships with employees and goodwill with key customers, suppliers, vendors, key employees, landlords, government entities that have jurisdictional authority over Triton and its subsidiaries, and others having material business relationships with Triton; and

•	preserve intact its business organization.

In addition, except as expressly contemplated by the Merger Agreement, as required by a Governmental Entity or applicable law, or approved in writing by Parent, or otherwise set forth in the confidential disclosure schedule that Triton delivered in connection with the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, with certain exceptions, Triton has agreed to, and to cause each of its subsidiaries to, not to do any of the following:

•	adopt or propose changes to its organizational documents;

•	dispose of, sell, abandon or assign any equity interest in, or any business or assets of, any person or entity or division thereof;

•

issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber or otherwise enter into any agreement, understanding or arrangement with respect to the voting of any shares of capital stock of Triton or equity interests of any of its subsidiaries or any instruments convertible or exchangeable into such securities;

•

make any loans, advances, guarantees (not including obligations under equipment leases that include a purchase option) or capital contributions to or investments other than to or from Triton and any of its wholly owned subsidiaries;

•

establish a record date for, declare, set aside, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to any of its capital stock or other equity interests, except for regular quarterly dividends on the Common Shares (not to exceed $0.70 per Common Share per quarter) and the Preference Shares, declared and paid in specified amounts along with other customary exceptions for dividends among Triton and its subsidiaries;

•

other than as permitted by the terms of the Triton equity plan, reclassify, split, combine, subdivide or redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or otherwise acquire, directly or indirectly, any of its equity interests or securities that are convertible or exchangeable for any shares of its equity interests;

•

(A) incur, assume or guarantee any indebtedness, subject to certain exceptions and which will not prohibit Triton from granting customers customary trade credit in the ordinary course of business, (B) forgive or cancel any indebtedness or (C) voluntarily repay any principal amounts outstanding under the certain of Triton’s financing arrangements;

•	acquire any Person or entity or business division thereof, other than acquisitions or purchases of shipping containers and other leasing equipment operated by Triton;

•

incur or commit to any capital expenditures or any obligations or liabilities in respect thereof in any period, including the acquisition or purchase of shipping containers and other leasing equipment for Triton’s fleet (but excluding the acquisition or purchase of any shipping containers or other equipment purchased or acquired for resale in Triton’s trading segment), subject to certain baskets; provided that, Triton will not commit to any capital expenditure if, to the Knowledge (as defined in the Merger Agreement) of Triton, the funding thereof would be reasonably likely to cause Triton to exceed or fall below (as applicable) certain investment grade metrics;

•

amend, modify, terminate or otherwise change certain material contracts (as defined in the Merger Agreement) or enter into arrangements that would have been a material contract (as defined in the Merger Agreement) as of the date of the Merger Agreement;

•	make any changes with respect to accounting policies or procedures, except as required by changes in GAAP;

•	make certain changes regarding taxes and tax returns;

•	except as required by a Triton benefit plan or as otherwise required by applicable Law:

•

increase the compensation, severance or other benefits to current or former employees, officers, directors or independent contractors of Triton or any of its subsidiaries, subject to certain exceptions;

•

amend, modify, terminate or otherwise change certain benefit plans (as defined in the Merger Agreement) or enter into arrangements that would have been a benefit plan (as defined in the Merger Agreement) as of the date of the Merger Agreement;

•	grant any new equity awards, except as expressly permitted by the Merger Agreement; or

•	take any action to accelerate the vesting or lapsing of restrictions or payment of compensation or benefits under any Triton benefit plan;

•	enter into any collective bargaining agreement, labor union or similar arrangement;

•	waive the restrictive covenant obligations of any current or former director, officer, employee at the level of Senior Vice President or above, in each case, of Triton or any of its subsidiaries;

•

hire any person at or above the level of Senior Vice President (other than replacements at the Senior Vice President level) or terminate any employee at or above the level of Senior Vice President, other than for cause;

•	abandon, sell, assign, transfer or exclusively license any material intellectual property, subject to certain exceptions;

•	enter into, modify or terminate any material lease or acquire or enter into any agreement to acquire any owned real property, subject to certain exceptions;

•	adopt, enter into or effect any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization;

•	enter into any new material line of business;

•	settle or compromise any litigation, or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration, subject to certain exceptions;

•	enter into derivative transactions other than on customary commercial terms consistent with past practice and in compliance with Triton’s risk management policies;

•	substantially increase Triton’s trading segment volumes compared to the past three years; or

•	agree, authorize or commit to do any of the foregoing.

Triton has further agreed that it will use commercially reasonable efforts to operate the business to maintain certain levels of liquidity.

Conduct of Business of BIPC Prior to the Merger

BIPC has agreed to certain covenants in the Merger Agreement restricting the conduct of its business between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement. Specifically, except as expressly contemplated by the Merger Agreement, as required by a Governmental Entity or applicable law, approved to in writing by Triton, BIPC will not, and it will cause its subsidiaries not to:

•

amend or propose to amend its organizational documents in a manner that would be materially or disproportionately adverse to holders of the Common Shares (relative to other holders of BIPC Shares) or would, or would reasonably be expected to, have the effect of delaying, materially impairing or preventing the consummation of the Transactions;

•

declare, set aside, make or pay any dividend or other distribution (whether in cash, stock, property or otherwise) with respect to the BIPC Shares, except for dividends that are regular and consistent with past practice;

•

reclassify, split, combine or redeem, directly or indirectly, any of BIPC’s capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its equity interests;

•	adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization of BIPC;

•	adopt, enter into or effect any plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization; or

•	agree, authorize or commit to do any of the foregoing.

No Solicitation

Triton has agreed that it will, and will cause its subsidiaries and its and their respective directors and officers to, and shall instruct and use its reasonable best efforts to cause its and its subsidiaries’ other representatives to, not:

•

initiate, solicit, propose, knowingly encourage or knowingly facilitate, whether publicly or otherwise, any inquiry, proposal, offer or request that constitutes, or could reasonably be expected to lead to, an acquisition proposal or purposefully encourage any action with respect to any acquisition proposal;

•

engage in, continue or otherwise participate in any discussions (in each case, other than as reasonably necessary to clarify the terms and conditions of any proposal or offer or notify the applicable person or group of the existence of Triton’s no solicitation provisions in the Merger Agreement) or negotiations with respect to any acquisition proposal or any inquiry, proposal, offer or request that could reasonably be expected to lead to an acquisition proposal;

•

provide any non-public information or data concerning Triton or its subsidiaries to any person (other than Brookfield or its representatives) or group in connection with any acquisition proposal or any inquiry, proposal, offer or request that could reasonably be expected to lead to an acquisition proposal; or

•	otherwise purposefully facilitate any effort or attempt to make or effect an acquisition proposal.

However, at any time before receiving the Requisite Merger Proposal Vote, if the Triton Board determines in good faith, after consultation with its financial advisor and outside legal counsel, that an unsolicited, bona fide written acquisition proposal constitutes or is reasonably likely to lead to a “superior proposal”, then Triton is permitted to:

•

provide access to non-public information concerning Triton and its subsidiaries in response to a request to the person or group who made such an acquisition proposal; provided that (A) Triton will implement reasonable protections for any competitively sensitive information or data provided to any such person who is, or whose affiliates include, a competitor of Triton or any of its subsidiaries (as determined by the Triton Board in its judgment); (B) the person or group receiving such information has entered into a confidentiality agreement with terms that, if taken as a whole, are not less restrictive in any material respect to such person or group than the terms in the confidentiality agreement between Triton and Brookfield are on Parent (except that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amending of an acquisition proposal if such acquisition proposal is made directly to Triton and not publicly disclosed, and not include any restrictions that would reasonably be expected to restrain Triton from satisfying its no shop obligations in the Merger Agreement) (any confidentiality agreement satisfying such criteria, a “permitted confidentiality agreement”); and (C) Triton will promptly (and in any event within 48 hours) make available to Parent any material non-public information concerning Triton or its subsidiaries that Triton provides to any person given such access that was not previously made available to Parent or its representatives; and

•	engage or otherwise participate in any discussions or negotiations with any such person or group regarding such acquisition proposal.

Triton has agreed to notify BIPC and Parent promptly (and in any event within 24 hours) if it proposes to furnish or make available Triton’s non-public information or data or if it has entered into or intends to enter into discussions or negotiations in respect of an acquisition proposal.

Changes in the Triton Board of Directors Recommendation

Triton has agreed that the Triton Board will not:

•

(A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Triton Board’s recommendation with respect to the Merger in a manner adverse to Parent or BIPC, (B) fail to include its recommendation in this proxy statement/joint prospectus or (C) in the event any tender offer or exchange offer related to an acquisition proposal is commenced, fail to recommend against such tender offer or exchange offer in any position taken in accordance with Rules 14d-9 and 14e-3 under the U.S. Exchange Act within 10 business days after such tender offer or exchange offer is first commenced, or subsequently amended in any material respect; or

•

approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a permitted confidentiality agreement) providing for any acquisition proposal (an “alternative acquisition agreement”).

Any of the actions set forth in the foregoing two bullets is referred to as a “change of recommendation.”

However, before receiving the Requisite Merger Proposal Vote, if there has been no breach (other than an immaterial breach) of Triton’s obligations under the no-shop provisions in the Merger Agreement, the Triton Board may:

•

(A) effect a change of recommendation (1) if an (x) unsolicited, bona fide written acquisition proposal is received by Triton and has not been withdrawn or (y) intervening event has occurred, and (2) the Triton Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that based on the information then available, a failure to effect a change of recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and, in the case of an acquisition proposal, that such acquisition proposal constitutes a superior proposal; or

•	(B) cause or permit Triton or any of its subsidiaries to enter into an alternative acquisition agreement with respect to a superior proposal.

However, no such actions may be taken unless and until: (I) Triton has given Parent and BIPC written notice at least three business days in advance (the “notice period”), which notice sets forth in writing that the Triton Board intends to take such action and the basis therefor, and also includes, (y) in the case of such an acquisition proposal, all information required by the Merger Agreement, and (z) in the case of an intervening event, a reasonable description of such intervening event; (II) during the notice period, to the extent requested by Parent or BIPC, Triton will, and will cause its representatives to, negotiate in good faith with Parent and BIPC to revise the Merger Agreement so that conditions set forth in clause (A)(2) above would not be satisfied or such alternative acquisition agreement would no longer be with respect to a superior proposal, as applicable; and (III) at the end of the notice period, the Triton Board has taken into account any revisions to the Merger Agreement committed to by Parent and BIPC in writing and any other information offered by Parent and BIPC in response to the notice, and has thereafter determined in good faith, after consultation with outside legal counsel, that based on the information then available and after consultation with its financial advisor, a failure to effect a change of recommendation would continue to be inconsistent with the directors’ fiduciary duties, or that such alternative acquisition agreement continues to be an alternative acquisition agreement with respect to a superior proposal, as the case may be (it being understood that (y) any material revisions to any acquisition proposal will be deemed to be a new acquisition proposal for purposes of the Merger Agreement, including for purposes of the notice period, except that subsequent to the initial notice period, the notice period will be reduced to two business days and (z) prior to or concurrently with Triton or any subsidiary thereof entering into an alternative acquisition agreement, Triton has terminated the Merger Agreement and abandoned the Transactions in accordance with the Merger Agreement and paid to Parent the Triton termination fee required to be paid pursuant the Merger Agreement).

Efforts to Obtain Required Shareholder Votes

Each of BIPC, Parent and Triton has agreed to (i) use its reasonable best efforts to prepare and file with the SEC the registration statement on Form F-4 of which this proxy statement/joint prospectus forms a part, under the U.S. Securities Act, as promptly as practicable using its reasonable best efforts to make such filing no later than 30 business days after the date of the Merger Agreement; (ii) use its reasonable best efforts to respond as promptly as practicable to any comment from the SEC with respect to such registration statements, have the registration statement on Form F-4 declared effective under the U.S. Securities Act as promptly as practicable after such filing, keep the registration statement on Form F-4 effective for as long as necessary to consummate the Transactions and promptly after the registration statement on Form F-4 is declared effective, mail this proxy statement/joint prospectus to Shareholders; (iii) cause each of this proxy statement/joint prospectus and the registration statement on Form F-4 to comply as to form and substance in all material respects with the applicable provisions of the U.S. Securities Act and the rules and regulations thereunder, the U.S. Exchange Act and the rules and regulations thereunder, and the applicable requirements of each of the NYSE and the TSX; and (iv) mail this proxy statement/joint prospectus to Shareholders no later than five business days after it is declared effective.

Triton has agreed to hold the Special Meeting as promptly as practicable after this proxy statement/joint prospectus is filed for the purpose of seeking Shareholder approval of the Merger Proposal, and, except if the Triton Board has made an adverse recommendation change, to use its reasonable best efforts to solicit the Requisite Merger Proposal Vote.

Regulatory Approvals

Each of BIPC, Parent and Triton has generally agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary or advisable under applicable Law to complete and make effective, as promptly as practicable, the Transactions, including using reasonable best efforts to:

•

prepare and file, with respect to the Transactions, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act within 20 business days after the date of the Merger Agreement, which such notice Triton filed on May 10, 2023, and provide confirmation of any such filings and requests, and (ii) notification filings, forms and submissions with Governmental Entities under certain applicable antitrust laws, in each case as soon as practicable after the date of the Merger Agreement;

•

prepare and file, with respect to the Transactions, a draft joint voluntary notice to CFIUS within 20 business days after the date of the Merger Agreement, which such notice Brookfield Corporation and Triton filed on May 10, 2023, and prepare and submit a final joint voluntary notice of the Transactions promptly after receipt of comments from CFIUS on the draft joint voluntary notice;

•	provide or cause to be provided any non-privileged or protected information and documents requested by any Governmental Entity or that are necessary or advisable to consummate the transaction;

•

take any and all actions to the extent necessary to cause the expiration of the notice periods under applicable antitrust laws with respect to the Transactions and to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable Law regarding the Transactions;

•

obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Entity or other third party that are necessary, proper or advisable to consummate the Transactions; and

•	execute and deliver such other documents, certificates, notices and other writings as may be necessary or advisable in order to consummate or implement expeditiously the Transactions.

Additionally, Parent and BIPC have agreed that certain affiliates may not purchase assets or equity in any business or business organization that would materially delay or increase the risk of preventing the consummation the Transactions.

Further, BIPC, Parent and Triton (and any of their subsidiaries) will use reasonable best efforts to (1) avoid entry of, and (2) resist vacate, limit, reverse, suspend or prevent an order, in each case, that would reasonably be expected to prevent, delay or impair the consummation of the Transactions, including through litigation and the proffering or agreement by BIPC or Parent to (A) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending such disposition of assets, operations, rights, product lines, businesses or interests or (B) limit or restrict Triton, BIPC or Parent or any of their respective subsidiaries. However, BIPC and Parent are not required to take any actions unless the effectiveness of such action is contingent on the closing of the Transactions or to take such actions that would (i) materially adversely impact the existing business of BIPC or Parent or (ii) reasonably be expected to have a material adverse effect on (A) Triton and its subsidiaries, taken as a whole or (B) the economic benefits contemplated to be received by BIPC or Parent or the governance or information rights necessary for BIPC or Parent to operate Triton.

Employee Benefits

Until the later of (a) the one-year anniversary of the Effective Time and (b) December 31, 2024, Parent will or will cause the Surviving Company (or other affiliate) to provide employees who are actively employed by Triton and its subsidiaries on the Closing Date (which we refer to as “Triton Employees”) with (i) an annual base salary or base wage that is not less favorable than the annual base salary or base wage in effect immediately prior to the Effective Time, (ii) short and long term incentive compensation opportunities that are substantially comparable in the aggregate to those provided to such Triton Employee immediately prior to the Effective Time (provided that Parent will not be obligated to provide such incentives in the form of equity or equity-based compensation), (iii) severance benefits that are no less favorable than those applicable to such Triton Employee immediately prior to the Effective Time and (iv) retirement and health and welfare benefits to each Triton Employee that are substantially comparable in the aggregate to those provided to such Triton Employee immediately prior to the Effective Time.

Parent has agreed to waive pre-existing conditions, and waiting periods with respect to participation and coverage requirements applicable to the Triton Employees under any group health plans of Parent or its affiliates in which such Triton Employees are eligible to participate as of or after the Effective Time, and to provide credit for any deductibles and annual out-of-pocket limits for medical expenses paid prior to the Closing Date.

Parent has agreed to give Triton Employees credit for their service with Triton prior to the Closing Date in connection with any employee benefit plan maintained by Parent or any of its affiliates for purposes of vesting, benefit accrual and eligibility to participate, to the extent that such recognition of service will not result in the duplication of any benefits.

Parent has agreed that if the Closing Date occurs prior to the end of 2023, or prior to the payment of bonuses for 2023, it will, or will cause the Surviving Company to, pay Triton Employees who remain employed by Parent or its affiliates through the end of the 2023 performance period an amount equal to the greater of (i) 100% of such Triton Employee’s target annual bonus and (ii) the bonus that such Triton Employee would have earned based on actual performance.

The parties have agreed that if the Closing Date has not occurred by January 31, 2024, the Triton Compensation Committee may make base salary increases (and corresponding increases in target short-term incentive opportunities) for Triton executive officers in the ordinary course of business, provided that such increases may not exceed 5% from the 2023 annual base salary for any individual Triton executive officer.

Parent has acknowledged that the Transactions are a “change in control” for purposes of Triton’s benefits plans and agreed to cause the Surviving Company to honor all employee benefit obligations to current and former Triton employees under Triton’s benefit plans.

Director & Officer Indemnification and Insurance

BIPC and Parent have agreed to cause the Surviving Company, from and after the Effective Time, to indemnify and hold harmless each present and former, as of the Effective Time, director or officer of Triton or any of its subsidiaries, or any Person serving as director, officer, member, trustee or fiduciary of another entity at the request or benefit of Triton or any of its subsidiaries (collectively and together with any such individual’s respective heirs, executors, trustees, fiduciaries or administrators, which we refer to as the “indemnified parties”) against any costs or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any proceeding arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted prior to, at or after the Effective Time (including any proceeding related to the Transactions and actions to enforce indemnification or advancement right of any indemnified party). BIPC and Parent have further agreed to cause the Surviving Company, from and after the Effective Time, to advance reasonable and documented expenses as incurred, so long as the Person to whom expenses are so advanced provides an undertaking to repay such advances if it is determined that such Person is not entitled to such advanced expenses.

Triton has agreed to obtain, prior to the Effective Time, directors’ and officers’ liability and fiduciary liability “tail” insurance with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as Triton’s directors’ and officers’ liability and fiduciary liability insurance in effect as of the date of the Merger Agreement (which we refer to as the “current insurance”). In each case, the insurance will have an effective term of six years from the Effective Time (which we refer to as the “tail period”) and will cover claims related to matters existing or occurring prior to the Effective Time. However, the “tail” insurance shall not exceed 300% of the annual premium paid for the current insurance as of the date of the Merger Agreement (which we refer to as the “maximum amount”), and if Triton is unable to obtain such insurance, it shall and, if it is unable to, BIPC and Parent shall cause the Surviving Company to, obtain insurance with the greatest coverage available for a cost not exceeding the maximum amount.

If Triton fails to obtain, or BIPC and Parent fail to cause to be obtained, such “tail” insurance, the Surviving Company shall continue to maintain the current insurance or substitute insurance with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the current insurance. In each case, the insurance will have an effective term of six years from the Effective Time and will provide coverage related to matters existing or occurring prior to the Effective Time. If the cost of such insurance exceeds the maximum amount, the Surviving Company shall obtain insurance with the greatest coverage available or a cost not exceeding the maximum amount.

Any indemnified party wishing to claim indemnification under the Merger Agreement shall notify Parent and the Surviving Company in writing upon learning of the proceeding for which indemnification under the Merger Agreement may be available. Failure to so notify, however, will only relieve BIPC, Parent and the Surviving Company of its obligations or liabilities to such indemnified party if such failure actually and materially prejudices their ability to defend a proceeding.

In the event of any proceeding for which an indemnified party is entitled to indemnification pursuant to the Merger Agreement:

•

the Surviving Company will have the right to assume the defense thereof, including the selection of counsel. However, if BIPC, Parent or the Surviving Company elects not to assume such defense or there is a conflict of interest between BIPC, Parent or the Surviving Company and the indemnified party, then the indemnified party may retain legal counsel that is approved by the Surviving Company and the indemnified party. In such instance, the Surviving Company will pay all reasonable and documented fees and expenses of such legal counsel for the indemnified party, provided that the Surviving Company is only obligated to pay for the fewest number of law firms necessary to avoid a conflict of interest between any two or more indemnified parties;

•	the indemnified party and the Surviving Company shall reasonably cooperate with one another in the defense;

•

if the Surviving Company elects to assume such defense, the indemnified party will not have any obligation for any settlement effected without his/her prior written consent. If the surviving elects not to assume such defense, the Surviving Company will not have any obligation for any settlement effected without its prior written consent. Such written consent by the indemnified party or Surviving Company, as applicable, is not to be unreasonably conditioned, withheld or delayed; and

•	all rights to indemnification continue until final disposition of all such proceedings.

During the tail period, certain rights to indemnification, exculpation from liabilities and advancement of expenses relating thereto in favor of any indemnified party may not be modified in any manner that would adversely affect any right thereunder of any such indemnified party without his/her prior written consent, unless such modification is required by law.

Any legal successor and permitted assign of Parent or the Surviving Company shall assume all the obligations set forth in the Merger Agreement related to indemnification and Directors’ and Officers’ Insurance, as described in this section, “The Merger Agreement—Directors & Officer Indemnification and Insurance.”

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants relating to:

•

using commercially reasonable efforts to obtain all third-party consents reasonably requested by BIPC and Parent; provided that in connection with such actions, BIPC, Parent and Triton will not be required to compensate any third party, concede or agree to concede anything of monetary value, amend or modify any contract, or defend or participate in any legal proceeding;

•	confidentiality and access by BIPC and Parent to certain information about Triton;

•	consultation between BIPC, Parent and Triton in connection with public statements with respect to the Transactions;

•	Triton cooperating, upon the reasonable request of BIPC or Parent, to obtain consents or waivers relating to certain of Triton’s debt;

•	taking all action necessary so that no takeover statute is or becomes applicable to the Merger Agreement and the Transactions and that effects of any such takeover statute is minimized;

•

Triton notifying BIPC and Parent of any shareholder litigation relating to the Transactions, and Triton giving BIPC and Parent the opportunity to participate in the defense and settlement of any shareholder litigation against Triton or its directors relating to the Merger Agreement and the Statutory Merger Agreement and the Transactions;

•

causing any dispositions of Triton equity securities resulting from the Transactions by each individual who is a director or officer of Triton subject to Section 16 of the U.S. Exchange Act to be exempt under Rule 16b-3 promulgated under the U.S. Exchange Act;

•

BIPC using reasonable best efforts to cause the BIPC Shares to be approved for listing on the NYSE and conditionally approved for listing and posting for trading on the TSX, in the case of the TSX, subject only to satisfaction of the customary listing conditions of the TSX;

•	the de-listing of the Common Shares from the NYSE and the de-registration under the U.S. Exchange Act;

•

using reasonable best efforts to cooperate with the Parent to the extent required by the debt financing sources in connection with the arrangement of the debt financing, in each case as may be customary and reasonably requested by Parent and subject to the limitations set forth in the Merger Agreement;

•	using commercially reasonable efforts to secure financing for the transaction;

•	notifying the other parties of certain matters; and

•	taking any actions required by Bermuda law to consummate the transaction.

Conditions that Must Be Satisfied or Waived for the Merger to Occur

The respective obligations of each of Triton, BIPC, Parent and Merger Sub to effect the Merger are subject to the fulfillment or waiver (to the extent permitted under applicable law), at or prior to the closing, of the following conditions:

•	approval of the Merger Agreement, the Statutory Merger Agreement and the Merger by the Requisite Merger Proposal Vote;

•

the waiting period (or extensions thereof) applicable to the Merger under the HSR Act must have expired or been terminated and certain other required regulatory filings, clearances or approvals must have been filed, occurred or been obtained;

•	CFIUS Clearance shall have been obtained;

•

there shall not be in force an injunction or order of any Governmental Entity of competent jurisdiction enjoining, prohibiting or rendering illegal the Transactions, in each case whether temporary, preliminary or permanent;

•

each of the registration statement on Form F-4 of which this proxy statement/joint prospectus forms a part and a registration statement on Form F-3, related to the reservation for issuance of BIP Units, having been declared effective in accordance with the provisions of the U.S. Securities Act, and no stop order suspending the effectiveness of such registration statement; and

•

approval of the BIPC Shares to be issued in the Merger for listing on the NYSE and the TSX, in the case of NYSE subject to official notice of issuance and in the case of the TSX, subject to the satisfaction of the customary listing conditions of the TSX.

The obligations of BIPC, Parent and Merger Sub to effect the Merger are subject to the fulfillment or waiver (to the extent permitted under applicable law), at or prior to the closing, of the following conditions:

•

subject to certain exceptions and materiality standards provided in the Merger Agreement, the representations and warranties of Triton must be true and correct as of the date of the Merger Agreement through the Closing Date (except to the extent a representation or warranty speaks as of an earlier date, in which case, as of such date), subject to the materiality standards provided in the Merger Agreement;

•	Triton must have complied with and performed in all material respects all obligations required to be complied with or performed by it under the Merger Agreement at or prior to the closing;

•	since the Merger Agreement and through the Closing Date, no material adverse effect on Triton having occurred;

•	Brookfield must have received a certificate from Triton verifying the foregoing conditions have been fulfilled; and

•	there is no term, condition or restriction being imposed by a regulatory approval that constitutes a Parent Burdensome Condition (as defined in the Merger Agreement).

The obligations of Triton to effect the Merger is subject to the fulfillment or waiver (to the extent permitted under applicable law), at or prior to the closing, of the following conditions:

•

subject to certain exceptions and materiality standards provided in the Merger Agreement, the representations and warranties of BIPC, Parent and Merger Sub must be true and correct as of the date of the Merger Agreement through the Closing Date (except to the extent a representation or warranty speaks as of an earlier date, in which case, as of such date), subject to the materiality standards provided in the Merger Agreement;

•

BIPC, Parent and Merger Sub must have complied with and performed in all material respects all obligations required to be complied with or performed by it under the Merger Agreement at or prior to the closing; and

•	Triton must have received a certificate from BIPC, Parent and Merger Sub verifying the foregoing conditions have been fulfilled.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding the receipt of the Shareholder approval (except with respect to Triton’s right to a Superior Proposal Termination and BIPC’s or Parent’s rights to a Change in Recommendation Termination, such rights which may only be invoked prior to the receipt of the Requisite Merger Proposal Vote), under the following circumstances:

Termination by Mutual Consent

The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written agreement of Parent, BIPC and Triton.

Termination by BIPC, Parent or Triton

Either BIPC, Parent or Triton may terminate the Merger Agreement at any time prior to the Effective Time under the following circumstances:

•	an Outside Date Termination;

•	a Special Meeting Termination; or

•

if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and prevents the consummation of the Transactions, and such Law shall have become final and non-appealable.

Termination by BIPC or Parent

BIPC or Parent may also terminate the Merger Agreement at any time prior to the Effective Time under the following circumstances:

•	a Triton Breach Termination; or

•	a Change in Recommendation Termination.

Termination by Triton

Triton may also terminate the Merger Agreement at any time prior to the Effective Time under the following circumstances:

•	a Brookfield Breach Termination;

•	a Superior Proposal Termination; or

•	a Failure to Close Termination.

Effect of Termination of the Merger Agreement

If the Merger Agreement is terminated as described above under “The Merger Agreement—Termination of the Merger Agreement”, the Merger Agreement will become void and of no effect with no liability to any person on the party of any party. However, termination of the Merger Agreement will not relieve any party from any liabilities or damages (i) resulting from fraud or any willful and material breach of the agreement or (ii) payable as described below under “The Merger Agreement—Termination Fees Relating to the Termination of the Merger Agreement.” Additionally, the provisions of the Merger Agreement relating to certain confidentiality obligations, the disclaimer of representations and warranties, the effect of the termination of the Merger Agreement, termination fees and certain general matters will survive any termination of the Merger Agreement.

Termination Fees Relating to the Termination of the Merger Agreement

Triton Termination Fees

Triton will be required to pay to Parent a termination fee of $141,382,000 in the following circumstances:

•	a Superior Proposal Termination occurs;

•	a Change in Recommendation Termination occurs;

•

(i) an Outside Date Termination occurs, (ii) an acquisition proposal for Triton has been publicly announced or otherwise communicated to the Triton Board prior to the date of such termination and (iii) within 12 months after such termination, either (A) Triton consummates a competing proposal or (B) Triton has entered into a definitive agreement for a competing proposal (in each case, with all references to 20% being changed to 50% in the definition of “acquisition proposal”);

•

(i) Special Meeting Termination occurs, (ii) an acquisition proposal for Triton has been publicly announced prior to the date of the Special Meeting and (iii) within 12 months after such termination, either (A) Triton consummates a competing proposal or (B) Triton has entered into a definitive agreement for a competing proposal (in each case, with all references to 20% being changed to 50% in the definition of “acquisition proposal”); or

•

(i) a Triton Breach Termination occurs, (ii) an acquisition proposal for Triton has been publicly announced or otherwise communicated to the Triton Board prior to the date of such termination and (ii) within 12 months after such termination, either (A) Triton consummates a competing proposal or (B) Triton has entered into a definitive agreement for a competing proposal (in each case, with all references to 20% being changed to 50% in the definition of “acquisition proposal”).

Parent Termination Fees

Parent will be required to pay to Triton a termination fee of $329,891,000 in the event (i) a Brookfield Breach Termination occurs, (ii) a Failure to Close Termination occurs or (iii) an Outside Date Termination occurs if at such time Triton could have validly terminated the Merger Agreement pursuant to a Brookfield Breach Termination or Failure to Close Termination.

Amendment, Extension and Waiver

The Merger Agreement may be amended by the parties at any time by an instrument in writing signed by the parties, except that, after the approval by Shareholders of the Merger Agreement, the parties may not amend the Merger Agreement in a manner that by Law requires further approval by Shareholders without such further approval having been obtained. Certain provisions of the Merger Agreement may not be amended in a manner that is adverse in any respect to the financing sources without their prior written consent.

Any provision of the Merger Agreement may be waived prior to the Merger if such wavier is in writing and signed by the party against whom the waiver is to be effective.

Specific Performance

Each party to the Merger Agreement has acknowledged and agreed in the Merger Agreement that irreparable damage would occur in the event any provision of the Merger Agreement were not performed in accordance with its terms. BIPC, Parent, Merger Sub and Triton further agreed that each party is entitled to an injunction or injunctions, or any other form of equitable relief, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of securing or posting nay bond, to prevent or remedy breached or threatened breaches of the Merger Agreement by the other party and to enforce specifically the terms and provisions of the Merger Agreement. However, Triton is only entitled to specific performance to cause BIPC, Parent and Merger Sub to consummate the Transactions and cause any equity funding to be funded if all of the closing conditions have been satisfied, any debt financing will be funded at the closing if the equity funding is funding and Triton confirms that if specific performance is granted and the debt financing is funded, Triton will cause the closing to occur.

Governing Law and Venue

Except where the mandatory provisions of the Laws of Bermuda otherwise apply, the Merger Agreement is governed by and will be construed in accordance with Delaware law, without regard to any applicable conflicts of laws provisions, rules or principles.

Under the Merger Agreement, each party agreed to bring any dispute, suit, action or proceeding arising out of or relating to the Merger Agreement in and, in connection with any such proceeding, submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, if such court finds it lacks subject matter jurisdiction, or the Superior Court of the State of Delaware (Complex Commercial Division), as applicable, except to the extent any such proceeding must be brought in Bermuda or the U.S. federal courts. If any proceeding must be brought in the U.S. federal courts, then each party agreed to bring any such proceeding in and submit to the exclusive jurisdiction of the U.S. District Court for the District of Delaware. Each party also agreed to waive any claim of inconvenient forum, improper venue or that any such court does not have jurisdiction over any party, and further agreed not to assert as a defense any matter or claim waived in the Merger Agreement or that any order issued by any such court may not be enforced in or by such court.

Under the Merger Agreement, each party agreed to bring any dispute, suit, action or proceeding arising out of or relating to the financing in or the performance of services thereunder or related thereto against or by any financing source in its capacity as such and, in connection with any such proceeding, submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York. Each party also agreed to waive, to the fullest extent permitted by law, any claim of inconvenient forum or improper venue.

COMPARISON OF SECURITYHOLDER RIGHTS

General

Triton is organized under the laws of Bermuda and, accordingly, the rights of holders of the Common Shares are governed by the Companies Act, the Triton Memorandum of Association and the Triton Bye-Laws. BIPC and BIP are organized under the laws of the Province of British Columbia and Bermuda, respectively. Accordingly, the rights of holders of BIPC Shares are governed by the Business Corporations Act (British Columbia) (the “BCBCA”) and the Notice of Articles (the “BIPC Notice of Articles”) and Articles of BIPC (the “BIPC Articles”) and the rights of holders of BIP Units are governed by the Bermuda Limited Partnership Act 1883 (the “BLPA”), the Bermuda Exempted Partnerships Act 1992 (the “BEPA”), the Bermuda Partnership Act 1902 and the Amended and Restated Limited Partnership Agreement of BIP (the “BIP A&R LPA”). Upon completion of the Merger, certain of the Common Shares will be converted into BIPC Shares. As a result, certain holders of the Common Shares will become holders of BIPC Shares, each of which are exchangeable at the option of the holder for one BIP Unit (subject to adjustment to reflect certain events) or its cash equivalent (the form of payment to be determined at the election of BIP or BIPC, as applicable).

Material Differences Between the Rights of Holders of the Common Shares, BIPC Shares and BIP Units

The following comparison is a summary of certain material differences between the rights of holders of the Common Shares, BIPC Shares and BIP Units under the governing documents of Triton, BIPC, BIP and the applicable laws noted above. The following summary is qualified in its entirety by reference to the relevant provisions of the (i) Companies Act, (ii) BCBCA, (iii) BLPA, (iv) BEPA, (v) Bermuda Partnership Act 1902, (vi) Triton Memorandum of Association, (vii) Triton Bye-Laws, (viii) BIPC Articles, (ix) BIP A&R LPA and (x) Bye-Laws (the “General Partner Bye-Laws”) of the General Partner.

This section does not include a complete description of all of the differences between the rights of holders of the Common Shares, BIPC Shares and BIP Units, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of the laws of Bermuda and the Province of British Columbia, as well as the governing documents of each of Triton, BIPC and BIP, each as amended, restated, supplemented or otherwise modified from time to time.

	Common Shares	BIPC Shares	BIP Units
Corporate Governance

Triton is an exempted company limited by shares incorporated under the laws of Bermuda. The rights of holders of the Common Shares are governed by the Companies Act, the Triton Memorandum of Association and the Triton Bye-Laws.

BIPC is a corporation formed under the laws of the Province of British Columbia. The rights of holders of BIPC Shares are governed by the BCBCA and the BIPC Articles.

BIP is an exempted limited partnership formed under the laws of Bermuda and registered under the BLPA and the BEPA. The BIP A&R LPA provides for the management and control of BIP by the General Partner.

Authorized Capital Stock	Triton is authorized to issue a total of 300,000,000 shares, divided into (i) 270,000,000 Common Shares, (ii) 800,000	BIPC is authorized to issue an unlimited number of: (i) BIPC Shares; (ii) class B multiple voting shares (the “Class B Shares”);	BIP’s interests consist of (i) the general partner unit, which represents the General Partner’s interest in BIP, (ii) the BIP Units

Common Shares	BIPC Shares	BIP Units

undesignated shares, par value $0.01 per share and (iii) 29,200,000 Preference Shares.

The Triton Board is authorized to allot the undesignated shares in more than one series and if it does so, may name and designate each series in such manner as it deems appropriate to reflect the particular rights and restrictions attached to that series. Each undesignated share will have attached to it such preferred, qualified or other special rights, privileges and conditions and be subject to such restrictions, whether in regard to dividend, return of capital, redemption, conversion into Common Shares or voting or otherwise, as the Triton Board may determine on or before its allotment.

The Triton Board shall not attach to any undesignated share any rights or restrictions which would alter or abrogate any of the special rights attached to any other class of series of shares for the time being or. issue without such sanction as is required for any alteration or abrogation of such rights, unless expressly authorised to do so by the rights attaching to or by the terms of issue of such shares.

(iii) class C non-voting shares (the “Class C Shares”); (iv) class A senior preferred shares (the “Class A Preferred Shares”), issuable in series and (v) class B junior preferred shares (the “Class B Preferred Shares”), issuable in series. All BIPC Shares, Class B Shares, Class C Shares, Class A Preferred Shares and Class B Preferred Shares will be issued without par value. The number of authorized BIPC Shares can be changed in accordance with the BIPC Articles or, if the BIPC Articles are silent, by special resolution, in accordance with Section 54(3)(c) of the BCBCA. Subject to the BIPC Articles, including the terms of the shares then outstanding, the board of directors of BIPC (the “BIPC Board”) has broad rights to issue additional shares (including new classes of shares and options, rights, warrants, and appreciation rights relating to such shares) for any purpose, at any time and on such terms and conditions as it may determine without the approval of any shareholders. Any additional shares may be issued in one or more classes, or one or more series of classes, with such designations, preferences, rights, powers and duties and Preferred Units (together, the “Units”), representing limited partnership interests in BIP and (iii) any additional limited partnership interests that BIP may issue in the future.

The General Partner has broad rights to cause BIP to issue additional partnership interests and may cause BIP to issue additional partnership interests (including new classes of partnership interests) and options, rights, warrants and appreciation rights relating to such interests for any partnership purpose, at any time and on such terms and conditions as it may determine without the approval of any limited partners, subject to the terms of any of the Preferred Units then outstanding. Any additional partnership interests may be issued in one or more classes, or one or more series of classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of partnership interests) as may be determined by the General Partner in its sole discretion, all

	Common Shares	BIPC Shares	BIP Units
		(which may be senior to existing classes and series of shares) as may be determined by the BIPC Board in its sole discretion.	without the approval of BIP’s limited partners.

Voting Rights

Holders of the Common Shares are entitled to receive notice of, and to attend and vote at, general meetings of Triton, for the election of directors and for all other purposes. Each holder of the Common Shares is entitled to one vote per share, subject to the Triton Bye-Laws and the rights attaching to other classes of shares.

Except where a greater majority is required by the Companies Act or the Triton Bye-Laws, any question proposed for consideration at any general meeting of Triton will be decided on by a simple majority of votes cast.

The holders of BIPC Shares will be entitled to receive notice of, and to attend and vote at, all meetings of shareholders of BIPC, except for meetings at which only holders of another specified class or series of shares are entitled to vote separately as a class or series.

Except as otherwise expressly provided in the BIPC Articles or as required by law, the holders of BIPC Shares and Class B Shares (together, the “BIPC Voting Shareholders”), will vote together and not as separate classes. Each holder of BIPC Shares is entitled to cast one vote for each BIPC Share held on the record date on all matters submitted to a vote. On each such matter, the holders of Class B Shares are entitled to cast, in the aggregate, a number of votes equal to three times the number of votes attached to the BIPC Shares. As Brookfield Infrastructure holds all of the Class B Shares, it holds 75% of the votes eligible to be cast on all matters where the BIPC Voting Shareholders vote

Limited partners, including holders of the BIP Units, are not entitled to vote on matters relating to BIP. However, the holders of BIP Units are entitled to consent to (i) certain matters with respect to certain amendments to the BIP A&R LPA, (ii) certain matters with respect to the withdrawal of the General Partner, (iii) any proposed merger agreement to be entered by BIP and the merger, consolidation or other combination contemplated thereby and (iv) certain matters with respect to the sale of all or substantially all of the assets of BIP.

Each BIP Unit entitles the holder thereof to one vote for the purposes of any approvals of holders of the BIP Units. In addition to their rights under the BIP A&R LPA, limited partners have consent rights with respect to certain fundamental matters and on any other matters that require their approval in accordance with applicable securities

	Common Shares	BIPC Shares	BIP Units

together. Holders of BIPC Shares hold an aggregate of 25% of voting interest of all matters where the BIPC Voting Shareholders vote together.

At any time that no BIPC Shares are outstanding and for any vote held only in respect of the Class B Shares, the holder of the Class B Shares will be entitled to cast one vote per Class B Share.

laws and stock exchange rules.

Size of Board

The Triton Board is currently set at eleven directors. The Triton Board may consist of between three and fifteen directors. Each director will (unless such director’s office is vacated in accordance with the Triton Bye-laws) serve for a one-year term, each concluding at the annual general meeting of Triton after each director was last appointed.

The BIPC Board is currently set at eight directors. The BIPC Board may consist of between three and eleven directors or such other number of directors as may be determined from time to time by a resolution of the BIPC Voting Shareholders and subject to the BIPC Articles. At least three directors and at least a majority of the directors holding office must be independent of BIPC, as determined by the full BIPC Board using the standards for independence established by the NYSE.

The BIPC Board mirrors the board of directors of the General Partner, except for one additional non-overlapping director to assist BIPC with, among other things, resolving any conflicts of interest that may arise from its relationship with Brookfield Infrastructure.

The board of directors of the General Partner is currently set at seven directors. The board of directors of the General Partner may consist of between three and eleven directors or such other number of directors as may be determined from time to time by a resolution of the shareholders of the General Partner and subject to the General Partner Bye-Laws. At least three directors and at least a majority of the directors holding office must be independent of the General Partner and Brookfield, as determined by the full board of directors of the General Partner using the standards of independence established by NYSE.

	Common Shares	BIPC Shares	BIP Units
Vacancies, Elections and Removal of Directors

Except in the case of vacancies, each director is elected by the affirmative vote of a majority of the votes cast at any annual general meeting of Triton or special meeting of Triton where such director nominee is nominated in accordance with the procedures described in the Triton Bye-Laws.

The Triton Bye-Laws provide that any vacancies on the Triton Board not filled at any general meeting of Triton will be deemed casual vacancies and the Triton Board, so long as a quorum of directors remains in office, will have the power at any time and from time to time, to appoint any individual to be a director so as to fill a casual vacancy. A director so appointed will hold office only until the next annual general meeting of Triton. If not reappointed at such annual general meeting of Triton, the director will vacate office at its conclusion.

Under the Companies Act, a director may be removed from office by the shareholders at a special meeting of Triton called for that purpose. The notice of a special meeting of Triton convened for the purpose of removing a director must contain a statement

The BIPC Board is elected at the annual general meeting of BIPC by the BIPC Voting Shareholders and each of BIPC’s current directors will serve until immediately prior to the election of directors at the next annual general meeting of BIPC or his or her death, resignation or removal from office, whichever occurs first.

Vacancies on the BIPC Board may be filled and additional directors may be added by a resolution or vote of the directors then in office.

A director may be removed by special resolution of the BIPC Voting Shareholders for any reason. A director will be automatically removed from the BIPC Board if he or she becomes bankrupt or otherwise becomes disqualified by law from acting as a director.

The board of directors of the General Partner was elected by its shareholders and each of its current directors will serve until the close of the next annual general meeting of the General Partner or his or her death, resignation or removal from office, whichever occurs first. Vacancies on the board of directors of the General Partner may be filled and additional directors may be added by a resolution of the shareholders of the General Partner. Certain vacancies (including deemed casual vacancies) on the board of directors of the General Partner may also be filled by a vote of the directors then in office. A director may be removed from office by a resolution duly passed by the shareholders of the General Partner or, if the director has been absent without leave from three consecutive meetings of the board of directors of the General Partner, by a written resolution requesting resignation signed by all other directors then holding office. A director will be automatically removed from the board of directors of the General Partner if he or she becomes

	Common Shares	BIPC Shares	BIP Units

of intention to do so and be served on such director not less than fourteen days before such special meeting of Triton. The director subject to removal will be entitled to be heard on the motion for his removal.

bankrupt, insolvent or suspends payments to his or her creditors or becomes prohibited by law from acting as a director.

Process to Amend the Governing Instruments

Under the Companies Act, the bye-laws of a company may be amended by its board of directors, but the amendment will not be operative unless and until it is approved at a subsequent general meeting of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. In addition, the shareholders may amend the memorandum of association by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. An amendment to the memorandum of association that alters a company’s business objects may require approval by the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than (i) 20% in par value of a company’s issued share capital or any class thereof or (ii) 20% of the

BIPC may from time to time amend, modify or repeal any provision contained in the BIPC Articles or the BIPC Notice of Articles of BIPC in a manner authorized by the BCBCA.

Under the BCBCA, alteration of the BIPC Notice of Articles generally requires authorization by either court order, by a two-thirds vote of the BIPC Voting Shareholders or by the methods specified in the BIPC Articles. Certain alterations such as changes to company name or address, a change in directors or a share consolidation or share split will not require authorization by the above-mentioned methods. Specific alterations such as those of a nature affecting a particular class or series in a manner that would prejudice or interfere with the rights of such class or series, will entitle the affected class or series to consent by

Amendments to the BIP A&R LPA may be proposed only by or with the consent of the General Partner. To adopt a proposed amendment, other than the amendments that do not require limited partner approval discussed below, the General Partner must seek approval of a majority of outstanding BIP Units, either by way of a meeting of the limited partners to consider and vote upon the proposed amendment or by written approval.

No amendment may be made that would: (i) enlarge the obligations of any limited partner without its consent, except any amendment that would have a material adverse effect on the rights or preferences of any class of partnership interests in relation to other classes of partnership interests must be approved by at least a majority of the type or class of partnership

Common Shares	BIPC Shares	BIP Units

debentures entitled to object to amendments to the memorandum of association have the right to apply to the Bermuda Court for an annulment of any amendment to the memorandum of association adopted by shareholders at any general meeting. This does not apply to an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Upon such application, the alteration will not have effect until it is confirmed by the Bermuda Court. An application for an annulment of an amendment to the memorandum of association must be made within twenty-one days after the date on which the resolution altering the memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Subject to certain exceptions, the Triton Bye-laws may be revoked or amended by a resolution passed by a majority of the Triton Board, but the revocation special resolution to the alteration whether or not such class or series otherwise carries the right to vote.

Under the BCBCA, BIPC may resolve to alter the BIPC Articles by a two-thirds vote of the BIPC Voting Shareholders or by the methods specified in the BIPC Articles. The BIPC Articles provide that, unless otherwise specified, the BIPC Articles may be amended by an ordinary resolution of the BIPC Voting Shareholders. Certain alterations to matters such as changes to company name, a share consolidation or share split may be approved by a resolution of the BIPC Board. Specific alterations such as those of a nature affecting a particular class or series in a manner that would prejudice or interfere with the rights of such class or series, will entitle the affected class or series to consent by special resolution to the alteration whether or not such class or series otherwise carries the right to vote.

interests so affected; or (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by BIP to the General Partner or any of its affiliates without the consent of the General Partner, which may be given or withheld in its sole discretion. The provision of the BIP A&R LPA preventing the amendments having the effects described in clauses (i) and (ii) above can be amended upon the approval of the holders of at least 90% of the outstanding BIP Units.

Subject to applicable law, the General Partner may generally make amendments to the BIP A&R LPA without the approval of any limited partner to reflect: (i) a change in the name of BIP, the location of its registered office or its registered agent; (ii) the admission, substitution or withdrawal of partners in accordance with the BIP A&R LPA; (iii) a change that the General Partner determines is reasonable and necessary or appropriate for BIP to qualify or to continue

Common Shares	BIPC Shares	BIP Units

or amendment will not be operative unless and until it is approved at a subsequent general meeting of Triton by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution. In addition, the shareholders of Triton may revoke or amend any bye-laws by a resolution approved by the affirmative vote of a majority of the votes cast on such resolution.

its qualification as an exempted limited partnership under the laws of Bermuda or a partnership in which the limited partners have limited liability under the laws of any jurisdiction or is necessary or advisable in the opinion of the General Partner to ensure that BIP will not be treated as an association taxable as a corporation or otherwise taxed as an entity for tax purposes; (iv) an amendment that the General Partner determines to be necessary or appropriate to address certain changes in tax regulations, legislation or interpretation; (v) an amendment that is necessary, in the opinion of BIP’s counsel, to prevent BIP or the General Partner or its directors or officers, from in any manner being subjected to the provisions of the Investment Company Act of 1940, or similar legislation in other jurisdictions; (vi) subject to the terms of any of the Preferred Units then outstanding, an amendment that the General Partner determines in its sole discretion to be necessary or appropriate for the creation, authorization

Common Shares	BIPC Shares	BIP Units

or issuance of any class or series of partnership interests or options, rights, warrants or appreciation rights relating to partnership securities; (vii) any amendment expressly permitted in the BIP A&R LPA to be made by the General Partner acting alone; (viii) an amendment effected, necessitated or contemplated by a merger agreement approved in accordance with the provisions of the BIP A&R LPA; (ix) any amendment that the General Partner determines in its sole discretion to be necessary or appropriate to reflect and account for the formation by BIP of, or its investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by the BIP A&R LPA; (x) a change in BIP’s fiscal year and related changes; or (xi) any other amendments substantially similar to any of the matters described in (i) through (x) above.

In addition, the General Partner may make amendments to the BIP A&R LPA without the approval of

Common Shares	BIPC Shares	BIP Units

any limited partner if those amendments, in the discretion of the General Partner: (i) do not adversely affect BIP’s limited partners considered as a whole (including any particular class of partnership interests as compared to other classes of partnership interests) in any material respect; (ii) are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any governmental agency or judicial authority; (iii) are necessary or appropriate to facilitate the trading of the units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Units are or will be listed for trading; (iv) are necessary or appropriate for any action taken by the General Partner relating to splits or combinations of partnership interests under the provisions of the BIP A&R LPA; or (v) are required to effect the intent of the provisions of the BIP A&R LPA or are otherwise contemplated by the BIP A&R LPA.

Common Shares	BIPC Shares	BIP Units

The General Partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners if one of the amendments described in the preceding two paragraphs should occur. No other amendments to the BIP A&R LPA will become effective without the approval of holders of at least 90% of the BIP Units, unless BIP obtains an opinion of counsel to the effect that the amendment will not (i) cause BIP to be treated as an association taxable as a corporation or otherwise taxable as an entity for tax purposes (provided that for U.S. tax purposes the General Partner has not made the election described below under the section entitled “Qualification”), or (ii) affect the limited liability under the Bermuda Limited Partnership Act 1883 of any of BIP’s limited partners.

In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in

	Common Shares	BIPC Shares	BIP Units

relation to other classes of partnership interests will also require the approval of the holders of at least a majority of the outstanding partnership interests of the class so affected.

In addition, any amendment that reduces the voting percentage required to take any action must be approved by the written consent or affirmative vote of limited partners whose aggregate outstanding Units constitute not less than the voting requirement sought to be reduced.

Special Meetings of Shareholders

A special meeting of Triton may be called by (i) the Triton Board or (ii) when requisitioned by shareholders pursuant to the provisions of the Companies Act. Under the Companies Act, the shareholders may requisition a special meeting of Triton, provided they hold at the date of the deposit of the requisition shares representing not less than 10% of the paid-up capital of the company. The requisition must state the purpose of the meeting, and must be signed by the requisitionists and deposited at the registered office of the company. If, within 21 days from the date of the

A special meeting of the shareholders for any purpose or purposes may be called only by the BIPC Board on a date not less than twenty-one days nor more than two months after the sending of the notice of the meeting to each shareholder of record entitled to vote at such meeting.

The General Partner may call special meetings of the limited partners at a time and place outside of Canada determined by the General Partner on a date not less than ten days nor more than sixty days after the mailing of notice of the meeting. The limited partners do not have the ability to call a special meeting. Only holders of record on the date set by the General Partner (which may not be less than ten nor more than sixty days before the meeting) are entitled to notice of any meeting.

	Common Shares	BIPC Shares	BIP Units

deposit of the requisition, the directors do not proceed to convene a meeting, the requisitionists, or any of them representing a majority of the total voting rights of all of them, may themselves convene a meeting, which must be convened within three months of the date of the deposit of the requisition.

Written Consent in Lieu of Meeting

Under the Triton Bye-Laws, no action that is required or permitted to be taken by the shareholders of Triton at any general meeting of Triton may be effected by written resolution of the shareholders in lieu of a general meeting of Triton.

Under the BCBCA, generally, shareholder action without a meeting may only be taken by consent resolution of the shareholders entitled to vote on the resolution. A consent resolution requires (i) in the case of an action requiring an ordinary resolution, the written consent of shareholders holding two-thirds of the shares that carry the right to vote at general meetings of BIPC or (ii) in the case of any other resolution, with a written consent executed by all shareholders that carry the right to vote at general meetings of BIPC or by all of the shareholders holding shares of the applicable class or series of shares, as the case may be.

Written consents may be solicited only by or on behalf of the General Partner. The General Partner may provide in any such consent solicitation that written consents from the limited partners must be returned to BIP within a specified time period, which may not be less than twenty days.

For purposes of determining holders of partnership interests entitled to provide consents to any action described above, the General Partner may set a record date, which may be not less than ten nor more than sixty days before the date by which record holders are requested in writing by the General Partner to provide such consents. Only those holders of partnership interests on the record date established by the

	Common Shares	BIPC Shares	BIP Units
General Partner will be entitled to provide consents with respect to matters as to which a consent right applies.

Limitation of Liability and Indemnification of Directors and Officers

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer (including any director), if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he or she has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his or her appointment, he or she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him or her, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers.

In the Triton Bye-laws, each holder of the Common Shares and Triton agree to waive any claim or right of action they might have, whether individually or by or in the right of

No director will be personally liable to BIPC or its shareholders for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted under the BCBCA. Under the BCBCA, no provision in the BIPC Articles or other contract relieves a director or officer from (i) the duty to act in accordance with the BCBCA and the regulations promulgated thereunder, or (ii) liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director or officer in respect of any negligence, default, breach of duty or breach of trust of which the director or officer may be guilty in relation to BIPC.

To the fullest extent permitted by law, BIPC will indemnify any (i) present or former director or officer of BIPC, (ii) person serving as a director or officer of another corporation (A) at a time that such corporation was an affiliate of BIPC or (B) at the request of BIPC or (iii) person who at the request of

Under the BIP A&R LPA, BIP is required to indemnify to the fullest extent permitted by law (i) the General Partner and any of its affiliates (and their respective officers, directors, agents, shareholders, partners, members and employees), (ii) any person who serves on a governing body of a holding entity or operating entity of BIP and (iii) any other person designated by the General Partner as an indemnified person, in each case, against all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by an indemnified person in connection with BIP’s investments and activities or by reason of their holding such positions, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have

Common Shares	BIPC Shares	BIP Units

Triton, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for Triton; provided, however, that such waiver does not extend to any claims or rights of action arising out of any fraud or dishonesty which may attach to such director or officer, or to recover any gain, personal profit or advantage to which such director or officer is not legally entitled.

The Companies Act permits a company to indemnify its officers (including directors) and any person employed as its auditor against losses arising or liability resulting from such officer’s or person’s negligence, default, breach of duty or breach of trust in relation to such Bermuda company; provided, that the company is not permitted to indemnify any such person against any liability arising from their fraud or dishonesty. The Triton Bye-Laws provide that Triton will indemnify every “Indemnified Person” (which includes any director, officer and resident representative) out of the assets of Triton against all liabilities, loss, damage

BIPC held a position equivalent to that of a director or officer at another unincorporated entity, who was or is a party or is threatened to be made a party to, or is otherwise involved in, any threatened, pending or completed action while acting in such capacity, for all liability and loss suffered (including, without limitation, any judgments, fines or penalties and amounts paid in settlement) and expenses (including attorneys’ fees and disbursements), actually and reasonably incurred. BIPC may enter into agreements with any such person to provide such indemnification. The right to indemnification includes the right to be paid by BIPC the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition, such that the advances are paid by BIPC within sixty days after the receipt by BIPC of a statement or statements from the claimant requesting such advance or advances from time to time (and subject to filing a written request for indemnification pursuant to the BIPC Articles).

BIPC will not indemnify any present or former

resulted from the indemnified person’s bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the BIP A&R LPA: (i) the liability of such persons has been limited to the fullest extent permitted by law, except to the extent that their conduct involves bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful; and (ii) any matter that is approved by the independent directors of the General Partner will not constitute a breach of the BIP A&R LPA or any duties stated or implied by law or equity, including fiduciary duties. The BIP A&R LPA requires BIP to advance funds to pay the expenses of an indemnified person in connection with a matter in which indemnification may be sought until it is determined that the indemnified person is not entitled to indemnification.

The General Partner Bye-laws provide that,

Common Shares	BIPC Shares	BIP Units

or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him by or by reason of any act done, conceived in or omitted in the conduct of Triton’s business or in the discharge of his duties or in defending any proceedings, whether civil or criminal; provided, that such Indemnified Person had no reasonable cause to believe that his or her conduct was unlawful and such expenses and liabilities are not found by a court of competent jurisdiction (upon entry of a final non-appealable judgment) to be the result of any such Indemnified Person’s fraud and dishonesty.

In addition, Triton has entered into indemnification agreements with each of its directors. These agreements would provide Triton’s directors with contractual assurance of their rights to indemnification against litigation risks and expenses, which indemnification is intended to be greater than that afforded by Triton’s organizational documents.

director or officer of BIPC for acts of bad faith, fraud, willful misfeasance, gross negligence, knowing violation of law or reckless disregard of the director’s duties or for any act for which indemnification is specifically prohibited under the BCBCA.

as permitted by the laws of Bermuda, it will pay or reimburse an indemnified person’s expenses in advance of a final disposition of a proceeding for which indemnification is sought.

Under the General Partner Bye-Laws, the General Partner is required to indemnify, to the fullest extent permitted by law, its affiliates, directors, officers, resident representatives, shareholders, employees or any of its subsidiaries and certain others against any and all losses, claims, damages, liabilities, costs or expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, incurred by an indemnified person in connection with BIP’s investments and activities or in respect of or arising from their holding such positions, except to the extent that the claims, liabilities, losses, damages, costs or expenses are determined to have resulted from the indemnified person’s bad faith, fraud or

	Common Shares	BIPC Shares	BIP Units

willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful. In addition, under the General Partner Bye-laws: (i) the liability of such persons has been limited to the fullest extent permitted by law and except to the extent that their conduct involves bad faith, fraud or willful misconduct, or in the case of a criminal matter, action that the indemnified person knew to have been unlawful; and (ii) any matter that is approved by the independent directors will not constitute a breach of any duties stated or implied by law or equity, including fiduciary duties, the General Partner Bye-laws require it to advance funds to pay the expenses of an indemnified person in connection with a matter in which indemnification may be sought until it is determined that the indemnified person is not entitled to indemnification.

Dividends and Distributions	Under the Triton Bye-Laws and in accordance with the Companies Act, the Triton Board may from time to time declare	Pursuant to the BIPC Articles and subject to the prior rights of holders of all classes and series of preferred shares at the time outstanding	Distributions to partners of BIP will be made only as determined by the General Partner in its sole discretion. The

Common Shares	BIPC Shares	BIP Units

dividends, or distributions out of contributed surplus, to be paid to the shareholders in proportion to the number of shares held by them, and in accordance with their rights and interests, including such interim dividends as appear to the Triton Board to be justified by the position of Triton.

The Triton Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied in paying up in full shares in Triton to be issued to the shareholders credited as fully paid or partly paid in one way and partly the other. The Triton Board may also, in addition to its other powers, direct payment or satisfaction of any dividend, or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company.

The Triton Bye-Laws provide that no dividend, distribution or other monies payable by Triton on or in respect of any share will bear interest against Triton and the Triton Board may deduct from any such dividend, distribution or other monies payable to a having prior rights as to dividends, each BIPC Share will entitle its holder to a dividend, in a cash amount equal in value to (i) the amount of any distribution made on a BIP Unit multiplied by (ii) the conversion factor determined in accordance with the BIPC Articles and in effect on the record date of such dividend (which conversion factor is initially one, subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP). See Item 10.B “Memorandum and Articles of Association—Description of Our Share Capital—Exchange by Holder—Adjustments to Reflect Certain Capital Events” of the BIPC Annual Report. The record and payment dates for any BIPC Share dividend, to the extent not prohibited by applicable law, shall be substantially the same as the record and payment dates for distributions on the BIP Units.

If the full amount of a BIPC Share dividend is not declared and paid concurrent with a distribution on the BIP Units, then the undeclared or unpaid amount of such dividend shall accrue and accumulate, whether or not BIPC has earnings,

General Partner will not be permitted to cause BIP to make a distribution if BIP does not have sufficient cash on hand to make the distribution, the distribution would render BIP insolvent, or if, in the opinion of the General Partner, the distribution would leave BIP with insufficient funds to meet any future or contingent obligations, or the distribution would contravene applicable laws.

Subject to the terms of any outstanding Preferred Units, the General Partner has sole authority to determine whether BIP will make distributions and the amount and timing of these distributions.

BIP has a distribution reinvestment plan for holders of the BIP Units who are resident in Canada, the United States and Australia. Holders of the BIP Units who are not resident in Canada, the United States or Australia may participate in the distribution reinvestment plan provided that there are not any laws or governmental regulations that may limit or prohibit them from doing so.

Common Shares	BIPC Shares	BIP Units

shareholder by Triton on or in respect of any shares all sums of money (if any) presently payable by him or her to Triton on account of calls or otherwise in respect of shares of Triton. Any dividend, or distribution out of contributed surplus, unclaimed for a period of six years from the date of declaration of such dividend or distribution will be forfeited and will revert to Triton.

Under the Companies Act, a company may not declare a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that: (i) the company is or would, after the payment, be unable to pay its liabilities as they become due; or (ii) the realizable value of the company’s assets would thereby be less than its liabilities.

Under the Triton Bye-Laws, a majority of the Triton Board may fix, in advance, a record date for determining the shareholders entitled to receive any dividend.

Before declaring any dividend or distribution, the Triton Board may, from time to time, set aside out of the surplus or profits of Triton, such amounts as it thinks proper as reserves, which whether or not there are funds legally available for the payment thereof and whether or not such dividend has been declared or authorized. Any BIPC Share dividend payment made shall first be credited against the earliest accumulated but unpaid exchangeable dividends due which remain payable, which we refer to as unpaid dividends. All BIPC Share dividends shall be paid prior and in preference to any dividends or distributions on the Class B Shares and Class C Shares. Share dividends, if any, paid on the BIPC Shares, Class B Shares and Class C Shares will be declared contemporaneously and paid at the same time in equal numbers of additional shares of the same class and series such that share dividends will be paid in BIPC Shares to holders of BIPC Shares, in Class B Shares to holders of the Class B Shares and in Class C Shares to holders of the Class C Shares.

The holders of BIPC Shares shall not be entitled to any dividends from BIPC other than the BIPC Share dividends.

	Common Shares	BIPC Shares	BIP Units

may at the discretion of the Triton Board, be used for any purpose of Triton and pending such use may be employed in the business of Triton or be invested in such investments as the Triton Board may from time to time think fit. The Triton Board may also carry forward any amounts that it determines not to distribute, without placing these amounts to reserve.

Exchange by Holder	N/A

Holders of BIPC Shares have the right to exchange all or a portion of their BIPC Shares for one BIP Unit per BIPC Share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) or its cash equivalent based on the NYSE closing price of one BIP Unit on the date of the request for exchange (or if not a trading day, the next trading day thereafter) plus all unpaid accrued dividends, if any (the form of payment to be determined at the election of BIP or BIPC, as applicable). See Item 10.B “Memorandum and Articles of Association— Description of Our Share Capital—Exchange by Holder—Adjustments to Reflect Certain Capital Events” of the BIPC Annual Report.

N/A

	Common Shares	BIPC Shares	BIP Units

BIPC may elect to satisfy BIPC’s exchange obligation by acquiring all of the tendered BIPC Shares for one BIP Unit per BIPC Share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) or its cash equivalent based on the NYSE closing price of one BIP Unit on the date that the request for exchange is received by BIPC’s transfer agent (or if not a trading day, the next trading day thereafter) plus all unpaid dividends, if any (the form of payment to be determined at the election of BIP or BIPC, as applicable). See Item 10.B “Memorandum and Articles of Association—Description of Our Share Capital—Exchange by Holder—Adjustments to Reflect Certain Capital Events” of the BIPC Annual Report.

Redemption by Issuer	N/A

The BIPC Board will have the right upon sixty days’ prior written notice to holders of BIPC Shares to redeem all of the then outstanding BIPC Shares at any time and for any reason, in its sole discretion subject to applicable law, including without limitation following the occurrence of certain redemption events described in Item 10.B

N/A

Common Shares	BIPC Shares	BIP Units

“Memorandum and Articles of Association—Description of Our Share Capital—Exchangeable Shares—Redemption by Issuer” of the BIPC Annual Report. In addition, the holder of Class B Shares may deliver a notice to BIPC specifying a redemption date upon which BIPC shall redeem all of the then outstanding BIPC Shares, and upon sixty days’ prior written notice from BIPC to holders of BIPC Shares and without the consent of holders of BIPC Shares, BIPC shall be required to redeem all of the then outstanding BIPC Shares on such redemption date, subject to applicable law.

Upon any such redemption event, the holders of BIPC Shares shall be entitled to one BIP Unit per BIPC Share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) or its cash equivalent based on the NYSE closing price of one BIP Unit on the trading day immediately preceding the announcement of such redemption plus all unpaid dividends, if any (the form of payment to be determined at the election of BIP or BIPC, as applicable). See Item 10.B “Memorandum and

	Common Shares	BIPC Shares	BIP Units

Articles of Association—Description of Our Share Capital—Exchange by Holder—Adjustments to Reflect Certain Capital Events” of the BIPC Annual Report.

Upon any liquidation, dissolution or winding up of BIPC, including where substantially concurrent with a liquidation, dissolution or winding up of BIP, all of the then outstanding BIPC Shares will be automatically redeemed by BIPC on the day prior to the liquidation, dissolution or winding up of BIP. Each holder of BIPC Shares shall be entitled to one BIP Unit per BIPC Share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) plus all unpaid dividends. See Item 10.B “Memorandum and Articles of Association—Description of Our Share Capital—Exchange by Holder—Adjustments to Reflect Certain Capital Events” of the BIPC Annual Report.

Qualification	N/A	N/A

If the General Partner determines in its sole discretion that it is no longer in BIP’s best interests to continue as a partnership for U.S. federal income tax purposes, the General Partner may elect to

	Common Shares	BIPC Shares	BIP Units
treat BIP as an association or as a publicly traded partnership taxable as a corporation for U.S. federal (and applicable state) income tax purposes.

Liquidation

In the event of a voluntary or involuntary liquidation, dissolution or winding up of Triton, holders of the Common Shares will be entitled to share equally in any of the assets available for distribution after Triton has paid in full all of its debts and after holders of each series of the Preference Shares have received their liquidation preferences in full.

Upon any liquidation, dissolution or winding up of BIPC, and subject to the prior rights of holders of preferred shares and any other class of shares of BIPC ranking in priority or ratably with the BIPC Shares and after the payment in full to (i) any holder of BIPC Share, Class B Shares or Class C Shares that has submitted a notice of the exercise of the exchange rights described above at least ten days prior to the date of the liquidation, dissolution or winding up (or in the case of the Class B Shares, thirty days prior to the date of the liquidation, dissolution or winding up) and (ii) any unpaid dividends, the holders of BIPC Shares shall be entitled to one BIP Unit per BIPC Share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) or its cash equivalent based on the NYSE closing price of one BIP Unit on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form

BIP will terminate upon the earlier to occur of: (i) the date on which all of BIP’s assets have been disposed of or otherwise realized by BIP and the proceeds of such disposals or realizations have been distributed to its partners; (ii) the service of notice by the General Partner, with the special approval of a majority of its independent directors, that in its opinion the coming into force of any law, regulation or binding authority renders illegal or impracticable the continuation of BIP; or (iii) at the election of the General Partner, if BIP, as determined by the General Partner, is required to register as an “investment company” under the Investment Company Act of 1940 or similar legislation in other jurisdictions.

BIP will be dissolved upon the withdrawal of the General Partner as the general partner of BIP (unless a successor entity

Common Shares	BIPC Shares	BIP Units

of payment to be determined at the election of BIP or BIPC, as applicable). See Item 10.B “Memorandum and Articles of Association—Description of Our Share Capital—Exchange by Holder—Adjustments to Reflect Certain Capital Events” of the BIPC Annual Report. If, upon any such liquidation, dissolution or winding up, the assets of BIPC are insufficient to make such payment in full, then the assets of BIPC will be distributed among the holders of BIPC Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.

Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of BIPC, BIP may elect to acquire all of the outstanding BIPC Shares for one BIP Unit per BIPC Share held (subject to adjustment in the event of certain dilutive or other capital events by BIPC or BIP) plus all unpaid dividends, if any. See Item 10.B “Memorandum and Articles of Association—Description of Our Share Capital—Exchange by Holder—Adjustments to Reflect Certain Capital Events” of the BIPC Annual

becomes the general partner pursuant to the BIP A&R LPA) or the date on which any court of competent jurisdiction enters a decree of judicial dissolution of BIP or an order to wind-up or liquidate the General Partner without the appointment of a successor in compliance with the BIP A&R LPA. BIP will be reconstituted and continue without dissolution if within thirty days of the date of dissolution (and provided a notice of dissolution has not been filed with the Bermuda Monetary Authority), a successor general partner executes a transfer deed pursuant to which the new general partner assumes the rights and undertakes the obligations of the general partner, but only if BIP receives an opinion of counsel that the admission of the new general partner will not result in the loss of limited liability of any limited partner.

Upon BIP’s dissolution, unless BIP is continued as a new limited partnership, the liquidator authorized to wind-up BIP’s affairs will, acting with all of the powers of the General Partner that the liquidator deems

	Common Shares	BIPC Shares	BIP Units
Report. The acquisition by BIP of all the outstanding BIPC Shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of BIPC.

necessary or appropriate in its judgment, liquidate BIP’s assets and apply the proceeds of the liquidation first, to discharge BIP’s liabilities as provided in the BIP A&R LPA and by law, then to the Preferred Units up to the amount of the liquidation entitlement of the Preferred Units, and thereafter to the partners pro rata according to the percentages of their respective partnership interests as of a record date selected by the liquidator. The liquidator may defer liquidation of BIP’s assets for a reasonable period of time or distribute assets to partners in kind if it determines that an immediate sale or distribution of all or some of BIP’s assets would be impractical or would cause undue loss to the partners.

Conversion	N/A	BIP, or any of its controlled subsidiaries, is entitled to convert each held BIPC Share to a Class C Share on a one-for-one basis.	N/A

Fiduciary Duties	Under Bermuda law, a person who is a director may be found personally liable for any breach of its fiduciary duties. Under Bermuda law, directors of a Bermuda company each owe a

In addition to any enactment or rule of law or equity relating to the duties or liabilities of directors and offices of a company, the directors of BIPC have three principal responsibilities under the BCBCA and

A general partner is required to act in good faith and in a manner which it reasonably believes to be in the best interests of a partnership. The BIP A&R LPA contains various express

	Common Shares	BIPC Shares	BIP Units

fiduciary duty and a duty of skill and care in their dealings with or on behalf of the company. The Companies Act imposes a duty on officers (including directors) of a Bermuda company: (i) to act honestly and in good faith with a view to the best interests of the company; (ii) to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; and (iii) to disclose any interest in any material contract or proposed material contract or person that is party to a material contract or proposed material contract to the board of directors of the company at the first opportunity.

In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

the BIPC Articles, being (i) the duty to manage, (ii) the fiduciary duty, which is to act honestly and in good faith with a view to the best interests of BIPC and (iii) the duty of care, which is to exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances.

In addition, the BCBCA imposes duties with respect to the disclosure of conflicts of interest and accounting for profits where conflicts have not been disclosed.

provisions that modify, waive and/or limit the fiduciary duties that might otherwise be owed to BIP and the limited partners. These modifications inter alia restrict the remedies available for actions that might otherwise constitute a breach of fiduciary duty and permit the General Partner to take into account the interests of third parties, including Brookfield, when resolving conflicts of interest.

Protection of Shareholders

The Bermuda Court ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the company’s name to remedy a wrong done to the company where the act complained of is alleged to be beyond its

Under the BCBCA, pursuant to the oppression remedy, any holder of BIPC Shares may apply to court for an order where the affairs of BIPC are being or have been conducted, or that the powers of the directors are being or have been exercised, in a manner that is

There is no oppression remedy or derivative action remedy available under the BLPA or the BEPA.

Furthermore, the BIP A&R LPA also stipulates that unless otherwise determined by the General Partner, a Person (as defined in

Common Shares	BIPC Shares	BIP Units

corporate power or is illegal or would result in the violation of its memorandum of association or bye-laws.

Furthermore, consideration would be given by the Bermuda Court to acts that are alleged to constitute a fraud against the shareholders or, for instance, where an act requires the approval of a greater percentage of shareholders than that which actually approved it or where a power vested in the board of directors has been exercised for an improper purpose.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Bermuda Court, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Each Triton shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of Triton, against any director or oppressive to one or more shareholders, or where there has been some act of BIPC that is unfairly prejudicial to one or more of the shareholders.

Under the BCBCA, pursuant to the derivative action remedy, a shareholder (including a beneficial shareholder) may bring an action in the name of and on behalf of BIPC to enforce a right, duty or obligation owed to BIPC that could be enforced by BIPC itself or to obtain damages for any such breach of right, duty or obligation.

the BIP A&R LPA) shall not have pre-emptive, preferential or other similar rights in respect to the issuance of a BIP Unit.

	Common Shares	BIPC Shares	BIP Units

officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for Triton; however, such waiver does not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Takeover Bids, Issuer Bids and Tender Offers	The Triton Bye-Laws prohibit “business combinations,” including mergers, amalgamations, sales and leases of assets, issuances of securities and similar transactions by Triton or its subsidiaries with an interested shareholder who beneficially owns 15% or more of Triton’s voting shares within three years after the person or entity becomes an interested shareholder, unless: (i) the Triton Board has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested shareholder; (ii) upon consummation of the transaction that resulted in the person becoming an interested shareholder, the person owns at least 85% of Triton’s voting shares (excluding shares owned by persons who are directors or officers of Triton, and shares owned	The BIPC Shares are not units and will not be treated as BIP Units for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. As a result, holders of BIPC Shares will not be entitled to participate in an offer or bid made to acquire BIP Units unless such offer has been extended to holders of BIPC Shares.	The BIP Units are not BIPC Shares and will not be treated as BIPC Shares for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. As a result, holders of BIP Units will not be entitled to participate in an offer or bid made to acquire the BIPC Shares unless such offer has been extended to holders of BIP Units.

Common Shares	BIPC Shares	BIP Units
by employee share plans in which participants do not have the right to determine whether shares will be tendered in a tender or exchange offer); or (iii) after the person or entity becomes an interested shareholder, the business combination is approved by the Triton Board and authorized by the vote of at least 66.66% of the issued voting shares not owned by the interested shareholder at an annual or special meeting of Triton.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of Triton

The table below shows the Common Shares (rounded to the nearest whole number) beneficially owned as of July 3, 2023 by (i) each person known to Triton to beneficially owns more than 5% of Common Shares, (ii) each Triton director, (iii) each NEO and (iv) all of Triton’s directors and executive officers as a group. Beneficial ownership, which is determined in accordance with the rules and regulations of the SEC, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of Common Shares. The number of Common Shares beneficially owned by a person includes Common Shares issuable with respect to options and convertible securities held by the person which are exercisable or convertible within 60 days. The percentage of Common Shares beneficially owned by a person assumes that the person has exercised all options and converted all convertible securities the person holds which are exercisable or convertible within 60 days, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated, the business address for each of the following persons is c/o Triton International Limited, Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, Triton believes that each person identified in the table possesses sole voting and investment power over all Common Shares shown as beneficially owned by the person. The percentages of beneficial ownership are based on Common Shares outstanding, together with the individual’s Triton Restricted Shares granted and not yet vested.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent(1)
5% Holders of the Common Shares
The Vanguard Group(2)	7,860,482	14.3%
Dimensional Fund Advisors LP(3)	4,586,822	8.3%
BlackRock, Inc.(4)	4,149,745	7.5%
Directors and Executive Officers of Triton
Brian M. Sondey(5)(6)	546,799	*
Michael Pearl(6)	12,000	*
John F. O’Callaghan(6)	101,632	*
Kevin Valentine(6)	42,900	*
Carla Heiss(6)	24,494	*
Robert W. Alspaugh	28,905	*
Malcolm P. Baker	61,643	*
Annabelle Bexiga	9,159	*
Claude Germain(7)	49,821	*
Kenneth Hanau	44,143	*
John S. Hextall	31,643	*
Terri A. Pizzuto(8)	—	—
Niharika Ramdev	3,947	*
Robert L. Rosner	5,186	*
Simon R. Vernon	132,721	*
John Burns(6)(9)	74,471	*
All directors and executive officers as a group (15 persons)(10)	1,094,993	2.0%

*	None of the directors or NEOs beneficially owned 1% or more of Triton’s outstanding Common Shares.
(1)	The percentages of beneficial ownership are based on 55,062,013 Common Shares of Triton International Limited outstanding as of July 3, 2023.
(2)	Based on the Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. The Vanguard Group had sole dispositive power over 7,740,271 Common Shares, shared voting power over

60,288 Common Shares and shared dispositive power over 120,211 Common Shares it beneficially owned as of December 31, 2022. The principal business office address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)

Based on the Schedule 13G/A filed with the SEC on February 10, 2023 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP had sole voting power over 4,489,282 Common Shares and sole dispositive power over 4,586,822 Common Shares it beneficially owned as of December 31, 2022. The principal business office address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

(4)

Based on the Schedule 13G/A filed with the SEC on January 31, 2023 by BlackRock, Inc. BlackRock, Inc. had sole voting power over 4,009,964 Common Shares and sole dispositive power over 4,149,745 Common Shares it beneficially owned as of December 31, 2022. The principal business office address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)	Includes 85,000 Common Shares held in a family trust.
(6)

For each NEO, number of Common Shares beneficially owned includes Triton Restricted Shares granted in 2021, 2022, and 2023 as follows: Mr. Sondey (114,624); Mr. Pearl (9,511); Mr. O’Callaghan (18,875); Mr. Valentine (19,869); Ms. Heiss (17,816); and Mr. Burns (2,660).

(7)	Includes 2,348 Common Shares held by his spouse. In addition, Mr. Germain holds 2,000 Preference Shares designated as 8.50% Series A Cumulative Redeemable Perpetual Preference Shares.
(8)	Ms. Pizzuto was elected to the Triton Board on April 27, 2023.
(9)

Reflects beneficial ownership of Mr. Burns as of December 31, 2022, including net Common Shares that vested as of December 31, 2022 pursuant to the terms of Mr. Burns’ retirement and release agreement.

(10)	Excludes Common Shares beneficially owned by John Burns who ceased serving as an executive officer of Triton effective December 31, 2022.

LEGAL MATTERS

The validity of the BIPC Shares offered by this proxy statement/joint prospectus will be passed upon by McMillan LLP, British Columbia counsel to BIPC. The validity of the BIP Units offered pursuant to this proxy statement/joint prospectus and other matters of Bermuda law will be passed upon by Appleby (Bermuda) Limited acting in its capacity as legal counsel to BIP.

EXPERTS

The consolidated financial statements of Triton International Limited as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of BIPC as of December 31, 2022 and 2021, and for each of three years in the period ended December 31, 2022, incorporated by reference in this proxy statement/joint prospectus, and the effectiveness of BIPC’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

The financial statements of BIP as of December 31, 2022 and 2021, and for each of three years in the period ended December 31, 2022, incorporated by reference in this proxy statement/joint prospectus, and the effectiveness of BIP’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

BIPC is incorporated under the laws of British Columbia, Canada and BIP is formed under the laws of Bermuda. A substantial portion of BIPC’s and BIP’s assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this proxy statement/joint prospectus, may be residents of jurisdictions outside of Canada and the United States. BIP has appointed an agent for service of process in Ontario and in the United States. BIPC has appointed an agent for service of process in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against BIP, the directors of the General Partner or the experts named in this proxy statement/joint prospectus who reside outside of Canada or the United States since a substantial portion of BIP’s assets and the assets of such persons may be located outside of Canada and the United States. BIP has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be capable of being the subject of enforcement proceedings in Bermuda against BIP, the directors of the

General Partner or the experts named in this proxy statement/joint prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over BIP, the directors of the General Partner or the experts named in this proxy statement/joint prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda may give recognition to a valid, final and conclusive in personam judgment obtained in a Canadian or U.S. court pursuant to which a liquidated sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as (i) the court issuing the judgement had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda Law; (ii) the court did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; and (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda, this is likely to be the case if, for example, there is a Bermuda judgment which conflicts with the judgment of the foreign court in respect of which the enforcement is sought or if the judgment creditor has unsettled judgment debts in Bermuda.

In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of BIP’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against BIP, the directors of the General Partner or the experts named in this proxy statement/joint prospectus who reside outside of Canada or the United States in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

OTHER MATTERS

As of the date of this proxy statement/joint prospectus, the Triton Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement/joint prospectus. If any other matters properly come before Shareholders at the Special Meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters. The individuals named as proxies intend to vote in accordance with the recommendation of the Triton Board.

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, Triton will not have public holders of the Common Shares and there will be no public participation in any future meeting of holders of the Common Shares. However, if the Merger is not completed or if Triton is otherwise required to do so under applicable law, Triton will hold a 2024 Annual General Meeting of Shareholders (the “2024 Annual Meeting”). Any Shareholder nominations or proposals for other business intended to be presented at the 2024 Annual Meeting must be submitted to Triton as set forth below.

If a Shareholder wishes to submit a proposal in accordance with SEC Rule 14a-8 for inclusion in Triton’s proxy statement for the 2024 Annual Meeting, Triton must receive the proposal in writing on or before November 16, 2023 unless the date of the 2024 Annual Meeting is changed by more than 30 days from the date of the last annual general meeting, in which case the proposal must be received no later than a reasonable time before Triton begins to print and send its proxy materials. All proposals must comply with SEC Rule 14a-8 and should be sent to Secretary, Triton International Limited, at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda.

If a Shareholder wishes to submit a proposal for business to be brought before the 2024 Annual Meeting outside of SEC Rule 14a-8, including with respect to Shareholder nominations of directors, notice of such matter must be received by Triton, in accordance with the provisions of the Triton Bye-Laws, no earlier than December 29, 2023 and no later than January 28, 2024. Notice of any such proposal also must include the information specified in the Triton Bye-Laws and should be sent to Secretary, Triton International Limited, c/o Ocorian Services (Bermuda) Limited at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. In addition to the Triton Bye-Laws, please see the section titled “Shareholder Candidate Recommendations and Nominations Process” in Triton’s proxy statement issued in connection with its 2023 Annual General Meeting of Shareholders, filed on March 15, 2023, and incorporated by reference into this proxy statement/joint prospectus, for a description of the procedures to be followed by a Shareholder who wishes to recommend a director candidate to the Nominating and Corporate Governance Committee of the Triton Board for its consideration.

Additionally, under Bermuda law, shareholders holding not less than five percent of the total voting rights or 100 or more shareholders together may require Triton to give notice to its shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by Triton at its registered office in Bermuda (located at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. As permitted by the U.S. Exchange Act, only one copy of this proxy statement/joint prospectus is being delivered to Triton Shareholders residing at the same address, unless such shareholders have notified Triton of their desire to receive multiple copies of this proxy statement/joint prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

If you have consented to “householding” but wish to receive separate annual reports and proxy statements in the future, notify Triton’s Investor Relations Department by phone at (914) 697-2900 or by mail at Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda. You will be removed from the “householding” program within 30 days after Triton receives your notice. If your household received a single mailing of this proxy statement/joint prospectus and you would like to receive additional copies, Triton’s Investor Relations Department can promptly handle that request for you as well.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Triton files annual, quarterly and current reports, proxy statements and other information with the SEC. BIPC and BIP file or furnish annual reports, current reports and other information with the SEC under the U.S. Exchange Act. As both BIPC and BIP are considered a “foreign private issuer,” under the rules adopted under the U.S. Exchange Act they are exempt from certain of the requirements of the U.S. Exchange Act, including the proxy and information provisions of Section 14 of the U.S. Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the U.S. Exchange Act.

You may obtain copies of these reports and other information at the website maintained by the SEC at http://www.sec.gov. The information contained on the SEC’s website is not incorporated by reference into this proxy statement/joint prospectus. You may also access the SEC filings and obtain other information about Triton, BIPC and BIP through the websites maintained by Triton, BIPC and BIP at https://www.tritoninternational.com, https://bip.brookfield.com/bipc and https://bip.brookfield.com, respectively. The information contained in those websites is not incorporated by reference in, or in any way part of, this proxy statement/joint prospectus.

BIPC and BIP have filed with the SEC this Registration Statement, under the U.S. Securities Act, to register the issuance of BIPC Shares in the Merger, each of which are exchangeable at the option of the holder for one BIP Unit (subject to adjustment to reflect certain events) or its cash equivalent (the form of payment to be determined at the election of BIP or BIPC, as applicable). The Registration Statement, including attached exhibits, contains additional relevant information about Triton, BIPC, BIP, the Common Shares, BIPC Shares and BIP Units. As allowed by SEC rules, this proxy statement/joint prospectus does not contain all the information you can find in the Registration Statement or exhibits to the Registration Statement.

BIPC files reports, statements and other information with the applicable Securities Regulatory Authorities. BIPC’s filings are electronically available to the public from SEDAR at http://www.sedar.com. The information contained on SEDAR is not incorporated by reference into this proxy statement/joint prospectus.

Incorporation of Certain Documents by Reference

The SEC allows Triton, BIPC and BIP to “incorporate by reference” information into this proxy statement/joint prospectus. This means that Triton, BIPC and BIP can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/joint prospectus, except for any information that is superseded by information that is included directly in this proxy statement/joint prospectus or incorporated by reference subsequent to the date of this proxy statement/joint prospectus.

This proxy statement/joint prospectus incorporates by reference the documents listed below that Triton, BIPC and BIP have previously filed with the SEC. They contain important information about the companies and their financial condition. The following documents, which were filed by the companies with the SEC, are incorporated by reference into this proxy statement/joint prospectus:

Triton Filings with the SEC
(File No. 001-37827)	Period and/or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2022, as filed February 14, 2023

Quarterly Report on Form 10-Q	Quarter ended March 31, 2023, as filed May 2, 2023

Current Reports on Form 8-K	Filed on March 15, 2023, April 12, 2023, and May 1, 2023 (other than the portions of those documents not deemed to be filed)

BIPC Filings with the SEC (File No. 001-39250)	Period and/or Filing Date
Annual Report on Form 20-F	Year ended December 31, 2022, as filed March 17, 2023

BIPC’s interim report on Form 6-K*	Quarter ended March 31, 2023, as filed May 10, 2023

BIP Filings with the SEC (File No. 001-33632)	Period and/or Filing Date
Annual Report on Form 20-F	Year ended December 31, 2022, as filed March 17, 2023

BIP’s interim report on Form 6-K*	Quarter ended March 31, 2023, as filed May 10, 2023

*

BIPC’s and BIP’s interim reports for the quarter ended March 31, 2023, which are included in BIPC’s and BIP’s Reports of Foreign Issuer on Form 6-K, are deemed filed under the U.S. Exchange Act and are incorporated by reference into this proxy statement/joint prospectus.

All documents filed by Triton, BIPC and BIP under Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act from the date of this proxy statement/joint prospectus to the completion of the offering will also be deemed to be incorporated into this proxy statement/joint prospectus by reference other than the portions of those documents not deemed to be filed. These documents include periodic reports, such as Annual Reports on Form 10-K, 20-F and 40-F, as applicable, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K under the U.S. Exchange Act), proxy statements and, to the extent, if any, BIPC or BIP designates therein that they are so incorporated, Reports of Foreign Private Issuer on Form 6-K that BIPC or BIP furnish to the SEC.

In addition, the description of the BIPC Shares as set forth in BIPC’s registration statement on Form 8-A, filed with the SEC on March 12, 2020, pursuant to Section 12(b) of the U.S. Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description is incorporated by reference.

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

TRITON INTERNATIONAL LIMITED,

BROOKFIELD INFRASTRUCTURE CORPORATION,

THANOS HOLDINGS LIMITED

and

THANOS MERGERSUB LIMITED

Dated as of April 11, 2023

i

ii

iii

EXHIBITS AND SCHEDULES
EXHIBITS

Exhibit A	Definitions
Exhibit B	Statutory Merger Agreement

SCHEDULES

Company Disclosure Schedule

iv

ANNEX A – AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of April 11, 2023 (this “Agreement”), is entered into by and among Triton International Limited, an exempted company limited by shares incorporated under the Laws of Bermuda (the “Company”), Brookfield Infrastructure Corporation, a corporation formed under the Laws of British Columbia (“Public Parent”), Thanos Holdings Limited, an exempted company limited by shares incorporated under the Laws of Bermuda (“Parent”), and Thanos MergerSub Limited, an exempted company limited by shares incorporated under the Laws of Bermuda and a Subsidiary of Parent (“Merger Sub” and, together with the Company, Public Parent and Parent, the “Parties”). Capitalized terms are used herein with the definitions set forth in Exhibit A.

RECITALS

WHEREAS, the Parties intend that, upon the terms and subject to the conditions of this Agreement and a statutory merger agreement among the Company and Merger Sub, substantially in the form set forth in Exhibit B (the “Statutory Merger Agreement”), and in accordance with the applicable provisions of the Companies Act, Merger Sub will merge with and into the Company, with the Company as the surviving company (the “Merger”);

WHEREAS, the Company Board has unanimously (a) approved and declared advisable this Agreement and the Statutory Merger Agreement and the Transactions, (b) determined that the terms of this Agreement and the Statutory Merger Agreement are fair to and in the best interests of the Company and the holders of Shares (other than Excluded Shares that are not Dissenting Shares), (c) determined that the Merger Consideration constitutes fair value for each Share in accordance with the Companies Act, (d) determined that the continuation of Company Preference Shares as preference shares of the Surviving Company as described in Section 3.1(e) constitutes fair value for each Company Preference Share in accordance with the Companies Act, (e) directed that this Agreement and the Statutory Merger Agreement be submitted to the holders of Shares and Company Preference Shares for their adoption, and (f) resolved, subject to the terms and conditions set forth in this Agreement and the Statutory Merger Agreement, to recommend that the holders of Shares and Company Preference Shares adopt this Agreement, the Statutory Merger Agreement and the Merger;

WHEREAS, the board of directors of Public Parent, the board of directors of Parent and the board of directors of Merger Sub have each approved this Agreement and the Statutory Merger Agreement and determined that the terms of this Agreement and the Statutory Merger Agreement are in the best interests of their respective companies and shareholders, and declared the advisability of this Agreement, the Statutory Merger Agreement and the Transactions; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the Transactions.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

CLOSING; CERTIFICATE OF MERGER AND EFFECTIVE TIME; THE MERGER

1.1    Closing. The Closing shall take place by electronic exchange of signatures at 8:00 a.m. (New York time) on the tenth Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions) or at such other date, time and place as the Parties may agree in writing.

1.2    Merger Effective Time. On the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, the Company, Public Parent, Parent and Merger Sub will (a) on the Closing Date, execute and deliver the Statutory Merger Agreement, (b) on or prior to the Closing Date, cause an application for registration of the Surviving Company (the “Merger Application”) to be executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Companies Act and to be accompanied by the documents required by Section 108(2) of the Companies Act and (c) cause to be included in the Merger Application a request that the Registrar issue the certificate of merger with respect to the Merger (the “Certificate of Merger”) on the Closing Date at the time of day mutually agreed upon by the Company, Public Parent and Parent and set forth in the Merger Application. The Merger shall become effective upon the issuance of the Certificate of Merger by the Registrar at the time and date shown on the Certificate of Merger (such time as the Merger becomes effective being the “Effective Time”).

1.3    The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the Statutory Merger Agreement, and pursuant to Section 104H of the Companies Act, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving company in the Merger (such surviving company, the “Surviving Company”).

1.4    Effects of Merger. From and after the Effective Time, the Merger shall have the effects set forth in this Agreement, the Statutory Merger Agreement and Section 109(2) of the Companies Act. Without limiting the generality of the foregoing:

(a)    the Parties acknowledge and agree that (i) the Merger shall be effected so as to constitute a “merger” as such term is understood under the Companies Act and (ii) the Surviving Company shall be deemed to be a “surviving company” in accordance with Section 104H of the Companies Act;

(b)    pursuant to Section 109(2) of the Companies Act, from and after the Effective Time: (i) the Merger and the vesting of the undertaking, property and liabilities of the Company and Merger Sub in the Surviving Company shall become effective; (ii) the Surviving Company shall continue to be liable for the obligations and liabilities of each of the Company and Merger Sub; (iii) any existing cause of action, claim or liability to prosecution shall be unaffected; (iv) any civil, criminal or administrative action or proceeding pending by or against the Company or Merger Sub may be continued to be prosecuted by or against the Surviving Company; (v) a conviction against, or ruling, order or judgment in favor of or against, the Company or Merger Sub may be enforced by or against the Surviving Company; (vi) the Registrar shall strike off the register Merger Sub; and (vii) the cessation of Merger Sub shall not be a winding-up within Part XIII of the Companies Act; and

(c)    the Certificate of Merger shall be deemed to be the certificate of incorporation of the Surviving Company; provided, however, the date of incorporation of the Company and Merger Sub shall be their respective original dates of incorporation and the Merger shall not alter such original dates of incorporation.

1.5    Closing Funds. No later than 10 Business Days prior to Closing, the Parties shall reasonably cooperate to agree on the use of any cash available to the Company or its Subsidiaries (including cash on hand and cash available from any then-existing credit facility) for the payment at Closing of all or a portion of the Company expenses due at Closing (including expenses of advisors of the Company) or the funding of a portion of the Merger Consideration. The Parties agree to document any such cash uses in a Closing flow of funds, which shall include details regarding the applicable Company payor, the payee, and related account information. Without limiting the foregoing, the Parties shall cooperate in good faith with a view to making such payments in a tax-efficient manner.

ARTICLE II

MEMORANDUM OF ASSOCIATION, BYE-LAWS, DIRECTORS AND OFFICERS OF THE SURVIVING COMPANY

2.1    Memorandum of Association and Bye-Laws of the Surviving Company.

(a)    At the Effective Time, the memorandum of association of the Surviving Company shall be amended to be in substantially the form of the memorandum of association of Merger Sub as in effect immediately prior to the Effective Time (save that the name of the Surviving Company shall remain as “Triton International Limited”) until thereafter changed or amended as provided therein or pursuant to applicable Law (in each case, subject to Section 8.13).

(b)    At the Effective Time, the bye-laws of the Surviving Company shall be the bye-laws of the Company as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or pursuant to applicable Law (in each case, subject to Section 8.13).

2.2    Directors of the Surviving Company. Except as otherwise determined by Public Parent and Parent prior to the Effective Time, the Parties shall take all actions necessary so that the board of directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Company, each to hold office until his or her or their successor has been duly elected or appointed or until his or her or their earlier death, resignation or removal, as the case may be.

2.3    Officers of the Surviving Company. Except as otherwise determined by Public Parent and Parent prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Company, each to hold office until his or her or their successor has been duly elected or appointed or until his or her or their earlier death, resignation or removal, as the case may be.

ARTICLE III

EFFECT OF THE MERGER ON SHARE CAPITAL; DELIVERY OF MERGER CONSIDERATION

3.1    Effect of the Merger on Share Capital. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any Company Preference Shares or on the part of the sole shareholder of Merger Sub:

(a)    Merger Consideration. Each Eligible Share shall be canceled and shall be converted automatically into, at the election of the holder as provided in and subject to Section 3.2, the right to receive either (i) the Per Share Mixed Consideration, (ii) the Per Share Stock Consideration or (iii) the Per Share Cash Consideration (together, the “Merger Consideration”) payable, without interest and subject to the applicable Tax withholding, to the holder of such Eligible Share, upon surrender, in the manner provided in Section 3.4(b), of the Certificate or book-entry account that formerly evidenced such Share.

(b)    For purposes of this Agreement, each of the following terms has the meaning set forth below:

“Aggregate Consideration” means the sum of (x) Total Stock Value and (y) Total Cash Amount.

“Aggregate Consideration Per Share” means the quotient rounded to the nearest ten-thousandth, obtained by dividing the Aggregate Consideration by the total number of Shares outstanding immediately prior to the Effective Time.

“Exchange Ratio” means the quotient, rounded to the nearest ten-thousandth, obtained by dividing the Aggregate Consideration Per Share by the Final Public Parent Stock Price.

“Final Public Parent Stock Price” means the volume-weighted average sales price per Public Parent Share on the NYSE, as calculated by Bloomberg Financial LP under the function “VWAP” (or, if not available, in another authoritative source mutually selected by the Company, Parent and Public Parent), over the ten consecutive trading days ending on the second trading day immediately prior to the Effective Time.

“Per Share Public Parent Stock Amount” means the quotient obtained by dividing $16.50 by the Final Public Parent Stock Price; provided that (x) if the Final Public Parent Stock Price is less than or equal to $42.36, then the Per Share Public Parent Stock Amount shall be deemed to be 0.3895 and (y) if the Final Public Parent Stock Price is greater than or equal to $49.23, then the Per Share Public Parent Stock Amount shall be deemed to be 0.3352.

“Per Share Cash Consideration” means cash in an amount equal to the Aggregate Consideration Per Share.

“Per Share Mixed Consideration” means (i) cash in an amount equal to $68.50 and (ii) a number of Public Parent Shares (which may not need be a whole number) equal to the Per Share Public Parent Stock Amount.

“Per Share Stock Consideration” means a number of Public Parent Shares (which need not be a whole number) equal to the Exchange Ratio.

“Total Cash Amount” means the product obtained by multiplying (x) $68.50 by (y) the total number of Shares outstanding immediately prior to the Effective Time.

“Total Stock” means a number of Public Parent Shares equal to the product obtained by multiplying (x) the Per Share Public Parent Stock Amount by (y) the total number of Shares outstanding immediately prior to the Effective Time.

“Total Stock Value” means the product obtained by multiplying (x) the Total Stock by (y) the Final Public Parent Stock Price.

(c)    Treatment of Excluded Shares. Each Excluded Share, other than Dissenting Shares which are addressed in Section 3.3(f), shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

(d)    Merger Sub. Each common share of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one common share of the Surviving Company, par value $0.01 per share, and together with the preference shares of the Surviving Company as described in Section 3.1(e) and the Surviving Company Common Shares described in Section 3.6, shall constitute the only outstanding share capital of the Surviving Company as of immediately after the Effective Time.

(e)    Company Preference Shares. Subject to Section 3.3(f), each Company Preference Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as a preference share of the Surviving Company and shall be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to each series of Company Preference Shares, and each certificate of designation shall remain at and following the Effective Time in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Companies Act.

3.2    Election Procedures; Allocation of Merger Consideration.

(a)    An election form, including appropriate and customary transmittal materials in such form as Public Parent and Parent shall specify and as shall be reasonably acceptable to the Company (the “Election Form”) shall be mailed not less than 20 Business Days prior to the anticipated Election Deadline (the date on which such mailing is commenced, the “Mailing Date”) to each holder of record of Shares as of the fifth Business Day prior to the Mailing Date (the “Election Form Record Date”).

(b)    Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions), other than any holder of Dissenting Shares, to specify (i) the number of Eligible Shares of such holder with respect to which such holder elects to receive the Per Share Mixed Consideration (“Mixed Election Shares”), (ii) the number of Eligible Shares of such holder with respect to which such holder elects to receive the Per Share Stock Consideration (“Stock Election Shares”), (iii) the number of Eligible Shares of such holder with respect to which such holder elects to receive the Per Share Cash Consideration (“Cash Election Shares”) or (iv) that such holder makes no election with respect to such holder’s Eligible Shares (“Non-Election Shares”). Any Eligible Share with respect to which the Exchange Agent has not received an effective, properly completed Election Form on or before 5:00 p.m., New York time, on the date that is two trading days prior to the Closing Date (or such other time and date as the Company, Public Parent and Parent shall agree) (the “Election Deadline”) shall also be deemed to be Non-Election Shares. Public Parent, Parent and the Company shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than 10 nor fewer than four Business Days prior to the Election Deadline.

(c)    Public Parent and Parent shall make available one or more Election Forms as promptly as practicable in response to any request from time to time by all Persons who become holders of the Shares between the Election Form Record Date and the Election Deadline, and prior to Closing the Company shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

(d)    To be effective, a properly completed Election Form must be received by the Exchange Agent by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by (i) one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all certificated Shares covered by such Election Form or (ii) in the case of Book-Entry Shares, any additional documents specified by the procedures set forth in the Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the Shares represented by such Election Form shall become Non-Election Shares and Public Parent and Parent shall cause the Certificates, if any, representing such Shares to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the holder who submitted the Election Form, except to the extent (if any) a subsequent election is properly made with respect to any or all of the applicable Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Public Parent, Parent, Merger Sub or the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

(e)    Public Parent and Parent shall cause the Exchange Agent to allocate among the holders of the Shares with rights to receive Merger Consideration in accordance with the Election Form as follows:

(i)    all Mixed Election Shares shall be converted into the right to receive the Per Share Mixed Consideration;

(ii)    Cash Election Shares for more than Total Cash Amount. If the sum of (x) the product obtained by multiplying (1) the Mixed Election Shares by (2) $68.50, plus (y) the product obtained by multiplying (1) the Cash Election Shares by (2) the Per Share Cash Consideration is greater than the Total Cash Amount, then:

(A)    all Non-Election Shares and all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration;

(B)    the Exchange Agent shall then select from among the Cash Election Shares, pro rata to the holders of Cash Election Shares in accordance with their respective numbers of Cash Election Shares (except as provided in the last paragraph of this Section 3.2(e)), a sufficient number of shares (“Stock Designated Shares”) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration; and

(C)    the Cash Election Shares that are not Stock Designated Shares will be converted into the right to receive the Per Share Cash Consideration.

(iii)    Cash Election Shares for less than Total Cash Amount. If the sum of (x) the product obtained by multiplying (1) the Mixed Election Shares by (2) $68.50, plus (y) the product obtained by multiplying (1) the Cash Election Shares by (2) the Per Share Cash Consideration is less than the Total Cash Amount, then:

(A)    all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration;

(B)    the Exchange Agent shall then select first from among the Non-Election Shares and then (if necessary) from among the Stock Election Shares, in each case pro rata to the holders of Non-Election Shares or Stock Election Shares, as the case may be, in accordance with their respective numbers of Non-Election Shares or Stock Election Shares, as the case may be, a sufficient number of shares (“Cash Designated Shares”) such that the aggregate cash amount that will be paid in the Merger equals as closely as practicable the Total Cash Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration; and

(C)    the Non-Election Shares and (if necessary) the Stock Election Shares that are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock Consideration.

(iv)    Cash Election Shares equal to Total Cash Amount. If the sum of (x) the product obtained by multiplying (1) the Mixed Election Shares by (2) $68.50, plus (y) the product obtained by multiplying (1) the Cash Election Shares by (2) the Per Share Cash Consideration is equal to the Total Cash Amount, then subparagraphs (ii) and (iii) above shall not apply and all Cash Election Shares shall be converted into the right to receive the Per Share Cash Consideration and all Stock Election Shares and Non-Election Shares shall be converted into the right to receive the Per Share Stock Consideration.

Notwithstanding anything in this Agreement to the contrary, to the fullest extent permitted by Law, for purposes of determining the allocations set forth in this Section 3.2, Public Parent and Parent shall cause any Shares that constitute Dissenting Shares as of the Election Deadline to be treated as Cash Election Shares not subject to the pro rata selection process contemplated by this Section 3.2, and any Dissenting Shares that receive the Merger Consideration to be treated as Cash Election Shares not subject to the pro rata selection process contemplated by this Section 3.2.

(f)    The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be mutually determined by Public Parent, Parent and the Company.

3.3    Exchange of Eligible Shares and Delivery of Merger Consideration.

(a)    Deposit of Merger Consideration and Exchange Agent.

(i)    As promptly as practicable after the Effective Time, but on the Closing Date, (A) Public Parent shall deposit, or cause to be deposited, with the Exchange Agent, a sufficient number of Public

Parent Shares (whether represented in certificated or non-certificated direct registration form) to be issued as Per Share Stock Consideration pursuant to Section 3.1(a) or 3.2(e), as applicable, and (B) Parent shall deposit, or cause to be deposited, with the Exchange Agent, an amount in cash in immediately available funds sufficient to make payments of (x) the Total Cash Amount, (y) Fractional Share Consideration, if any, and (z) any dividends or distributions pursuant to Section 3.3(h), if any, in each case, in respect of the Eligible Shares (such Public Parent Shares and cash being hereinafter referred to as the “Exchange Fund”).

(ii)    Pursuant to the Exchange Agent Agreement, among other things, the Exchange Agent shall (A) act as the exchange agent for the issuance or payment, as applicable, and delivery of the Merger Consideration and (B) invest the cash portion of the Exchange Fund, if and as directed by Public Parent and Parent. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level sufficient to make prompt payment and delivery of the Merger Consideration as contemplated by Section 3.1(a) or 3.2(e), as applicable, or to the extent the Exchange Fund is not sufficient to make prompt payment and delivery of the Merger Consideration in respect of any Dissenting Shares that become Eligible Shares pursuant to Section 3.3(f)(i), Parent shall promptly deposit or cause to be deposited such additional amounts in cash in immediately available funds with the Exchange Agent for the Exchange Fund so as to ensure that the Exchange Fund is at all relevant times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to Section 3.3(b) and Section 3.3(c) shall be promptly returned to Parent or the Surviving Company, as determined by Public Parent and Parent in accordance with the terms and conditions of the Exchange Agent Agreement.

(b)    Procedures for Surrender.

(i)    As promptly as practicable after the Closing Date (but in any event within three Business Days thereafter), Public Parent and Parent shall cause the Exchange Agent to mail or otherwise provide each holder of record of Eligible Shares that are (A) Certificates or (B) Book-Entry Shares not held, directly or indirectly, through DTC notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.3(e)) or the surrender of such Book-Entry Shares to the Exchange Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Exchange Agent may reasonably request pursuant to the terms and conditions of the Exchange Agent Agreement), as applicable (such materials to be in such form and have such other provisions as Public Parent, Parent and the Company may reasonably agree), and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.3(e)) or such Book-Entry Shares to the Exchange Agent in exchange for the Merger Consideration, including the Fractional Share Consideration, if any, and dividends or distributions payable pursuant to Section 3.3(h), if any, that such holder is entitled to receive as a result of the Merger pursuant to this Article III.

(ii)    With respect to Book-Entry Shares held, directly or indirectly, through DTC, Public Parent, Parent and the Company shall cooperate to establish procedures with the Exchange Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Exchange Agent shall transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Public Parent, Parent, the Company, the Exchange Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Merger Consideration, including the Fractional Share

Consideration, if any, and dividends or distributions payable pursuant to Section 3.3(h), if any, to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article III.

(iii)    Upon surrender to the Exchange Agent of Eligible Shares that (A) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.3(e)) together with the letter of transmittal, duly completed and executed, and such other documents as may be reasonably required by the Exchange Agent, (B) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Exchange Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Exchange Agent may reasonably request pursuant to the terms and conditions of the Exchange Agent Agreement), in each case of the foregoing clauses (A) and (B) of this Section 3.3(b)(iii), pursuant to such materials and instructions contemplated by Section 3.3(b)(i), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Public Parent, Parent, the Exchange Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to Section 3.3(b)(ii), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Public Parent and Parent shall cause the Exchange Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, subject to the applicable Tax withholding, (1) the number of Public Parent Shares (whether represented in certificated or non-certificated direct registration form) issued pursuant to Section 3.1(a) or 3.2(e), as applicable, and (2) an amount in cash in immediately available funds sufficient to make payments of any cash consideration payable pursuant to Section 3.1(a) or 3.2(e), as applicable, and Fractional Share Consideration, if any, and any dividends or distributions payable pursuant to Section 3.3(h), if any, in each case, in respect of the Eligible Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.3(e)) or such Book-Entry Shares.

(iv)    In the event of a transfer of ownership of any Certificate that is not registered in the share transfer books or ledger of the Company or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the share transfer books or ledger of the Company, the issuance of the Public Parent Shares or a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued by the Exchange Agent to such a transferee if the Certificate or Certificates is or are (as applicable) properly endorsed and otherwise in proper form for surrender and presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Public Parent, Parent and the Exchange Agent. Issuance or payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the share transfer books or ledger of the Company.

(v)    For the avoidance of doubt, no interest shall be paid or accrued for the benefit of any holder of Eligible Shares on any amount payable upon the surrender of any Eligible Shares.

(c)    Transfers. From and after the Effective Time, there shall be no transfers on the share transfer books or ledger of the Company of the Eligible Shares. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Company, Public Parent, Parent or the Exchange Agent for transfer, it shall be cancelled and exchanged for the applicable Merger Consideration, including the Fractional Share Consideration, if any, and any dividends or distributions payable pursuant to Section 3.3(h), if any, to which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article III.

(d)    Termination of Exchange Fund.

(i)    Any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Eligible Shares for one year from and after the Closing Date shall be delivered to Public Parent, Parent or the Surviving Company, as determined by Public Parent and Parent. Any holder of Eligible Shares who has not theretofore complied with the procedures, materials and instructions contemplated by this Section 3.3 shall thereafter look only to the Surviving Company for issuance or payment of the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 3.3(i) and Section 3.4(a) through Section 3.4(d), as applicable) in respect thereof.

(ii)    Notwithstanding anything to the contrary set forth in this Article III, none of the Surviving Company, Public Parent, Parent, the Exchange Agent or any other Person shall be liable to any former holder of Shares or Company Equity Awards or any other Person for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. If any Certificates or Book-Entry Shares shall not have been surrendered immediately prior to the date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

(e)    Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of such fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Public Parent, Parent or the Exchange Agent pursuant to the Exchange Agent Agreement or otherwise, the posting by such Person of a bond in customary amount and upon such terms as may be required by Public Parent, Parent or the Exchange Agent pursuant to the Exchange Agent Agreement or otherwise as indemnity against any claim that may be made against it or the Surviving Company with respect to such Certificate, the Exchange Agent will issue or pay the applicable Merger Consideration issuable or payable pursuant to Section 3.1(a) or 3.2(e), as applicable, including the Fractional Share Consideration, if any, and dividends or distributions payable pursuant to Section 3.3(h), if any, deliverable in respect of such lost, stolen or destroyed Certificate.

(f)    Shares of Dissenting Holders.

(i)    At the Effective Time, all Dissenting Shares shall automatically be cancelled and, unless otherwise required by applicable Law, converted into (A) with respect to the Shares, the right to receive the Merger Consideration pursuant to Section 3.1(a) and the last sentence of Section 3.2(e) or (B) with respect to Company Preference Shares, the preference shares of the Surviving Company as described in Section 3.1(e). Any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Companies Act (the “Appraised Fair Value”) is greater than the Per Share Cash Consideration with respect to Shares or the value of the preference shares of the Surviving Company as described in Section 3.1(e) with respect to Company Preference Shares, be entitled to receive such difference from the Surviving Company by payment made within one (1) month after such Appraised Fair Value is finally determined pursuant to such appraisal procedure.

(ii)    In the event that a holder fails to exercise, effectively withdraws or otherwise waives any right to appraisal (each, an “Appraisal Withdrawal”), such holder’s Dissenting Shares shall be cancelled and converted as of the Effective Time into, with respect to Dissenting Shares that are Shares, the right to receive the Merger Consideration as Non-Election Shares for each such Share, and with respect to Dissenting Shares that are Company Preference Shares, preferred shares of the Surviving Company as described in Section 3.1(e), without interest and subject to any required withholding of Taxes as provided in Section 3.3(i).

(iii)    The Company shall give Public Parent and Parent (A) prompt (but in any event within 48 hours of the Company’s receipt of such demand) written notice of (I) any demands for appraisal of Dissenting Shares or Appraisal Withdrawals and any other written instruments, notices, petitions or other communication received by the Company in connection with the foregoing and (II) to the extent that the Company has Knowledge thereof, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (B) to the extent permitted by applicable Law, the opportunity to participate with the Company in any settlement negotiations and proceedings with respect to any demands for appraisal under the Companies Act. The Company shall not, without the prior written consent of Public Parent and Parent, voluntarily make any payment with respect to, offer to settle or settle any such demands or applications, or waive any failure to timely deliver a written demand for appraisal or to timely take any other action to exercise appraisal rights in accordance with the Companies Act. The issuance of any Public Parent Shares or the payment of any amount payable, in each case, to holders of Dissenting Shares shall be the obligation of the Surviving Company.

(g)    Fractional Shares.

(i)    No certificates, receipts or scrip representing fractional Public Parent Shares will be issued upon the surrender or transfer for exchange of Certificates or Book-Entry Shares, no dividend or distribution of Public Parent will relate to such fractional Public Parent Shares, and such fractional Public Parent Shares will not entitle the owner thereof to vote or to any rights of a holder of Public Parent Shares.

(ii)    Public Parent and Parent shall pay to the Exchange Agent an amount in cash to be deposited promptly following the Effective Time, sufficient for the Exchange Agent to pay each holder of Certificates or Book-Entry Shares an amount in cash (rounded to the nearest cent) equal to the product of (1) the fraction of a Public Parent Share (rounded to the nearest thousandth when expressed in decimal form) to which such holder (taking into account all fractional Public Parent Shares to be received by such holder) would otherwise have been entitled to receive pursuant to Section 3.1(a) or 3.2(e), as applicable, multiplied by (2) the Final Public Parent Stock Price (the “Fractional Share Consideration”).

(h)    Dividends or Distributions with Respect to Public Parent Shares. No dividends or other distributions with respect to Public Parent Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the right to receive the Public Parent Shares represented thereby, and all such dividends and other distributions will be paid by Public Parent to the Exchange Agent and will be included in the Exchange Fund, in each case, until the surrender of such Certificate (or an affidavit of loss in lieu of the Certificate, as provided in Section 3.3(e)) or Book-Entry Share in accordance with this Agreement. Subject to applicable Laws, following surrender of any such Certificate (or an affidavit of loss in lieu of the Certificate, as provided in Section 3.3(e)) or Book-Entry Share there will be paid to the holder thereof, without interest and subject to the applicable Tax withholding, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Public Parent Shares to which such holder is entitled pursuant to Section 3.1(a) or 3.2(e), as applicable, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such Public Parent Shares.

(i)    Withholding Rights. Each of Public Parent, Parent, the Surviving Company and the Exchange Agent (and any of their respective Affiliates) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable Tax Law. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts (i) shall be timely remitted to the applicable Taxing Authority and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Company Equity Awards in respect of which such deduction and withholding was made. The Parties hereby agree to take commercially reasonable efforts to cooperate to eliminate or reduce any such deduction or withholding.

3.4    Treatment of Equity Awards.

(a)    Company Restricted Shares. At the Effective Time, each Company Restricted Share that is outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of Shares subject to such Company Restricted Share (with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) the Per Share Cash Consideration, plus any unpaid cash in respect of dividends accrued prior to the Effective Time with respect to such Company Restricted Share (after giving effect to the maximum level of performance) (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less applicable Taxes required to be withheld with respect to such payment under Section 3.3(i) (the “Unvested Company Restricted Share Consideration”).

(b)    Company Restricted Share Units.

(i)    At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, be converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the number of Shares subject to such Company RSU (with respect to any performance-based vesting requirements, assuming attainment of the maximum level of performance under the terms of the applicable award agreement) immediately prior to the Effective Time, by (y) the Per Share Cash Consideration plus any unpaid cash in respect of dividends equivalent rights accrued prior to the Effective Time with respect to such Company RSU (after giving effect to the maximum level of performance) (for existing awards) or the target level of performance (for awards granted in 2024, if any)), less applicable Taxes required to be withheld with respect to such payment under Section 3.3(i) (the “Unvested Company RSU Consideration”).

(c)    Equity Payments; Vesting and Payment of Unvested Company Equity Award Consideration. Subject to the applicable holder’s continued service with Parent and its Affiliates (including the Surviving Company and its Subsidiaries), the Unvested Company Restricted Share Consideration and the Unvested Company RSU Consideration, as applicable (together, the “Unvested Company Equity Award Consideration”), shall vest and become payable upon the earlier to occur of: (x) the satisfaction of the vesting conditions (including any vesting acceleration provisions) that applied to the corresponding portion of the applicable unvested Company Restricted Shares or Company RSUs immediately prior to the Effective Time, or (y) the twelve month anniversary of the Effective Time; provided that with respect to any Company RSUs that constitute nonqualified deferred compensation subject to Section 409A of the Code and that are not permitted to be paid at such time without triggering a Tax or penalty under Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable Company Share Plan and award agreement that will not trigger a Tax or penalty under Section 409A of the Code. The Unvested Company Equity Award Consideration shall otherwise remain subject to the same terms and conditions that were applicable to the underlying Company Restricted Shares and Company RSUs, as applicable, immediately prior to the Effective Time (except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Unvested Company Equity Award Consideration).

(d)    Company Actions. At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to (i) effectuate the treatment of the Company Restricted Shares and Company RSUs set forth in Section 3.4(a) through Section 3.4(c) and (ii) cause the Company Share Plan (other than the agreements underlying, and the terms of the Company Share Plan applicable to, the Unvested Company Equity Award Consideration, in each case, solely to the extent relevant to the terms and conditions of this Section 3.4) to terminate at or prior to the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time none of Public Parent, Parent or the Surviving Company shall be required to deliver Shares or other share capital of the Company to any Person pursuant to or in settlement of Company Equity Awards.

3.5    Adjustments to Prevent Dilution. Notwithstanding anything to the contrary set forth in this Agreement, if, from the execution and delivery of this Agreement to the earlier of the Effective Time and the termination of this Agreement and abandonment of the Transactions pursuant to Article X, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities or a different class by reason of any reclassification, stock split, stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the Merger Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, however, that nothing in this Section 3.5 shall be construed to permit the Company or any other Person to take any action except to the extent consistent with, and not otherwise limited or prohibited by, the terms and conditions of this Agreement.

3.6    Surviving Company Shares. At the Effective Time, the Surviving Company will issue common shares (the “Surviving Company Common Shares”) to Public Parent in consideration for Public Parent issuing Public Parent Shares to holders of Eligible Shares pursuant to Sections 3.1(a) and 3.3(a). The number of Surviving Company Common Shares issued to Public Parent will be equal to the Total Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth (i) in the Company Reports filed with or furnished to the SEC on or after the Applicable Date until the date that is the Business Day prior to the date of this Agreement (but excluding any disclosures in the Company Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature) or (ii) in the corresponding sections or subsections of the confidential disclosure schedule delivered to Public Parent and Parent by the Company prior to or concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedule”) (it being agreed that for the purposes of the representations and warranties made by the Company in this Agreement, disclosure of any item in any section or subsection of the Company Disclosure Schedule that corresponds to any section or subsection of this Article IV shall be deemed disclosure with respect to any other section that corresponds to any section of this Article IV to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Public Parent, Parent and Merger Sub that:

4.1    Organization, Good Standing and Qualification.

(a)    The Company is an exempted company limited by shares duly incorporated and validly existing under the Laws of Bermuda. The Company has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company has made available to Public Parent and Parent true and complete copies of its memorandum of association and bye-laws, and the comparable organizational documents of each of the Company’s Subsidiaries, in effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries is in material violation of any of the provisions of its memorandum of association and bye-laws or other the comparable organizational documents.

(b)    Each of the Company’s Subsidiaries is duly incorporated or organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated or organized, existing or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

4.2    Capital Structure.

(a)    The authorized share capital of the Company consists of 270,000,000 Shares, 3,450,000 Series A Preference Shares, 5,750,000 Series B Preference Shares, 7,000,000 Series C Preference Shares, 6,000,000 Series D Preference Shares, 7,000,000 Series E Preference Shares and 800,000 undesignated shares. As of the Capitalization Date: (i) 55,097,013 Shares were issued and outstanding (including 291,465 Company Restricted Shares), (ii) 271,079 Company Restricted Shares were issuable upon attainment of maximum performance under any performance vesting conditions thereto; (iii) 26,344,401 Shares were issued and held by the Company in its treasury; (iv) 75,799 Shares underlying outstanding Company RSUs (assuming attainment of maximum performance under any performance vesting conditions); (v) 3,450,000 Series A Preference Shares; 5,750,000 Series B Preference Shares; 7,000,000 Series C Preference Shares; 6,000,000 Series D Preference Shares and 7,000,000 Series E Preference Shares were issued and outstanding; and (vi) 2,670,749 Shares were reserved for future issuance pursuant to the Company’s Share Plan. Since the Capitalization Date and through the date of this Agreement, (A) neither the Company nor any of its Subsidiaries has issued any securities or interests or incurred any obligation to make any payments based on the price or value of any securities or interests, and (B) no Company Share Plan has been amended or otherwise modified and no Shares (including any Company Restricted Shares) or Company Preference Shares have been repurchased or redeemed or issued (other than with respect to the vesting or settlement of Company Equity Awards outstanding prior to the Capitalization Date and pursuant to the terms of the applicable Company Share Plan in effect on the Capitalization Date or as otherwise expressly permitted by this Agreement), and no Shares have been reserved for issuance and no Company Equity Awards have been granted, except pursuant to the terms of the applicable Company Share Plan in effect on the Capitalization Date.

(b)    Section 4.2(b) of the Company Disclosure Schedule sets forth for each outstanding Company Equity Award as of the Capitalization Date (i) the name of the holder thereof, (ii) the location of such holder, (iii) the type of Company Equity Award and number of Shares related thereto (and, if applicable, assuming achievement of the applicable performance metrics at the maximum level of performance), (iv) whether such holder is an employee of the Company as of the Capitalization Date, (v) the date of grant, (vi) the vesting schedule and (vii) accrued dividend equivalent amounts in respect of such Company Equity Awards (the “Company Equity Award Schedule”).

(c)    Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or be exercised for securities having the right to vote) with the shareholders of the Company on any matter or with the equity holders of any of the Company’s Subsidiaries on any matter, respectively.

(d)    Set forth in Section 4.2(d) of the Company Disclosure Schedule is a list, as of the date of this Agreement, of all the Subsidiaries of the Company, listing for each such Subsidiary its name, jurisdiction, and authorized share capital or other equity interest, and for any Subsidiary that is not a Wholly Owned Subsidiary, the number and type of its issued and outstanding shares of capital stock or other equity interest and the current ownership of such shares or interests. Other than such Subsidiaries, as of the date hereof, there are no other Persons in which the Company or any of its Subsidiaries owns, of record or beneficially, any direct or indirect capital stock or other equity interest or any right (contingent or otherwise) to acquire the same. All of the shares of capital stock or other equity interests of each of the Subsidiaries held directly or indirectly by the Company are duly authorized, validly issued, fully paid and nonassessable, and are owned by the Company or its Subsidiaries, free and clear of all Encumbrances, other than Permitted Encumbrances.

(e)    All of the outstanding share capital or other securities of the Company (including, for the avoidance of doubt, the Shares and Company Preference Shares) have been duly authorized and are validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance). Upon the issuance of any Shares in accordance with the terms of the Company Share Plan in effect on the Capitalization Date or as otherwise expressly permitted by this Agreement, such Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance). Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and, except for directors’ qualifying shares, owned by the Company or by a Wholly Owned Subsidiary of the Company, free and clear of any Encumbrance (other than any Permitted Encumbrance). None of the Company’s Subsidiaries owns any of the Shares.

(f)    Except as set forth in Section 4.2(a) and Section 4.2(d), there are no preemptive, subscription or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

4.3    Corporate Authority; Approval and Fairness.

(a)    The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and the Statutory Merger Agreement and to consummate the Transactions, and, except for obtaining the Requisite Company Vote, executing and delivering the Statutory Merger Agreement and filing the Merger Application with the Registrar pursuant to the Companies Act, no other action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Statutory Merger Agreement and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Public Parent, Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)    The Company Board has (i) determined that the Merger Consideration constitutes fair value for each Share in accordance with the Companies Act, (ii) determined that the continuation of Company Preference Shares as preference shares of the Surviving Company as described in Section 3.1(e) constitutes fair value for each Company Preference Share in accordance with the Companies Act, (iii) determined that the Merger, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company, (iv) approved the Merger, this Agreement and the Statutory Merger Agreement and (v) resolved, subject to Section 8.3, to recommend approval of the Merger, this Agreement and the Statutory Merger Agreement to the Company’s shareholders (such recommendation, the “Company Board Recommendation”).

(c)    The Company has received the opinion of its financial advisor, Goldman Sachs & Co. LLC, to the effect that the Merger Consideration is fair from a financial point of view, as of the date of such opinion, to the holders of Shares, other than Excluded Shares, that are not Dissenting Shares. A copy of such opinion has been or will promptly be delivered to Public Parent and Parent for informational purposes only following receipt hereof by the Company.

4.4    Governmental Filings; No Violations.

(a)    Other than the expirations of the statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) associated with the filing of the Merger Application with the Registrar pursuant to the Companies Act, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by the NYSE, (v) under state securities and “blue sky” Laws, (vi) under the CFIUS Regulations, or (vii) set forth in Section 4.4(a) of the Company

Disclosure Schedule (collectively, the “Company Approvals”), and assuming the accuracy of the representations and warranties set forth in Sections 5.4(a) and 6.3(a), no expirations of any statutory waiting periods under applicable Laws are required and no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by the Company or any of its Subsidiaries with any Governmental Entity in connection with the execution and delivery of and performance under this Agreement and the consummation of the Transactions, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

(b)    The execution and delivery of and performance under this Agreement by the Company do not, and the consummation of the Transactions will not: (i) assuming (solely with respect to the consummation of the Transactions) the Requisite Company Vote is obtained, constitute or result in a breach or violation of or a contravention or conflict with the Organizational Documents of the Company or any of its Subsidiaries; (ii) assuming (solely with respect to the performance under this Agreement by the Company and the consummation of the Transactions) the Requisite Company Vote is obtained and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 4.4(a) expire, are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of or a contravention or conflict with any Law to which the Company or any of its Subsidiaries is subject; or (iii) assuming (solely with respect to the performance under this Agreement by the Company and the consummation of the Transactions) the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 4.4(a) expire, are made or are obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of, or default under, the creation of any right or obligation under or the creation of an Encumbrance (other than any Permitted Encumbrance) on any of the rights, properties or assets of the Company or any of its Subsidiaries pursuant to any Material Contract or Lease, except, in the case of clauses (ii) and (iii) of this Section 4.4(b), as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

4.5    Compliance with Laws; Licenses.

(a)    Compliance with Laws. Since the Applicable Date, the Company and each of its Subsidiaries have been, and are, in compliance with any Law (other than compliance with the FCPA and Other Anti-Bribery Laws, to which Section 4.5(b) applies) applicable to the Company and any of its Subsidiaries or by which any of their respective properties, rights or assets are bound, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, no investigation, review or proceeding by any Governmental Entity with respect to the Company or any of its Subsidiaries or their operations is pending or, to the Knowledge of the Company, threatened in writing, and, to the Knowledge of the Company, no Governmental Entity has indicated an intention to conduct the same.

(b)    FCPA and Other Anti-Bribery Laws.

(i)    The Company, its Subsidiaries, their respective directors and officers, and, to the Knowledge of the Company, their respective employees, agents or Persons acting on behalf or for the benefit of the Company, in each case, are in compliance with and, for the past five years, have complied with the FCPA and Other Anti-Bribery Laws in all material respects.

(ii)    For the past five years, neither the Company nor any of its Subsidiaries, directors or officers, or, to the Knowledge of the Company, any employees, agents or other Persons acting on behalf or for the benefit of the Company has (A) been charged or convicted or the subject of any investigation, by any Governmental Entity for any actual, alleged or suspected violation of the FCPA or Other Anti-Bribery Laws; or (B) offered, promised, provided, or authorized the provision of any money or other thing of value, directly or indirectly, to any government official or to any Person to improperly influence official action or secure an improper advantage.

(iii)    For the past five years, the Company and its Subsidiaries have maintained in effect policies and procedures reasonably designed to promote compliance by the Company, its Subsidiaries, officers, employees, agents, and any Person acting on behalf or for the benefit of the Company with the FCPA and Other Anti-Bribery Laws.

(c)    Export and Sanctions Regulations.

(i)    The Company and each of its Subsidiaries is in compliance and, for the past five years, has been in compliance with the Export and Sanctions Regulations in all material respects.

(ii)    During the past five years, neither the Company nor any of its Subsidiaries (A) has made any voluntary, directed or involuntary disclosure to any Governmental Entity with respect to any alleged act or omission arising under or relating to any non-compliance with Export and Sanctions Regulations, (B) has been the subject of an actual investigation, inquiry or enforcement proceeding relating to Export and Sanctions Regulations, nor has any such investigation, inquiry or enforcement been threatened in writing, or (C) received any notice, request, penalty, or citation for any actual or potential non-compliance with Export and Sanctions Regulations.

(iii)    None of the Company, its Subsidiaries, nor any of their respective directors, officers, employees, agents, representatives or other Persons acting on behalf of the Company or its Subsidiaries is or has been a Sanctioned Person or is located, organized or resident in a country or territory that is the subject of any sanctions Laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, customs and import Laws administered by United States Customs and Border Protection, any other export or import controls administered by an agency of the United States government, and the anti boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury.

(iv)    The Company has instituted policies and procedures reasonably designed to ensure compliance with the Export and Sanctions Regulations and has maintained such policies and procedures in full force and effect.

(d)    Licenses. The Company and each of its Subsidiaries holds and is in compliance with all Licenses necessary to conduct its respective businesses as currently conducted as of the date of this Agreement and as required by all Laws applicable thereto, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. All Licenses of the Company and its Subsidiaries are in full force and effect, and no suspension or cancellation of any of the Licenses of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of or be in full force and effect with, or the suspension or cancellation of, any of the Licenses of the Company or any of its Subsidiaries would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

4.6    Company Reports.

(a)    Since the Applicable Date, all Company Reports have been filed or furnished on a timely basis. Each of the Company Reports (including exhibits and other information incorporated therein) filed or furnished since the Applicable Date, at the time of its filing or being furnished (or, if amended or supplemented, as of the date of the last such amendment or supplement, or, in the case of a Company Report that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such Company Report or date of the applicable meeting, respectively), complied or will comply (as applicable), in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable. The Company Reports (including exhibits and other information incorporated therein) filed or furnished since the Applicable Date have not and will not (as applicable) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, in each case when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company Reports.

(b)    (i) The Company has not received any non-public comment letters or other material correspondence from the SEC since the Applicable Date and (ii) since the Applicable Date, neither the Company nor any of the Company’s Subsidiaries has received from the SEC any written comments or questions with respect to any of the Company Reports (including the financial statements included therein) or any registration statement filed by any of them with the SEC or any notice from the SEC that such Company Reports (including the financial statements included therein) or registration statements are being reviewed or investigated, and, to the Knowledge of the Company, there is no investigation or review being conducted by the SEC of any Company Reports (including the financial statements included therein), in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

(c)    Since the Applicable Date, the Company has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

4.7    Disclosure Controls and Procedures and Internal Control Over Financial Reporting.

(a)    The Company maintains, and, at all times since the Applicable Date, has maintained “disclosure controls and procedures” required and as defined by Rule 13a-15 and Rule 15d-15, as applicable, under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

(b)    The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act) designed to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s and the Company’s Subsidiaries’ properties or assets.

(c)    The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that those controls were effective. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date of this Agreement, to the Company’s independent registered public accounting firm and the Audit Committee (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the preparation of financial statements or the internal accounting controls utilized by the Company and the Company’s Subsidiaries. The Company has made available to Public Parent and Parent a summary of any such disclosure made by management to the Company’s independent registered public accounting firm and the Audit Committee since the Applicable Date.

4.8    Financial Statements; No Undisclosed Liabilities.

(a)    Financial Statements. Each of the consolidated balance sheets and consolidated statements of operations, shareholders’ equity and cash flows included in or incorporated by reference into the Company Reports filed since the Applicable Date: (i) were or will be prepared (as applicable), in each case, in accordance with GAAP, except as may be noted therein; and (ii) did or will fairly present, in all material respects (as applicable), the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and the financial position, consolidated results of operations, changes in shareholders’ equity and cash flows, as the case may be, of such companies as of and for the periods set forth therein, as applicable (subject, in the case of any unaudited statements, to notes and normal year-end audit adjustments).

(b)    No Undisclosed Liabilities. Except for obligations and liabilities (i) reflected or reserved against in the Company’s most recent consolidated balance sheet (including the notes thereto) included in or incorporated by reference into the Company Reports filed prior to the date of this Agreement, (ii) incurred in the Ordinary Course of Business since the date of such consolidated balance sheet, (iii) incurred pursuant to this Agreement or (iv) incurred pursuant to Contracts or Licenses binding on the Company or any of its Subsidiaries or pursuant to which their respective properties and assets are bound (other than those resulting from a breach of such Contract or License or violation of Law), there are no obligations or liabilities of any nature of the Company or any of its Subsidiaries, whether or not accrued, absolute, contingent or otherwise and whether or not required to be disclosed, that would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(c)    Off-Balance Sheet Arrangements. The Company is not a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)).

4.9    Litigation.

(a)    Excluding Proceedings relating to Taxes covered in Section 4.16, since the Applicable Date, there have been no and there are no Proceedings against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

(b)    Since the Applicable Date, neither the Company nor any of its Subsidiaries has been a party to or subject to the provisions of any Order, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

4.10    Absence of Certain Changes.

(a)    Since December 31, 2022 and through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business, except for the negotiation, execution, delivery and performance of this Agreement.

(b)    Since December 31, 2022 and through the date of this Agreement, there has not been a Company Material Adverse Effect or any event, change, occurrence, condition, development, circumstance, fact or effect that, individually or in the aggregate with such other events, changes, occurrences, conditions, developments, circumstances, facts or effects, would reasonably be expected to result in a Company Material Adverse Effect.

(c)    Since December 31, 2022 and through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement to the Effective Time, would constitute a breach of Sections 8.1(b)(i), 8.1(b)(xi), 8.1(b)(xii), 8.1(b)(xix) or 8.1(b)(xx) (or has agreed, authorized or committed to do any of the foregoing) had such action been taken after the date of this Agreement.

4.11    Material Contracts.

(a)    Each of the Company’s “material contracts” pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC (a “Filed Company Contract”) has been filed with the SEC.

(b)    Section 4.11(b) of the Company Disclosure Schedule sets forth a true, correct and complete list as of the date of this Agreement of each of the following Contracts (other than Company Benefit Plans) to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound, without duplication (each such Contract and each Filed Company Contract, whether entered into prior to, on or after the date hereof, a “Material Contract”), and the Company has made available to Public Parent and Parent a true, correct and complete copy (including all amendments or modifications) of each such Material Contract:

(i)    any Contract (excluding purchase orders for containers, roll trailers, chassis, tank containers, gensets or similar equipment purchased for leasing to customers in the Ordinary Course of Business) relating to any Indebtedness (whether secured or unsecured) (A) of the Company or any of its Subsidiaries or (B) in respect of any asset-backed securitization or similar transactions (whether or not off-balance sheet) where the Company or any of its Subsidiaries is an originator, in each case with a principal amount in excess of $100,000,000 (whether outstanding or that may be incurred by its terms), other than any such Contract solely between or among the Company and its Wholly Owned Subsidiaries or between or among the Company’s Wholly Owned Subsidiaries;

(ii)    any Contract (excluding purchase orders for containers, roll trailers, chassis, tank containers, gensets or similar equipment purchased for leasing to customers in the Ordinary Course of Business) that relates to the acquisition or disposition of any assets, properties, Person or any business division thereof (whether by merger, sale of stock, sale of assets or otherwise) (A) involving amounts in excess of $25,000,000, (B) with material obligations remaining to be performed or with material actual or potential liability continuing after the date of this Agreement or (C) pursuant to which any earn-out or deferred or contingent payment obligation of more than $5,000,000 remains outstanding against the Company;

(iii)    any Contract pursuant to which the Company or any of its Subsidiaries (A) grants any license or covenant not to be sued granted under any material Intellectual Property Rights owned by the Company or any of its Subsidiaries, other than non-exclusive licenses granted to customers in the Ordinary Course of Business, or (B) obtains any license or covenant not to be sued under any Intellectual Property Rights to the Company or any of its Subsidiaries that is material to their businesses, other than non-exclusive licenses for off-the-shelf Software or information technology services that have been granted on standardized, generally available terms;

(iv)    any partnership, limited liability company, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture material to the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries owns an interest, except for any such agreements or arrangements solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries;

(v)    any Contract (excluding equipment leases or other Contracts containing purchase options over equipment in the Ordinary Course of Business) that contains a put, call, right of first refusal, right of first offer or similar right or obligation or any other obligation pursuant to which the Company or any of its Subsidiaries would be required to, directly or indirectly, purchase or sell, as applicable, any securities, capital stock or other interests, assets or business;

(vi)    any Contract with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions (not including, for the avoidance of doubt, any plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants);

(vii)    any Contract that contains (A) a non-compete or client or customer non-solicit requirement or any other provision which restricts in any material respect the ability of the Company or any of its Affiliates to compete in any material line of business or geographic area or (B) “most favored nation,” “exclusivity” or similar provisions which limit in any material respect the freedom or right of the Company or any of its Subsidiaries to sell, lease or distribute any products or services for any Person;

(viii)    any Contract between the Company or any of its Subsidiaries, on the one hand, and any present executive, officer or director of either the Company or any of the Company’s Subsidiaries, on the other hand, other than Company Benefit Plans and Contracts pursuant to the Company Share Plan;

(ix)    any Contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries;

(x)    any Contract that creates a material Encumbrance (other than any Permitted Encumbrance) on any material asset of the Company or any of its Subsidiaries, taken as a whole;

(xi)    any Contract that relates to the settlement or compromise of claims against the Company or any of its Subsidiaries or similar agreement (or proposed settlement, compromise or similar agreement) (A) with any Governmental Entity or (B) which subjects the Company or any of its Affiliates to any material ongoing requirements or restrictions;

(xii)    any Contract that, individually, or together with any related Contracts, requires an aggregate payment by the Company or any of its Subsidiaries, from and after the date of this Agreement until the end of the term of such Contract, in excess of $35,000,000, except for (A) any Contract that may be cancelled without penalty or termination payment by the Company or its Subsidiaries upon notice of 60 days or less and (B) any Contract for the purchase or sale of containers, roll trailers, chassis, tank containers, gensets or similar equipment in the Ordinary Course of Business, including any acquisitions of the foregoing equipment in connection with sale/leaseback transactions that were entered into prior to January 1, 2023; and

(xiii)    each master lease agreement identified on Section 4.11(b)(xiii) of the Company Disclosure Schedule.

(c)    Except for expirations, including any non-renewals, in the Ordinary Course of Business after the date of this Agreement and in accordance with the terms of such Material Contract, each Material Contract is in full force and effect, valid and binding on, and enforceable against, the Company or one or more of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, subject to the Bankruptcy and Equity Exception and except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(d)    As of the date of this Agreement, there is no breach or violation of, or default under, any Material Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that, with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any such Contract by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

4.12    Container Leases. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, each of the container lease agreements listed on Section 4.11(b)(xiii) of the Company Disclosure Schedule to which the Company or any of its Subsidiaries is currently party with its respective lessees constitutes a legal, valid, binding and enforceable obligation in accordance with container leasing industry practice, of the contractual counterparties that are a party thereto, in accordance with its terms, except as such enforcement may be limited by the Bankruptcy and Equity Exception.

4.13    Employee Benefits.

(a)    Section 4.13(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan.

(b)    With respect to each material Company Benefit Plan, the Company has made available to Public Parent and Parent, to the extent applicable, correct and complete copies of (i) the Company Benefit Plan document, including any amendments or supplements thereto, and all related trust documents, insurance Contracts or other funding vehicle documents (or where no such copies are available, a reasonably detailed written description thereof), (ii) the most recently prepared actuarial report, if any, and (iii) all material correspondence to or from any Governmental Entity received in the last three years with respect thereto (or where no such copies are available, a reasonably detailed written description thereof).

(c)    Each Company Benefit Plan (including any related trusts) has been established, operated and administered in compliance in all material respects with its terms and applicable Laws, including ERISA and the Code, all contributions or other amounts payable by the Company or any of its Subsidiaries with respect thereto in respect of current or prior plan years have been paid or accrued in accordance with GAAP in all material respects and there are no Proceedings (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened in writing by a Governmental Entity by, on behalf of or against any Company Benefit Plan or any trust related thereto that would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(d)    Except as would not reasonably be expected to result in a material liability to the Company and the Company’s Subsidiaries, taken as a whole, each Company Benefit Plan that is maintained for Company Employees outside of the U.S.(i) if intended to qualify for special Tax treatment, meets all the requirements for such treatment, (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles, and (iii) has been maintained in compliance with all applicable Laws.

(e)    With respect to each ERISA Plan, the Company has made available to Public Parent and Parent, to the extent applicable, correct and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications and supplements thereto, (ii) the most recent IRS determination or opinion letter and (iii) the two most recent annual reports (Form 5500 or 990 Series and, for the avoidance of doubt, all schedules and financial statements attached thereto).

(f)    Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the Knowledge of the Company, nothing has occurred that would reasonably be expected to adversely affect the qualification or Tax exemption of any such Company Benefit Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably would be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.

(g)    During the past six years, neither the Company nor any of its Subsidiaries or Company ERISA Affiliate has maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), or has any current or contingent liability under, any (i) plan that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, (ii) Multiemployer Plan,

(iii) multiple employer plan as described in Section 413(c) of the Code or (iv) “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(h)    Except as required by applicable Law or benefits in the nature of severance pay, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide any such benefits.

(i)    None of the execution and delivery of or the performance under this Agreement by the Company or the consummation of the Transactions would, either alone or in combination with another event, (i) entitle any Company Service Provider to severance pay or any increase in severance pay (other than severance pay required by any Law), (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Company Service Provider, (iii) cause the Company to transfer or set aside any assets to fund any benefits under any Company Benefit Plan, (iv) limit or restrict the right to amend, terminate or transfer the assets of a Company Benefit Plan on or following the Effective Time, or (v) result in the payment of any amount that would, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code. None of the Company or any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any Company Service Provider for any Tax incurred by such individual under Section 409A or 4999 of the Code.

4.14    Labor Matters.

(a)    As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement or arrangement with a labor union, labor organization, works council or similar organization, and, to the Knowledge of the Company, there are no activities or Proceedings by any individual or group of individuals, including representatives of any labor unions, labor organizations, works councils or similar organizations, to organize any Company Employees. No labor union, labor organization, works council, or group of Company Employee has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. No Company Employees are represented by any labor union, labor organization or works council.

(b)    As of the date of this Agreement, with respect to the Company Employees, there is no strike, lockout, slowdown, work stoppage, unfair labor practice or other material labor dispute, or material arbitration or grievance pending or, to the Knowledge of the Company, threatened.

(c)    To the Knowledge of the Company, no Company Employee at the level of vice president or above is in any material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation to the Company that is, in each instance, likely to cause material harm to the Company.

(d)    The Company and its Subsidiaries are not delinquent in payments to any Company Employees or former Company Employees for any services or amounts required to be reimbursed or otherwise paid, except as would not be reasonably be expected to result in a Company Material Adverse Effect.

(e)    None of the Company or its Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of the Company or its Subsidiaries that involves allegations relating to sexual harassment by an executive of the Company or its Subsidiaries. To the Knowledge of the Company, in the last three years, no allegations of sexual harassment have been made against any executive officer of the Company or its Subsidiaries in their capacity as an officer of the Company or its Subsidiaries.

(f)    To the Knowledge of the Company, no Company Employee, who is at the level of Vice President or higher, has provided notice to the Company of his or her intention to terminate his or her employment.

4.15    Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect: (a) since the Applicable Date, the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (b) to the Knowledge of the Company, no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings and surface and subsurface structures) or to the Knowledge of the Company any property formerly owned or operated by the Company or any of its Subsidiaries is contaminated with any Hazardous Substance which would reasonably be expected to require remediation or other action pursuant to any Environmental Law; (c) neither the Company nor any of its Subsidiaries is subject to obligation or liability for any Hazardous Substance disposal or contamination on any third-party property; (d) since the Applicable Date, neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to any obligation or liability under any Environmental Law, which has not been resolved; (e) neither the Company nor any of its Subsidiaries is subject to any Order or other agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to any obligations or liabilities under any Environmental Law; and (f) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that would reasonably be expected to result in any claim, obligation, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law. Since the Applicable Date, the Company has not received any reports, data, investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments), correspondence, studies, analyses, tests or monitoring pertaining to: (i) any material unresolved environmental liabilities; (ii) any Hazardous Substances in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries; or (iii) the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws.

4.16    Tax Matters.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)    The Company and each of its Subsidiaries (A) has prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by or on behalf of any of them with the appropriate Taxing Authority and all such filed Tax Returns are true, correct and complete in all respects, (B) has timely paid all Taxes due and payable whether or not shown on any such Tax Returns, except with respect to matters contested in good faith and for which adequate reserves have been established in accordance with GAAP, (C) has withheld and timely paid to the appropriate Taxing Authority all Taxes required by Law, including in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or third party (each as determined for Tax purposes), and (D) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (except for extensions of time to file income Tax Returns obtained in the Ordinary Course of Business). No power of attorney has been granted with respect to any matter relating to Taxes of the Company or any of its Subsidiaries that will remain in effect after the Closing Date.

(ii)    Since July 12, 2016, the Company and its Subsidiaries have never received a claim from a Taxing Authority in any jurisdiction where the Company and its Subsidiaries do not file Tax Returns stating that the jurisdiction believes that the Company or its Subsidiaries are required to file any Tax Return or that the Company or its Subsidiaries are or may be subject to Tax in that jurisdiction. Since July 12, 2016, neither the Company nor any of its Subsidiaries has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business outside its respective country of incorporation or organization, as applicable.

(iii)    No deficiency with respect to of Taxes has been, in writing, proposed, asserted or assessed against the Company or any of its Subsidiaries and there are no pending or threatened Proceedings regarding any Taxes of the Company and its Subsidiaries or the properties or assets of the Company and its Subsidiaries. There are no Encumbrances for material Taxes (other than any Permitted Encumbrance) on any of the properties or assets of the Company or any of its Subsidiaries.

(iv)    Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement, other than such an agreement or arrangement solely between or among the Company and any of its Wholly Owned Subsidiaries and customary commercial contracts entered into in the Ordinary Course of Business, the principal subject of which is not Taxes.

(v)    For the last three years, neither the Company nor any of its Subsidiaries, (i) has been a member of an affiliated group within the meaning of Section 1504(a) of the Code, or any other group of corporations filing (or required to file) a consolidated, combined or unitary U.S. federal, state, local or non-U.S. income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of applicable Tax Law), as a transferee or successor, by Contract or otherwise. Neither the Company nor any of its Subsidiaries is a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(vi)    All transactions entered into by or among the Company and its Subsidiaries have been made or entered into in accordance with arm’s length principles and are in compliance in all material respects with any applicable provisions of Law regarding transfer pricing, including Section 482 of the Code and the Treasury Regulations thereunder. The Company and each of its Subsidiaries has properly and in a timely manner documented its transfer pricing methodologies in material compliance with the Code, the Treasury Regulations, and any other applicable provision of Law.

(vii)    Neither the Company nor any of its Subsidiaries has requested, applied for, sought or received any relief, assistance or benefit, including any deferral of Taxes, from any Taxing Authority under any COVID-19 Relief Legislation.

(viii)    Neither the Company nor any of its Subsidiaries is a party to any arrangement that is classified as a partnership for U.S. tax purposes, excluding for these purposes the equity in Triton International Finance LLC.

(b)    During the preceding two-year period, neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(c)    Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(d)    Notwithstanding anything to the contrary in this Agreement, (i) except for the representations and warranties set forth in Section 4.13 (to the extent such representations and warranties relate to Tax matters) and this Section 4.16, none of the Company nor any of its Subsidiaries makes, and each such party hereby expressly disclaims, any express or implied representations or warranties, statutory, common law or otherwise, of any nature, with respect to Taxes, (ii) the representations and warranties of the Company and its Subsidiaries in this Section 4.16 refer only to activities prior to the Closing and shall not serve as representations or warranties regarding, or a guarantee of, nor can they be relied upon with respect to, Taxes attributable to any taxable period (or portion thereof) beginning, or Tax positions taken, after the Closing Date, and (iii) nothing in this Agreement (including the representations and warranties in this Section 4.16) shall be construed as providing a representation and warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute of the Company or its Subsidiaries.

4.17    Leased Real Property; Personal Property.

(a)    Section 4.17(a) of the Company Disclosure Schedule sets forth the address of each Leased Real Property. The Company has made available to Public Parent and Parent true and complete copies of each lease, sublease, license and occupancy agreement with respect to such Leased Real Property (individually, a “Lease” and collectively, the “Leases”).

(b)    Neither the Company nor any of its Subsidiaries owns any real property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or its Subsidiaries have a valid and enforceable leasehold interest in the Leased Real Property. None of the Company’s or any of its Subsidiaries’ leasehold interest in any such Leased Real Property is subject to any Encumbrance, except for Permitted Encumbrances.

(c)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, with respect to the Leased Real Property, (i) the Lease for such property is valid, legally binding, enforceable and in full force and effect in accordance with its terms, subject to the Bankruptcy and Equity Exception, (ii) there is no breach or violation of, or default under, any such leases or subleases by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any such leases or subleases by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto or would permit or cause the termination, non-renewal or modification thereof or acceleration or creation of any right or obligation thereunder, and (iii) there are no written or oral subleases, concessions, licenses, occupancy agreements or other Contracts or arrangements granting to any Person other than the Company or its Subsidiaries the right to use or occupy any such property.

(d)    Neither the Company nor any of its Subsidiaries has received any written notice of any pending or threatened condemnation of any material Leased Real Property by any Governmental Entity, nor, to the Knowledge of the Company, are there any public improvements or re-zoning measures proposed or in progress that would result in special assessments against or otherwise adversely affect any of the material Leased Real Property that would reasonably be expected to materially interfere with the business or operations of the Company and its Subsidiaries as currently conducted.

(e)    The Company or one of the Subsidiaries has good and valid title to, or a valid leasehold interest in, all material tangible personal property reflected on the Company’s audited consolidated balance sheet as of December 31, 2022 and all material tangible personal property acquired by the Company or any Subsidiary since December 31, 2022 (except such personal property as has been disposed of in the Ordinary Course of Business since such date), in each case, free and clear of any and all Encumbrances except Permitted Encumbrances. For purposes of this Section 4.17(e), personal property shall not include shipping containers or the container lease agreements.

4.18    Intellectual Property.

(a)    The Company and its Subsidiaries own or have sufficient rights to use all Intellectual Property Rights material to, and used in, the conduct of their respective businesses as currently conducted. The foregoing sentence is not, and shall not be construed as, a representation or warranty regarding non-infringement, interference, misappropriation or other violation by the Company or any of its Subsidiaries of the Intellectual Property Rights of other Persons.

(b)    All Registered Intellectual Property Rights material to the Company’s or any of its Subsidiaries’ respective businesses that are owned (or purported to be owned) by the Company or any of its Subsidiaries are solely and exclusively owned (beneficially, and, for applications and registrations, of record) by the Company or one of its Subsidiaries, subsisting, and to the Knowledge of the Company, valid and enforceable, and are not subject to any outstanding Order adversely affecting the validity or enforceability of, or the Company’s or its Subsidiaries’ ownership or use of, or rights in or to, any such

Registered Intellectual Property Rights, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(c)    Neither the Company nor any of its Subsidiaries has received any written claim, notice or invitation to license or similar communication since the Applicable Date and through the date of this Agreement, which has not since been resolved, (i) contesting or challenging the validity, enforceability or ownership of any Intellectual Property Rights material to the Company’s or any of its Subsidiaries’ respective businesses that are owned or purported to be owned by the Company or any of its Subsidiaries, or (ii) alleging that the Company or any of its Subsidiaries or any of their respective products or services infringes, misappropriates or otherwise violates the Intellectual Property Rights of any Person, whether directly or indirectly, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(d)    To the Knowledge of the Company, in each case, the conduct of the respective businesses of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person, and has not, since the Applicable Date, infringed, misappropriated or otherwise violated any Intellectual Property Rights of any Person, in each case, in any material respect. To the Knowledge of the Company, since the Applicable Date, no Person has infringed, misappropriated or otherwise violated any Intellectual Property Rights owned by the Company or any of its Subsidiaries, whether directly or indirectly, in any material respect. The foregoing representation and warranty in this Section 4.18(d) and Section 4.18(c)(ii) are the sole representations and warranties herein with respect to any actual or alleged infringement, misappropriation or other violation of Intellectual Property Rights by the Company or any of its Subsidiaries.

(e)    The IT Assets owned by the Company and its Subsidiaries are sufficient for the current and currently anticipated needs of the businesses of the Company and its Subsidiaries, and, to the Knowledge of the Company, from the Applicable Date to the date of this Agreement, there has been no unauthorized or unlawful access to such IT Assets. Such IT Assets have not malfunctioned or failed in a manner that, individually or in the aggregate, has resulted in or is reasonably expected to result in a Company Material Adverse Effect. The IT Assets have appropriate virus protection, security and back-up systems and regularly tested business continuity and disaster recovery plans, which are in accordance with Data Protection Laws and consistent with reasonable practices in the industry, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(f)    The Company and its Subsidiaries have established, implemented and maintained written policies regarding privacy, cybersecurity and data security that are compliant with Data Protection Laws (such policies, collectively, the “Privacy and Security Policies”), in each case, in all material respects.

(g)    The Company and each of its Subsidiaries has at all times since the Applicable Date (i) complied with all of their respective Privacy and Security Policies and contractual obligations, and with all Data Protection Laws, including with respect to the collection, use, storage, processing, transmission, transfer (including cross-border transfers), disclosure and protection of Personal Information, vendor due-diligence requirements, and contracts with third parties in all material respects, and (ii) used appropriate technical and organizational measures as required by Data Protection Laws and consistent in all material respects with reasonable practices in the industry to ensure the confidentiality, integrity, privacy and security of Personal Information, as monitored through regular penetration tests and vulnerability assessments (and the Company has taken commercially reasonable actions in response to any material identified vulnerabilities), and has remediated all high-level and critical-level vulnerabilities identified on the most recent formal vulnerability assessment.

(h)    The Company and its Subsidiaries have not (A) suffered any unauthorized or unlawful access to, or acquisition, disclosure, destruction, loss, compromise, alteration or corruption of, Personal Information owned, maintained, or controlled by or on behalf of the Company or any of its Subsidiaries or (B) received written notification from any Person alleging a material violation of any Data Protection Laws, Privacy and Security Policies or contractual obligations regarding Personal Information, in each case, since the Applicable Date.

4.19    Insurance. Section 4.19 of the Company Disclosure Schedule contains a true and complete list of all material insurance policies maintained by or for the benefit of the Company and its Subsidiaries (“Insurance Policies”), true and complete copies of which have been available to the Public Parent and Parent. The Insurance Policies are in such amounts and covering such losses and risks as, in the Company’s reasonable determination, are adequate to protect the Company and its Subsidiaries and their respective businesses substantially consistent in character and amount, in all material respects, with that maintained by companies of similar size and financial condition of the Company and its Subsidiaries engaged in businesses similar to those of the Company and its Subsidiaries. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, (a) All such Insurance Policies are in full force and effect, (b) all premiums due under all such Insurance Policies have been paid in full, (c) no written notice of default, termination, cancellation, or non-renewal with respect to any of the Insurance Policies has been received by the Company or any of its Subsidiaries, and (d) except as set forth on Section 4.19 of the Company Disclosure Schedule, the limits of all such Insurance Policies are fully in place without any exhaustion or erosion, there are no open claims under any of the Insurance Policies where the claimed amount exceeds $1,000,000, and there are no material open claims relating to the Company or any of its Subsidiaries for which the applicable insurer has questioned, disputed or denied coverage.

4.20    Brokers and Finders. Neither the Company nor any of its Subsidiaries, nor any of their respective directors or employees (including any officers), has employed or retained any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finder’s fees in connection with the Transactions, except that the Company has retained Goldman Sachs & Co. LLC as its financial advisor.

4.21    Anti-Takeover Provisions.

(a)    No Takeover Statute applies to the Company with respect to this Agreement, the Statutory Merger Agreement or the Transactions.

(b)    The Company is not party to a shareholder rights plan, “poison pill” or similar anti-takeover arrangement, or plan.

4.22    Related Party Transactions. To the Knowledge of the Company, no event has occurred since the date of the Company’s last proxy statement to its shareholders that would be required to be reported by the Company in accordance with Item 404 of Regulation S-K promulgated by the SEC.

4.23    No Other Representations or Warranties; Non-Reliance.

(a)    Except for the express written representations and warranties made by the Company in this Article IV and in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the Transactions, and the Company expressly disclaims any other representations or warranties. Each of Public Parent, Parent and Merger Sub acknowledges, and agrees, that it has relied solely on the results of its and its Affiliates’ and their respective Representatives’ independent investigations and the express written representations and warranties made by the Company in this Article IV and in any other certificate or instrument delivered pursuant to this Agreement, and none of Public Parent, Parent, Merger Sub or any of their respective Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the Transactions, other than the express written representations and warranties expressly set forth in this Article IV and in any certificate delivered pursuant to this Agreement.

(b)    Without limiting the generality of the provisions of paragraph (a) of this Section 4.23 in connection with the due diligence investigation of Public Parent and its Subsidiaries by the Company, the Company has received and may continue to receive from Parent, Public Parent and their respective Subsidiaries certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding Public Parent, its Subsidiaries and their respective businesses and operations. The Company hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PUBLIC PARENT

Except as set forth in the Public Parent Reports filed with or furnished to the SEC or the Canadian Securities Regulators from the Applicable Date until the date that is the Business Day prior to the date of this Agreement (but excluding any disclosures in the Company Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Quantitative and Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature), Public Parent hereby represents and warrants to the Company that:

5.1    Organization, Good Standing and Qualification. Public Parent and its Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except, solely with respect to Public Parent’s Subsidiaries, as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect. Public Parent has made available to the Company true and complete copies of Public Parent’s Organizational Documents in effect as of the date of this Agreement. Public Parent is not in material violation of any of the provisions of its Organizational Documents.

5.2    Capital Structure. The authorized share capital of Public Parent consists of an unlimited number of Public Parent Shares, an unlimited number of Public Parent Class B Multiple Voting Shares, an unlimited number of Public Parent Class C Non-Voting Shares, an unlimited number of Public Parent Class A Senior Preferred Shares and an unlimited number of Public Parent Class B Junior Preferred Shares. As of the Capitalization Date: (i) 110,606,944 Public Parent Shares were issued and outstanding; (ii) 2 Public Parent Class B Multiple Voting Shares were issued and outstanding; (iii) 2,103,677 Public Parent Class C Non-Voting Shares were issued and outstanding; (iv) nil Public Parent Class A Senior Preferred Shares were issued and outstanding; and (v) nil Public Parent Class B Junior Preferred Shares were issued and outstanding. Public Parent does not have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or be exercised for securities having the right to vote) with the shareholders of Public Parent on any matter. All of the outstanding share capital or other securities of Public Parent have been duly authorized and are validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance). Upon the issuance of any Public Parent Share as otherwise expressly permitted by this Agreement, such Public Parent Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance). There are no preemptive, subscription or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Public Parent to issue or to sell any shares of capital stock or other securities of Public Parent or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of Public Parent, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

5.3    Corporate Authority.

(a)    No vote of holders of capital stock or other securities of Public Parent is necessary to approve this Agreement, the Statutory Merger Agreement and the Transactions. Public Parent has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute, deliver and perform under this Agreement and the Statutory Merger Agreement and to consummate the Transactions, as applicable, and, except for executing and delivering the Statutory Merger Agreement and filing the Merger Application with the Registrar pursuant to the Companies Act, no other action on the part of Public Parent is necessary to authorize the execution, delivery and performance by Public Parent of this Agreement and the Statutory Merger Agreement and the consummation by Public Parent of the Transactions and the Statutory Merger Agreement. This Agreement has been duly executed and delivered by Public Parent and, assuming due execution and delivery by the Company, Parent and Merger Sub constitutes a valid and binding agreement of Public Parent, enforceable against Public Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)    The board of directors of Public Parent has approved this Agreement and the Statutory Merger Agreement and determined that the terms of this Agreement and the Statutory Merger Agreement are in the best interests of Public Parent and its shareholders, and declared the advisability of this Agreement, the Statutory Merger Agreement and the Transactions.

5.4    Governmental Filings; No Violations; Certain Contracts.

(a)    Other than the expirations of the statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) associated with the filing of the Merger Application with the Registrar pursuant to the Companies Act, (iii) required to be made with or obtained from the SEC or the Canadian Securities Regulators, (iv) required to be made with or by the NYSE or TSX, (v) the CFIUS Clearance (vi) the approvals set forth in Section 4.4(a) of the Company Disclosure Schedule (collectively, the “Public Parent Approvals”), and assuming the accuracy of the representations and warranties set forth in Sections 4.4(a) and 6.3(a), no expirations of any statutory waiting periods under applicable Laws are required and no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by Public Parent or any of its Subsidiaries with, nor are any required to be obtained by Public Parent or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of and performance under this Agreement and the consummation of the Transactions, except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Public Parent to consummate the Transactions.

(b)    The execution and delivery of and performance under this Agreement by Public Parent do not, and the consummation of the Transactions, will not: (i) assuming (solely with respect to the consummation of the Transactions) the satisfaction of the obligations contemplated by Section 8.5, constitute or result in a breach or violation of or a contravention or conflict with the Organizational Documents of Public Parent or any of its Subsidiaries; (ii) assuming (solely with respect to the performance under this Agreement by Public Parent and the consummation of the Transactions) the satisfaction of the obligations contemplated by Section 8.5 and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 5.4(a) expire, are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of or a contravention or conflict with any Law to which Public Parent or any of its Subsidiaries is subject; or (iii) assuming (solely with respect to the performance under this Agreement by Public Parent and the consummation of the Transactions) the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 5.4(a) expire, are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of, or default under, the creation of any right or obligation under or the creation of an Encumbrance (other than any Permitted Encumbrance) on any of the rights, properties or assets of Public Parent or any of its Subsidiaries pursuant to any Contract binding upon Public Parent or any of its

Subsidiaries, except, in the case of clauses (ii) and (iii) of this Section 5.4(b), as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Public Parent to consummate the Transactions.

5.5    Public Parent Reports.

(a)    Since the Applicable Date, all Public Parent Reports have been filed or furnished on a timely basis. Each of the Public Parent Reports (including exhibits and other information incorporated therein) filed or furnished since the Applicable Date, at the time of its filing or being furnished (or, if amended or supplemented, as of the date of the last such amendment or supplement, or, in the case of a Public Parent Report that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such Public Parent Report or date of the applicable meeting, respectively), complied or will comply (as applicable), in all material respects, with the applicable requirements of the Securities Act, the Exchange Act, Canadian Securities Laws and the Sarbanes-Oxley Act, as applicable. The Public Parent Reports (including exhibits and other information incorporated therein) filed or furnished since the Applicable Date have not and will not (as applicable) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, in each case when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC staff or Canadian Securities Regulators with respect to the Public Parent Reports.

(b)    (i) Public Parent has not received any non-public comment letters or other material correspondence from the SEC or TSX since the Applicable Date and (ii) since the Applicable Date, neither Public Parent nor any of the its Subsidiaries has received from the SEC or TSX any written comments or questions with respect to any of the Public Parent Reports (including the financial statements included therein) or any registration statement filed by any of them with the SEC or TSX or any notice from the SEC or TSX that such Public Parent Reports (including the financial statements included therein) or registration statements are being reviewed or investigated, and, to the Knowledge of Public Parent, there is no investigation or review being conducted by the SEC or TSX of any Public Parent Reports (including the financial statements included therein), in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Public Parent to consummate the Transactions.

(c)    Since the Applicable Date, Public Parent has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE and TSX. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) thereunder, or the rules and regulations promulgated by the SEC, since the enactment of the Sarbanes-Oxley Act, neither Public Parent nor any of its Subsidiaries has made, arranged or modified (in any material way) any extensions of credit in the form of a personal loan to any executive officer or director of Public Parent.

5.6    Disclosure Controls and Procedures and Internal Control Over Financial Reporting.

(a)    Public Parent maintains, and, at all times since the Applicable Date, has maintained “disclosure controls and procedures” required and as defined by Rule 13a-15 or Rule 15d-15, as applicable, under the Exchange Act and in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings, as applicable, that are reasonably designed to ensure that all information required to be disclosed in the Public Parent Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and Canadian Securities Regulators, as applicable.

(b)    Public Parent maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15 under the Exchange Act and in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings, as applicable) designed to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with

IFRS, (ii) that receipts and expenditures of Public Parent are being made only in accordance with authorizations of management of Public Parent and the board of directors of Public Parent and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Public Parent’s and Public Parent’s Subsidiaries’ properties or assets.

(c)    Public Parent’s management has completed an assessment of the effectiveness of Public Parent’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that those controls were effective. Public Parent has disclosed, based on its most recent evaluation of Public Parent’s internal control over financial reporting prior to the date of this Agreement, to Public Parent’s independent registered public accounting firm and the Audit Committee (i) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act and in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings, as applicable) that are reasonably likely to adversely affect Public Parent’s ability to record, process, summarize and report financial information and (ii) any fraud whether or not material, that involves management or other employees who have a significant role in the preparation of financial statements or the internal accounting controls utilized by Public Parent and Public Parent’s Subsidiaries. Public Parent has made available to the Company a summary of any such disclosures made by management to Public Parent’s independent registered public accounting firm and the Audit Committee since the Applicable Date.

5.7    Financial Statements; No Undisclosed Liabilities.

(a)    Financial Statements. Each of the consolidated balance sheets and consolidated statements of operations, shareholders’ equity and cash flows included in or incorporated by reference into the Public Parent Reports (including the related notes and schedules thereto) filed since the Applicable Date: (i) were or will be prepared (as applicable), in each case, in accordance with IFRS, except as may be noted therein; and (ii) did or will fairly present, in all material respects (as applicable), the consolidated financial position of Public Parent and its consolidated Subsidiaries as of its date and the financial position, consolidated results of operations, changes in shareholders’ equity and cash flows, as the case may be, of such companies as of and for the periods set forth therein, as applicable (subject, in the case of any unaudited statements, to notes and normal year-end audit adjustments).

(b)    No Undisclosed Liabilities. Except for obligations and liabilities (i) reflected or reserved against in Public Parent’s most recent consolidated balance sheet (including the notes thereto) included in or incorporated by reference into the Public Parent Reports filed prior to the date of this Agreement, (ii) incurred in the Ordinary Course of Business since the date of such consolidated balance sheet, (iii) incurred pursuant to this Agreement or (iv) incurred pursuant to Contracts or Licenses binding on Public Parent or any of its Subsidiaries or pursuant to which their respective properties and assets are bound (other than those resulting from a breach of such Contract or License or violation of Law), there are no obligations or liabilities of any nature of Public Parent or any of its Subsidiaries, whether or not accrued, absolute, contingent or otherwise and whether or not required to be disclosed, that would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

(c)    Off-Balance Sheet Arrangements. Public Parent is not a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Public Parent, on the one hand, and any Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)).

5.8    Compliance with Laws.

(a)    Since the Applicable Date, Public Parent and each of its Subsidiaries have been, and are, in compliance with any Law (other than compliance with the FCPA and Other Anti-Bribery Laws, to which

Section 5.8(b) applies) applicable to Public Parent and any of its Subsidiaries or by which any of their respective properties, rights or assets are bound, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect, no investigation, review or proceeding by any Governmental Entity with respect to Public Parent or any of its Subsidiaries or their operations is pending or, to the Knowledge of Public Parent, threatened in writing, and, to the Knowledge of Public Parent, no Governmental Entity has indicated an intention to conduct the same.

(b)    FCPA and Other Anti-Bribery Laws.

(i)    Public Parent and its Subsidiaries and, to the Knowledge of Public Parent, its directors, officers, employees and agents or persons acting on behalf or for the benefit of Public Parent, in each case, are in compliance with and, for the past five years, have complied with the FCPA and Other Anti-Bribery Laws in all material respects.

(ii)    For the past five years, neither Public Parent nor any of its Subsidiaries, directors, officers, employees or, to the Knowledge of Public Parent, any agents or other Persons acting on behalf or for the benefit of Public Parent has (A) been charged or convicted or the subject of any investigation, by any Governmental Entity for any actual, alleged or suspected violation of the FCPA or Other Anti-Bribery Laws; or (B) offered, promised, provided, or authorized the provision of any money or other thing of value, directly or indirectly, to any government official or to any Person to improperly influence official action or secure an improper advantage.

(iii)    For the past five years, Public Parent and its Subsidiaries have maintained in effect policies and procedures reasonably designed to promote compliance by Public Parent, its Subsidiaries, officers, employees, agents, and any Person acting on behalf or for the benefit of Public Parent with the FCPA and Other Anti-Bribery Laws.

(iv)    Public Parent and each of its Subsidiaries have, for the past five years, maintained (A) books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Public Parent and its Subsidiaries, and (B) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of Public Parent and its Subsidiaries were, have been and are executed only in accordance with management’s general or specific authorization in all material respects.

(c)    Export and Sanctions Regulations.

(i)    To the Knowledge of Public Parent, Public Parent and each of its Subsidiaries are in compliance and, for the past five years, has been in compliance with the Export and Sanctions Regulations in all material respects.

(ii)    None of Public Parent, its Subsidiaries, nor any of their respective directors, officers, employees, agents, representatives or other Persons acting on behalf of Public Parent or its Subsidiaries is or has been a Sanctioned Person or is located, organized or resident in a country or territory that is the subject of any sanctions Laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, customs and import Laws administered by United States Customs and Border Protection, any other export or import controls administered by an agency of the United States government, and the anti boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury.

(iii)    Public Parent has instituted policies and procedures reasonably designed to ensure compliance with the Export and Sanctions Regulations and has maintained such policies and procedures in full force and effect.

5.9    Litigation.

(a)    Since the Applicable Date, there have been no and there are no Proceedings against Public Parent or any of its Subsidiaries, pending or, to the Knowledge of Public Parent, threatened against Public

Parent, or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Public Parent to consummate the Transactions.

(b)    Since the Applicable Date, neither Public Parent nor any of its Subsidiaries has been a party to or subject to the provisions of any Order, except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Public Parent to consummate the Transactions.

5.10    Absence of Certain Changes.

(a)    Since December 31, 2022 and through the date of this Agreement, Public Parent and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business, except for the negotiation, execution, delivery and performance of this Agreement.

(b)    Since December 31, 2022 and through the date of this Agreement, there has not been a Parent Material Adverse Effect or any event, change, occurrence, condition, development, circumstance, fact or effect that, individually or in the aggregate with such other events, changes, occurrences, conditions, developments, circumstances, facts or effects, would reasonably be expected to result in a Parent Material Adverse Effect.

5.11    Absence of Certain Agreements. As of the date of this Agreement and other than as expressly contemplated by this Agreement, neither Public Parent nor any of its controlled Affiliates has entered into any Contract or other agreement, understanding or arrangement (whether oral or written), or authorized, committed or agreed to enter into any of the same: (a) pursuant to which any shareholder of the Company (i) would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (ii) agrees to vote to adopt this Agreement or approve the Transactions or (iii) agrees to vote against any Superior Proposal; (b) pursuant to which any current employee of the Company has agreed to (i) remain as an employee of the Company or any of its Subsidiaries following the Effective Time (other than as expressly permitted or contemplated by Section 8.1) or become an employee of Public Parent or any of its Subsidiaries, (ii) contribute or roll over any portion of such employee’s Shares or Company Equity Awards to the Surviving Company, Public Parent or any of their respective Subsidiaries or (iii) receive any capital stock or other securities of the Surviving Company, Public Parent or any of their respective Subsidiaries; or (c) with any current director, officer or other employee of the Company that relates in any way to the Company or the Transactions.

5.12    Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Public Parent, except for Persons, if any, whose fees and expenses will be paid by Parent.

5.13    Anti-Takeover Provisions. No Takeover Statute applies to Public Parent with respect to this Agreement, the Statutory Merger Agreement or the Transactions.

5.14    No Other Representations or Warranties; Non-Reliance.

(a)    Except for the express written representations and warranties made by Public Parent, Parent and Merger Sub in Articles V, VI and VII of this Agreement and in any certificate delivered pursuant to this Agreement, neither Public Parent nor any other Person makes any express or implied representation or warranty regarding Public Parent or any of its Affiliates or any of its or their businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its Representatives in connection with this Agreement or the Transactions, and Public Parent expressly disclaims any other representations or warranties. None of the Company or its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Public Parent or any of its Affiliates or any of its or their businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its

Representatives, other than the express written representations and warranties made by Public Parent, Parent and Merger Sub in Articles V, VI and VII of this Agreement and in any certificate delivered pursuant to this Agreement.

(b)    Without limiting the generality of the provisions of paragraph (a) of this Section 5.14 in connection with the due diligence investigation of the Company and its Subsidiaries by Public Parent, Public Parent has received and may continue to receive from the Company and its Subsidiaries certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations. Public Parent hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company that:

6.1    Organization, Good Standing and Qualification. Parent and each of its Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, except, solely with respect to Parent’s Subsidiaries (other than Merger Sub), as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

6.2    Corporate Authority.

(a)    No vote of holders of capital stock or other securities of Parent is necessary to approve this Agreement, the Statutory Merger Agreement and the Transactions. Parent has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute, deliver and perform under this Agreement and the Statutory Merger Agreement and to consummate the Transactions and the Statutory Merger Agreement, and, except for executing and delivering the Statutory Merger Agreement and filing the Merger Application with the Registrar pursuant to the Companies Act, no other action on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the Statutory Merger Agreement and the consummation by Parent of the Transactions and the Statutory Merger Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due execution and delivery by Public Parent, Merger Sub and the Company, constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)    The board of directors of Parent has approved this Agreement and the Statutory Merger Agreement and determined that the terms of this Agreement and the Statutory Merger Agreement are in the best interests of Parent and its shareholders, and declared the advisability of this Agreement, the Statutory Merger Agreement and the Transactions.

6.3    Governmental Filings; No Violations.

(a)    Other than the expirations of the statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) associated with the filing of the Merger Application with the Registrar pursuant to the Companies Act, (iii) required to be made with or by the NYSE or TSX, (iv) the CFIUS Clearance, or (v) the approvals set forth in Section 4.4(a) of the Company Disclosure Schedule (collectively, the “Parent Approvals”), and assuming the accuracy of the representations and warranties set forth in Section 4.4(a), no expirations of any statutory waiting periods under applicable Laws are required and no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by Parent or any of its Subsidiaries with, nor are any required to be obtained by Parent or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of and performance under this Agreement and the consummation of the Transactions, except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent to consummate the Transactions.

(b)    The execution and delivery of and performance under this Agreement by Parent do not, and the consummation of the Transactions, will not: (i) assuming (solely with respect to the consummation of the Transactions) the satisfaction of the obligations contemplated by Section 8.5, constitute or result in a breach or violation of or a contravention or conflict with the Organizational Documents of Parent or any of its Subsidiaries; (ii) assuming (solely with respect to the performance under this Agreement by Parent and the consummation of the Transactions) the satisfaction of the obligations contemplated by Section 8.5 and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 6.3(a) expire, are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of or a contravention or conflict with any Law to which Parent or any of its Subsidiaries is subject; or (iii) assuming (solely with respect to the performance under this Agreement by Parent and the consummation of the Transactions) the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 6.3(a) expire, are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of, or default under, the creation of any right or obligation under or the creation of an Encumbrance (other than any Permitted Encumbrance) on any of the rights, properties or assets of Parent or any of its Subsidiaries pursuant to any Contract binding upon Parent or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) of this Section 6.3(b), as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

6.4    Litigation.

(a)    Since the Applicable Date, there are no Proceedings against Parent or any of its Subsidiaries, in each case when acting in such capacity, pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

(b)    Since the Applicable Date, neither Parent nor any of its Subsidiaries is a party to or subject to the provisions of any Order, except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the Transactions.

6.5    Absence of Certain Agreements. As of the date of this Agreement and other than as expressly contemplated by this Agreement, neither Parent nor any of its controlled Affiliates has entered into any Contract or other agreement, understanding or arrangement (whether oral or written), or authorized, committed or agreed to enter into any of the same: (a) pursuant to which any shareholder of the Company (i) would be entitled to receive consideration of a different amount or nature than the Merger Consideration, (ii) agrees to vote to adopt this Agreement or approve the Transactions or (iii) agrees to vote against any Superior Proposal; (b) pursuant to which any current employee of the Company has agreed to (i) remain as an employee of the Company or any of its Subsidiaries following the Effective Time (other than as expressly permitted or contemplated by Section 8.1) or become an employee of Parent or any of its Subsidiaries, (ii) contribute or roll over any portion of such employee’s Shares or Company Equity Awards to the Surviving Company, Parent or any of their respective Subsidiaries or (iii) receive any capital stock or other securities of the Surviving Company, Parent or any of their respective Subsidiaries; or (c) with any current director, officer or other employee of the Company that relates in any way to the Company or the Transactions.

6.6    Financings.

(a)    The aggregate proceeds contemplated by the Commitment Letters will be sufficient (after deducting applicable fees, expenses, original issue discount and similar premiums and charges) to enable Parent to (i) consummate the Transactions upon the terms contemplated by this Agreement, (ii) pay the Total Cash Amount payable in respect of the applicable Eligible Shares and Dissenting Shares in the Merger pursuant to this Agreement, (iii) pay all amounts payable pursuant to Section 3.4 of this Agreement, (iv) pay all Indebtedness, liabilities and other obligations of the Company as expressly contemplated to be funded pursuant to the Debt Commitment Letter by Parent at Closing, and (v) pay all related fees and expenses associated with the Transactions or the Commitment Letters incurred by Parent, Merger Sub, the Surviving Company or any of their respective Affiliates and required to be paid at the Closing by such party (collectively, the “Financing Purposes”).

(b)    Parent has received (i) an executed equity commitment letter dated as of the date of this Agreement (as may be amended, supplemented or modified in accordance with the terms thereof, the “Equity Commitment Letter”) from the equity financing source party thereto (the “Equity Financing Source”) pursuant to which the Equity Financing Source has committed to provide the amount of cash equity financing as set forth in the Equity Commitment Letter, subject only to the terms and conditions expressly set forth therein (the “Equity Financing”) and (ii) an executed debt commitment letter and executed fee letter associated therewith, each dated as of the date of this Agreement (such commitment letter and fee letter (which fee letter may be redacted as described below), and all attached exhibits, schedules and annexes that are delivered on date of this Agreement, and amendments to the foregoing permitted by the terms hereof, collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letter and any related exhibits, schedules, annexes, supplements, term sheets and other agreements, the “Commitment Letters”) from the lenders party thereto (collectively, the “Lenders”), pursuant to which the Lenders have committed, subject only to the terms and conditions expressly set forth in the Debt Commitment Letter, to provide to Parent (or any of its Affiliates) the amount of financing set forth in the Debt Commitment Letter (as may be amended, supplemented or replaced in accordance with the terms of this Agreement, the “Debt Financing” and, together with the Equity Financing, the “Financing”). The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereto, and is entitled to seek, specific performance of Parent’s right to cause the Equity Commitment (as defined in the Equity Commitment Letter) to be funded thereunder, and for no other purpose and, in connection therewith, the Company has the right to an injunction, or other appropriate form of specific performance or equitable relief, to cause Parent to cause, and to directly cause, the Equity Financing Source to fund, directly or indirectly, the Equity Commitment as, and to the extent permitted by, the Equity Commitment Letter, in each case, when all of the conditions to funding the Equity Commitment set forth in the Equity Commitment Letter have been satisfied but only as permitted by the exercise of the Company’s rights under, and subject to, Section 11.7. A true, correct and complete copy of each fully executed Commitment Letter as in effect on the date of this Agreement has been provided to the Company. A true, correct and complete copy of each fee letter and engagement letter related to the Debt Commitment Letter as in effect on date of this Agreement has been provided to the Company, except that the fees and other commercially sensitive information therein (including provisions in such fee letter related solely to fees, “flex terms” and economic terms) may have been redacted; provided, however, that no redacted term provides that the aggregate amount or net cash proceeds of the Debt Financing set forth in the unredacted portion of the Debt Commitment Letter could be reduced (except in accordance with Section 8.20(c)) or adds any conditions or contingencies or other terms that adversely affect in any way the availability of all or any portion of the Debt Financing or the enforceability of the Debt Commitment Letter, except as such enforceability may be limited by the Bankruptcy and Equity Exception. Parent has fully paid (or caused to be paid) all commitment and other fees, if any, required by such Commitment Letters to be paid by the Parent (or any applicable Affiliate thereof) prior to or concurrently with the entry into this Agreement. As of the date of this Agreement, each Commitment Letter is a legal, valid and binding obligation of Parent (or its applicable Affiliate party thereto) and, to the Knowledge of Parent, each other party thereto, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and is in full force and effect, and has not been amended, modified, withdrawn, terminated or rescinded in any respect, and, assuming the representations and warranties in Article IV are true and correct to the Knowledge of Parent, no event has occurred which (with or without notice, lapse of time or both) would (A) constitute a breach or default thereunder on the part of Parent or (B) otherwise would reasonably be expected to result in the failure of any condition to the Financing in accordance with the terms thereof. There are no other contracts, side letters, other written or oral agreements, arrangements, conditions precedent, contingencies or other provisions, in each case in effect, that could affect the conditionality of the Financing or the amount or availability of the Financing on the Closing Date, to which Parent or any of its Affiliates is a party, other than (1) as expressly set forth in the Commitment Letters delivered to the Company prior to the execution hereof and (2) as otherwise permitted by Section 8.20. Except as expressly set forth in the Equity Commitment Letter, as of the date of this Agreement, there are no conditions precedent to the obligation of the Equity Financing Source to provide the Equity Financing or any contingencies that would permit the Equity Financing Source to reduce the total amount of Equity Financing. As of the date of this Agreement, assuming the representations and warranties in Article IV are true and correct, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied on a timely basis or that the Financing will not be available to Parent for the Financing Purposes required to be paid by Parent or Merger Sub on the date on which the Closing should occur pursuant to Section 1.1.

6.7    Solvency. Assuming (a) the satisfaction or waiver of the conditions to Public Parent’s, Parent’s and Merger Sub’s obligation to consummate the Merger set forth in Section 9.1 and Section 9.2 and (b) the representations and warranties of the Company set forth in Article IV are true and correct, after giving effect to the Transactions, payment of all related fees and expenses and consummation of the Transactions (including the incurrence of the Debt Financing to the extent required to consummate the Transactions, the Total Stock Value, the Total Cash Amount and Unvested Company Equity Award Consideration), Parent will be Solvent as of and immediately following the Closing. For purposes of this Agreement, the term “Solvent,” when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (B) the amount that will be required to pay the probable liabilities of such Person as such debts become absolute and mature, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (iii) such Person will be able to pay its liabilities as they mature.

6.8    Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by Parent.

6.9    No Other Representations or Warranties; Non-Reliance.

(a)    Except for the express written representations and warranties made by Public Parent, Parent and Merger Sub in Articles V, VI and VII of this Agreement and in any certificate delivered pursuant to this Agreement, neither Parent nor any other Person makes any express or implied representation or warranty regarding Parent or any of its Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the Transactions, and Parent expressly disclaims any other representations or warranties. None of the Company or its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Parent or any of its Affiliates or any of its or their respective businesses, operations, assets, liabilities, conditions

(financial or otherwise) or prospects or its or their respective Representatives, other than the express written representations and warranties made by Public Parent, Parent and Merger Sub in Articles V, VI and VII of this Agreement and in any certificate delivered pursuant to this Agreement.

(b)    Without limiting the generality of the provisions of paragraph (a) of this Section 6.9 in connection with the due diligence investigation of the Company and its Subsidiaries by Parent, Parent has received and may continue to receive from the Company and its Subsidiaries certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations. Parent hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF MERGER SUB

Merger Sub hereby represents and warrants to the Company that:

7.1    Organization, Good Standing and Qualification. Merger Sub is an exempted company duly limited by shares incorporated and validly existing under the Laws of Bermuda. Merger Sub has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction in which the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification.

7.2    Capitalization and Business of Merger Sub. The authorized share capital of Merger Sub consists of 100 shares of Merger Sub, par value $0.01 per share. As of the date of this Agreement, all such shares were issued and outstanding. All of the outstanding shares or other securities of Merger Sub have been duly authorized and are validly issued, fully paid and non-assessable and owned by either Public Parent or Parent. Merger Sub has not conducted any business and has no properties, assets, obligations or liabilities of any nature, in each case other than those incident to its organization and pursuant to this Agreement and the Transactions.

7.3    Corporate Authority; Approval.

(a)    Merger Sub has all requisite corporate or similar power and authority and has taken all corporate or similar action necessary in order to execute, deliver and perform under this Agreement and the Statutory Merger Agreement and to consummate the Transactions, and, except for executing and delivering the Statutory Merger Agreement (together with the requisite supporting materials), filing the Merger Application with the Registrar pursuant to the Companies Act and obtaining the Merger Sub shareholder approval (which approval shall be through written resolution by Public Parent and Parent immediately following the execution of this Agreement), no other action on the part of Merger Sub is necessary to authorize the execution, delivery and performance by Merger Sub of this Agreement and the Statutory Merger Agreement and the consummation by Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Merger Sub and, assuming due execution and delivery by Public Parent, Parent and the Company, constitutes a valid and binding agreement of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)    The board of directors of Merger Sub has approved this Agreement and the Statutory Merger Agreement and determined that the terms of this Agreement and the Statutory Merger Agreement are in the best interests of Merger Sub and its shareholders, and declared the advisability of this Agreement, the Statutory Merger Agreement and the Transactions.

7.4    Governmental Filings; No Violations.

(a)    Other than the expirations of the statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) associated with the filing of the Merger Application with the Registrar pursuant to the Companies Act, (iii) required to be made with or by the NYSE or TSX, (iv) the CFIUS Clearance, or (v) the approvals set forth in Section 4.4(a) of the Company Disclosure Schedule, and assuming the accuracy of the representations and warranties set forth in Section 4.4(a), no expirations of any statutory waiting periods under applicable Laws are required and no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by Merger Sub with, nor are any required to be obtained by Merger Sub from, any Governmental Entity, in connection with the execution and delivery of and performance under this Agreement and the consummation of the Transactions, except as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Merger Sub to consummate the Transactions.

(b)    The execution and delivery of and performance under this Agreement by Merger Sub does not, and the consummation of the Transactions, will not: (i) assuming (solely with respect to the consummation of the Transactions) the satisfaction of the obligations contemplated by Section 8.5, constitute or result in a breach or violation of or a contravention or conflict with the Organizational Documents of Merger Sub; (ii) assuming (solely with respect to the performance under this Agreement by Merger Sub and the consummation of the Transactions) the satisfaction of the obligations contemplated by Section 8.5 and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 7.4 expire, are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of or a contravention or conflict with any Law to which Merger Sub is subject; or (iii) assuming (solely with respect to the performance under this Agreement by Merger Sub and the consummation of the Transactions) the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 6.3(a) expire, are made or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of, or default under, the creation of any right or obligation under or the creation of an Encumbrance (other than any Permitted Encumbrance) on any of the rights, properties or assets of Merger Sub pursuant to any Contract binding upon Merger Sub, except, in the case of clause (ii) of this Section 7.4, as would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

7.5    Brokers and Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of Merger Sub, except for Persons, if any, whose fees and expenses will be paid by Parent.

7.6    No Other Representations or Warranties; Non-Reliance.

(a)    Except for the express written representations and warranties made by Public Parent, Parent and Merger Sub in Articles V, VI and VII of this Agreement and in any certificate delivered pursuant to this Agreement, neither Merger Sub nor any other Person makes any express or implied representation or warranty regarding Merger Sub or any of its Affiliates or any of its or their businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its Representatives in connection with this Agreement or the Transactions, and Merger Sub expressly disclaims any other representations or warranties. None of the Company or its Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Merger Sub or any of its Affiliates or any of its or their businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its Representatives, other than the express written representations and warranties made by Public Parent, Parent and Merger Sub in Articles V, VI and VII of this Agreement and in any certificate delivered pursuant to this Agreement.

(b)    Without limiting the generality of the provisions of paragraph (a) of this Section 7.6 in connection with the due diligence investigation of the Company and its Subsidiaries by Merger Sub, Merger

Sub has received and may continue to receive from the Company and its Subsidiaries certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan and cost-related plan information, regarding the Company, its Subsidiaries and their respective businesses and operations. Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements.

ARTICLE VIII

COVENANTS

8.1    Company Interim Operations.

(a)    Except (i) as expressly contemplated by this Agreement, (ii) required by a Governmental Entity or applicable Law, (iii) with the prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) of Parent or (iv) set forth in Section 8.1 of the Company Disclosure Schedule, during the period from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement and abandonment of the Transactions pursuant to Article X, the Company shall, and shall cause each of its Subsidiaries to (A) conduct its business in all material respects in the Ordinary Course of Business, (B) use and cause each of its Subsidiaries to use their respective commercially reasonable efforts to maintain satisfactory relationships and goodwill with key customers, suppliers, vendors, key employees, landlords, Governmental Entities that have jurisdictional authority over the Company and its Subsidiaries and others having a material business relationship with it and (C) preserve intact its business organization in all material respects.

(b)    Without limiting the generality of, and in furtherance of, the foregoing, from the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement and abandonment of the Transactions in accordance with Article X, except (v) as expressly contemplated by this Agreement, (w) as required by a Governmental Entity or applicable Law, (x) with the prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) of Parent or (y) as set forth in Section 8.1 of the Company Disclosure Schedule, the Company shall not and shall not permit its Subsidiaries to:

(i)    adopt or propose to the Company’s shareholders any change in its Organizational Documents (other than to correct scrivener’s errors);

(ii)    directly or indirectly dispose of, sell, abandon or assign, whether by merger, consolidation, acquisition of stock or assets or otherwise, any equity interest in, or any business or assets of, any Person or division thereof, except for (A) sales of shipping containers and other leasing equipment operated by the Company from the Company’s fleet in the Ordinary Course of Business, not to exceed (x) $25,000,000 individually or $400,000,000 in the aggregate (including the amounts set forth in the following clause (y)), or (y) $10,000,000 individually or $40,000,000 in the aggregate for shipping containers and other leasing equipment that are less than 12 years old; (B) sales or dispositions of shipping containers and other leasing equipment operated by the Company that are declared lost or total losses by the Company’s customers or depots; (C) the entry into or performance of, or any action taken under, any equipment leases, including the grant of or performance upon exercise of purchase options thereunder; (D) the sale or disposition of any shipping containers and other equipment purchased for resale in the Company’s trading segment; (E) dispositions of de minimis or obsolete office equipment and similar assets in the Ordinary Course of Business; or (F) such transactions with respect to transactions solely between the Company, on the one hand, and any Wholly Owned Subsidiary of the Company, on the other hand, or solely between Wholly Owned Subsidiaries of the Company;

(iii)    issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or otherwise enter into any Contract or other agreement, understanding or arrangement (whether oral or written) with respect to the voting of, any shares of capital stock of the Company (including, for the avoidance of doubt, Shares) or capital stock or other equity interests of any of its Subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any such shares of capital stock, other equity interests or such convertible or exchangeable securities (other than (A) proxies or voting agreements solicited by or on behalf of the Company in respect of the Company’s 2023 annual meeting or in order to obtain the Requisite Company Vote or (B) the issuance of shares of such capital stock, other equity securities or convertible or exchangeable securities (1) by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company, (2) in respect of Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Company Share Plan, or (3) in respect of Company Equity Awards granted in accordance with Section 8.1(b)(iii) of the Company Disclosure Schedule);

(iv)    make any loans, advances, guarantees, or capital contributions to or investments in any Person, in each case, other than to or from the Company and any of its Wholly Owned Subsidiaries, for the avoidance of doubt, not including (A) the extension of customary trade credit to customers in the Ordinary Course of Business or (B) obligations under equipment finance leases or any other equipment lease that includes a purchase option thereunder;

(v)    establish a record date for, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or other equity interests (including with respect to the Company, for the avoidance of doubt, Shares), except for (A) dividends paid by any member of the Triton Affiliated Group to another member of the Triton Affiliated Group, (B) dividends paid by a Wholly Owned Subsidiary of the Company that is a non-U.S. entity to another Wholly Owned Subsidiary of the Company that is a non-U.S. entity or (C) regular quarterly dividends on Shares and Company Preference Shares, declared and paid in amounts not in excess of the quarterly amount set forth in Section 8.1(b)(v) of the Company Disclosure Schedule and with record and payment dates that are consistent with past practice;

(vi)    reclassify, split, combine, subdivide or redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or otherwise acquire, directly or indirectly, any of its capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests (including with respect to the Company, for the avoidance of doubt, Shares), other than the withholding of Shares to satisfy withholding Tax obligations upon the vesting or settlement of Company Equity Awards outstanding as of the date of this Agreement, in each case, in accordance with their terms and, as applicable, the Company Share Plan;

(vii)    (A) incur, assume or guarantee any Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security), except for (1) Indebtedness for borrowed money incurred in the Ordinary Course of Business through draw-downs of amounts available under the Existing Term Loan Facility, the Existing Warehouse Facility and the Existing Revolving Facility, (2) in replacement of existing Indebtedness in the Ordinary Course of Business, (3) guarantees of Indebtedness of its Wholly Owned Subsidiaries otherwise incurred in compliance with this Section 8.1(b)(vii), (4) Indebtedness incurred to fund any container purchases in the Ordinary Course of Business that are otherwise permitted by subclause (ix) of this Section 8.1(b) or (5) Indebtedness pursuant to intercompany arrangements among or between the Company and one or more of its Wholly Owned Subsidiaries or among or between its Wholly Owned Subsidiaries; provided, however, that nothing in this Section 8.1(b)(vii) shall prohibit the Company from granting customers customary trade credit in the Ordinary Course of Business, (B) forgive or cancel any Indebtedness or (C) voluntarily repay any principal amounts outstanding under the Existing Term Loan Facility or the Existing Warehouse Facility;

(viii)    directly or indirectly acquire, any Person or business division thereof (whether by merger, consolidation, acquisition of stock or assets or otherwise, any equity interest in, or any business or assets of, any Person or division thereof), for the avoidance of doubt, not including acquisitions or purchases of shipping containers and other leasing equipment operated by the Company;

(ix)    incur or commit to any capital expenditure or any obligations or liabilities in respect thereof in any period, including the acquisition or purchase of shipping containers and other leasing equipment for the Company’s fleet (but excluding the acquisition or purchase of any shipping containers or other equipment purchased or acquired for resale in the Company’s trading segment), in excess of $75,000,000 individually or $750,000,000 in the aggregate (provided that such aggregate amount shall only be $500,000,000 for the 180 day period following the date hereof); provided that, the Company shall not commit to any capital expenditure if, to the Knowledge of the Company, the funding thereof would be reasonably likely to cause the Company to exceed or fall below (as applicable) the investment grade metrics set forth on Section 8.1(b)(ix) of the Company Disclosure Schedule;

(x)    (A) amend, modify or terminate any material intercompany agreement or arrangement entered into by the Company with one or more of its Wholly Owned Subsidiaries or between the Company’s Wholly Owned Subsidiaries, (B) enter into any Contract that would be a Material Contract if in effect on the date hereof except in connection with any transaction otherwise permitted by subclause (ii), (vii) or (ix) of this Section 8.1(b) (and which transaction would not otherwise be prohibited by any other provision of this Section 8.1(b)), (C) amend, renew or terminate any Material Contract except in connection with any transaction otherwise permitted by subclause (ii), (vii) or (ix) of this Section 8.1(b) (and which transaction would not otherwise be prohibited by any other provision of this Section 8.1(b)) or (D) waive any material right, remedy or default under any Material Contract; provided that, for purposes of subclauses (B), (C) and (D) of this clause (x), “Material Contracts” shall not include any master lease addendum);

(xi)    make any changes with respect to accounting policies or procedures, except as required by changes in GAAP;

(xii)    (A) make (inconsistent with past practice), change or revoke any material Tax election, (B) fail to file any income Tax Return and prepare the associated supporting documentation consistent with past practice, (C) change any annual Tax accounting period, (D) change any material Tax accounting method, (E) file any material amended Tax Return, (F) enter into or request any closing agreement, private letter ruling, or similar agreement or ruling with respect to any material Taxes, (G) settle, compromise or consent to any material Tax claim, audit, assessment, dispute or other Proceeding, (H) consent to any extension or waiver of the limitations period applicable to any material amount of Tax or a material Tax Return (except for automatic extensions of time to file income Tax Returns obtained in the Ordinary Course of Business), or (I) surrender any right to claim a refund of a material amount of Taxes;

(xiii)    except for actions required pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement, or as otherwise required by applicable Law, (A) increase in any manner the compensation, bonus, welfare, fringe or other benefits, severance or termination pay of any Company Service Provider (including any obligation to gross-up, indemnify or otherwise reimburse any such individual for any Tax incurred by any such individual, including under Section 409A or 4999 of the Code), except for (1) employees who are not executive officers, increases in annual salary or wage rate (and corresponding increases in target short-term cash incentive opportunities) in the Ordinary Course of Business and in connection with the annual compensation review cycle; provided that the aggregate value of such increases shall not exceed 6% in the aggregate base salaries or wage rates of employees who are not executive officers as of the date of this Agreement and (2) the payment of annual cash incentive bonuses for completed periods based on actual performance, (B) become a party to, establish, adopt, amend, commence participation in or terminate any Company Benefit Plan or any arrangement that would have been a Company Benefit Plan had it been entered into prior to the date of this Agreement, other than in connection with routine, immaterial or ministerial amendments to health and welfare plans that do not materially increase benefits or result in a material increase in administrative costs, (C) grant any new awards (except as expressly permitted by Section 8.1(b)(iii)), or amend or modify the terms of any outstanding awards, under any Company Benefit Plan or (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan;

(xiv)    enter into any collective bargaining agreement, recognize or certify any labor union, labor organization, works council, or group of employees of the Company or its Subsidiaries as the bargaining representative for any Company Employees;

(xv)    waive the restrictive covenant obligations of any current or former director, officer, employee at the level of Senior Vice President or above, in each case, of the Company or any of its Subsidiaries;

(xvi)    (A) hire any Person to be an officer or employee of the Company or any of its Subsidiaries, other than the hiring of employees (1) below the level of Senior Vice President in the Ordinary Course of Business or (2) to fill a position at the level of Senior Vice President which is open as of the date hereof or becomes open as a result of a departing Senior Vice President after the date hereof (but in no event may any new position at the level of Senior Vice President or above be created following the date hereof), or (B) terminate the employment of, or replace, any employee at the level of Senior Vice President or above (other than for cause);

(xvii)    except for actions in the Ordinary Course of Business, abandon, allow to lapse, sell, assign, transfer or exclusively license any Intellectual Property Rights material to the Company’s or any of its Subsidiaries’ respective businesses that are owned (or purported to be owned) by the Company or any of its Subsidiaries;

(xviii)    enter into, modify or terminate any material Lease other than in the Ordinary Course of Business or acquire any owned real property or enter into any agreement to acquire any owned real property;

(xix)    adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization;

(xx)    enter into any new material line of business;

(xxi)    settle or compromise any litigation, or release, dismiss or otherwise dispose of any claim, liability, obligation or arbitration, other than settlements or compromises of litigation or releases, dismissals or dispositions of claims, liabilities, obligations or arbitrations that involve the payment of monetary damages in an amount not in excess of $5,000,000 individually, and, in any event, $10,000,000 in the aggregate, by the Company or any of its Subsidiaries and do not involve any injunctive or other material non-monetary relief or impose material restrictions on the business or operations of the Company and its Subsidiaries, taken as whole;

(xxii)    enter into any interest rate swaps, hedges, forward sales contracts or similar financial instruments other than on customary commercial terms consistent with past practice and in compliance with the Company’s risk management policies;

(xxiii)    substantially increase the Company’s trading segment volumes compared to the past three years; or

(xxiv)    agree, authorize or commit to do any of the foregoing.

(c)    The Company shall use commercially reasonable efforts to operate the business such that, as of the Closing Date, the sum of (x) unrestricted cash available to the Company on the Closing Date and (y) the amount available to be borrowed under the Existing Revolving Facility shall be $750,000,000 or more (the “Target Liquidity”); provided that, any cash used by the Company to pay Company expenses or the Merger Consideration as agreed between the Parties pursuant to Section 1.5 shall be counted as unrestricted cash available to the Company for purposes of this Section 8.1(c); and provided, further, that the Parties acknowledge and agree that the maintenance of the Target Liquidity as of the Closing Date shall not be a condition to Closing.

(d)    Each of the Company, Public Parent and Parent shall not, and shall cause its respective Subsidiaries not to, take or fail to take any actions that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the consummation of the Transactions.

(e)    Nothing set forth in this Agreement shall give Public Parent and Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct Public Parent’s, Parent’s or their respective Subsidiaries’ operations prior to the Effective Time.

8.2    Public Parent Interim Operations. From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article X, except (x) as expressly contemplated by this Agreement, (y) as required by a Governmental Entity or applicable Law or (z) with the prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) of Company, Public Parent shall not and shall cause its Subsidiaries not to:

(a)    adopt or propose to the Public Parent’s shareholders any change in its Organizational Documents (other than to correct scrivener’s errors) in a manner that would be materially or disproportionately adverse to the holders of Shares (relative to other holders of Public Parent Shares) or would, or would reasonably be expected to, have the effect of delaying, materially impairing or preventing the consummation of the Merger or the Transactions;

(b)    declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Public Parent Shares, except for regular dividends on Public Parent Shares, declared and paid consistent with past practice;

(c)    reclassify, split, combine or redeem, directly or indirectly, any of Public Parent’s capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests (including with respect to Public Parent, for the avoidance of doubt, Public Parent Shares);

(d)    adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization of Public Parent;

(e)    adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; or

(f)    agree, authorize or commit to do any of the foregoing.

8.3    Acquisition Proposals; Change in Recommendation.

(a)    Except as expressly permitted by this Section 8.3, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the valid termination of this Agreement pursuant to Article X and the Effective Time, the Company shall, and shall cause its Subsidiaries and its and their respective directors and officers to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, not: (A) initiate, solicit, propose, knowingly encourage or knowingly facilitate, whether publicly or otherwise, any inquiry, proposal, offer or request that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal or purposefully encourage any action with respect to any Acquisition Proposal; (B) engage in, continue or otherwise participate in any discussions (in each case, other than as reasonably necessary to clarify the terms and conditions of any proposal or offer or notify the applicable Person or Group of the existence of the provisions of this Section 8.3(a)) or negotiations with respect to any Acquisition Proposal or any inquiry, proposal, offer or request that could reasonably be expected to lead to an Acquisition Proposal; (C) provide any non-public information or data concerning the Company or its Subsidiaries to any Person (other than

Public Parent, Parent, Merger Sub or their respective Representatives) or Group in connection with any Acquisition Proposal or any inquiry, proposal, offer or request that could reasonably be expected to lead to an Acquisition Proposal; or (D) otherwise purposefully facilitate any effort or attempt to make or effect an Acquisition Proposal.

(b)    Notwithstanding anything in Section 8.3(a) to the contrary, prior to the time, but not after, the Requisite Company Vote is obtained, in response to an unsolicited, bona fide written Acquisition Proposal that did not arise from or in connection with a breach of the obligations set forth in this Section 8.3 (other than an immaterial breach), the Company may:

(i)    provide access to non-public information concerning the Company and its Subsidiaries in response to a request to the Person or Group who made such an Acquisition Proposal; provided that (A) the Company shall implement reasonable protections for any competitively sensitive information or data provided to any such Person who is, or whose Affiliates include, a competitor of the Company or any of its Subsidiaries (as determined by the Company Board in its judgment); (B) the Person or Group receiving such information has entered into a confidentiality agreement with terms that, if taken as a whole, are not less restrictive in any material respect to such Person or Group than the terms in the Confidentiality Agreement are on Parent (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amending of an Acquisition Proposal if such Acquisition Proposal is made directly to the Company and not publicly disclosed, but shall not include any restrictions that would reasonably be expected to restrain the Company from satisfying its obligations contemplated by this Section 8.3) (any confidentiality agreement satisfying such criteria, a “Permitted Confidentiality Agreement”); and (C) the Company shall promptly (and in any event within 48 hours) make available to Parent any material non-public information concerning the Company or its Subsidiaries that the Company provides to any Person given such access that was not previously made available to Parent or its Representatives; and

(ii)    engage or otherwise participate in any discussions or negotiations with any such Person or Group regarding such Acquisition Proposal, if (and only if) prior to taking any action described in clause (i) or this clause (ii) of this Section 8.3(b), the Company Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that based on the information then available, such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal.

(c)    The Company shall promptly (and in any event within 24 hours) notify Public Parent and Parent that it proposes to furnish or make available the Company’s non-public information or data or if it has entered into or intends to enter into discussions or negotiations as provided in Section 8.3(b).

(d)    Subject to Section 8.3(b), immediately following the execution of this Agreement, the Company shall, and shall cause its directors, officers and Subsidiaries to, and shall instruct and use its reasonable best efforts to cause its and its Subsidiaries’ other Representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations, communications or other activities with, any Person (other than Public Parent, Parent, Merger Sub and their respective Representatives) in connection with or which could reasonably be expected to lead to an Acquisition Proposal by such Person, and the Company further agrees that it shall promptly request that all non-public information previously provided by or on behalf of the Company or any of its Subsidiaries to any Persons (other than Public Parent, Parent, Merger Sub and their respective Representatives) be promptly returned or destroyed in accordance with the terms of the applicable confidentiality agreement and immediately terminate all physical and electronic data room access previously granted to any such Persons or their Representatives.

(e)    Except as permitted by Section 8.3(f) and Section 8.3(g), the Company Board shall not:

(i)    (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Board Recommendation with respect to the Merger in a manner adverse to Public Parent or Parent, (B) fail to include the Company Board Recommendation in the Proxy Statement/Prospectus, or (C) in the event any tender offer or exchange offer related to an Acquisition Proposal is commenced, fail to recommend against such tender offer or exchange offer in any position taken in accordance with Rules 14d-9 and 14e-3 under the Exchange Act within 10 Business Days after such tender offer or exchange offer is first commenced, or subsequently amended in any material respect;

(ii)    approve or recommend, or publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other agreement (other than a Permitted Confidentiality Agreement entered into in compliance with Section 8.3(b)) providing for any Acquisition Proposal (an “Alternative Acquisition Agreement,” and any of the actions set forth in the foregoing clauses (i) and (ii), a “Change of Recommendation”); or

(iii)    cause or permit the Company to enter into an Alternative Acquisition Agreement.

(f)    Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Company Vote is obtained, if there has been no breach (other than any immaterial breach) of the Company’s obligations set forth in this Section 8.3, the Company Board may: (A) effect a Change of Recommendation (1) if an (x) unsolicited, bona fide written Acquisition Proposal is received by the Company and has not been withdrawn or (y) Intervening Event has occurred, and (2) the Company Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, that based on the information then available, a failure to effect a Change of Recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and, in the case of an Acquisition Proposal contemplated by clause (A)(1)(x) of this Section 8.3(f), that such Acquisition Proposal constitutes a Superior Proposal; or (B) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (and the Company may enter into or cause a Subsidiary thereof to enter into such an Alternative Acquisition Agreement) or agree, authorize or commit to do so; provided, however, that no such actions may be taken unless and until: (I) the Company has given Public Parent and Parent written notice at least three Business Days in advance (the “Notice Period”), which notice shall set forth in writing that the Company Board intends to take such action and the basis therefor, and shall also include, (y) in the case of such an Acquisition Proposal, all information required by Section 8.3(i), mutatis mutandis, and (z) in the case of an Intervening Event, a reasonable description of such Intervening Event; (II) during the Notice Period, to the extent requested by Public Parent or Parent, the Company shall, and shall cause its Representatives to, negotiate in good faith with Public Parent and Parent to revise this Agreement so that conditions set forth in clause (A)(2) of this Section 8.3(f) would not be satisfied or such Alternative Acquisition Agreement contemplated by clause (B) of this Section 8.3(f) would no longer be with respect to a Superior Proposal, as applicable; and (III) at the end of the Notice Period, the Company Board shall have taken into account any revisions to this Agreement committed to by Public Parent and Parent in writing and any other information offered by Public Parent and Parent in response to the notice, and shall have thereafter determined in good faith, after consultation with outside legal counsel, that based on the information then available and after consultation with its financial advisor, a failure to effect a Change of Recommendation would continue to be inconsistent with the directors’ fiduciary duties under applicable Law, or that such Alternative Acquisition Agreement contemplated by clause (B) of this Section 8.3(f) continues to be an Alternative Acquisition Agreement with respect to a Superior Proposal, as the case may be (it being understood that (y) any material revisions to any Acquisition Proposal shall be deemed to be a new Acquisition Proposal for purposes of Section 8.3(i) and this Section 8.3(f), including for purposes of the Notice Period, except that subsequent to the initial Notice Period, the Notice Period shall be reduced to two Business Days and (z) prior to or concurrently with the Company or any Subsidiary thereof entering into an Alternative Acquisition Agreement contemplated by clause (B) of this Section 8.3(f), the Company shall have terminated this Agreement and abandoned the Transactions pursuant to Section 10.3(b) and paid to Parent the Company Termination Fee required to be paid pursuant to Section 10.5(c)).

(g)    Nothing set forth in this Agreement shall prohibit the Company from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including making any disclosure the Company Board has reasonably determined in good faith, after consultation with outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties under applicable Law; provided, however, that if such disclosure has the substantive effect of withdrawing, qualifying or adversely modifying the Company Board Recommendation, such disclosure shall be deemed to be a Change of Recommendation and each of Public Parent and Parent shall have the right to terminate this Agreement as set forth in Section 10.4(b) unless the Company expressly reaffirms the Company Board Recommendation within ten Business Days of such disclosure; or (ii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act.

(h)    The Company shall not release any third party from, or waive, amend or modify any provision of, or grant permission under or fail to enforce, any standstill provision in any confidentiality agreement in connection with an Acquisition Proposal to which the Company is a party that remains in effect following the execution of this Agreement; provided that, notwithstanding anything to the contrary contained in this Agreement, if the Company Board determines in good faith, after consultation with its outside legal counsel, the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company may waive any such standstill provision solely to the extent necessary to permit a third party to make an Acquisition Proposal in order to comply with the directors’ fiduciary duties under applicable Law.

(i)    The Company shall promptly (and, in any event, within 48 hours) give written notice to Public Parent and Parent if, after the date of this Agreement, (i) any inquiries, proposals or offers with respect to an Acquisition Proposal were or are received by, (ii) any non-public information was or is requested in connection with any Acquisition Proposal from, or (iii) any discussions or negotiation with respect to an Acquisition Proposal were or are sought to be initiated or continued with, it or any of its Representatives, indicating, in connection with such notice, the name of such Person or group and the material terms and conditions of any proposals or offers and shall provide to Public Parent and Parent a copy (which may be redacted to the extent reasonably necessary to protect confidential information of the business or operations of the Person making such Acquisition Proposal) of any written Acquisition Proposal and any other written terms or proposals made and thereafter shall keep Public Parent and Parent reasonably informed, on a current basis (and, in any event, within 24 hours), of the status and material terms of any such proposals, or offers (including any material amendments thereto) and any material changes to the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified.

8.4    Company Shareholders Meeting.

(a)    Subject to Section 8.3, the Company shall take, in accordance with applicable Law and its Organizational Documents, all action necessary to (i) duly call, establish a record date for, give notice of, convene and hold the Company Shareholders Meeting as promptly as practicable after the preliminary Proxy Statement/Prospectus is filed, and (ii) cause a vote upon the adoption of this Agreement, the Statutory Merger Agreement and the Merger to be taken thereat (regardless of any Change of Recommendation or the existence of any other Acquisition Proposal).

(b)    The Company Shareholders Meeting shall not be postponed or adjourned by the Company without Public Parent’s and Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided that: (i) the Company may postpone or adjourn the Company Shareholders Meeting, after consultation in good faith with Public Parent and Parent, (A) to the extent required by applicable Law or necessary to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is delivered to the shareholders of the Company for the amount of time required by applicable Law in advance of the Company Shareholders Meeting, or (B) if the Company reasonably believes there will be insufficient Shares or Company Preference Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting or to obtain the Requisite Company Vote; and (ii) if the Company delivers a notice of an intent to make a Change of Recommendation within the five Business Days prior to the original date for which the Company Shareholders Meeting was scheduled or any date that the Company Shareholders Meeting is scheduled to be held thereafter in accordance with the terms of this Section 8.4, if directed by Public Parent and Parent, the Company shall as promptly as practicable thereafter postpone or adjourn the Company Shareholders Meeting for up to five Business Days in accordance with Public Parent’s and Parent’s direction; provided, further, that in no event shall the Company Shareholders Meeting be postponed or adjourned more than ten days in connection with any one postponement or adjournment or more than an aggregate of 30 days from the original date of such Company Shareholders Meeting.

(c)    Subject to the Company Board’s fiduciary obligations under applicable Law, the Company shall use its reasonable best efforts to obtain the Requisite Company Vote, including the solicitation of proxies therefor.

8.5    Approval of Sole Shareholder of Merger Sub. Immediately following the execution and delivery of this Agreement, Public Parent and Parent (as Merger Sub’s shareholders) shall execute and deliver, in accordance with applicable Law and Merger Sub’s Organizational Documents, a written resolution adopting this Agreement.

8.6    Proxy Statement/Prospectus Filing; Other Regulatory Matters.

(a)    Proxy Statement/Prospectus.

(i)    Public Parent, Parent and the Company shall jointly prepare and Public Parent shall file with the SEC, as promptly as practicable after the date of this Agreement (and in any event no later than 30 Business Days thereafter), and each of Public Parent, Parent and the Company agrees to cooperate in the preparation of, the registration statements on Forms F-3 and F-4 (as each may be amended or supplemented from time to time, the “Registration Statements”), including the prospectus and proxy statement relating to the Company Shareholders Meeting to be held in connection with this Agreement constituting a part thereof (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”). Except under the circumstances expressly permitted by Section 8.3, the Registration Statements shall include the Company Board Recommendation.

(ii)    Each of Public Parent, Parent and the Company agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries or Representatives, for inclusion or incorporation by reference in (A) the Registration Statements will, at the time the Registration Statements becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) the Proxy Statement/Prospectus will, at the date of mailing to the shareholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Public Parent, Parent and the Company further agrees that, if prior to the Effective Time, it should become aware of any information that would cause any of the statements in the Registration Statements or the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Proxy Statement/Prospectus) not false or misleading, it will promptly inform the other Party thereof and, subject to Section 8.6(a)(iii), take the steps necessary to correct such information in an amendment or supplement to the Registration Statements or the Proxy Statement/Prospectus.

(iii)    Each of Public Parent, Parent and the Company will provide the other party and their respective legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement/Prospectus, the Registration Statements and other documents related to the Company Shareholders Meeting or the issuance of the Public Parent Shares in respect of the Merger, prior to filing, furnishing or delivering such documents with or such communications to the applicable

Governmental Entity and dissemination of such documents or communications to the Company’s shareholders. Each of Public Parent, Parent and the Company will include in the Proxy Statement/Prospectus, the Registration Statements and such other documents related to the Company Shareholders Meeting or the issuance of the Public Parent Shares in respect of the Merger all comments reasonably and promptly proposed by the other party or its outside legal counsel and each agrees that all information relating to Public Parent, its Subsidiaries and Public Parent included in the Proxy Statement/Prospectus and the Registration Statements shall be in form and content satisfactory to Public Parent, acting reasonably, all information relating to Parent and its Subsidiaries included in the Proxy Statement/Prospectus and the Registration Statements shall be in form and content satisfactory to Parent, acting reasonably, and all information relating to the Company and its Subsidiaries included in the Proxy Statement/Prospectus and the Registration Statements shall be in form and content satisfactory to the Company, acting reasonably; provided that the Company shall not have such obligations with respect to any Proxy Statement/Prospectus and other documents or communications relating to a Change of Recommendation made in accordance with Section 8.3.

(iv)    Without limiting the generality of the provisions of Section 8.7, Public Parent, Parent and the Company each shall use its reasonable best efforts to respond promptly to comments from the SEC and have the Registration Statements declared effective under the Securities Act as promptly as reasonably practicable after such filing, and to maintain the effectiveness of the Registration Statements for as long as necessary to consummate the Transactions or until this Agreement is terminated in accordance with its terms. Each of Public Parent, Parent and the Company shall promptly notify each other of the receipt of any comments from the SEC with respect to the Proxy Statement/Prospectus and of any request by the SEC for any amendment or supplement to the Proxy Statement/Prospectus or for additional information and shall as promptly as practicable following receipt thereof provide each other, as applicable, copies of all substantive correspondence between Public Parent, Parent or the Company or any of their respective Representatives and the SEC with respect to the Proxy Statement/Prospectus (or where no such copies are available, a reasonable description thereof) and consider in good faith all comments reasonably proposed by the other parties in response to such comments or requests; provided that the Company shall not have such obligations with respect to any Proxy Statement/Prospectus and other documents and communications relating to a Change of Recommendation made in accordance with Section 8.3 (but only solely to the extent such documents or communications relate to a Change of Recommendation). Each of Public Parent, Parent and the Company shall (A) use their commercially reasonable efforts to provide responses as promptly as reasonable practicable to the SEC with respect to any comments on the Proxy Statement/Prospectus proposed by the SEC and any requests by the SEC for any amendment or supplement to the Proxy Statement/Prospectus or for additional information, and (B) cause the definitive Proxy Statement/Prospectus to be mailed as promptly as reasonably practicable (and in any event within five Business Days) after the date that the latest of the Registration Statements is declared effective.

(b)    Other Regulatory Matters.

(i)    In addition to and without limiting the rights and obligations set forth in Section 8.6(a), Section 8.7 and Section 8.8 and subject to the other terms and conditions of this Section 8.6(b), the Company, Public Parent and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under this Agreement and applicable Laws to consummate the Transactions as promptly as reasonably practicable after the date of this Agreement, including preparing and delivering or submitting documentation to (A) effect the expiration of all statutory waiting periods under applicable Antitrust Law, including under the HSR Act, and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the Transactions, as promptly as reasonably practicable after the date of this Agreement or the entry into any such timing agreements, respectively, and (B) make with and obtain from any Governmental Entity, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the Transactions, including the other Company Approvals, the other Public Parent Approvals and the other Parent Approvals.

(ii)    Without limiting the generality of, and in furtherance of the provisions of Section 8.6(b)(i), each of the Company, Public Parent and Parent, as applicable, shall (and shall cause their respective Subsidiaries to):

(A)    prepare and file, with respect to the Transactions an appropriate filing of a Notification and Report Form pursuant to the HSR Act within 20 Business Days after the date of this Agreement and provide confirmation to each other of any such filings and requests, and notification filings, forms and submissions with Governmental Entities under any applicable Antitrust Laws set forth in Section 4.4(a) of the Company Disclosure Schedule, in each case as soon as practicable after the date of this Agreement;

(B)    prepare and file, with respect to the Transactions, a draft joint voluntary notice contemplated hereby to CFIUS in accordance with the CFIUS Regulations (the “Draft Voluntary Notice”) within 20 Business Days after the date of this Agreement. Promptly after receipt of comments from CFIUS on the Draft Voluntary Notice, the Parties shall prepare and submit a final joint voluntary notice of the transactions contemplated hereby to CFIUS in accordance with the CFIUS Regulations;

(C)    not, without the prior written consent of the other Party or Parties, as the case may be (which consent shall not be unreasonably conditioned, withheld or delayed), (1) cause any filing, delivery or submission contemplated by Section 8.6(b)(i) or Section 8.6(b)(ii)(A)-(B) applicable to it to be withdrawn, refiled, or redelivered or resubmitted for any reason, including to provide the applicable Governmental Entities with additional time to review any or all of the Transactions, or (2) consent to any voluntary extension of any statutory waiting period or, if applicable, any contractual waiting period under any timing agreement with a Governmental Entity applicable to the consummation of the Transactions or to any voluntary delay of the consummation of the Transactions at the behest of any Governmental Entity;

(D)    provide or cause to be provided to each Governmental Entity any non-privileged or protected information and documents requested by any Governmental Entity or that are necessary or advisable to permit consummation of the Transactions as promptly as practicable following any such request, and subject to Section 8.9, each shall provide each other with copies of any such information and documents; and

(E)    use its respective reasonable best efforts to take all necessary or advisable steps reasonably required to (1) avoid the entry of, and (2) resist, vacate, limit, reverse, suspend or prevent any permanent, preliminary or temporary Order, in each case, as applicable, that is or is reasonably expected to be entered, issued, made or rendered, in the case of each of the foregoing clauses (1) and (2) of this Section 8.6(b)(ii)(E), that would reasonably be expected to prevent, delay or impair the consummation of the Transactions, including, (x) the defense through litigation on the merits of any Proceeding seeking to prevent, materially delay or impair the consummation of the Transactions (and if applicable, the appeal thereof and the posting of a bond in connection therewith) and (y) the proffer and agreement by Public Parent and Parent of its willingness to (I) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending such disposition, and promptly to effect the sale, lease, license, transfer, disposal, divestiture or other Encumbrance, and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of the Company, Public Parent, Parent or any of their respective Subsidiaries or (II) limit or restrain the freedom of action with respect to the Company’s, Public Parent’s, Parent’s or any of their respective Subsidiaries’ ability to retain or make changes in any such assets, operations, rights, product lines, licenses, businesses or interests therein, and in each case, the entry into agreements with, and submission to Orders of, the relevant Governmental Entity giving effect thereto as promptly as practicable; provided that the Company shall not take, proffer to take or agree to take any action without Public Parent’s and Parent’s prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed) and the Company shall agree to undertake such remedies as Public Parent and Parent direct the Company; provided, however, that no such actions shall be required unless the effectiveness of such action is contingent upon the occurrence of the Effective Time and none of the Company or any of its Subsidiaries shall take any of such actions without Public Parent’s and Parent’s prior written consent (which consent shall not be unreasonably conditioned, withheld or delayed); provided, further, however, that, notwithstanding the foregoing, none of Public Parent, Parent nor any of their Restricted Affiliates (other than the Company) shall be required to take or agree to take or proffer to take any action or agree to or accept any measure, obligation, commitment or limitation that would reasonably be expected to constitute a Parent Burdensome Condition.

(iii)    Cooperation. None of the Company, Public Parent or Parent shall permit any of its Subsidiaries or any of its or their respective Representatives to participate in any discussions or meetings with any Governmental Entity in respect of any documentation to effect the expiration of any statutory waiting periods under applicable Antitrust Laws, including under the HSR Act, or any contractual waiting period under any timing agreements with a Governmental Entity applicable to the consummation of the Transactions or make with or obtain from any Governmental Entity, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the Transactions, including the other Company Approvals, the Regulatory Approvals, the other Public Parent Approvals and the other Parent Approvals or any investigation or other inquiry by a Governmental Entity relating thereto unless it consults with the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate thereat. Notwithstanding anything to the contrary in this Agreement, Public Parent and Parent shall have the right to devise, control and direct the strategy and timing for, and make all material decisions relating to (and shall take the lead in all meeting and communications with any Governmental Entity relating to), obtaining any approval or expiration of a waiting period contemplated by this Section 8.6(b), including defending and resolving any lawsuits or other proceedings related to any such approval or expiration a waiting period; provided that Public Parent and Parent shall consult with the Company and consider its views in good faith.

(iv)    Public Parent and Parent shall not, and shall cause the Restricted Affiliates not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to: (1) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period or (2) materially increase the risk of any Governmental Entity seeking or entering an Order prohibiting the consummation of the transactions contemplated by this Agreement.

8.7    Status and Notifications. Separate and apart from and without limiting or expanding the rights and obligations set forth in Section 8.6(a)(iv) and Section 8.6(b)(iii), the Company, Public Parent and Parent each shall keep the other apprised of the status of matters relating to the completion of the Transactions, including as promptly as practicable notifying the other of any substantive or material notices or communications received by Public Parent, Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any third party, including any Governmental Entity, with respect to such Transactions and as promptly as practicable following such receipt furnishing the other with, if applicable, copies of notices or other communications (or where no such copies are available, a reasonably detailed written description thereof).

8.8    Third-Party Consents. Prior to the Closing, the Company shall, upon the reasonable request of Public Parent and Parent, use its commercially reasonable efforts to obtain or effect, as applicable, any necessary or desirable notices, acknowledgments, waivers or consents with respect to any Contracts of the Company or its Subsidiaries identified by Public Parent and Parent; provided that notwithstanding anything to the contrary in this Agreement, in no event shall the Company, Public Parent, Parent or any of their respective Subsidiaries be required to make or agree to make any payments to any third party (other than (i) payments to the Company, any of its Subsidiaries or their respective Affiliates’ Representatives for services rendered in connection with the Transactions or (ii) immaterial payments), concede or agree to concede anything of monetary or economic value, amend or otherwise modify any Contract to which it is a party to or bound or commence, or defend or participate in any Proceeding, in each case in connection with such cooperation; provided, however, that Public Parent and Parent can compel the Company to (and to cause the Company’s Subsidiaries to) take any such actions so long as the effectiveness of such action is contingent on the Closing; provided, further, each of Public Parent, Parent and Merger Sub acknowledges and agrees that the receipt of any consent, approval, waiver or amendment contemplated by this Section 8.8 shall in no way be a condition to any Party’s requirement to effect the Closing.

8.9    Information and Access.

(a)    The Company, Public Parent and Parent each shall (and shall cause its respective Subsidiaries to, and shall instruct its and their respective Representatives to), upon the reasonable request by the other, furnish to the other, as promptly as practicable, with all information concerning itself, its Representatives and such other matters as may be necessary or advisable in connection with the preparation and filing of the Proxy Statement/Prospectus and any information or documentation to effect the expiration of all waiting periods under applicable Antitrust Laws and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the Transactions, and all filings, notices, reports, consents, registrations, approvals, permits and authorizations, made or sought by or on behalf of Public Parent, Parent, the Company or any of their respective Subsidiaries to or from any third party, including any Governmental Entity, in each case necessary or advisable in connection with the Transactions.

(b)    In addition to and without limiting the rights and obligations set forth in Section 8.9(a), Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice, afford Public Parent, Parent and their respective Representatives, during normal business hours, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the Transactions pursuant to Article X, to the Company Employees, agents, properties, offices and other facilities, Contracts, books and records, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Public Parent, Parent and their respective Representatives all other information and documents concerning or regarding its businesses, properties, assets, liabilities and personnel as may reasonably be requested by or on behalf of Public Parent or Parent; provided, however, that, subject to compliance with the obligations set forth in Section 8.9(c): (i) neither the Company nor any of its Subsidiaries shall be required to provide such access or furnish such information or documents to the extent doing so would, in the Company’s reasonable judgment, reasonably be expected to result in (A) a violation of applicable Law, (B) the disclosure of any material Trade Secrets in a manner that would result in any such Trade Secrets no longer being protected as such under applicable Law following such disclosure, (C) the breach of any contractual confidentiality obligations in any Contract with a third party (other than a Permitted Confidentiality Agreement) entered into prior to the date of this Agreement, (D) waiving the protection of any attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable legal privilege or protection concerning pending or threatened Proceedings or (E) the disclosure of any Personal Information that would expose the Company or any of its Subsidiaries to the risk of material liability; and (ii) in no event shall the work papers of the Company’s and its Subsidiaries’ independent accountants and auditors be accessible to Public Parent, Parent or any of their respective Representatives unless and until such accountants and auditors have provided a consent related thereto in form and substance reasonably acceptable to such auditors or independent accountants; provided that the Company shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the impediments expressly set forth in clause (i) of this Section 8.9(b), including by arrangement of appropriate “counsel-to-counsel” disclosure, clean room procedures, redaction and other customary procedures, entry into a customary joint defense agreement and, with respect to the contractual confidentiality obligations contemplated by clause (i)(C) of this Section 8.9(b), obtaining a waiver with respect to or consent under such contractual confidentiality obligations (without conceding anything of non-de minimis monetary or economic value, or requiring the payment of any non-de minimis consideration, fees or expenses to such third-party counterparties). All requests for such access or information made pursuant to this Section 8.9(b) shall be initially directed to the Person set forth in Section 8.9(b) of the Company Disclosure Schedule, which Person may be replaced by the Company at any time by providing written notice to Public Parent and Parent, and any access granted in connection with a request made pursuant to this Section 8.9(b) shall be supervised by such Persons and be conducted in such a manner so as not to unreasonably interfere with any of the businesses, properties or assets of the Company or any of its Subsidiaries.

(c)    Without limiting the generality of the other provisions of this Section 8.9, the Company, Public Parent and Parent, as each deems advisable and necessary, after consultation with their respective outside legal counsel, may reasonably designate competitively sensitive information and documents (including those that relate to valuation of the Company or Public Parent or Parent (as the case may be)) as “Outside Counsel Only Information.” Such information and documents shall only be provided to the outside legal counsel of the Company, Public Parent or Parent (as the case may be), or subject to such other similar restrictions mutually agreed to by the Company, Public Parent and Parent, and subject to any amendment, supplement or other modification to the Confidentiality Agreement or additional confidentiality or joint defense agreement between or among the Company, Public Parent and Parent; provided, however, that, subject to any applicable Laws relating to the exchange of information, the outside legal counsel receiving such information and documents may prepare one or more reports summarizing the results of any analysis of any such shared information and documents, and disclose such reports, other summaries or aggregated information derived from such shared information and documents to Representatives of such outside legal counsel’s client.

(d)    No access or information provided to Public Parent, Parent or any of their respective Representatives or to the Company or any of its Representatives following the date of this Agreement, whether pursuant to this Section 8.9 or otherwise, shall affect or be deemed to affect, modify or waive the representations and warranties of the Parties or be deemed to constitute any representation or warranty of the Company unless, and then solely to the extent that, any such materials or information is the subject of any express representation or warranty set forth in Article IV or Article VI and, for the avoidance of doubt, all information and documents disclosed or otherwise made available pursuant to Section 8.6, Section 8.7, this Section 8.9 or otherwise in connection with this Agreement and the Transactions shall be governed by the terms and conditions of the Confidentiality Agreement and subject to applicable Laws relating to the exchange or sharing of information and any restrictions or requirements imposed by any Governmental Entity.

8.10    Publicity. The initial press release with respect to the Transactions shall be a joint press release in the form mutually agreed to by the Company, Public Parent and Parent prior to the date of this Agreement. Thereafter, the Company, Public Parent and Parent shall consult with each other, provide each other with a reasonable opportunity for review and give due consideration to reasonable comments by each other, prior to issuing any other press releases or otherwise making public statements, disclosures or communications with respect to the Transactions (provided that the Company shall not issue any press release or otherwise make public statements, disclosures or communications with respect to the Transactions without the prior written consent of Parent and that Public Parent and Parent shall not issue any press release or otherwise make public statements, disclosures or communications with respect to the Transactions without the prior written consent of the Company) except (a) as may be required or rendered impractical by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, (b) with respect to any Change of Recommendation made in accordance with this Agreement or Public Parent’s and Parent’s responses thereto or (c) with respect to the Parties’ disclosures or communications with any Governmental Entity regarding the Proxy Statement/Prospectus or any Company Approvals, Public Parent Approvals or Parent Approvals contemplated by Section 8.6 or with respect to the communications contemplated by Section 8.11(e), which shall be governed by the provisions of Section 8.6 and Section 8.11(e), respectively, and in addition to the exceptions set forth in foregoing clauses (a) through (c) of this second sentence of this Section 8.10, (i) each of the Company, Public Parent and Parent (and Representatives thereof) may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are not inconsistent in tone and substance with previous public statements, disclosures or communications jointly made by the Company, Public Parent and Parent, and (ii) Public Parent, Parent, Merger Sub and their respective Affiliates may, without consultation or consent, make ordinary-course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

8.11    Employee Matters.

(a)    Parent agrees that the Continuing Employees shall, during the period commencing at the Effective Time and ending on the later of (x) the one-year anniversary of the Effective Time and (y) December 31, 2024, be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (ii) short- and long-term target incentive compensation opportunities that are substantially comparable in the aggregate to those provided to each such Continuing Employee immediately prior to the Effective Time (provided that Parent shall not be obligated to provide such incentives in the form of equity or equity-based compensation), (iii) severance benefits that are no less favorable than those applicable to such Continuing Employee immediately prior to the Effective Time under the terms of the Company Benefit Plans scheduled on Section 4.13(a) of the Company Disclosure Schedule and (iv) retirement and health and welfare benefits to each Continuing Employee that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time.

(b)    Parent shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent Benefit Plan, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

(c)    If the Effective Time occurs on or prior to the end of fiscal year 2023, or prior to the payment or annual bonuses in respect of fiscal year 2023, Parent shall, or shall cause the Surviving Company to, pay to the Continuing Employees who remain employed with Parent, the Surviving Company or their respective Affiliates through the end of the fiscal year 2023 annual performance period, annual bonuses in respect of fiscal year 2023 in an amount equal to the greater of (i) 100% of such Continuing Employee’s target annual bonus and (ii) the bonus that such Continuing Employee would have earned based upon actual performance (with determinations of actual performance made by the Company Compensation Committee immediately prior to the Effective Time based upon a good faith estimate of the full-year results to the extent the Effective Time precedes the end of such year or precedes the availability of final results); provided that actual performance shall be adjusted at the discretion of the Company Board or Company Compensation Committee, as applicable, in good faith, to account for any consequences of the Transactions on the applicable performance targets.

(d)    Parent acknowledges that the consummation of the Merger shall be a “change in control” for purposes of the Company Benefit Plans and shall, and shall cause the Surviving Company to, honor all employee benefit obligations to current and former employees under the Company Benefit Plans in accordance with their terms.

(e)    Notwithstanding any permitted disclosures under the Confidentiality Agreement, prior to making any broad-based written or oral communications to employees (including any officers) of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the Transactions, (i) Parent shall provide the Company with a copy of the intended communication, the Company shall have a reasonable period of time to review and comment on the communication, and Parent shall consider such comments in good faith and (ii) the Company shall provide Public Parent and Parent with a copy of the intended communication, Public Parent and Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider such comments in good faith, in each case as applicable.

(f)    Nothing set forth in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan, (ii) prevent Parent, the Surviving Company or any of their Affiliates from amending or terminating any of their benefit plans in accordance with their terms, (iii) prevent Parent, the Surviving Company or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) without limiting the generality of Section 11.8, create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment or benefits that may be provided to any Continuing Employee by Parent, the Surviving Company or any of their Affiliates or under any benefit plan which Parent, the Surviving Company or any of their Affiliates may maintain.

8.12    Equity Awards. No earlier than five Business Days prior to, and no later than three Business Days prior to, the anticipated Closing Date (the “Equity Award Reference Date”), the Company shall provide Public Parent and Parent an updated Company Equity Award Schedule, as of the close of business on the Equity Award Reference Date. Following such delivery, the Company shall promptly (and in no event later than the day prior to the Closing Date) provide Public Parent and Parent with a list of any changes occurring in such information since the Equity Award Reference Date.

8.13    Indemnification; Directors’ and Officers’ Insurance.

(a)    From and after the Effective Time, to the fullest extent permitted under applicable Law, Public Parent and Parent shall, and shall cause the Surviving Company to, (i) indemnify, defend and hold harmless the Indemnified Parties against any costs or expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including in connection with (A) the Transactions and (B) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and (ii) advance reasonable and documented expenses as incurred; provided that any Person to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the Chosen Courts that such Person is not entitled to such advanced expenses.

(b)    Prior to the Effective Time, the Company shall, and, if the Company is unable to, Public Parent and Parent shall cause the Surviving Company as of the Effective Time to, obtain and fully pay the premium for directors’ and officers’ liability and fiduciary liability “tail” insurance covering the Company and such natural persons who are covered by the Company’s directors’ and officers’ liability and fiduciary liability insurance in effect as of the date hereof (“Current Insurance”), in each case for a claims reporting or discovery period of six years from and after the Effective Time (“Tail Period”) with respect to any claim related to matters existing or occurring prior to the Effective Time (including in connection with this Agreement or the Transactions) from the insurers of the Current Insurance or one or more insurers with the same or better A.M. Best financial strength rating as such current insurers and with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Current Insurance;

provided, however, that the aggregate cost paid for such “tail” insurance shall not exceed 300% of the aggregate annual premium paid for the Current Insurance as of the date of this Agreement (“Maximum Amount”); and provided, further, that if such insurance is not available or the cost of such insurance exceeds the Maximum Amount, the Company shall and, if the Company is unable to, Public Parent and Parent shall cause the Surviving Company to, obtain insurance with the greatest coverage available for a cost not exceeding the Maximum Amount. If the Company for any reason fails to obtain or Public Parent and Parent for any reason fail to cause to be obtained such “tail” insurance with effect as of the Effective Time, the Surviving Company shall, and Public Parent and Parent shall cause the Surviving Company to, continue to maintain in effect for the Tail Period the Current Insurance or substitute insurance with one or more insurers with the same or better A.M. Best financial strength rating as such current insurers and with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Current Insurance, in each case providing coverage with respect to any matters existing or occurring prior to the Effective Time (including in connection with this Agreement or the Transactions); provided, however, that in no event shall the aggregate annual premium for such insurance exceed the Maximum Amount; provided, further, that if the cost of such insurance exceeds the Maximum Amount, the Surviving Company shall, and Public Parent and Parent shall cause the Surviving Company to, obtain insurance with the greatest coverage available for a cost not exceeding the Maximum Amount.

(c)    Any Indemnified Party wishing to claim indemnification under this Section 8.13, upon learning of any Proceeding for which indemnification under this Section 8.13 may be available, shall promptly notify Parent and the Surviving Company thereof in writing, but the failure to so notify shall not relieve Public Parent, Parent or the Surviving Company of any obligation or liability it may have to such Indemnified Party unless such failure actually and materially prejudices Public Parent’s, Parent’s or the Surviving Company’s ability to defend a Proceeding. In the event of any Proceeding for which an Indemnified Party is entitled to indemnification pursuant to Section 8.13(a): (i) the Surviving Company shall have the right to assume the defense thereof, including the selection of counsel (it being understood and agreed that by electing to assume the defense thereof, neither Public Parent, Parent nor the Surviving Company shall not be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification hereunder with respect thereto or assumed any obligation or liability with respect thereto), except that if Public Parent, Parent or the Surviving Company elects not to assume such defense or there is an actual conflict of interest between Public Parent, Parent or the Surviving Company and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to him/her that is approved by, and mutually agreed upon, by the Surviving Company and the Indemnified Party, and the Surviving Company shall pay all reasonable and reasonably documented fees and expenses of such legal counsel for the Indemnified Party promptly following the receipt of such supporting documentation therefor; provided, however, that the Surviving Company shall be obligated pursuant to this Section 8.13(c) to pay for only one law firm for all Indemnified Parties in any jurisdiction unless the use of one law firm for such Indemnified Parties would constitute a conflict of interest under applicable standards of professional conduct on any significant issue between the positions of any two or more Indemnified Parties, in which case the fewest number of law firms necessary to avoid conflicts of interest shall be used; (ii) the Indemnified Party and the Surviving Company shall reasonably cooperate with one another in the defense of any such matter; (iii) the Indemnified Party shall not be liable or have any obligation for any settlement effected without his/her prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) if the Surviving Company elects to assume such defense, and the Surviving Company shall not be liable or have any obligation for any settlement effected without its prior written consent (such consent not to be unreasonably conditioned, withheld or delayed) if the Surviving Company elects not to assume such defense; and (iv) all rights to indemnification in respect of any such Proceedings shall continue until final disposition of all such Proceedings.

(d)    During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the

Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement and on the forms filed with the SEC by the Company, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party without his/her prior written consent except to the extent required by Law.

(e)    If Parent or the Surviving Company or any of their respective legal successors or permitted assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Parent or the Surviving Company shall assume all the obligations set forth in this Section 8.13.

(f)    The provisions of this Section 8.13 are intended to be for the benefit of, and from and after the Effective Time shall be enforceable, subject to the Bankruptcy and Equity Exception, by each of the Indemnified Parties, who shall be third-party beneficiaries of this Section 8.13.

(g)    The rights of the Indemnified Parties under this Section 8.13 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws, and nothing in this Agreement is intended to or shall release, waive, impair or diminish any Person’s rights to insurance coverage or proceeds under any policy that is, has been or may in the future be in existence (it being understood and agreed that the indemnification provided for in this Section 8.13 is not prior to or in substitution of any claims under such policies). Nothing in this Agreement is intended to be for the benefit of any insurer.

8.14    Treatment of Certain Existing Indebtedness. Notwithstanding Section 8.8, the Company shall cooperate, and cause its Subsidiaries to cooperate, with Public Parent and Parent, upon the reasonable request of Public Parent or Parent, in connection with obtaining (a) consent to the Transactions from the lenders under the Existing Term Loan Facility and the Existing Revolving Facility and (b) any waivers or amendments (i) in respect of the applicable change of control provisions under any such Existing Facility in connection with the Transactions or (ii) as otherwise contemplated by the Debt Commitment Letter. If reasonably requested by Public Parent or Parent, the Company shall assist in the preparation of, provide and, if applicable, execute, documents relating to the repurchase or repayment of any Existing Facility or any other existing indebtedness of the Company and its subsidiaries, including customary documentation related to an offer to purchase the Existing Notes or Company Preference Shares, customary payoff letters, and (to the extent required) evidence that notice of such repayment has been timely delivered to the holders of such Existing Facility or other indebtedness; provided that Public Parent and Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ and accountants’ fees) incurred by the Company in connection with such cooperation and shall indemnify and hold harmless the Company and its Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with any such repurchase or repayment; provided, further, that the receipt of any consent, approval, waiver or amendment or the execution of any documentation contemplated by this Section 8.14 shall in no way be a condition to any party’s requirement to effect the Closing.

8.15    Takeover Statutes. If any Takeover Statute is, becomes or is deemed applicable to the Transactions, the Company and the Company Board shall grant such approvals and, along with Public Parent and Parent, shall take such actions as are reasonably necessary and advisable so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any such Takeover Statutes.

8.16    Transaction Litigation. In the event that any shareholder litigation related to this Agreement, the Statutory Merger Agreement or the Transactions and the Statutory Merger Agreement is brought, or, to the Knowledge of the Company, threatened, against the Company or any Indemnified Party from and following the date of this Agreement and prior to the Effective Time (such litigation, other than any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 106(6) of the Companies Act, which shall be governed by Section 3.3(f), “Transaction Litigation”), the Company shall as promptly as practicable (a) notify Public Parent and Parent thereof and shall keep Public Parent and Parent reasonably informed with respect to the status thereof and (b) give Public Parent and Parent a reasonable opportunity to participate in the defense or settlement (at Public Parent’s and Parent’s sole expense and subject to a customary joint defense agreement) of any Transaction Litigation and shall consider in good faith Public Parent’s and Parent’s advice with respect to such Transaction Litigation. Except if the Company Board has made a Change of Recommendation, the Company shall give Parent the opportunity to consult with the Company regarding, or participate in, but not control, the defense or settlement of any such Transaction Litigation. None of the Company, any of its Subsidiaries or any of their respective Representatives shall compromise, settle or come to an arrangement regarding any Transaction Litigation, in each case, unless Public Parent and Parent have consented thereto in writing (such consent to be made at Public Parent’s and Parent’s good faith discretion).

8.17    Section 16 Matters. The Company shall, and the Company Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 under the Exchange Act)) shall cause the Company to, prior to the Effective Time, take all such actions as may be necessary or advisable to cause the Transactions and any other dispositions of equity securities of the Company (including derivative securities and Company Equity Awards) by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 under the Exchange Act, to the extent permitted by applicable Law.

8.18    NYSE / TSX Listing; Delisting and Deregistration.

(a)    Public Parent shall use its reasonable best efforts to cause the Public Parent Shares to be issued pursuant to the Merger to be approved for listing on NYSE, subject to official notice of issuance, prior to the Closing Date.

(b)    Public Parent shall use its reasonable best efforts to obtain conditional approval for the listing and posting for trading on the TSX of the Public Parent Shares to be issued pursuant to the Merger, subject only to satisfaction of the customary listing conditions of the TSX.

(c)    Prior to the Closing Date, the Company shall cooperate with Public Parent and Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary or advisable on its part under applicable Law, including, for the avoidance of doubt, the rules and policies of the NYSE, to enable the delisting by the Surviving Company of Shares from the NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, but in any event no more than ten days thereafter. In connection therewith, Parent shall use commercially reasonable efforts to (i) assist in enabling the Company or NYSE to be in a position to promptly file and cause the Surviving Company or NYSE to file with the SEC a Form 25 with respect to the Shares on the Closing Date and (ii) cause the Surviving Company to file a Form 15 with respect to the Shares on the first Business Day that is at least ten days after the date the Form 25 is filed.

8.19    Financing Cooperation.

(a)    Prior to the Closing, the Company shall use its commercially reasonable efforts, at the sole cost and expense of Parent (but solely to the extent such costs are reasonable and documented out-of-pocket costs and expenses), to cooperate with Parent as is reasonably necessary in connection with the arrangement of the Debt Financing (and any amendments, supplements, replacements or modifications thereto in accordance with Section 8.20 by Parent), to the extent customary and reasonably requested by Parent, including:

(i)    causing appropriate members of the management team of the Company to participate during normal business hours in a reasonable and limited number of meetings, lender presentations, due diligence sessions, drafting sessions, calls and meetings with prospective lenders and ratings agencies, in each case, upon reasonable notice at mutually agreed times and places, and only to the extent customarily needed for financing of the type contemplated by the Debt Commitment Letter;

(ii)    assisting Parent with Parent’s (or any applicable Affiliate of Parent’s) preparation of customary materials for rating agency and lender presentations, confidential information memoranda and similar customary documents reasonably requested in connection with the Debt Financing, and provide reasonable and customary authorization letters for the Debt Financing Sources authorizing the distribution of information to prospective lenders and other financing sources and containing customary information;

(iii)    assisting Parent with Parent’s (or any applicable Affiliate of Parent’s) preparation of (but not executing) any guarantee, pledge and security documents contemplated by the Debt Financing, and any certificates and schedules related thereto and other customary definitive documents relating to the Debt Financing, and otherwise reasonably assist in facilitating the pledging of collateral at or after the Closing contemplated by the Debt Financing (if applicable) as may be reasonably requested by Parent; and

(iv)    delivery to Parent of the Financing Information.

(b)    Notwithstanding the foregoing or anything else contained herein to the contrary, nothing in this Section 8.19 shall require the Company or its Affiliates or Representatives (i) to execute any definitive financing documents, including any credit or other agreements, pledge documents, security documents or other certificates in connection with the Financing (other than as expressly set forth in Section 8.19(a)(ii) and Section 8.19(a)(iii) above), (ii) to provide cooperation or take any other action to the extent that it would reasonably be expected to interfere in any material respect with the business or operations of the Company or its Affiliates, (iii) to provide cooperation to the extent that it would reasonably be expected to conflict with or violate any applicable Law or result in a breach of, or a default under, any Material Contract, (iv) to provide cooperation to the extent that it would reasonably be expected to interfere in any material respect with or materially adversely affect any commercial relationships with customers, suppliers or other parties, (v) to breach, waive or amend any terms of this Agreement, (vi) to provide cooperation to the extent it would cause any condition to the Closing set forth in Section 9.1, Section 9.2 or Section 9.3 to not be satisfied, (vii) to violate any obligation of confidentiality (not created in contemplation hereof) binding on the Company or its Affiliates or Representatives or disclose any information that is legally privileged (provided that in the event that the Company or its Affiliates or Representatives do not provide information in reliance on the exclusion in this clause (vii), the Company or its Affiliates or Representatives shall use commercially reasonable efforts to provide notice to Parent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality)) or (viii) to deliver any financial statements to the extent not produced by the Company in the Ordinary Course of Business. Additionally, (A) none of the Company or its Affiliates shall be required to pay or incur any fee or incur or assume any liability or obligation in connection with any Debt Financing prior to the Closing (other than as are expressly contingent upon Closing or reimbursable or payable by Parent, and except for the obligation to deliver the customary authorization and representation letter referenced above), (B) none of the directors of the Company or its Affiliates shall be required to authorize or adopt any resolutions approving the agreements, documents, instruments, actions and transactions contemplated in connection with the Debt Financing that would be effective prior to the Effective Time, (C) except as set forth in Section 8.19(a)(iii), none of the Company or its Affiliates or Representatives shall be required, prior to the Closing, to make any representation to Parent, any of its Affiliates, any lender, agent or lead arranger to any Debt Financing, or any other Person with respect to any action under this Section 8.19, including as to solvency, or to deliver or require to be delivered any solvency or similar certificate or any legal opinion, and (D) except as contemplated by Section 8.14, none of the Company or its Affiliates or Representatives shall be required to seek any amendment, waiver, consent or other modification under any Indebtedness. Nothing hereunder shall require any employee, officer, director or other Representative of the Company or its Affiliates or Representatives to deliver any certificate or other document or take any other action that would potentially result in personal liability to such employee, officer, director or other Representative.

8.20    Parent Financing.

(a)    Parent shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions described in the Commitment Letters (including any flex provisions in any fee letter), including using commercial reasonable efforts to maintain in effect the Commitment Letters and to, as promptly as possible, (i) satisfy, or cause to be satisfied, on a timely basis, or obtain a waiver of, all conditions precedent in the Commitment Letters applicable to Parent and its Affiliates, (ii) negotiate and enter into definitive agreements with respect to the Debt Financing on the terms and conditions contemplated by the Debt Commitment Letter (or on terms that are not less favorable in the aggregate to Parent than the terms and conditions set forth in the Debt Commitment Letter in effect on the date hereof), (iii) in the event that all conditions to the funding or investing, as applicable, of the Financing have been satisfied and to the extent such proceeds are required to consummate the Transactions, consummate the Financing at or prior to the Closing, including using commercially reasonable efforts to cause the Financing Sources providing the Financing to fund at Closing, (iv) enforce its rights under the Commitment Letters and (v) comply with its obligations under the Commitment Letters and, in the case of the Debt Commitment Letter, any related definitive agreement.

(b)    Parent shall keep the Company reasonably informed on a prompt basis and in reasonable detail of material developments in respect of the Financing. Without limiting the generality of the foregoing, Parent shall give the Company prompt (and in any event within three Business Days) written notice (i) of any threatened or actual breach or default by Parent or any other party to either Commitment Letter or other definitive agreements with respect thereto (such definitive agreements related to the Debt Financing, collectively, with the Debt Commitment Letter, “Debt Documents”) which could reasonably be expected to affect the conditionality, timing, availability or quantum of the Financing or any threatened or actual termination of either Commitment Letter, (ii) if and when Parent receives notice from any Financing Source that any portion of the Financing contemplated by either Commitment Letter is not reasonably expected to be available for the Financing Purposes (other than as a result of any amendment, termination or modification of the Debt Commitment Letter in accordance with the terms of this Section 8.20), (iii) of the receipt of any written notice or other written communication from any party to either Commitment Letter with respect to any actual or potential breach, default, termination or repudiation by any party to any Commitment Letter or other Debt Document or material dispute or disagreement between or among any parties to any Debt Document (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Debt Financing or Debt Documents), and (iv) of any expiration or termination of either Commitment Letter or other Debt Document; provided that in no event will Parent or any Affiliate thereof be under any obligation to disclose any information pursuant to this Section 8.20(b) that is subject to attorney client or similar privilege if Parent shall have used its reasonable best efforts to disclose such information in a way that would not waive such privilege.

(c)    Parent shall not, without the Company’s prior written consent, permit or consent to any amendment, supplement or modification to be made to the Equity Commitment Letter if such amendment, supplement or modification would or could reasonably be expected to (i) delay, prevent or make less likely to occur the funding of the Equity Financing, (ii) reduce (or could have the effect of reducing) the aggregate amount of the Equity Financing under the Equity Commitment Letter (other than as a result of an assignment of an Equity Financing Source’s commitment to another Equity Financing Source), (iii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing, in each case in a manner that could reasonably be expected to delay or prevent or make less likely to occur the funding of the Equity Financing at the Closing or (iv) otherwise adversely impact the ability of Parent to enforce its rights against the other parties to the Equity Commitment Letter (including any right to seek or obtain specific performance of the Equity Commitment Letter).

(d)    Parent shall not, without the Company’s prior written consent, permit or consent to any amendment, supplement or modification to be made to the Debt Commitment Letter if such amendment, supplement or modification would or could reasonably be expected to (i) delay, prevent or make less likely to occur the funding of the Debt Financing to the extent the Debt Financing is required to consummate the Transactions, (ii) reduce (or could have the effect of reducing) the aggregate amount of the Debt Financing under the Debt Commitment Letter, to the extent such Financing is required to consummate the Transactions, (iii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing, in each case in a manner that could reasonably be expected to delay or prevent or make less likely to occur the funding of the Debt Financing at the Closing, to the extent the Debt Financing is required to consummate the Transactions or (iv) otherwise adversely impact the ability of Parent to enforce its rights against the other parties to the Debt Commitment Letter or (prior to Closing) the definitive agreements with respect thereto, in each case, to the extent the Debt Financing is required to consummate the Transactions (including any right to seek or obtain specific performance of the Debt Commitment Letter); provided that Parent may amend, amend and restate, replace, supplement, or otherwise modify or waive any of its rights under, the Debt Commitment Letter, so long as any such amendment, replacement, supplement, or other modification to or waiver of any provisions of such Debt Commitment Letter shall not (x) expand upon the conditions precedent to the funding of the Debt Financing as set forth in the Debt Commitment Letter or otherwise modify the Debt Commitment Letter in a manner that, in each case, would, or would reasonably be likely to, prevent, impede, or delay the Closing, (y) reduce the amount of the Debt Financing or reduce the Debt Financing Sources’ commitments under the Debt Commitment Letter (other than as a result of an assignment of a Debt Financing Source’s commitment to another Debt Financing Source) unless such reduced amount, when combined with the Equity Financing (including any increase thereto) and cash and other sources of immediately available funds that are accessible to Parent, is sufficient to satisfy Parent’s obligations contemplated by this Agreement, or (z) adversely affect in any material respect the ability of Parent to enforce its rights against the Debt Financing Sources or under the Debt Commitment Letter; provided, further, that to the extent lender or holder consent, as applicable, to the Transactions is provided under the Existing Term Loan Facility, Existing Revolving Facility, Existing Notes or Company Preference Shares, Parent (or its applicable Affiliate) may amend or terminate, or otherwise modify or supplement, the Debt Commitment Letter or any of the Debt Documents, as applicable, to reduce the commitments provided under the Debt Commitment Letter in an amount up to the aggregate amount outstanding, plus the amount of any undrawn commitments, under the applicable Existing Facility. Parent shall promptly furnish to the Company true and complete copies of any amendment, replacement, supplement, modification, consent or waiver relating to the Debt Commitment Letter following the execution thereof. For purposes of this Agreement (other than representations made as of a prior date), references to the “Debt Commitment Letter” shall include such document(s) as permitted or required by this Section 8.20 to be amended, supplemented, modified or waived, in each case from and after such amendment, supplement, modification or waiver.

(e)    In the event any portion of the Debt Financing becomes unavailable on the terms and conditions in the Debt Commitment Letter (including, as necessary, any flex terms applicable thereto or to any related fee letter) (any such event or circumstance, a “Financing Failure Event”) and is needed to consummate the Transactions, Parent shall use its commercially reasonable efforts to arrange to obtain, or cause to be obtained, alternative financing, including by reason of capital markets, securities or other financing transactions, in an amount sufficient to replace any unavailable portion of the Financing (“Alternative Financing”) as promptly as practicable following the occurrence of such Financing Failure Event, (i) on (A) economic terms and (B) other terms, in each case, that are not materially less favorable in the aggregate when taken as a whole to Parent than the terms of the Debt Commitment Letter (including any flex terms applicable thereto) and (ii) containing conditions to draw, conditions to Closing and other terms that would be permitted if effected pursuant to an amendment to the Debt Commitment Letter in accordance with Section 8.20(d). The provisions of Section 8.19 and this Section 8.20 shall be applicable to the Alternative Financing, and, for the purposes of this Agreement, all references to the Debt Financing shall be deemed to include such Alternative Financing, all references to Debt Documents shall include the applicable documents for the Alternative Financing, and all references to the Lenders shall include the Persons providing or arranging the Alternative Financing. In the event Parent has obtained any other substitute or supplemental financing, the proceeds of which are received on or after the Closing Date and which amount, if applicable, substitutes an equivalent portion of the Debt Financing, for the purposes of this Agreement, all references to the Debt Financing shall be deemed to include such substitute financing.

(f)    Parent shall, and shall cause its Affiliates to, refrain from taking, directly or indirectly, any action that would reasonably be expected to result in the failure of any of the conditions contained in the Commitment Letters or in any definitive agreement relating to the Financing. Parent acknowledges and agrees that none of the obtaining of the Financing or any permitted alternative financing, the completion of any issuance of securities contemplated by the Financing, or the Company or any of its Affiliates having or maintaining any available cash balances is a condition to the Closing, and reaffirm their obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any permitted alternative financing, the completion of any such issuance, or the Company or any of its Affiliates having or maintaining any available cash balances, subject to the applicable conditions set forth in Section 9.1 and Section 9.2. Subject to Section 11.7, if the Financing has not been obtained, Parent will continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Section 9.1 and Section 9.2, to consummate the Transactions.

8.21    Bermuda Required Actions. Prior to the Closing: (a) the Company shall (i) procure that the statutory declaration required by Section 108(3) of the Companies Act is duly sworn by one of its officers, and (ii) prepare a duly certified copy of the Company shareholder resolutions evidencing the Requisite Company Vote and deliver such documents to Public Parent and Parent; and (b) Merger Sub shall (and Public Parent and Parent, as the shareholders of Merger Sub, shall cause Merger Sub to) (i) procure that the statutory declaration required by Section 108(3) of the Companies Act is duly sworn by one of Merger Sub’s officers, (ii) prepare a duly certified copy of the shareholder resolution evidencing the approval of Public Parent and Parent, as the shareholders of Merger Sub, of the Merger, and (iii) prepare the Merger Application and deliver such documents to the Company.

8.22    Limited Guarantee. Concurrently with the execution of this Agreement, the Guarantors have duly executed and delivered the Limited Guarantee to the Company. As of the date hereof, the Limited Guarantee is in full force and effect and is the legal, valid and binding obligation of each Guarantor, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, and has not been amended, withdrawn or rescinded in any respect. No event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of any Guarantor under the Limited Guarantee.

ARTICLE IX

CONDITIONS TO EFFECT THE CLOSING

9.1    Conditions to Each Party’s Obligation to Effect the Closing. The respective obligations of each Party to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Closing of each of the following conditions:

(a)    Company Shareholder Approval. The Requisite Company Vote shall have been obtained.

(b)    Regulatory Approvals. The statutory waiting period (and any extensions thereof) applicable to the consummation of the Transactions under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the Transactions, shall have expired or been earlier terminated and CFIUS Clearance and the approvals set forth in Section 9.1(b) of the Company Disclosure Schedule shall have been obtained (collectively, the “Regulatory Approvals”).

(c)    No Legal Prohibition. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and prevents the consummation of the Transactions.

(d)    Registration. The SEC shall have declared each of the Form F-3 and the Form F-4 effective under the Securities Act, and no stop order or similar restraining order by the SEC suspending the effectiveness of either the Form F-3 or the Form F-4 shall be in effect.

(e)    NYSE Exchange Listing. The Public Parent Shares issuable to the holders of Shares pursuant to this Agreement shall have been authorized for listing on NYSE, subject to official notice of issuance.

(f)    TSX Exchange Listing. The Public Parent Shares issuable to the holders of Shares pursuant to this Agreement shall have been conditionally approved for listing on the TSX, subject to the satisfaction of the customary listing conditions of the TSX.

9.2    Conditions to Public Parent’s, Parent’s and Merger Sub’s Obligation to Effect the Closing. The obligations of Public Parent, Parent and Merger Sub to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Public Parent and Parent at or prior to the Closing Date of the following conditions:

(a)    Representations and Warranties. Each of the representations and warranties of the Company set forth in: (i) the first two sentences of Section 4.1(a) (Organization; Good Standing and Qualification), Section 4.2(a) (Capital Structure) and Section 4.2(f) (Capital Structure) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), other than any inaccuracies that individually or in the aggregate are de minimis, (ii) Section 4.10(b) (Absence of Certain Changes) shall be true and correct as of the Closing Date in all respects as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), (iii) the last sentence of Section 4.1(a), Section 4.1(b), Section 4.2(c) through Section 4.2(e) (Capital Structure), Section 4.3 (other than Section 4.3(c)) (Corporate Authority; Approval and Fairness) and Section 4.20 (Brokers and Finders) without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), and (iv) Article IV (other than those set forth in the foregoing clauses (i), (ii) and (iii) of this Section 9.2(a)), without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(b)    Performance of Obligations of the Company. The Company shall have complied with or performed in all material respects all obligations required to be complied with or performed by it under this Agreement at or prior to the Closing.

(c)    No Company Material Adverse Effect. From the date of this Agreement through the Closing Date, no Company Material Adverse Effect shall have occurred.

(d)    Parent Burdensome Condition. No regulatory approval referenced in Section 4.4(a) shall impose any term, condition or restriction upon Public Parent, Parent or any of their Affiliates (including the Surviving Company following the Effective Time) that constitutes a Parent Burdensome Condition.

(e)    Company Closing Certificate. Public Parent and Parent shall have received a certificate duly executed on behalf of the Company by a duly authorized officer of the Company certifying that (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) the conditions set forth in Section 9.2(a), Section 9.2(b) and Section 9.2(c) have been satisfied.

9.3    Conditions to the Company’s Obligation to Effect the Closing. The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following conditions:

(a)    Representations and Warranties. Each of the representations and warranties of Public Parent, Parent and Merger Sub set forth in this Agreement, without giving effect to any “materiality” qualifiers, shall have been true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the date of this Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

(b)    Performance of Obligations of Public Parent, Parent and Merger Sub. Each of Public Parent, Parent and Merger Sub shall have complied with and performed in all material respects all obligations required to be complied with and performed by it under this Agreement at or prior to the Closing.

(c)    Public Parent Closing Certificate. The Company shall have received a certificate duly executed on behalf of Public Parent by a duly authorized officer of Public Parent certifying (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) that the conditions set forth in Section 9.3(a) and Section 9.3(b), solely as such conditions relate to Public Parent, have been satisfied.

(d)    Parent Closing Certificate. The Company shall have received a certificate duly executed on behalf of Parent by a duly authorized officer of Parent certifying (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) that the conditions set forth in Section 9.3(a) and Section 9.3(b), solely as such conditions relate to Parent, have been satisfied.

(e)    Merger Sub Closing Certificate. The Company shall have received a certificate duly executed on behalf of Merger Sub by a duly authorized officer of Merger Sub certifying (in his or her or their capacity as such and not in his or her or their personal capacity and without any personal liability) that the conditions set forth in Section 9.3(a) and Section 9.3(b), solely as such conditions relate to Merger Sub, have been satisfied.

ARTICLE X

TERMINATION

10.1    Termination by Mutual Written Consent. Subject to the other provisions of this Article X, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained, by the mutual written consent of the Parties.

10.2    Termination by Either the Company, Public Parent or Parent. Subject to the other provisions of this Article X, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by any of the Company, Public Parent or Parent if:

(a)    the Transactions shall not have been consummated by 5:00 p.m. (New York time) on April 11, 2024 (the “Outside Date”) whether before or after the Requisite Company Vote has been obtained;

(b)    the Requisite Company Vote shall not have been obtained at the Company Shareholders Meeting or at any postponement or adjournment thereof taken in accordance with this Agreement; or

(c)    if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law that is in effect and prevents the consummation of the Transactions, and such Law shall have become final and non-appealable, whether before or after the Requisite Company Vote has been obtained.

10.3    Termination by the Company. Subject to the other provisions of this Article X, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by the Company:

(a)    if there has been a breach of any representation, warranty, covenant or agreement made by Public Parent, Parent or Merger Sub set forth in this Agreement or if any representation or warranty of Public Parent, Parent or Merger Sub shall have become untrue or incorrect following the date of this Agreement, in either case such that the conditions in Section 9.3(a) or Section 9.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice of such breach or failure by the Company to Public Parent, Parent and Merger Sub specifying this Section 10.3(a) and describing such breach or failure in reasonable detail and (ii) one Business Day prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained; provided that the right to terminate this Agreement and abandon the Transactions pursuant to this Section 10.3(a) shall not be available to the Company if the Company has breached any representation, warranty, covenant or agreement set forth in this Agreement which breach would result in the failure of a condition set forth in Section 9.1 and Section 9.2;

(b)    at any time prior to the time the Requisite Company Vote is obtained, in order for the Company to enter into or cause a Subsidiary thereof to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, so long as the Company has complied in all material respects with the obligations contemplated by Section 8.3(f) and prior thereto or concurrently therewith the Company pays or causes to be paid to Parent the Company Termination Fee;

(c)    if (i) all of the conditions in Section 9.1 and Section 9.2 are satisfied or have been waived (other than those that, by their nature, are to be satisfied at the Closing, all of which are capable of being satisfied at the Closing), (ii) the Company has irrevocably confirmed by written notice to Public Parent and Parent that (A) all conditions set forth in Section 9.3 have been satisfied (other than those that, by their nature, are to be satisfied at the Closing) or that it would be willing to waive any unsatisfied conditions in Section 9.3 if the Closing were to occur, and (B) it is ready, willing, and able to consummate the Closing, and (iii) Public Parent or Parent fails to consummate the Closing on or prior to the date that is the earlier of three Business Days following the date the Closing should have occurred pursuant to Section 1.1 and the Outside Date.

10.4    Termination by Public Parent or Parent. Subject to the other provisions of this Article X, this Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time by either Public Parent or Parent:

(a)    if there has been a breach of any representation, warranty, covenant or agreement made by the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue or incorrect following the date of this Agreement, in either case such that the conditions in Section 9.2(a) or Section 9.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice of such breach or failure by Public Parent and Parent to the Company specifying this Section 10.4(a) and describing such breach or failure in reasonable detail and (ii) one Business Day prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained; provided that the right to terminate this Agreement and abandon the Transactions pursuant to this Section 10.4(a) shall not be available to Public Parent or Parent if either Public Parent or Parent or Merger Sub has breached any representation, warranty, covenant or agreement set forth in this Agreement and such breach would result in the failure of a condition set forth in Section 9.1 or Section 9.3; or

(b)    at any time prior to the time the Requisite Company Vote is obtained, (i) if the Company Board shall have effected and not withdrawn a Change of Recommendation, (ii) the Company shall have failed to publicly recommend against any tender offer or exchange offer subject to Regulation 14D under the Exchange Act that constitutes an Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s shareholders) within 10 Business Days of the commencement of such tender offer or exchange offer or (iii) following receipt by the Company of an Acquisition Proposal that has been publicly disclosed, the Company shall have failed to publicly reaffirm the Company Board Recommendation within 10 Business Days of the written request of Public Parent or Parent (or if the Company Shareholders Meeting is scheduled to be held within 10 Business Days of the written request of Public Parent or Parent, promptly and in any event prior to the date on which the Company Shareholders Meeting is scheduled to be held) (provided that the Company Board shall not be required to comply with more than one such request for any Acquisition Proposal).

10.5    Notice of Termination; Effect of Termination and Abandonment.

(a)    In the event the Company, Public Parent or Parent intends to terminate this Agreement and abandon the Transactions pursuant to Section 10.2, Section 10.3 or Section 10.4, as applicable, the Company, Public Parent or Parent, as applicable, shall give written notice to the other Party or Parties (as the case may be) specifying the provision or provisions of this Agreement pursuant to which such termination and abandonment is intended to be effected.

(b)    In the event this Agreement is terminated and the Transactions are abandoned pursuant to this Article X, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Affiliates or its or their respective Representatives); provided, however, that: (i) no such termination shall relieve any Party of any liability or damages to any other Party (A) resulting from Fraud or any willful and material breach of this Agreement or (B) as contemplated by Section 10.5(c) and Section 10.5(d); and (ii) the provisions set forth in this Section 10.5 (Notice of Termination; Effect of Termination and Abandonment), Article XI, the representations and warranties, covenants and agreements of the Parties, as applicable, set forth in Section 4.23 (No Other Representations or Warranties; Non-Reliance), Section 5.14 (No Other Representations or Warranties; Non-Reliance), Section 6.9 (No Other Representations or Warranties; Non-Reliance), Section 7.6 (No Other Representations or Warranties; Non-Reliance), and the provisions that substantively define any related defined terms not substantively defined in Exhibit A and the Confidentiality Agreement shall survive any termination of this Agreement and any abandonment of the Transactions.

(c)    In the event this Agreement is terminated and the Transactions abandoned pursuant to this Article X:

(i)    by the Company pursuant to Section 10.3(b) (Alternative Acquisition Agreement), then the Company shall pay or cause to be paid to Parent the Company Termination Fee by wire transfer of immediately available funds concurrently with such termination and abandonment;

(ii)    by Public Parent or Parent pursuant to Section 10.4(b) (Change of Recommendation), then the Company shall pay or cause to be paid Parent the Company Termination Fee by wire transfer of immediately available funds within two Business Days following the date of such termination and abandonment; or

(iii)    by either the Company, Public Parent or Parent pursuant to Section 10.2(a) (Outside Date) or Section 10.2(b) (Requisite Company Vote) or by Public Parent or Parent pursuant to Section 10.4(a) (Company Breach): (A) a bona fide Acquisition Proposal shall have been publicly announced or disclosed (or, in the case of a termination pursuant to Section 10.2(a) (Outside Date) or Section 10.4(a) (Company Breach), was made publicly or privately to the Company Board) any time prior to (1) the date of termination and abandonment, with respect to any termination and abandonment pursuant to Section 10.2(a) (Outside Date) or Section 10.4(a) (Company Breach), or (2) the Company

Shareholders Meeting (including any postponement or adjournment thereof taken in accordance with this Agreement), with respect to termination and abandonment pursuant to Section 10.2(b) (Requisite Company Vote); and (B) within twelve months after any such termination and abandonment, any Acquisition Proposal shall have been consummated (with “50%” being substituted in lieu of “20%” in each instance thereof in the definition of “Acquisition Proposal” for purposes of this Section 10.5(c)(iii)(B)), or (C) within twelve months after any such termination and abandonment, the Company shall have entered into an Alternative Acquisition Agreement (with “50%” being substituted in lieu of “20%” in each instance thereof in the definition of “Acquisition Proposal” referenced in the definition of “Alternative Acquisition Agreement” or otherwise for purposes of this Section 10.5(c)(iii)(B)), then the Company shall pay or cause to be paid to Parent the Company Termination Fee by wire transfer of immediately available funds within two Business Days of the earlier of the entry into the Alternative Acquisition Agreement or the consummation of such Acquisition Proposal.

(d)    In the event this Agreement is terminated and the Transactions abandoned (i) by the Company pursuant to Section 10.3(a) (Parent Breach) or Section 10.3(c) (Parent Failure to Close) or (ii) by Public Parent or Parent pursuant to Section 10.2(a) (Outside Date) if at such time the Company could have validly terminated this Agreement pursuant to Section 10.3(a) (Parent Breach) or Section 10.3(c) (Parent Failure to Close), Parent shall pay to the Company a one-time non-refundable fee equal to $329,891,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds within two Business Days following the date of such termination and abandonment.

(e)    The Parties acknowledge and agree that the agreements set forth in this Section 10.5 are an integral part of the Transactions and that, without these agreements, the other Parties would not enter into this Agreement and accordingly, if either the Company fails to promptly pay or cause to be paid the amount due pursuant to Section 10.5(c) or if either Public Parent or Parent fails to promptly pay or cause to be paid the amount due pursuant to this Section 10.5(d), and, in order to obtain such amount, Public Parent, Parent or the Company, respectively, commences a Proceeding that results in a final, binding and non-appealable judgment against the Company, Public Parent or Parent, respectively, for the Company Termination Fee (or any portion thereof) or Parent Termination Fee (or any portion thereof), Company, Public Parent or Parent, respectively, shall pay or cause to be paid to Public Parent, Parent or the Company, respectively, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Proceeding, together with interest on the Company Termination Fee (or any portion thereof) or Parent Termination Fee (or any portion thereof), as the case may be, at the prime rate as published in The Wall Street Journal in effect on the date such amount was required to be made from such date through the date of payment. Each of the Parties acknowledges that the Company Termination Fee or the Parent Termination Fee are not intended to be a penalty but rather are liquidated damages in a reasonable amount that will compensate Public Parent, Parent or the Company, as the case may be, in the circumstances in which such Company Termination Fee or Parent Termination Fee are due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall Public Parent or Parent be entitled to payment of the Company Termination Fee or the Company to payment of the Parent Termination Fee, on more than one occasion.

(f)    Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 11.7, each of the Parties expressly acknowledges and agrees that (i) the Company’s right to terminate this Agreement and for the Company to receive payment of the Parent Termination Fee pursuant to Section 10.5(d), together with any costs and expenses and interest payable pursuant to Section 10.5(e), shall constitute the sole and exclusive remedy of the Company and its Affiliates, and any respective past, current or future direct or indirect equity holder, controlling Person, general or limited partner, shareholder, member, manager, director, officer, incorporator, employee, agent, Affiliate, assignee, attorney, consultant, representative, principal or financing source of the Company or any of its Affiliates (a “Company Non-Recourse Related Party”), against Public Parent, Parent and their respective Affiliates, and any respective past, current or future direct or indirect equity holder, controlling Person, general or limited partner, shareholder, member, manager, director, officer, incorporator, employee, agent, Affiliate, assignee, attorney, consultant, representative, principal or financing source (including any Debt Financing Source) of Public Parent, Parent or any of their respective Affiliates (a “Parent Non-Recourse Related Party”), and (ii) Public Parent’s and Parent’s right to terminate this Agreement and for Public Parent and Parent to receive payment of the Company Termination Fee pursuant to Section 10.5(c), together with any costs and expenses and interest payable pursuant to Section 10.5(e), shall constitute the sole and exclusive remedy of the Parent Non-Recourse Related Parties against the Company Non-Recourse Related Parties in the circumstances in which the Company Termination Fee is payable, in each case for all losses and damages in respect of this Agreement (or the termination thereof), the Limited Guarantee or the transactions contemplated by this Agreement (or the failure of such transactions to occur for any reason or for no reason) or any breach (whether willful, intentional, unilateral or otherwise) of any covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith. Upon payment in full of the Parent Termination Fee to the Company or Company Termination Fee to Public Parent and Parent (as applicable) pursuant to this Section 10.5, none of the Parties or any of their Subsidiaries shall, and shall not direct any other Company Non-Recourse Related Party or Parent Non-Recourse Related Party (as applicable) to, seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement, the Limited Guarantee or the Transactions or any oral representation made or alleged to be made in connection herewith.

(g)    The Parties acknowledge that any of the Company, Public Parent and Parent may pursue both a grant of specific performance or other equitable relief pursuant to Section 11.7 and, following termination of this Agreement, the payment of the Parent Termination Fee under Section 10.5(d) or the Company Termination Fee under Section 10.5(c), as applicable; provided, however, that under no circumstances shall the Company be permitted or entitled to receive both (i) a grant of specific performance or other equitable relief that results in the Closing occurring and (ii) the Parent Termination Fee in connection with this Agreement or any termination of this Agreement.

ARTICLE XI

MISCELLANEOUS AND GENERAL

11.1    Survival. This Article XI and the representations and warranties, covenants and agreements of the Parties, as applicable, set forth in Article II, Article III, Section 4.23 (No Other Representations or Warranties; Non-Reliance), Section 5.14 (No Other Representations or Warranties; Non-Reliance), Section 6.9 (No Other Representations or Warranties; Non-Reliance) Section 7.6 (No Other Representations or Warranties; Non-Reliance), Section 8.11 (Employee Matters), Section 8.13 (Indemnification; Directors’ and Officers’ Insurance), Section 11.3 (Expenses), Section 11.4 (Transfer Taxes), the provisions that substantively define any related defined terms not substantively defined in Exhibit A and those other covenants and agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the Effective Time. All other representations, warranties, covenants and agreements in this Agreement or in any certificate delivered pursuant to this Agreement, including rights in connection with, arising out of or otherwise related to any breach of such representations, warranties, covenants and agreements, shall not survive the Effective Time or, except as set forth in Article X, the termination of this Agreement and abandonment of the Transactions.

11.2    Notices. All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) (or otherwise on the next succeeding Business Day) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 11.2. Such communications must be sent to the respective Parties at the following street addresses or email addresses (or at such street address or email address previously made available) or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 11.2:

if to the Company:

Triton International Limited

c/o Triton International Incorporated of North America

100 Manhattanville Rd.

Purchase, NY 10577

Attention: Carla Heiss

Email: cheiss@trtn.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Scott D. Miller

Email: millersc@sullcrom.com

if to Public Parent

Brookfield Infrastructure Corporation

250 Vesey Street, 15th Floor

New York, NY 10281

Attention: Keir Hunt

                 Elisabeth Press

Email:       keir.hunt@brookfield.com

                   elisabeth.press@brookfield.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana Street, Suite 6800

Houston, Texas 77002

Attention: Eric C. Otness

Email: eric.otness@skadden.com

if to Parent or Merger Sub:

Thanos Holdings Limited

c/o Brookfield Infrastructure Group

Brookfield Place

181 Bay Street Suite 300

Toronto, Ontario M5J 2T3

Attention: Keir Hunt

                 Elisabeth Press

Email:       keir.hunt@brookfield.com

                   elisabeth.press@brookfield.com

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana Street, Suite 6800

Houston, Texas 77002

Attention: Eric C. Otness

Email: eric.otness@skadden.com

11.3    Expenses. Whether or not the Transactions are consummated, all costs, fees and expenses incurred in connection with this Agreement and the Transactions, including all costs, fees and expenses of its Representatives, shall be paid by the Party incurring such cost, fee or expense, except as otherwise expressly provided herein.

11.4    Transfer Taxes. Except as otherwise provided in Section 3.3(b), all Transfer Taxes incurred in connection with the Merger shall be paid by Public Parent, Parent and Merger Sub when due and expressly shall not be a liability of any holders of Shares, Company Equity Awards or the Company.

11.5    Amendment or Other Modification; Waiver.

(a)    Subject to the provisions of applicable Law and the provisions of Section 8.13, at any time prior to the Effective Time, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the Parties; provided, however, that following receipt of the Requisite Company Vote, there shall be no amendment or change to the provisions hereof that (i) by Law or in accordance with the rules of any stock exchange would require further approval by the shareholders of the Company without such approval or (ii) is not permitted under applicable Law. Notwithstanding anything to the contrary herein, this Section 11.5 and Section 11.6(b), Section 11.6(c), Section 11.6(d), Section 11.8 and Section 11.16 (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such provision) may not be amended, supplemented, waived or otherwise modified in any manner that is adverse in any respect to the Financing Sources without the prior written consent of such Financing Sources (it being expressly agreed that the Financing Sources in their capacities as such shall be third-party beneficiaries of this Section 11.5 and shall be entitled to the protections of the provisions contained in this Section 11.5 as if they were a party to this Agreement).

(b)    The conditions to each of the respective Parties’ obligations to consummate the Transactions are for the sole benefit of such Party and may be waived by such Party. Any Party may, to the extent permitted by applicable Law and subject to the provisions of Section 8.13, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other Parties); provided, however, that (i) any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective and (ii) following receipt of the Requisite Company Vote, there shall be no amendment or change to the provisions hereof that by Law or in accordance with the rules of any stock exchange would require further approval by the shareholders of the Company without such approval having first obtained. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except to the extent provided for otherwise in Section 10.5.

11.6    Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a)    This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the State of Delaware, including, subject to Section 11.1, its statutes of limitations, without regard to the conflicts of Law provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction (except that provisions of this Agreement relating to the approval and effects of the Transactions, the conversion of Shares and any other matters relating to the internal corporate governance of the Company, in each case to which mandatory provisions of the Laws of Bermuda otherwise apply, shall be governed by, and construed in accordance with such provisions of, the Laws of Bermuda).

(b)    Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement or the Transactions exclusively in the Chosen Courts (except to the extent any such proceeding mandatorily must be brought in Bermuda); and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 11.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 11.6(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c)    Each of the Parties acknowledges and irrevocably agrees (i) that any Proceeding (whether at Law, in equity, in contract, in tort or otherwise) arising out of, or in any way relating to, the Financing or the performance of services thereunder or related thereto against or by any Financing Source in its capacity as such shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York, and any appellate court therefrom, and each Party hereto submits for itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its Affiliates to bring or support anyone else in bringing any such Proceeding in any other court, (iii) to waive and hereby waive, to the fullest extent permitted by Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court, (iv) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law and (v) that any such Proceeding shall be governed by, and construed in accordance with, the Laws of the State of New York (it being expressly agreed that the Financing Sources in their capacities as such shall be third-party beneficiaries of this Section 11.6(c) and shall be entitled to enforce the provisions contained in this Section 11.6(c) as if they were a party to this Agreement).

(d)    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE FINANCING, OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM), INCLUDING IN ANY ACTION AGAINST OR BY ANY FINANCING SOURCE IN ITS CAPACITY AS SUCH, INCLUDING ANY ACTION DESCRIBED IN SECTION 11.6(c)(i) IN ANY SUCH COURT DESCRIBED IN SECTION 11.6(c)(i) (IT BEING EXPRESSLY AGREED THAT THE FINANCING SOURCES IN THEIR CAPACITIES AS SUCH SHALL BE THIRD-PARTY BENEFICIARIES OF THIS SECTION 11.6(d) AND SHALL BE ENTITLED TO ENFORCE THE PROVISIONS CONTAINED IN THIS SECTION 11.6(d) AS IF THEY WERE A PARTY TO THIS AGREEMENT).

11.7    Specific Performance.

(a)    Each of the Parties acknowledges and agrees that the rights of each Party to consummate the Transactions are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, except to the extent provided otherwise in Section 10.5, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to seek to enforce specifically the terms and provisions of this Agreement or to seek an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 11.6(b), in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, except to the extent consistent with the provisions set forth in Section 10.5.

(b)    Notwithstanding anything to the contrary in this Agreement, each of the Parties agree that the Company shall only be entitled to specific performance of Public Parent’s, Parent’s and Merger Sub’s obligations to consummate the Merger and the Transactions and cause the Equity Financing to be funded if, and only if, (i) all of the conditions in Article IX have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to such conditions being able to be satisfied at the Closing); (ii) the Debt Financing (or any Alternative Financing in accordance with Section 8.20(e)) will be funded at the Closing if the Equity Financing is funded at the Closing; and (iii) the Company has irrevocably confirmed in writing to Public Parent and Parent that if specific performance is granted and the Debt Financing is funded, then the Company will cause the Closing to occur.

11.8    Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder, including the right to rely upon the representations and warranties set forth in this Agreement, except (a) from and after the Effective Time, the Indemnified Parties pursuant to the provisions of Section 8.13, (b) from and after the Effective Time, the holders of Shares and the holders of Company Equity Awards with respect to their respective rights to receive the consideration payable pursuant to Article III, and (c) the Financing Sources as expressly provided in Section 11.5(a), Section 11.6(b), Section 11.6(c), Section 11.6(d) and Section 11.16.

11.9    Fulfillment of Obligations. Whenever this Agreement requires a Subsidiary of Public Parent or Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Public Parent or Parent, as applicable, to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Company to cause such Subsidiary to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by a Subsidiary of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

11.10    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Except as may be required to satisfy the obligations contemplated by Section 8.13, no Party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties not seeking to assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations, except as provided for in Section 11.9, and any attempted or purported assignment or delegation in violation of this Section 11.10 shall be null and void; provided, however, that each of Public Parent or Parent, as applicable, may designate another Subsidiary organized under the laws of any State of the United States to be a constituent corporation in lieu of Merger Sub, so long as Public Parent or Parent provides the Company with advance written notice thereof, in which event all references to Merger Sub in this Agreement shall be deemed references to such other Subsidiary of Public Parent or Parent, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other

Subsidiary as of the date of such designation; provided that (a) any such designation shall not reasonably be expected (in the Company’s reasonable determination) to prevent, materially delay or materially impair the consummation of the Transactions and (b) no assignment, delegation or designation shall relieve Public Parent or Parent of any of their obligations pursuant to this Agreement unless the Parties enter into a novation.

11.11    Entire Agreement.

(a)    This Agreement (including the Exhibits and Schedules), the Company Disclosure Schedule, the Statutory Merger Agreement, the Confidentiality Agreement, the Equity Commitment Letter, the Limited Guarantee and the Debt Commitment Letter constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms.

(b)    In the event of (i) any inconsistency between the statements in the body of this Agreement, on the one hand, and any of the Exhibits and Schedules and the Company Disclosure Schedule (other than an exception expressly set forth in the Company Disclosure Schedule), on the other hand, the statements in the body of this Agreement shall control or (ii) any inconsistency between the statements in this Agreement, on the one hand, the Statutory Merger Agreement and the Confidentiality Agreement, on the other hand, the statements in this Agreement shall control.

(c)    Each Party acknowledges the provisions set forth in Section 4.23, Section 5.14, Section 6.9 and Section 7.6 and, without limiting such provisions, additionally acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement and in any certificate delivered pursuant to this Agreement: (i) no Party has made or is making any other representations, warranties, statements, information or inducements; (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements; and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement or the Transactions and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto, other than those for Fraud in connection with, arising out of or otherwise related to the express representations and warranties set forth in this Agreement.

11.12    Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

11.13    Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

11.14    Definitions. For purposes of this Agreement, capitalized terms (including, with correlative meaning, their singular and plural variations) have the meanings ascribed to such terms in Exhibit A or as otherwise defined elsewhere in this Agreement.

11.15    Interpretation and Construction.

(a)    The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(b)    Unless otherwise specified in this Agreement or the context otherwise requires:

(i)    all Preamble, Recital, Article, Section, clause, Exhibit and Schedule references used in this Agreement are to the preamble, recitals, articles, sections, clauses, exhibits and schedules to this Agreement and references to Schedules include the Company Disclosure Schedule;

(ii)    if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(iii)    the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa;

(iv)    words importing the masculine gender shall include the feminine and neutral genders and vice versa;

(v)    whenever the words “include,” “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”;

(vi)    the word “or” shall be disjunctive and not be exclusive;

(vii)    the word “will” will be construed to have the same meaning and effect as the word “shall.” The words “shall,” “will” or “agree(s)” are mandatory, and “may” is permissive;

(viii)    the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not any particular provision of this Agreement;

(ix)    the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(x)    references to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions;

(xi)    the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(xii)    the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two decimal points, rounded to the nearest penny;

(xiii)    references to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties such obligation shall be deemed satisfied if (A) such one or more Parties or Representatives thereof made such information or document available in any virtual data room established by or on behalf of the Company or otherwise to such other Party or Parties or its or their Representatives, in a manner that enables viewing of such information or documents by Public Parent, Parent and their respective Representatives, by the day prior to the date of Agreement, in each case in connection with the Transactions, or (B) such information or document is publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC on the day prior to the date of this Agreement and not subject to any redactions;

(xiv)    when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified;

(xv)    all references to any (A) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity and (B) Law shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the date of this Agreement; and

(xvi)    all references to (A) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and hereof and, unless otherwise specified therein, include all schedules, annexes, exhibits and any other documents attached thereto or incorporated therein by reference and (B) this Agreement means this Agreement (taking into account the provisions of Section 11.11(a)) as amended or otherwise modified from time to time in accordance with Section 11.5.

(c)    The Company Disclosure Schedule may include items and information the disclosure of which is not required either in response to an express disclosure requirement of this Agreement or as an exception to one or more provisions set forth in this Agreement. Inclusion of any such items or information in the Company Disclosure Schedule shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, it has had or would reasonably be expected to result in a Company Material Adverse Effect.

(d)    The Parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

11.16    Waiver of Claims Against Financing Sources. Without limiting in any respect the liabilities of the Financing Sources to Parent or its Affiliates, or the remedies of Parent or its Affiliates against the Financing Sources under any other agreement to which they are both parties or the remedies of the Guarantor to the extent provided for in the Limited Guarantee, none of the Financing Sources shall have any liability to the Parties or their Affiliates relating to or arising out of this Agreement, whether at Law or equity, in contract, in tort or otherwise, and neither the Parties nor any of their Affiliates will have any rights or claims against the Financing Sources under this Agreement. No Financing Source shall be subject to any special, consequential, punitive of indirect damages or damages of a tortious nature under this Agreement. Notwithstanding anything herein to the contrary, in no event shall the Company or its Affiliates be entitled to seek the remedy of specific performance of this Agreement against any of the Financing Sources (it being expressly agreed that the Financing Sources in their capacities as such shall be third-party beneficiaries of this Section 11.16 and shall be entitled to enforce the provisions contained in this Section 11.16 as if they were a party to this Agreement).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.

TRITON INTERNATIONAL LIMITED

By:	/s/ Brian M. Sondey
	Name:	Brian M. Sondey
	Title:	Chairman and Chief Executive Officer

BROOKFIELD INFRASTRUCTURE CORPORATION

By:	/s/ Michael Ryan
	Name:	Michael Ryan
	Title:	Secretary

THANOS HOLDINGS LIMITED

By:	/s/ James Bodi
	Name:	James Bodi
	Title:	Director

THANOS MERGERSUB LIMITED

By:	/s/ James Bodi
	Name:	James Bodi
	Title:	Director

EXHIBIT A

DEFINITIONS

The following terms when used in this Agreement shall have the following definitions:

“Acquisition Proposal” means any inquiry, offer, indication of interest or proposal from any Person or Group (other than Parent and Merger Sub pursuant to this Agreement) providing for, directly or indirectly, in one transaction or a series of transactions: (a) issuance, sale, acquisition or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) by such Person or Group of more than 20% of the outstanding voting power or other equity securities of the Company or any tender offer or exchange offer that if consummated would result in any Person or Group beneficially owning more than 20% of the outstanding voting power or other equity securities of the Company; (b) a merger, consolidation, business combination, recapitalization, reorganization or other similar transaction involving the Company or its Subsidiaries (i) pursuant to which any Person or Group, other than the holders of Shares (as a group) immediately prior to the consummation of such transaction, would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing more than 20% of the voting power of the surviving or resulting entity or (ii) as a result of which the holders of Shares (as a group) immediately prior to the consummation of such transaction would hold, directly or indirectly, equity interests in the surviving or resulting entity of such transaction representing less than 80% of the voting power of the surviving or resulting entity; or (c) a sale, lease, exchange, mortgage, pledge, transfer or other disposition of more than 20% of the assets or businesses of the Company and its Subsidiaries on a consolidated basis (determined whether by fair market or book value basis).

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise).

“Aggregate Consideration” has the meaning set forth in Section 3.1(b).

“Aggregate Consideration Per Share” has the meaning set forth in Section 3.1(b).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 8.3(e)(ii).

“Alternative Financing” has the meaning set forth in Section 8.20(e).

“Antitrust Law” means all U.S. and non-U.S. antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the Sherman Antitrust Act of 1890, the Clayton Act of 1914, and the HSR Act.

“Applicable Date” means January 1, 2021.

“Appraisal Withdrawal” has the meaning set forth in Section 3.3(f)(ii).

“Appraised Fair Value” has the meaning set forth in Section 3.3(f)(i).

“Audit Committee” means the audit committee of the Company Board.

“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

“Book-Entry Share” means each book-entry account formerly representing any non-certificated Eligible Shares.

“Business Day” means any day other than a Saturday or Sunday or a day on which (a) banks in New York, New York or Hamilton, Bermuda are required or authorized by Law to close or (b) solely for purposes of determining the Closing Date, the Registrar is required or authorized by Law to close.

“Canadian Securities Laws” means all applicable securities Laws in each of the provinces and territories of Canada and the respective rules and regulations made thereunder, together with applicable published national and local instruments, policy statements, notices, blanket orders and rulings thereunder of the Canadian Securities Regulators and the rules and policies of the TSX.

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the provinces and territories of Canada.

“Capitalization Date” means 5:00 p.m. (New York time) on April 11, 2023.

“Cash Designated Shares” has the meaning set forth in Section 3.2(e)(iii)(B).

“Cash Election Shares” has the meaning set forth in Section 3.2(b).

“Certificate” means each certificate formerly representing any Eligible Shares.

“Certificate of Merger” has the meaning set forth in Section 1.2.

“CFIUS” means the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as a member agency.

“CFIUS Clearance” means, after submission of a filing by the Parties with respect to the Transactions in accordance with the requirements of the CFIUS Regulations: (a) that the Parties shall have received written notice from CFIUS that the Transactions are not a “covered transaction” within the meaning of the CFIUS Regulations, (b) the Parties shall have received written notice from CFIUS that it has concluded its review or investigation, as applicable, of the Transactions, determined that there are no unresolved national security concerns with respect to the Transactions, and concluded all action under the CFIUS Regulations, or (c) if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision with respect to the Transactions, either (i) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby or (ii) the time permitted under the CFIUS Regulations for the President to take action to suspend or prohibit the Transactions has lapsed.

“CFIUS Regulations” means Section 721 of Title VII of the Defense Production Act of 1950, as amended (50 U.S.C. § 4565), and all applicable rules and regulations issued and effective thereunder.

“Change of Recommendation” has the meaning set forth in Section 8.3(e)(ii).

“Chosen Courts” means the Court of Chancery of the State of Delaware, or if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware.

“Closing” means the closing of the Transactions.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the U.S. Internal Revenue Code of 1986, or any successor U.S. federal Tax statute.

“Commitment Letters” has the meaning set forth in Section 6.6(b).

“Companies Act” means the Companies Act of 1981 of Bermuda.

“Company” has the meaning set forth in the Preamble.

“Company Approvals” has the meaning set forth in Section 4.4(a).

“Company Benefit Plan” means any benefit or compensation plan, contract, program, policy, practice, or other obligation covering Company Employees, whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential obligation or liability is borne by, the Company or any of its Subsidiaries or Company ERISA Affiliates, including ERISA Plans, employment, retirement, severance, termination or “change of control” agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind, whether or not subject to ERISA.

“Company Board” means the board of directors of the Company, and also includes any committee thereof to the extent such a committee, as of the applicable time (a) was or is authorized to exercise the powers and authority of the board of directors of the Company pursuant to the Company’s Organizational Documents, and (b) was or is exercising such powers and authority.

“Company Board Recommendation” has the meaning set forth in Section 4.3(b).

“Company Compensation Committee” means the compensation and talent management committee of the Company Board.

“Company Disclosure Schedule” has the meaning set forth in Article IV.

“Company Employee” means any current employee (whether full- or part-time or on a leave of absence and, including any officer), director or independent contractor (who is an individual person) of the Company or any of its Subsidiaries.

“Company Equity Award Schedule” has the meaning set forth in Section 4.2(b).

“Company Equity Awards” means, collectively, the Company RSUs and Company Restricted Shares.

“Company ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Company Material Adverse Effect” means any event, change, occurrence, condition, development, circumstance, fact or effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its Subsidiaries (taken as a whole); provided, however, that none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

(a)    any event, change, occurrence, condition, development, circumstance, fact or effect in general economic, regulatory or business conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(b)    any event, change, occurrence, condition, development, circumstance, fact or effect in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates;

(c)    any event, change, occurrence, condition, development, circumstance, fact or effect that is generally applicable to the industries or markets in which the Company or any of its Subsidiaries operate;

(d)    the negotiation, execution or delivery of this Agreement and the performance by the Company and its Subsidiaries of their obligations hereunder or the public announcement as to the identity of the parties hereto or pendency of the Merger or any of the other Transactions, including the impact of the foregoing on relationships, contractual or otherwise, with customers, suppliers, distributors, financing sources, business partners or employees of the Company and any of its Subsidiaries, or any Transaction Litigation; provided that the exceptions in this clause (d) shall not apply with respect to references to “Company Material Adverse Effect” in any representation or warranty set forth in Section 4.4 or in the conditions set forth in Article IX with respect to such representations and warranties;

(e)    changes in GAAP (or interpretations thereof by the Financial Accounting Standards Board (FASB) or any Governmental Entity);

(f)    changes in any Laws (or interpretations thereof by a Governmental Entity);

(g)    any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings; provided that any event, change, occurrence, condition, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur;

(h)    any event, change, occurrence, condition, development, circumstance, fact or effect resulting from political conditions (or changes in such condition), acts of war (whether or not declared), civil disobedience, sabotage, terrorism, military or para-military actions or the escalation of any of the foregoing (including cyberattacks), any weather event or natural disaster, or any outbreak of illness or other public health event (including COVID-19 or any COVID-19 Measures) or any other force majeure event in the United States or any other country or geographic region in the world;

(i)    any actions expressly required to be taken by the Company or any of its Subsidiaries or its or their respective Representatives pursuant to this Agreement (except for any obligation to operate in the Ordinary Course of Business) or any actions taken by the Company or any of its Subsidiaries or its or their respective Representatives with Public Parent’s and Parent’s express prior consent or at Public Parent’s and Parent’s express written request; provided that the exceptions in this clause (i) shall not apply with respect to references to “Company Material Adverse Effect” in any representation or warranty set forth in Section 4.4 or in the conditions set forth in Article IX with respect to such representations and warranties;

(j)    a decline in the market price or trading volume of the Shares on the NYSE; provided that any event, change, occurrence, condition, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such decline in market price may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur; or

(k)    changes or potential changes in the Company’s credit rating or other rating of financial strength; provided that any event, occurrence, condition, change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such changed rating may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur;

provided, however, that in the case of the foregoing clauses (a) through (c) and clauses (e), (f) and (h), such matters shall be taken into account to the extent that any such matters disproportionately impact the Company and its Subsidiaries relative to other businesses in the industries in which the Company and its Subsidiaries operate or participate, but only to the extent of such disproportionate impact.

“Company Non-Recourse Related Party” has the meaning set forth in Section 10.5(f).

“Company Preference Shares” means, collectively, the Company’s Preference Shares, par value $0.01 per share, including those designated as 8.50% Series A Cumulative Redeemable Perpetual Preference Shares (“Series A Preference Shares”), 8.00% Series B Cumulative Redeemable Perpetual Preference Shares (“Series B Preference Shares”), 7.375% Series C Cumulative Redeemable Perpetual Preference Shares (“Series C Preference Shares”), 6.875% Series D Cumulative Redeemable Perpetual Preference Shares (“Series D Preference Shares”) and 5.75% Series E Cumulative Redeemable Perpetual Preference Shares (“Series E Preference Shares”).

“Company Reports” means the reports, forms, and other statements and documents required to be or are otherwise filed with or furnished to the SEC pursuant to the Exchange Act by the Company, including any amendments thereto.

“Company Restricted Share” means any outstanding restricted Share (with either time-based or performance-based vesting requirements) granted under the Company Share Plan which remains subject to vesting and a right of repurchase in favor of the Company in the event such shares do not vest.

“Company RSU” means any outstanding restricted share unit granted under the Company Share Plan.

“Company Service Provider” means any Company Employee or former employee, officer, director or other independent contractor (who is an individual person) of the Company or any of its Subsidiaries.

“Company Share Plan” means the Triton Amended and Restated 2016 Equity Incentive Plan.

“Company Shareholders Meeting” means the special general meeting of shareholders of the Company to be held to consider the adoption of this Agreement and the Statutory Merger Agreement.

“Company Termination Fee” means an amount equal to $141,382,000.

“Confidentiality Agreement” means the confidentiality agreement, entered into between the Company and Brookfield Infrastructure Group LLC, dated October 7, 2022.

“Continuing Employees” means the employees of the Company and its Subsidiaries at the Effective Time who continue to remain employed with the Company or any of its Subsidiaries.

“Contract” means any legally binding contract, subcontract, agreement, lease, sublease, conditional sales contract, delivery order, license, note, mortgage, indenture, bond, loan, instrument, understanding, permit, concession, franchise, commitment, arrangement or any other similar obligation.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.

“COVID-19 Relief Legislation” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136, the Consolidated Appropriations Act, 2021, Pub. L. 116-260, the American Rescue Plan Act of 2021, Pub. L. 117-2, and any similar U.S., non-U.S., state or local grant, subsidy, allowance, relief scheme, stimulus fund, program or measure enacted by a Governmental Entity in connection with or in response to COVID-19.

“Current Insurance” has the meaning set forth in Section 8.13(b).

“Data Protection Laws” means: (a) the General Data Protection Regulation (2016/679) (the “GDPR”) and any national Law supplementing the GDPR, (b) the UK General Data Protection Regulation as defined by the Data Protection Act 2018 (the “UK GDPR”), (c) national laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC) and (d) all other data protection and privacy Laws, regulatory requirements, guidance and codes of practice applicable to the processing of Personal Information.

“Debt Commitment Letter” has the meaning set forth in Section 6.6(b).

“Debt Documents” has the meaning set forth in Section 8.20(b).

“Debt Financing” has the meaning set forth in Section 6.6(b).

“Debt Financing Sources” means, collectively, the Lenders and any other entities party to the Debt Commitment Letter or the Debt Documents and any Person that provides, or has entered into, or in the future enters into, any Contract with Parent or any of its Affiliates in connection with, or that is otherwise acting as a lender, arranger, bookrunner, manager, underwriter, initial purchaser, agent or any other similar representative in respect of all or any part of the Debt Financing (or any permitted replacement or supplement thereof), together with any of such Person’s Affiliates and any of such Person’s or any of its Affiliates’ respective direct or indirect former, current or future stockholders, managers, members, general or limited partners, directors, officers, employees, agents, advisors, other Representatives and their respective successors or assignees.

“Dissenting Shares” means Shares held by a holder of Shares or by a holder of Company Preference Shares who (a) did not vote in favor of the Merger, (b) complied with all of the provisions of the Companies Act concerning the right of holders of Shares or Company Preference Shares to require appraisal of their Shares or Company Preference Shares pursuant to the Companies Act, (c) exercised such right to appraisal and (d) did not deliver an Appraisal Withdrawal.

“Draft Voluntary Notice” has the meaning set forth in Section 8.6(b)(ii)(B).

“DTC” means The Depository Trust Company.

“Effective Time” has the meaning set forth in Section 1.2.

“Election Deadline” has the meaning set forth in Section 3.2(b).

“Election Form” has the meaning set forth in Section 3.2(a).

“Election Form Record Date” has the meaning set forth in Section 3.2(a).

“Eligible Shares” means the Shares issued and outstanding immediately prior to the Effective Time, other than any Company Restricted Shares, and subject to the last sentence of Section 3.3(f), any Excluded Shares.

“Encumbrance” means any pledge, lien, claim, easement, charge, option, hypothecation, mortgage, security interest, right of first refusal, right of first offer, adverse right, prior assignment, license, sublicense, lease, sublease or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute.

“Environmental Law” means any Law relating to: (a) the protection, investigation, remediation or restoration of the environment, health, safety or natural resources; (b) the handling, labeling, management, recycling, generation, use, storage, treatment, transportation, presence, disposal, release or threatened release of any Hazardous Substance; or (c) any noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance.

“Equity Award Reference Date” has the meaning set forth in Section 8.12.

“Equity Commitment Letter” has the meaning set forth in Section 6.6(b).

“Equity Financing” has the meaning set forth in Section 6.6(b).

“Equity Financing Source” has the meaning set forth in Section 6.6(b).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plans” means “employee benefit plans” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” means the Exchange Agent selected by Public Parent and Parent prior to the Effective Time after reasonable consultation with the Company.

“Exchange Agent Agreement” means the Contract pursuant to which Public Parent and Parent shall appoint the Exchange Agent, which shall be in form and substance reasonably acceptable to the Company (such acceptance not to be unreasonably conditioned, withheld or delayed).

“Exchange Fund” has the meaning set forth in Section 3.3(a)(i).

“Exchange Ratio” has the meaning set forth in Section 3.1(b).

“Excluded Shares” means the (a) Shares owned by Public Parent, Parent, Merger Sub or any other Wholly Owned Subsidiary of Public Parent or Parent, and in each case not held on behalf of third parties, (b) Shares owned by the Company or any of its direct or indirect Wholly Owned Subsidiaries, (c) Rollover Shares and (d) Dissenting Shares.

“Existing Facility” means the Existing Notes, the Existing Revolving Facility, the Existing Term Loan Facility or Company Preference Shares, as applicable.

“Existing Notes” means those certain unsecured 144A notes due 2023, 2024, 2026 and 2031, issued by Triton Container International Limited.

“Existing Revolving Facility” means the revolving loan facility entered into by Triton Container International Limited and TAL International Container Corporation with Bank of America, N.A.

“Existing Term Loan Facility” means the term loan facility entered into by Triton Container International Limited and TAL International Container Corporation with PNC Bank, National Association.

“Existing Warehouse Facility” means the loan and security agreement, dated as of December 13, 2018, by and among TIF Funding LLC, as borrower, the lenders thereto, Wells Fargo Bank, National Association, as administrative agent and Wilmington Trust, National Association, as collateral agent and securities intermediary.

“Export and Sanctions Regulations” means all applicable Laws relating to sanctions and to the import, export, re-export, deemed export, deemed re-export, or transfer of information, data, goods, and technology, and similar Laws in jurisdictions in which the Company or any of its Subsidiaries do business, have done business or are otherwise subject to, including the U.S. International Traffic in Arms Regulations, the Export Administration Regulations, U.S. sanctions Laws administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, customs and import Laws administered by United States Customs and Border Protection, any other export or import controls administered by an agency of the United States government, and the anti-boycott regulations administered by the United States Department of Commerce and the United States Department of the Treasury.

“FCPA” means the U.S. Foreign Corrupt Practices Act of 1977.

“Filed Company Contract” has the meaning set forth in Section 4.11(a).

“Final Public Parent Stock Price” has the meaning set forth in Section 3.1(b).

“Financing” has the meaning set forth in Section 6.6(b).

“Financing Failure Event” has the meaning set forth in Section 8.20(e).

“Financing Information” means all information with respect to the business, operations, financial condition, projections and prospects of the Company or any of its subsidiaries as may be reasonably required by the Financing Sources, including (a) financial statements; (b) documentation and other information with respect to the Company and its subsidiaries that is required in connection with the Debt Financing by U.S. regulatory authorities and under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and (c) such other information relating to the Company and its subsidiaries as is reasonably requested in connection with the Debt Financing, in each case, to enable Parent (or its applicable Affiliate) to prepare pro forma financial statements to the extent customary and reasonably required pursuant to the Debt Financing and to the extent reasonably available and prepared in past practice.

“Financing Purposes” has the meaning set forth in Section 6.6(a).

“Financing Sources” means, collectively, the Equity Financing Source and the Debt Financing Sources.

“Fractional Share Consideration” has the meaning set forth in Section 3.3(g)(ii).

“Fraud” means common law fraud (and not constructive or equitable fraud), in each case with respect to the representations and warranties made by the Company in Article IV, Public Parent in Article V, Parent in Article VI or Merger Sub in Article VII or the Company, Public Parent or Parent in any other agreement or instrument entered into in connection with the Transactions.

“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board applicable as of the time of the relevant financial statements or accounting procedure or action referred to herein and consistently applied during the periods involved.

“Governmental Entity” means any U.S. (federal, state or local) or non-U.S. (including any supranational) governmental, quasi-governmental, regulatory or self-regulatory authority, enforcement authority, agency, commission, body or other entity or any subdivision or instrumentality thereof, including any public international organization, stock exchange or other self-regulatory organization, court, tribunal or arbitrator or any subdivision or instrumentality thereof, in each case of competent jurisdiction.

“Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.

“Guarantors” means Brookfield Infrastructure Fund V-A, L.P., a limited partnership organized under the laws of Delaware, Brookfield Infrastructure Fund V-B, L.P., a limited partnership organized under the laws of Delaware, Brookfield Infrastructure Fund V-C, L.P., a limited partnership organized under the laws of Delaware, and Brookfield Infrastructure Fund V (ER) SCSP, a limited partnership organized under the laws of Luxembourg.

“Hazardous Substance” means (a) any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Environmental Law or (ii) can form the basis of any liability under any Environmental Law; and (b) any petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, mold, fungi and other substances, including related precursors and breakdown products.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Indebtedness” means, with respect to any Person, without duplication, all obligations, liabilities or undertakings by such Person (a) for borrowed money (including deposits or advances of any kind to such Person and including accrued and unpaid interest, and any prepayment of fees or penalties), (b) evidenced by bonds, debentures, notes or similar instruments, (c) for capitalized leases, (d) for letters of credit, bank guarantees, and other similar Contracts entered into by or on behalf of such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment); (f) pursuant to guarantees and arrangements having the economic effect of a guarantee of any obligation, liability or undertaking of any other Person contemplated by the foregoing clauses (a) through (e) of this definition or (g) all obligations of the type referred to in clauses (a) through (f) of this definition of any Person other than the Company or any of its Subsidiaries, the payment of which the Company or any of its Subsidiaries is liable, directly or indirectly, as obligor, guarantor, surety, or otherwise; provided, however, that trade payables, deferred rental income, repair service provision, deferred taxes, taxes payable, payroll expenses and other accrued expenses incurred in the Ordinary Course of Business shall not constitute Indebtedness.

“Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time for purposes of Section 8.13) director or officer of the Company or any of its Subsidiaries (or other Persons performing similar functions), or any Person serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or benefit of the Company or any of its Subsidiaries, together with such individual’s respective heirs, executors, trustees, fiduciaries or administrators, in each case when acting in such capacity and not in their personal or any other capacity.

“Insurance Policies” has the meaning set forth in Section 4.19.

“Intellectual Property Rights” means all intellectual property or other proprietary rights anywhere in the world, including: (a) Trademarks; (b) patents, patent applications, registrations and invention disclosures, including divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (c) Trade Secrets and all other know-how, inventions, proprietary processes, formulae, models, and methodologies; (d) published and unpublished works of authorship, whether copyrightable or not (including Software, website and mobile content, data, databases and other compilations of information), and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (e) Internet domain names and URLs.

“Intervening Event” means an event, change, development, circumstance, fact or effect with respect to the Company or any of its Subsidiaries that (a) first becomes actually known by the Company Board after the execution and delivery of this Agreement (or if was actually known by the Company Board as of or prior to the execution and delivery of this Agreement, the material consequences of which were neither known nor reasonably foreseeable by the Company Board at such time) and (b) is material to the Company and its Subsidiaries, taken as a whole; provided that under no circumstances shall the following events, changes, developments, circumstances, facts or effects constitute an Intervening Event: (i) the receipt by the Company, existence or terms of an Acquisition Proposal or a Superior Proposal or any matter relating thereto or consequence thereof, (ii) changes in the market price or trading volume of the Shares or the debt instruments or credit ratings of the Company or its Subsidiaries or in analyst’s recommendation with respect to the Company or its Subsidiaries (provided, however, that the underlying causes of such change or fact shall not be excluded by this clause (ii)) and (iii) the fact that the Company meets or exceeds internal or published projections, budgets, forecasts or estimates of revenues, earnings or other financial results for any period (provided, however, that the underlying causes of such change or fact shall be excluded by this clause (iii)).

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means technology devices, computers, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“Knowledge” means, for those Persons listed on Section 1.1(a) of the Company Disclosure Schedule (in the case of Knowledge of the Company), David Krant and Aaron Kline (in the case of Knowledge of Public Parent) and Scott Peak and Dave Joynt (in the case of Knowledge of Parent), the actual knowledge of such Persons.

“Law” means any law, statute, constitution, principle of common law, ordinance, code, standard, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated or otherwise put into effect by or under the authority of any Governmental Entity, or any Order.

“Lease” has the meaning set forth in Section 4.17(a).

“Leased Real Property” means all leasehold or subleasehold estates, licenses and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Lenders” has the meaning set forth in Section 6.6(b).

“Licenses” means all licenses, permits, certifications, approvals, registrations, consents, authorizations, franchises, grants, accreditations, easements, exceptions, variances and exemptions issued or granted by a Governmental Entity.

“Limited Guarantee” means the limited guarantee, dated as of the date hereof by the Guarantors, guaranteeing certain of Parent’s and Merger Sub’s obligations under this Agreement as more particularly set forth therein, which limited guarantee is being delivered to the Company simultaneously with the execution and delivery of this Agreement.

“Mailing Date” has the meaning set forth in Section 3.2(a).

“Material Contract” has the meaning set forth in Section 4.11(b).

“Maximum Amount” has the meaning set forth in Section 8.13(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Application” has the meaning set forth in Section 1.2.

“Merger Consideration” has the meaning set forth in Section 3.1(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Mixed Election Shares” has the meaning set forth in Section 3.2(b).

“Multiemployer Plans” means “multiemployer plans” as defined by Section 3(37) of ERISA.

“Non-Election Shares” has the meaning set forth in Section 3.2(b).

“Notice Period” has the meaning set forth in Section 8.3(f).

“NYSE” means the New York Stock Exchange.

“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling, determination, decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Entity.

“Ordinary Course of Business” means, with respect to any Person, the conduct by such Person in connection with the relevant business in accordance with such Person’s ordinary course of business, consistent with past practice.

“Organizational Documents” means (a) with respect to any Person that is a company, its memorandum of association and bye-laws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) with respect to any Person that is a trust, its declaration of trust, or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Other Anti-Bribery Laws” means, other than the FCPA, all applicable anti-bribery, anti-corruption, anti-money-laundering and similar Laws in jurisdictions in which the Company or any of its Subsidiaries do business, have done business, in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries or the Company or any of its Subsidiaries are otherwise subject.

“Outside Date” has the meaning set forth in Section 10.2(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Approvals” has the meaning set forth in Section 6.3(a).

“Parent Benefit Plan” means any benefit or compensation plan, program, policy, practice, or other obligation, whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential obligation or liability is borne by, Parent or any of its Subsidiaries, including ERISA Plans, employment, consulting, retirement, severance, termination or “change of control” agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

“Parent Burdensome Condition” means any requirement, obligation, commitment or condition (a) requiring (i) the holding separate, license, sale or divestiture of any businesses or assets of Public Parent or Parent or any of their respective Affiliates (excluding the Company or its Subsidiaries) or (ii) any limitation on conduct or actions of Public Parent or Parent or any of their respective Affiliates (other than the Company or its Subsidiaries), that, in either such case, materially adversely impacts the existing businesses and operations of Public Parent or Parent or any of their respective Affiliates, (b) requiring the holding separate, license, sale or divestiture of any businesses or assets of any businesses or assets of the Company or any of its Subsidiaries, or any limitation on conduct or actions of the Company or any of its Subsidiaries, that would, individually or in the aggregate, reasonably be expected to have material adverse effect (i) on the Company and its Subsidiaries, taken as a whole, or (ii) on the (A) economic benefits contemplated to be received by Public Parent or Parent or any of their respective Affiliates in connection with the Transactions or (B) on the governance or information rights necessary to enable Public Parent and Parent to operate the Company following the Closing in the ordinary course of business, or (c) to commence or participate in any action, suit or other litigation proceeding that contests (i) the final decision of any Governmental Entity not to grant a Regulatory Approval or (ii) the final decision of any Governmental Entity to grant a Regulatory Approval that contains a Parent Burdensome Condition (it being understood that the initiation of and participation in proceedings in connection with or arising from the Parties’ efforts to obtain a Regulatory Approval generally, in the absence of a final decision from a Governmental Entity that would cause the condition in Section 9.1(b) to not be satisfied, shall not constitute a Parent Burdensome Condition).

“Parent Material Adverse Effect” means any event, change, occurrence, condition, development, circumstance, fact or effect that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), business operations or results of operations of the Public Parent, Parent, Merger Sub and their respective Subsidiaries (taken as a whole); provided, however, that none of the following shall be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur:

(a)    any event, change, occurrence, condition, development, circumstance, fact or effect in general economic, regulatory or business conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally;

(b)    any event, change, occurrence, condition, development, circumstance, fact or effect in the financial, credit, banking or securities markets in the United States or any other country or region in the world (including any disruption thereof and any decline in the price of any security or any market index) and including changes or developments in or relating to currency exchange or interest rates;

(c)    any event, change, occurrence, condition, development, circumstance, fact or effect that is generally applicable to the industries or markets in which the Company or any of its Subsidiaries operate;

(d)    the negotiation, execution or delivery of this Agreement and the performance by Public Parent, Parent and Merger Sub and their Subsidiaries of their obligations hereunder or the public announcement as to the identity of the parties hereto or pendency of the Merger or any of the other Transactions, including the impact of the foregoing on relationships, contractual or otherwise, with customers, suppliers, distributors, financing sources, business partners or employees of Public Parent, Parent and Merger Sub and any of their Subsidiaries, or any Transaction Litigation; provided that the exceptions in this clause (d) shall not apply with respect to references to “Parent Material Adverse Effect” in any representation or warranty set forth in Section 4.4 or in the conditions set forth in Article IX with respect to such representations and warranties;

(e)    changes in IFRS (or interpretations thereof by any Governmental Entity);

(f)    changes in any Laws (or interpretations thereof by a Governmental Entity);

(g)    any failure by Public Parent, Parent or Merger Sub to meet any internal or public projections or forecasts or estimates of revenues or earnings; provided that any event, change, occurrence, condition, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur;

(h)    any event, change, occurrence, condition, development, circumstance, fact or effect resulting from political conditions (or changes in such condition), acts of war (whether or not declared), civil disobedience, sabotage, terrorism, military or para-military actions or the escalation of any of the foregoing (including cyberattacks), any weather event or natural disaster, or any outbreak of illness or other public health event (including COVID-19 or any COVID-19 Measures) or any other force majeure event in the United States or any other country or geographic region in the world;

(i)    any actions expressly required to be taken by Public Parent, Parent or Merger Sub or any of their Subsidiaries or their or their respective Representatives pursuant to this Agreement (except for any obligation to operate in the Ordinary Course of Business) or any actions taken by Public Parent, Parent or Merger Sub or any of their Subsidiaries or their or their respective Representatives with the Company’s express prior consent or at the Company’s express written request; provided that the exceptions in this clause (i) shall not apply with respect to references to “Parent Material Adverse Effect” in any representation or warranty set forth in Section 4.4 or in the conditions set forth in Article IX with respect to such representations and warranties;

(j)    a decline in the market price or trading volume of the Public Parent Shares on the NYSE; provided that any event, change, occurrence, condition, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such decline in market price may be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur; or

(k)    changes or potential changes in Public Parent’s, Public Parent’s, Parent’s or Merger Sub’s credit rating or other rating of financial strength; provided that any event, occurrence, condition, change, development, circumstance, fact or effect (not otherwise excluded under this definition) underlying such changed rating may be taken into account in determining whether a Parent Material Adverse Effect has occurred or would reasonably be expected to occur;

provided, however, that in the case of the foregoing clauses (a) through (c) and clauses (e), (f) and (h), such matters shall be taken into account to the extent that any such matters disproportionately impact Public Parent, Parent or Merger and their respective Subsidiaries relative to other businesses in the industries in which the Public Parent, Parent or Merger and their respective Subsidiaries operate or participate, but only to the extent of such disproportionate impact.

“Parent Non-Recourse Related Party” has the meaning set forth in Section 10.5(f).

“Parent Termination Fee” has the meaning set forth in Section 10.5(d).

“Parties” has the meaning set forth in the Preamble.

“Per Share Cash Consideration” has the meaning set forth in Section 3.1(b).

“Per Share Mixed Consideration” has the meaning set forth in Section 3.1(b).

“Per Share Public Parent Stock Amount” has the meaning set forth in Section 3.1(b).

“Per Share Stock Consideration” has the meaning set forth in Section 3.1(b).

“Permitted Confidentiality Agreement” has the meaning set forth in Section 8.3(b)(i).

“Permitted Encumbrances” means: (a) Encumbrances for current Taxes or other governmental charges not yet due and payable and for which appropriate reserves have been established in accordance with GAAP (to the extent required), on the Company’s financial statements, or that the Person subject to such Taxes or other governmental charges is contesting in good faith by appropriate proceedings and for which adequate reserves have been established and maintained in accordance with GAAP (to the extent required); (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the Ordinary Course of Business which are not yet due and payable and for which appropriate reserves have been established in accordance with GAAP (to the extent required), on the Company’s financial statements, or the validity or amount of which is being contested in good faith by appropriate proceedings; (c) other imperfections in title that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific parcel of Leased Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as currently conducted; (d) Encumbrances arising under or relating to applicable securities Laws; (e) with respect to the Company and its Subsidiaries, Encumbrances arising under or relating to this Agreement or any of the Organizational Documents of the Company or any of its Subsidiaries, respectively; (f) Encumbrances incurred in connection with any purchase money security interests, container leases, equipment leases or similar financing arrangements; (g) the rights of lessees of equipment (including containers) pursuant to leases and direct finance leases entered into by the Company and its Subsidiaries in the Ordinary Course of Business; and (h) any Encumbrances set forth in Section 1.1(b) of the Company Disclosure Schedule.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Information” (a) has the meaning set forth in the definition for any similar term (e.g., “personal data” or “personally identifiable information”) in any applicable Law, including GDPR or UK GDPR, (b) any other information that identifies or would reasonably be used to identify an individual and (c) any other personal information that is subject to any applicable Laws.

“President” has the meaning set forth in the definition of “CFIUS Clearance.”

“Privacy and Security Policies” has the meaning set forth in Section 4.18(f).

“Proceeding” means any action, charge, cause of action, claim, demand, litigation, suit, investigation by a Governmental Entity, review, grievance, citation, summons, subpoena, inquiry, audit, examination, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Proxy Statement/Prospectus” has the meaning set forth in Section 8.6(a)(i).

“Public Parent” has the meaning set forth in the Preamble.

“Public Parent Approvals” has the meaning set forth in Section 5.4(a).

“Public Parent Class A Senior Preferred Shares” means the class A senior preferred shares (issuable in series) of Public Parent.

“Public Parent Class B Junior Preferred Shares” means the class B junior preferred shares (issuable in series) of Public Parent.

“Public Parent Class B Multiple Voting Shares” means the class B multiple voting shares of Public Parent.

“Public Parent Class C Non-Voting Shares” means the class C non-voting shares of Public Parent.

“Public Parent Reports” means the reports, forms, and other statements and documents required to be or are otherwise filed with or furnished to the Canadian Securities Regulators and the SEC by Public Parent, including any amendments thereto.

“Public Parent Shares” means the class A exchangeable subordinate voting shares of Public Parent.

“Registered” means registered with, issued by, renewed by or the subject of a pending application before any Governmental Entity.

“Registrar” has the meaning set forth in Section 1.2.

“Registration Statements” has the meaning set forth in Section 8.6(a)(i).

“Regulatory Approvals” has the meaning set forth in Section 9.1(b).

“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), director, financing source, consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.

“Requisite Company Vote” means the affirmative vote (in person or by proxy) of more than 50% of the Shares and Company Preference Shares, voting together as if they were a single class, that are present (in person or by proxy) at the Company Shareholders Meeting at which at least 50% of the total issued voting shares in the Company are present in person or by proxy, in favor of the approval of this Agreement, the Statutory Merger Agreement and the Merger.

“Restricted Affiliates” means (i) Brookfield Infrastructure Partners L.P., together with its Subsidiaries, (ii) Brookfield Infrastructure Fund V GP LLC, together with its controlled investment vehicles and (iii) Public Parent, together with its Subsidiaries, in each case, excluding, for the avoidance of doubt, after the Closing, the Company and its Subsidiaries.

“Rollover Agreements” means the agreements entered into prior to the Closing Date between Parent and the Rollover Investors relating to any Rollover Shares.

“Rollover Investors” means (i) the Persons set forth on Section 1.1(c) of the Company Disclosure Schedule and (ii) any other Person who enters into a Rollover Agreement prior to Closing.

“Rollover Shares” means the Shares contributed to Parent by the Rollover Investors in accordance with the terms of the applicable Rollover Agreement.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any comprehensive sanctions (at the time of this Agreement, Cuba, Iran, North Korea and Syria, and the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea regions of Ukraine, and the non-government controlled areas of Ukraine in the oblasts of Kherson and Zaporizhzhia).

“Sanctioned Person” means any Person targeted by sanctions laws, including (a) any Person identified in any sanctions list maintained by (i) the United States (including through the Department of the Treasury’s Office of Foreign Assets Control or the Department of State); (ii) the United Kingdom; (iii) the United Nations Security Council; or (iv) the European Union or any European Union member state; (b) any Person located, organized, or resident in, or a Governmental Entity or government instrumentality of, any Sanctioned Country; (c) any Person directly or indirectly, individually or in the aggregate, owned 50% or more, or controlled by, or acting for the benefit or on behalf of, one or more Person(s) described in clause (a) or (b) above; or (d) any Person identified on the U.S. Department of Commerce’s Denied Persons List, Unverified List, Entity List, the Military End User List or the U.S. Department of State’s Debarred List.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Series A Preference Shares” has the meaning set forth in the definition of “Company Preference Shares.”

“Series B Preference Shares” has the meaning set forth in the definition of “Company Preference Shares.”

“Series C Preference Shares” has the meaning set forth in the definition of “Company Preference Shares.”

“Series D Preference Shares” has the meaning set forth in the definition of “Company Preference Shares.”

“Series E Preference Shares” has the meaning set forth in the definition of “Company Preference Shares.”

“Share” means any common share of the Company, par value $0.01 per share.

“Software” means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto.

“Solvent” has the meaning set forth in Section 6.7.

“Statutory Merger Agreement” has the meaning set forth in the Recitals.

“Stock Designated Shares” has the meaning set forth in Section 3.2(e)(ii)(B).

“Stock Election Shares” has the meaning set forth in Section 3.2(b).

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other business entity of which a majority of the shares of voting securities is at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person; provided that, in the case of Brookfield Infrastructure Partners L.P. and Public Parent, the term “Subsidiary” means only BUUK Infrastructure No 1 Limited and Nova Transportadora do Sudeste S.A.

“Superior Proposal” means a bona fide, written Acquisition Proposal that would result in a Person or Group becoming the beneficial owner, directly or indirectly, of more than 50% of the assets (on a consolidated basis) or more than 50% of the total voting power of the equity securities of the Company that the Company Board has determined in its good-faith judgment (after consultation with its financial advisor(s) and outside legal counsel) (a) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial (including financing terms), timing, regulatory and other aspects and conditions and risks of such Acquisition Proposal and the Person making such Acquisition Proposal and (b) if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the Transactions (after taking into account any revisions, changes, modification, adjustments and amendments to the terms and conditions of this Agreement proposed by Public Parent and Parent in response to such Acquisition Proposal (including pursuant to Section 8.3(f))).

“Surviving Company” has the meaning set forth in Section 1.3.

“Surviving Company Common Shares” has the meaning set forth in Section 3.6.

“Tail Period” has the meaning set forth in Section 8.13(b).

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

“Target Liquidity” has the meaning set forth in Section 8.1(c).

“Tax Returns” means any return (including any information return), report, statement, declaration, estimate, schedule, form, election, certificate or other document or information filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax and any attachments thereto or amendments thereof.

“Taxes” or “Tax” means any federal, state, local, or non-U.S. or other tax (including any net income tax, gross income tax, franchise tax, capital gains tax, gross receipts tax, gross profits tax, branch profits tax, value-added tax, surtax, estimated tax, employment tax, unemployment tax, national health insurance tax, excise tax, estimated tax, alternative or minimum tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, service tax, property tax, business tax, withholding tax or payroll tax), impost, tariff, duty, levy, assessment, or other tax or charge in the nature of a tax, imposed, assessed or collected by or under the authority of any Governmental Entity, together with any interest, penalties, or additions to tax with respect thereto.

“Taxing Authority” means the IRS or any other Governmental Entity having competent jurisdiction over the assessment, determination, collection or imposition of any such Taxes.

“Total Cash Amount” has the meaning set forth in Section 3.1(b).

“Total Stock” has the meaning set forth in Section 3.1(b).

“Total Stock Value” has the meaning set forth in Section 3.1(b).

“Trade Secrets” means a “Trade Secret” as such term is defined in the Uniform Trade Secrets Act.

“Trademarks” means trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same.

“Transaction Litigation” has the meaning set forth in Section 8.16.

“Transactions” means, collectively, the transactions contemplated by this Agreement and the Statutory Merger Agreement, including the Merger.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other similar Taxes and all conveyance fees, recording fees and other similar charges.

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of Treasury.

“Triton Affiliated Group” means each member of the “affiliated group” of corporations within the meaning of Section 1504(a)(1) of the Code of which Triton Container International Incorporated of North America is the common parent.

“TSX” means the Toronto Stock Exchange.

“Unvested Company Equity Award Consideration” has the meaning set forth in Section 3.4(c).

“Unvested Company Restricted Share Consideration” has the meaning set forth in Section 3.4(a).

“Unvested Company RSU Consideration” has the meaning set forth in Section 3.4(b)(i).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.

ANNEX B – FORM OF STATUTORY MERGER AGREEMENT

Dated    [date]

(1)	TRITON INTERNATIONAL LIMITED

(2)	BROOKFIELD INFRASTRUCTURE CORPORATION

(3)	THANOS HOLDINGS LIMITED

(4)	THANOS MERGERSUB LIMITED

  STATUTORY MERGER AGREEMENT

Bermuda office

Canon’s Court

22 Victoria Street

PO Box HM 1179

Hamilton HM EX

Bermuda

THIS MERGER AGREEMENT (this Agreement) dated _____________________ is made

AMONG:

(1)

TRITON INTERNATIONAL LIMITED, an exempted company limited by shares incorporated under the Laws of Bermuda under number 50657 having its registered office at Victoria Place - 5th Floor, 31 Victoria Street, Hamilton HM10, Bermuda (Company);

(2)	BROOKFIELD INFRASTRUCTURE CORPORATION, a corporation formed under the Laws of British Columbia having its head office at 250 Vesey Street, 15th Floor, New York, New York, 10281 (Public Parent);

(3)

THANOS HOLDINGS LIMITED, an exempted company limited by shares incorporated under the Laws of Bermuda under number 202302365 having its registered office at 73 Front Street, 5th Floor, Hamilton, Pembroke, HM 12,, Bermuda (Parent); and

(4)

THANOS MERGERSUB LIMITED, an exempted company limited by shares incorporated under the Laws of Bermuda and a subsidiary of Parent under number 202302366 having its registered office at 73 Front Street, 5th Floor, Hamilton, Pembroke, HM 12, Bermuda (Merger Sub).

WHEREAS:

(1)	Merger Sub is directly owned by Public Parent and Parent. Public Parent owns 15 of the common shares of Merger Sub and Parent owns 85 of the common shares of Merger Sub.

(2)

Merger Sub and the Company have agreed to merge pursuant to Section 104H of the Companies Act (the Merger) and the Company will survive the Merger as a Bermuda exempted company limited by shares (the Surviving Company) on the terms hereinafter appearing.

(3)

This Agreement is the “Statutory Merger Agreement” as referred to in the Agreement and Plan of Merger among the Company, Public Parent, Parent and Merger Sub dated April [11] 2023 (the Agreement and Plan of Merger).

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1

Words and expressions defined in the recitals to this Agreement and as follows have the same meanings in this Agreement and capitalised terms not defined in this Agreement shall have the meaning given to such terms in the Agreement and Plan of Merger:

“Certificate of Merger” means the certificate of merger issued by the Bermuda Registrar of Companies with respect to the Merger;

“Companies Act” means the Bermuda Companies Act 1981, as amended;

“Effective Time” means the effective date and time of the Merger, as set out in the Certificate of Merger;

“Merger” means the merger contemplated by this Agreement in accordance with Section 104H of the Companies Act; and

“Merger Conditions” means the conditions to the Merger set out in Article IX to the Agreement and Plan of Merger.

2.	EFFECTIVENESS OF THE MERGER

2.1

The parties to this Agreement agree that, upon the terms and subject to the conditions set forth in this Agreement and the Agreement and Plan of Merger, and pursuant to Section 104H of the Companies Act, at the Effective Time, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Company.

2.2	The Surviving Company will continue to be a Bermuda exempted company limited by shares under the conditions of this Agreement and the Agreement and Plan of Merger.

2.3	The Merger shall be conditional on:

(a)	the satisfaction (or, if capable of waiver, waiver) of each of the Merger Conditions in accordance with the Agreement and Plan of Merger; and

(b)	the issuance of the Certificate of Merger by the Bermuda Registrar of Companies.

3.	NAME

3.1	The Surviving Company shall be named “Triton International Limited”.

4.	CONSTITUTIONAL DOCUMENTS

4.1

At the Effective Time, the memorandum of association of the Surviving Company shall be amended to be in substantially the form of the memorandum of association of Merger Sub as in effect immediately prior to the Effective Time (save that the name of the Surviving Company shall remain as Triton International Limited and the authorized share capital shall be that of the Company, immediately prior to the Effective Time) until thereafter changed or amended as provided therein or pursuant to applicable Law.

4.2

At the Effective Time, the bye-laws of the Surviving Company shall be the bye-laws of the Company as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or pursuant to applicable Law.

5.	DIRECTORS AND OFFICERS

5.1

The names and addresses of the persons proposed to be the inaugural directors of the Surviving Company, being the directors of Merger Sub in office immediately prior to the Effective Time, are as follows:

James Alexander Bodi	73 Front Street, 5th Floor; Hamilton HM12; Bermuda
Gregory Ernest Alexander Morrison	73 Front Street, 5th Floor; Hamilton HM12; Bermuda

5.2

Those individuals identified above shall hold office as directors of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed, as the case may be in accordance with the Companies Act and the bye-laws of the Surviving Company.

5.3

The management and supervision of the business and affairs of the Surviving Company shall be under the control of the directors of the Surviving Company from time to time subject to the Companies Act and the provisions of the constitutional documents of the Surviving Company.

5.4

The officers of the Company in office immediately prior to the Effective Time shall be the officers of the Surviving Company until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed, as the case may be, in accordance with the bye-laws of the Surviving Company.

6.	EFFECT OF MERGER ON SHARE CAPITAL OF MERGER SUB AND THE COMPANY

6.1

At the Effective Time, by virtue of the occurrence of the Merger, and without any action on the part of the Company, Parent, Merger Sub or any holder of any Shares, any Company Preference Shares or on the part of the sole shareholder of Merger Sub:

(a)

Merger Consideration. Each Eligible Share shall be cancelled and shall be converted automatically into, at the election of the holder as provided in and subject to Section 3.2 of the Agreement and Plan of Merger, the right to receive either (i) the Per Share Mixed Consideration, (ii) the Per Share Stock Consideration or (ii) the Per Share Cash Consideration payable, without interest and subject to the applicable Tax withholding, to the holder of such Eligible Share, upon surrender, in the manner provided in Section 3.4(b) of the Agreement and Plan of Merger, of the Certificate or book-entry account that formerly evidenced such Share.

(b)

Treatment of Excluded Shares. Each Excluded Share, other than Dissenting Shares which are addressed in Section 3.3(f) of the Agreement and Plan of Merger, shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

(c)

Merger Sub. Each common share of Merger Sub, par value [$0.01] per share, issued and outstanding immediately prior to the Effective Time shall be converted into one common share of the Surviving Company, par value [$0.01] per share, and together with the preference shares of the Surviving Company as described in Section 3.1(e) of the Agreement and Plan of Merger, shall constitute the only outstanding share capital of the Surviving Company as of immediately after the Effective Time.

(d)

Company Preference Shares. Subject to Section 3.3(f) of the Agreement and Plan of Merger, each Company Preference Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding as a preference share of the Surviving Company and shall be entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to each series of Company Preference Shares, and each certificate of designation shall remain at and following the Effective Time in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Companies Act.

(e)

Company Awards. At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to (i) effectuate the treatment of the Company Restricted Shares and Company RSUs set forth in Section 3.4(a) of the Agreement and Plan of Merger through Section 3.4(c) of the Agreement and Plan of Merger and (ii) cause the Company Share Plan (other than the agreements underlying, and the terms of the Company Share Plan applicable to, the Unvested Company Equity Award Consideration, in each case, solely to the extent relevant to the terms and conditions of Section 3.4 of the Agreement and Plan of Merger) to terminate at or prior to the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Company shall be required to deliver Shares or other share capital of the Company to any Person pursuant to or in settlement of Company Equity Awards.

(f)

Dissenting Shares. At the Effective Time, all Dissenting Shares shall automatically be cancelled and, unless otherwise required by applicable Law, converted into (A) with respect to the Shares, the right to receive the Merger Consideration pursuant to Section 3.1(a) of the Agreement and Plan of Merger and the last sentence of Section 3.2(e) of the Agreement and Plan of Merger or (B) with respect to Company Preference Shares, the preference shares of the Surviving Company as described in Section 3.1(e) of the Agreement and Plan of Merger. Any holder of Dissenting Shares shall, in the event that the fair value of a Dissenting Share as appraised by the Supreme Court of Bermuda under Section 106(6) of the Companies Act (the Appraised Fair Value) is greater than the Per Share Cash Consideration with respect to Shares or the value of the preference shares of the Surviving Company as described in Section 3.1(e) of the Agreement and Plan of Merger with respect to Company Preference

Shares, be entitled to receive such difference from the Surviving Company by payment made within one (1) month after such Appraised Fair Value is finally determined pursuant to such appraisal procedure. In the event that a holder fails to exercise, effectively withdraws or otherwise waives any right to appraisal (each, an Appraisal Withdrawal), such holder’s Dissenting Shares shall be cancelled and converted as of the Effective Time into, with respect to Dissenting Shares that are Shares, the right to receive the Merger Consideration as Non-Election Shares for each such Share, and with respect to Dissenting Shares that are Company Preference Shares, preferred shares of the Surviving Company as described in Section 3.1(e) of the Agreement and Plan of Merger, without interest and subject to any required withholding of Taxes as provided in Section 3.3(i) of the Agreement and Plan of Merger.

7.	MISCELLANEOUS

7.1

This Agreement shall terminate automatically upon termination of the Agreement and Plan of Merger in accordance with its terms. Without prejudice to any liability of any party in respect of any antecedent breach hereof or to any accrued rights of any party hereto (including those which have accrued under the Agreement and Plan of Merger), if this Agreement is terminated pursuant to this Section 7.1, then this Agreement shall terminate and there shall be no other liability between the parties thereto.

7.2	Nothing in this Agreement shall be construed as creating any partnership or agency relationship between any of the parties.

7.3

This Agreement and the documents referred to in this Agreement, including the Agreement and Plan of Merger, constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter hereof and thereof.

7.4	Any variation of this Agreement shall be in writing and signed by or on behalf of all parties.

7.5

Any waiver of any right under this Agreement shall only be effective if it is in writing, and shall apply only in the circumstances for which it is given and shall not prevent the party who has given the waiver from subsequently relying on the provision it has waived. No failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

7.6

Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

7.7

This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

7.8

The provisions of this Agreement shall not be deemed to modify, add to or amend the provisions of the. In the event of any conflict or inconsistency between the terms of this Agreement and the Agreement and Plan of Merger, the Agreement and Plan of Merger shall prevail.

8.	NOTICES

8.1

All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to Public Parent, to:

Brookfield Infrastructure Corporation

250 Vesey Street, 15th Floor

New York, NY 10281

Attention:	Keir Hunt
Elisabeth Press
Email:	keir.hunt@brookfield.com
elisabeth.press@brookfield.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana Street, Suite 6800

Houston, Texas 77002

Attention: Eric C. Otness

Email: eric.otness@skadden.com

if to Parent or Merger Sub, to:

Thanos Holdings Limited

c/o Brookfield Infrastructure Group

Brookfield Place

181 Bay Street Suite 300

Toronto, Ontario M5J 2T3

Attention:	Keir Hunt
Elisabeth Press
Email:	keir.hunt@brookfield.com
elisabeth.press@brookfield.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana Street, Suite 6800

Houston, Texas 77002

Attention: Eric C. Otness

Email: eric.otness@skadden.com

if to the Company, to:

Triton International Limited

c/o Triton International Incorporated of North America

100 Manhattanville Rd.

Purchase, NY 10577

Attention: Carla Heiss

Email: cheiss@trtn.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Scott D. Miller

Email: millersc@sullcrom.com

or such other address or email address as such party may hereafter specify by like notice to the other parties. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

9.	GOVERNING LAW; JURISDICTION

9.1

This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the State of Delaware, including, subject to Section 11.6 of the Agreement and Plan of Merger, its statutes of limitations, without regard to the conflicts of Law provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction (except that provisions of this Agreement relating to the approval and effects of the Transactions, the conversion of Shares and any other matters relating to the internal corporate governance of the Company, in each case to which mandatory provisions of the Law of Bermuda otherwise apply, shall be governed by, and construed in accordance with such provisions of, the Law of Bermuda).

9.2

Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement or the Transactions exclusively in the Chosen Courts (except to the extent any such proceeding mandatorily must be brought in Bermuda); and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 11.2 of the Agreement and Plan of Merger or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 9.2 or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

9.3

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO (INCLUDING ANY ACTION, PROCEEDING OR COUNTERCLAIM).

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF the parties hereto have executed this Agreement the day and year first above written.

EXECUTED for and on behalf of	EXECUTED for and on behalf of
TRITON INTERNATIONAL LIMITED	BROOKFIELD INFRASTRUCTURE CORPORATION

By:	By:
Name:	Name:
Title:	Title:

Title:
EXECUTED for and on behalf of	EXECUTED for and on behalf of
THANOS HOLDINGS LIMITED	THANOS MERGERSUB LIMITED

By:	By:
Name:	Name:
Title:	Title:

ANNEX C – FAIRNESS OPINION OF GOLDMAN SACHS & CO. LLC

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

April 11, 2023

Board of Directors

Triton International Limited

Victoria Place, 5th Floor

31 Victoria Street

Hamilton HM 10, Bermuda

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Brookfield Corporation (“Brookfield”) and its affiliates) of the outstanding common shares, $0.01 par value per share (the “Shares”), of Triton International Limited (the “Company”) of the Aggregate Consideration (as defined below) to be paid to the holders (other than Brookfield and its affiliates) of Shares, pursuant to the Agreement and Plan of Merger, dated as of April 11, 2023 (the “Agreement”), by and among Brookfield Infrastructure Corporation (“BIPC”), Thanos Holdings Limited (“Parent”), Thanos MergerSub Limited, a subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Agreement, Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding Share (other than Dissenting Shares and other Excluded Shares (each as defined in the Agreement)) will be converted into the right to receive, at the election of the holder thereof, either (i) $68.50 in cash and a number (the “Per Share BIPC Stock Amount”) (or fraction thereof) of class A exchangeable subordinate voting shares of BIPC (the “BIPC Shares”) having a value equal to $16.50 based upon the volume weighted average sales price per BIPC Share on the New York Stock Exchange over the ten consecutive trading days ending on the second trading day immediately prior the effective time of the Merger as more fully set forth in the Agreement (the “Final BIPC Price”), but no more than 0.3895 BIPC Shares and no less than 0.3352 BIPC Shares (together, the “Mixed Consideration”), (ii) an amount in cash equal to $68.50 plus the product of the Per Share BIPC Stock Amount multiplied by the Final BIPC Price (the “Cash Consideration”), and (iii) a number of BIPC Shares equal to the quotient of $68.50 divided by the Final BIPC Price plus the Per Share BIPC Stock Amount (the “Stock Consideration”; and the aggregate of the Stock Consideration, the Cash Consideration and the Mixed Consideration paid for all outstanding Shares, the “Aggregate Consideration”), in each case, subject to proration and certain other procedures and limitations contained in the Agreement, as to which procedures and limitations we are expressing no opinion.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Brookfield, BIPC, any of their respective affiliates and third parties and, as applicable, portfolio companies, including Brookfield Infrastructure Partners L.P., an affiliate of Brookfield (“BIP”), or any currency

Board of Directors

Triton International Limited

April 11, 2023

or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as book runner with respect to an offering of senior secured notes by Triton Container International Limited, a subsidiary of the Company, in May 2021. We also have provided certain financial advisory and/or underwriting services to Brookfield and/or its affiliates and portfolio companies from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as book runner with respect to a term loan of Westinghouse Electric Co. LLC, a portfolio company of funds associated with Brookfield, in February 2021; book runner with respect to a term loan of Clarios Global LP, a portfolio company of funds associated with Brookfield, in March 2021; financial adviser to Benedict Real Estate Bidco Limited, a subsidiary of funds associated with Brookfield, in connection with the acquisition of Hibernia REIT Plc in March 2022; as financial advisor to Brookfield Property Partners L.P., subsidiary of Brookfield in connection with the sale of Capital Automotive LLC in March 2022; as financial advisor to, and lead left book runner with respect to bank loans of, Brookfield Business Partners L.P. (“BBU”), a subsidiary of Brookfield, in connection with the acquisition by BBU of CDK Global, Inc. in April 2022; and as right book runner with respect to senior secured notes of Vistra Corp., a portfolio company of Brookfield, in May 2022. We may also in the future provide financial advisory and/or underwriting services to the Company, Brookfield, BIPC, BIP, Parent and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Affiliates of Goldman Sachs & Co. LLC also may have co-invested with Brookfield and its affiliates from time to time and have invested in limited partnership units of affiliates of Brookfield from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company for the five years ended December 31, 2022; annual reports to shareholders and Annual Reports on Form 20-F of BIPC for the three years ended December 31, 2022; BIPC’s Registration Statement on Form S1, including the prospectus contained therein dated March 12, 2020 relating to the BIPC Shares; annual reports to unitholders and Annual Reports on Form 20-F of BIP for the five years ended December 31, 2022; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company; certain interim reports to shareholders and unitholders of BIPC and BIP, respectively; certain publicly available research analyst reports for the Company, BIPC and BIP; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior managements of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares, the BIPC Shares and the limited partnership units of BIP; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the container leasing industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis

Board of Directors

Triton International Limited

April 11, 2023

reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, Parent or BIPC or any of their respective subsidiaries and, we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company, Parent or BIPC or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Brookfield and its affiliates) of Shares, as of the date hereof, of the Aggregate Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement, the Rollover Agreement or the Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or the Rollover Agreement or entered into or amended in connection with the Transaction, including, any allocation of the Aggregate Consideration, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Aggregate Consideration to be paid to the holders (other than Brookfield and its affiliates) of the Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which BIPC Shares or the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or BPIC or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company, Parent or BIPC or the ability of the Company, Parent or BIPC to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote or make any election with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid to the holders (other than Brookfield and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC

TRITON INTERNATIONAL LIMITED VICTORIA PLACE, 5TH FLOOR 31 VICTORIA STREET HAMILTON HM 10, BERMUDA SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TRTN2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V20199-S69809 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRITON INTERNATIONAL LIMITED The Board of Directors unanimously recommends you vote FOR Proposals 1, 2 and 3. For Against Abstain 1. Merger Proposal - To approve and adopt (a) the Agreement and Plan of Merger (as it may be amended from time to time), by and among Triton International Limited ("Triton"), Brookfield Infrastructure Corporation ("BIPC"), Thanos Holdings Limited ("Parent"), and Thanos MergerSub Limited ("Merger Sub"), (b) the form of Statutory Merger Agreement (as it may be amended from time to time) by and among Triton, BIPC, Parent, and Merger Sub, pursuant to which Merger Sub will merge with and into Triton (the "Merger"), and (c) the transactions contemplated thereby, including the Merger. 2. Compensation Proposal - To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Triton's named executive officers in connection with the Merger. 3. Adjournment Proposal - To adjourn the Special General Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the Special General Meeting. NOTE: Proposals to be voted on at the meeting include such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: The Proxy Statement/Joint Prospectus is available at www.proxyvote.com. V20200-S69809 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 24, 2023 The undersigned hereby appoint(s) Brian M. Sondey, Michael S. Pearl and Carla Heiss as proxies, each with full power of substitution, to represent and vote as designated all common shares of Triton International Limited held of record by the undersigned on July 3, 2023 at the Special General Meeting of Shareholders of Triton International Limited to be held virtually, at 12:00 p.m., Eastern Daylight Time, on August 24, 2023 with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER BUSINESS SHOULD PROPERLY BE BROUGHT BEFORE THE SPECIAL GENERAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR JUDGMENT. PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY CARD TODAY Continued and to be signed on reverse side

TRITON INTERNATIONAL LIMITED VICTORIA PLACE, 5TH FLOOR 31 VICTORIA STREET HAMILTON HM 10, BERMUDA SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TRTN2023SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V20201-S69809 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRITON INTERNATIONAL LIMITED The Board of Directors unanimously recommends you vote FOR Proposals 1 and 2. For Against Abstain 1. Merger Proposal - To approve and adopt (a) the Agreement and Plan of Merger (as it may be amended from time to time), by and among Triton International Limited ("Triton"), Brookfield Infrastructure Corporation ("BIPC"), Thanos Holdings Limited ("Parent"), and Thanos MergerSub Limited ("Merger Sub"), (b) the form of Statutory Merger Agreement (as it may be amended from time to time) by and among Triton, BIPC, Parent, and Merger Sub, pursuant to which Merger Sub will merge with and into Triton (the "Merger"), and (c) the transactions contemplated thereby, including the Merger. 2. Adjournment Proposal - To adjourn the Special General Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the Special General Meeting. NOTE: Proposals to be voted on at the meeting include such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: The Proxy Statement/Joint Prospectus is available at www.proxyvote.com. V20202-S69809 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 24, 2023 The undersigned hereby appoint(s) Brian M. Sondey, Michael S. Pearl and Carla Heiss as proxies, each with full power of substitution, to represent and vote as designated all preference shares of Triton International Limited held of record by the undersigned on July 3, 2023 at the Special General Meeting of Shareholders of Triton International Limited to be held virtually, at 12:00 p.m., Eastern Daylight Time, on August 24, 2023 with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER BUSINESS SHOULD PROPERLY BE BROUGHT BEFORE THE SPECIAL GENERAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR JUDGMENT. PLEASE ACT PROMPTLY SIGN, DATE AND MAIL YOUR PROXY CARD TODAY Continued and to be signed on reverse side